As filed with the Securities and Exchange Commission on December 19, 2025

Registration No. 333-[_]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	98-1602789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

251 West 30th Street, 5th Floor

New York, New York 10001

(347) 212-5075

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sameer Maskey

Fusemachines Inc.

251 West 30th Street, 5th Floor

New York, New York 10001

(347) 212-5075

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ilan Katz, Esq.

Brian Lee, Esq.
Matthew Gruenberg, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

(212) 768-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 19, 2025

Primary Offering of

Up to 9,487,500 Shares of Common Stock

Secondary Offering of

Up to 22,899,199 Shares of Common Stock

Fusemachines Inc.

This prospectus relates to (i) the issuance by us of up to 9,487,500 shares of common stock, par value $0.0001 per share (“Common Stock”) of Fusemachines Inc., a Delaware corporation (the “Company”, “we”, “us”, or “Fusemachines”), to be issued upon the exercise of 9,487,500 public warrants, each of which entitle their holders to purchase shares of Common Stock at an exercise price of $11.50 per share and (ii) the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (the “Selling Stockholders”) of up to 22,899,199 shares of Common Stock, including 3,971,250 shares of Common Stock issuable upon the exercise of private placement warrants. The securities registered for resale covered by this prospectus consist of the securities listed below.

(i)	9,805,480 shares of Common Stock held by affiliates of the sponsor of CSLM Acquisition Corp. (“CSLM”).
(ii)	Up to 3,971,250 shares of Common Stock issuable upon the exercise of private warrants held by affiliates of the sponsor of CSLM, each exercisable for one share of Common Stock at an exercise price of $11.50 per share.
(iii)	9,122,469 shares of Common Stock held by affiliates of the Company.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Stockholders may offer or sell the securities. More specific terms of any securities that we and the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or private placement warrants by the Selling Stockholders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

The Selling Stockholders may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. Additional information on the selling stockholders, and the times and manner in which they may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

Our Common Stock and Public Warrants are listed on The Nasdaq Global Market under the symbols “FUSE” and “FUSEW,” respectively. On December 18, 2025, the last reported sale price of our Common Stock on The Nasdaq Global Market was $2.03 per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

__________, 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”), pursuant to which we, and the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. We may use the shelf registration statement to issue up to an aggregate of 9,487,500 shares of Common Stock that are issuable upon, the exercise of 9,487,500 public warrants. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 22,899,199 shares of Common Stock including up to 3,971,250 shares of Common Stock underlying private placement warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock or warrants being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any prospectus supplement filed by us with the SEC in connection with this offering, and the documents incorporated by reference herein and therein. Neither we nor the Selling Stockholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

For investors outside the United States: Neither we, nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

In this prospectus and any prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “Fusemachines,” “the Company,” “we,” “us,” “our” and similar references refer to Fusemachines Inc., a Delaware corporation.

The Fusemachines logo and other trademarks of Fusemachines Inc. appearing in this prospectus are the property of Fusemachines. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	our ability to effectively operate our business segments;

●	our ability to manage our research, development, expansion, growth and operating expenses;

●	our ability to evaluate and measure our business, prospects and performance metrics;

●	our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	our ability to respond and adapt to changes in technology and customer behavior;

●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Company Overview

We are a provider of cutting-edge artificial intelligence (“AI”) solutions across a number of industries and verticals and have been doing so for over 10 years. We help enterprises integrate AI into their business with our AI solutions (products and services) supported by our global talent from underserved communities.

To date, customers that have benefited from our AI solutions include consumer brands, online consignment/ resale platforms, healthcare technology providers, medical equipment providers, global media enterprises, SAAS technology companies, and cybersecurity companies. These customers, and others, have successfully leveraged our solutions to accurately and efficiently authenticate and value products, forecast future sales revenues, improve efficiency by eliminating manual entry to reduce human error, reduce development costs through strategic sourcing and partnerships, deliver relevant and personalized content to end-users, extract key-values from critical documents, and detect malicious sessions in-network in real-time. See “Business – Our Customers – Case Studies” for more information.

In addition to our AI Products and Services we offer a multitude of AI Education Services to students, professionals and organizations. Our flagship learning program is our AI Fellowship Program, a dynamic 6-month course, held online, designed by leading global AI and tech experts. The course is created to upskill AI professionals, provide hands-on experiences and real-world AI applications. We have over 700 certified Fusemachines AI Fellows in the United States, Nepal and Dominican Republic. Our fellows have leveraged their certifications with Fusemachines for positions at leading technology employers, and other global companies, proving their competencies and expanding our global alumni network.

Background

CSLM Acquisition Corp. (f.k.a. CSLM Acquisition Corp I, Ltd.) (“CSLM”), a Cayman Islands exempted company, was a blank check special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The registration statement for CSLM’s initial public offering (the “CSLM IPO”) was declared effective by the SEC on January 12, 2022 and on January 18, 2022, CSLM consummated the CSLM IPO, which consisted of the initial public offering of 18,975,000 units, which included the exercise by the underwriters of the over-allotment option to purchase an additional 2,475,000 units, at $10.00 per unit, generating gross proceeds of $189,750,000. Each unit consisted of one ordinary share, one right to acquire one-tenth of an ordinary share, and one-half of one redeemable warrant (the “Public Warrants”) to purchase one ordinary share at a price of $11.50 per whole share. Simultaneously with the closing of the CSLM IPO, CSLM consummated the sale of 7,942,500 private placement warrants (the “Private Placement Warrants”, and together with the Public Warrants, the “Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to CSLM’s sponsor, Consilium Acquisition Sponsor I LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500

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Following the CSLM IPO and the sale of the Private Placement Warrants, a total of $191,647,500 was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A. (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee. In accordance with CSLM’s then-current amended and restated memorandum and articles of association, the amounts held in the Trust Account could only be used by CSLM upon the earliest of (i) the consummation of a business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend CSLM’s amended and restated memorandum and articles of association (A) to modify the substance or timing of CSLM’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the CSLM’s public shares if CSLM did not complete its initial business combination within 18 months (or 24 months if the Sponsor exercised its extension options) from the closing of the CSLM IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of CSLM’s public shares if CSLM did not completed its initial business combination within 18 months (or 24 months if the Sponsor exercised its extension options) from the closing of the CSLM IPO, subject to applicable law, other than any interest earned on the funds in the Trust Account, to be released by CSLM from time to time, to pay its tax obligations.

On January 22, 2024, CSLM, entered into a merger agreement, as amended on August 27, 2024, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Old Fusemachines”), and CSLM Holdings, Inc. (“CSLM Holdings”) (as amended, the “Business Combination Agreement”).

On January 25, 2024, an affiliate of Sponsor provided to Old Fusemachines loans in an aggregate amount of $6.5 million in the form of convertible promissory notes, of which $4.5 million was to be used by Old Fusemachines for general corporate purposes, including debt repayment, and $2.0 million was to be used by Old Fusemachines to repurchase certain Old Fusemachines shares from Mr. Maskey (collectively, the “Sponsor Convertible Notes”), and contemporaneously therewith, Mr. Maskey entered into a pledge agreement with the Sponsor and Old Fusemachines (the “Pledge Agreement”), pursuant to which Mr. Maskey pledged certain shares of Old Fusemachines common stock held by him to secure the Old Fusemachines ‘obligations under the Sponsor Convertible Notes. The Sponsor Convertible Notes (i) may convert into shares of Old Fusemachines preferred stock prior to the Closing, at the option of the Sponsor in the event of a qualified financing, as defined in the Sponsor Convertible Notes, or (ii) automatically convert into shares of common stock of Old Fusemachines prior to the Closing, at the conversion price set forth and defined in the Sponsor Convertible Notes, upon receipt of five days’ notice the date of the Closing.

On October 21, 2025, (a) CSLM merged with and into CSLM Holdings, at which time the separate existence of CSLM ceased and CSLM Holdings became the surviving corporation (the “Company” or “Fusemachines”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (the “Domestication”); (b) Merger Sub merged (the “Merger”) with and into Old Fusemachines, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased and Old Fusemachines became the surviving corporation and a wholly-owned subsidiary of the Company, pursuant to the terms of the Business Combination Agreement and in accordance with the laws of the State of Delaware; and (c) the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”) were consummated. In connection with the Business Combination, the Company was renamed “Fusemachines Inc.” and Old Fusemachines was renamed “Fusemachines USA, Inc.”

On October 22, 2025 (the “Closing Date”), the Business Combination was consummated whereby (a) Merger Sub merged with and into Old Fusemachines, with Old Fusemachines as the surviving corporation and becoming a wholly-owned subsidiary of the Company; (b) the issued and outstanding shares of Old Fusemachines were exchanged for $200,000,000 in the form of newly-issued shares of Common Stock valued at $10.00 per share (the “Aggregate Base Consideration”). On the Closing Date, (a) the shareholders of Old Fusemachines were issued an aggregate of 19,214,201 shares of Common Stock, an aggregate of 693,420 shares of Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of Common Stock were reserved for issuance upon the exercise of Common Stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of Common Stock, (c) all public rights were converted into 1,897,500 shares of Common Stock; (d) the Company issued an aggregate of 4,743,750 shares of Common Stock to private placement investors; (e) the Company issued an aggregate of 1,184,000 shares of Common Stock, in connection with the a private placement financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of Common Stock. On the Closing Date, the Company received approximately $9.4 million in net proceeds.

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Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

●	The market for our enterprise AI services and products is relatively new, and may decline or experience limited growth, and our business is dependent on its clients’ continuing adoption and use of its services and products.
●	We have experienced moderate growth in the past several years, and if we fail to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.
●	Our sales efforts involve considerable time and expense and its sales cycle is often long and unpredictable. These fluctuations may negatively impact our results of operations and financial condition.
●	Our results of operations depend on sales to commercial enterprise organizations, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the platforms.
●	A limited number of customers account for a substantial portion of our revenue. If existing customers do not make subsequent purchases from us or renew their contracts with us, or if its relationships with its largest customers are impaired or terminated, our revenue could decline, and its results of operations would be adversely impacted.
●	If we do not successfully develop and deploy new technologies to address the needs of its customers, its business and results of operations could suffer.
●	Our ability to sell its products and satisfy its customers is dependent on the quality of our services, and its failure to offer high quality services could have a material adverse effect on its sales and results of operations.
●	If we are not able to maintain and enhance its brand and reputation, our relationships with its customers, partners, and employees may be harmed, and its business and results of operations may be adversely affected.
●	If the market for our platforms and services develops more slowly than we expect, our growth may slow or stall, and its business, financial condition, and results of operations could be harmed.
●	Issues raised by the use of AI (including machine learning) in our platforms may result in reputational harm or liability.
●	Real or perceived errors, failures, defects, or bugs in our products, or platforms could adversely affect its results of operations and growth prospects.
●	We have not been profitable in the past and may not achieve or maintain profitability in the future.
●	We require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease its operations.
●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”
●	Our indebtedness could adversely affect our business and growth prospects.
●	We face intense competition within its industry and is subject to the effects of technological change.
●	Our proprietary products and services and service delivery may not operate properly, which could damage its reputation, give rise to claims against us, or divert application of its resources from other purposes, any of which could harm its business and operating results.
●	If critical components used in our products become scarce or unavailable, we may incur delays in delivering its products and providing services, which could damage its business.
●	If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.
●	We depend on key information systems and third party service providers.
●	Cyber-attacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to our competitive position.
●	We may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions.
●	We rely on unpatented proprietary information, trade secrets, processes and know-how, as well as open source software in certain instances. Our failure to protect our confidential information, trade secrets, processes and know-how, and our reliance on open source solutions, could negatively impact our business and results of operations.

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●	Algorithms embedded in AI solutions, and AI datasets, often suffer from lack of transparency, bias, and risks of inadvertent disclosure of information, which could subject us to adverse consequences.
●	Use of open source software creates inherent risk and could subject us to adverse consequences.
●	Claims by others that we infringe upon their intellectual property could force us to incur significant costs or revise the way we conduct our business.
●	We depends on our management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could adversely affect its business.
●	We are subject to evolving laws and regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations or products, and may be a party to material legal proceedings in the future.
●	Our management team has limited experience managing a public company and regulatory compliance may divert their attention from the day-to-day management of our business.
●	Material adverse developments in domestic and global economic conditions, or the occurrence of other world events, could materially adversely affect our revenue and results of operations.
●	Our business is heavily dependent upon our international operations, particularly in Nepal, and any disruption to those operations would adversely affect us.
●	We have significant fixed costs related to lease facilities.
●	Our sites operate on leasehold property, and our inability to renew our leases on commercially acceptable terms or at all may adversely affect our results of operations.
●	Catastrophic events, including those which impact third parties on which we materially rely, could materially adversely affect our business, results of operations and/or financial condition.
●	We have identified material weaknesses and significant deficiencies related in our internal control over financial reporting. If we fail to remediate these material weaknesses, maintain effective internal control over financial reporting or identify additional material weakness or significant deficiency in its internal control over financial reporting, our ability to report its financial condition and results of operations in a timely and accurate manner could be adversely affected, investor confidence in our company could diminish, and the value of its stock may decline.
●	We filed a Quarterly Report on Form 10-Q for the period ended September 30, 2025 later than required, and any failure to timely file our periodic reports in the future could adversely affect our compliance with securities laws and exchange listing standards, impair our access to capital, increase regulatory scrutiny and litigation risk, and negatively impact our business and the market price of our securities.
●	Changes in accounting principles or their application to us could result in unfavorable accounting charges or effects, which could adversely affect its results of operations and growth prospects.
●	If our judgments or estimates relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in its stock price.
●	Our results of operations could be affected by currency fluctuations.
●	We have limited insurance which may not cover claims by third parties against us or its officers and directors.
●	We could be subject to additional tax liabilities.
●	Ongoing and escalating political volatility in Nepal may adversely affect our business, financial condition, and results of operations.
●	The price of our Common Stock may be volatile.
●	Our executive officers and directors exercise significant control over the company, which may limit your ability to influence corporate matters and could delay or prevent a change in corporate control.
●	The requirements of being a public company may strain the Company’s resources and distract management and we will incur substantial costs as a result of being a public company.
●	Sales of a substantial amount of Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of the Common Stock to decline.
●	A decline in the price of the Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.

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●	We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the company’s capital stock must come from increases in the fair market value and trading price of the capital stock.
●	If the price of the Common Stock fluctuates, you could lose a significant part of your investment.
●	The public stockholders will experience immediate dilution as a consequence of future issuances Common Stock future issuances pursuant to the Fusemachines Equity Incentive Plan. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.
●	The future exercise of registration rights may adversely affect the market price of the Common Stock.
●	The Company may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.
●	Public Warrant holders will only be able to exercise their Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer shares of Common Stock from such exercise than if such warrants were exercised for cash.
●	The Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes.
●	We are a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our common stock less attractive to investors.
●	We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
●	We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of Public Shares after December 31, 2022.
●	Delaware law and the Company’s Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
●	The provisions of the Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
●	We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, financial condition, and results of operations.
●	We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.
●	We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements.
●	If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
●	Our business, financial condition, and results of operations may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.
●	Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.
●	If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our business, financial condition, and results of operations could be adversely affected.
●	There may not be an active trading market for our securities, which may make it difficult to sell shares of our common stock or warrants.
●	The market price of our securities may be volatile, which could cause the value of your investment to decline.

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●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
●	Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
●	Sales of a substantial number of shares of our Common Stock in the public market could cause our stock price to fall.
●	Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
●	Our management has limited experience in operating a public company.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Available Information

Fusemachines (formerly CSLM Holdings Inc.) completed its business combination with Fusemachines USA Inc. (formerly Fusemachines Inc.) which was incorporated on November 16, 2012. Fusemachines has since grown into a global provider of AI solutions. Our principal offices are located at 251 West 30th Street, 5th Floor, New York, New York 10001. We also maintain a website at www.fusemachines.com, where additional information about our company and solutions can be found. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus.

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THE OFFERING

We are registering (i) the issuance by us of up to 9,487,500 shares of Common Stock, to be issued upon the exercise of 9,487,500 public warrants, each of which entitle their holders to purchase shares of Common Stock at an exercise price of $11.50 per share and (ii) the resale from time to time by the Selling Stockholders of up to 22,899,199 shares of Common Stock, including 3,971,250 shares of Common Stock issuable upon the exercise of private placement warrants.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

Issuance of Common Stock

Shares of Common Stock that may be issued upon exercise of the public warrants	Up to 9,487,500 shares of Common Stock to be issued upon exercise of the 9,487,500 public warrants, which entitles its holder to purchase shares of Common Stock at an exercise price of $11.50 per share.

Use of Proceeds	We will receive up to an aggregate of approximately $109.1 million from the exercise of all public warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments. Our warrants are currently out-of-the money. We do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the warrants remain out-of-the money. See the section entitled “Description of Securities — Warrants” for more information.

Resale of Shares of Common Stock

Shares of Common Stock that may be offered and sold by the Selling Stockholders	Up to 22,899,199 shares of Common Stock, which includes (i) shares of Common Stock and (ii) up to 3,971,250 shares of Common Stock to be issued upon exercise of private warrants.

Terms of the Offering	The Selling Stockholders will determine when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Common Stock Outstanding Before this Offering	28,350,031 shares.

Common Stock Outstanding After this Offering	41,808,781 shares, assuming the sale of all shares of Common Stock offered hereunder, which assumes (i) the exercise and subsequent sale of 9,487,500 shares underlying public warrants and (ii) the exercise and subsequent resale of 3,971,250 shares underlying private warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. With respect to shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. See “Use of proceeds” above for more information on the proceeds we expect to receive from the exercise of such warrants.

Risk Factors	Investing in our Common Stock involves a high degree of risk, and the purchasers of our Common Stock may lose all or part of their investment. Please see “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Global Market Symbol	“FUSE”

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. Our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, the price of our stock could decline, and investors in our securities may lose all or part of their investment as a result of these risks. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.

Risks Related to Business, Industry, and Operations

The market for our enterprise AI services and products is relatively new, and may decline or experience limited growth, and our business is dependent on its clients’ continuing adoption and use of its services and products.

The use of enterprise AI is still relatively new, and customers may not recognize the need for or benefits of our services and products. If customers do not recognize the need for and benefits of our services and products, then they may decide to adopt alternative services to satisfy their business needs. In order to grow our business and extend our market position, Fusemachines intends to focus on educating potential customers about the benefits of our services and products, expanding the range of our services and bringing new technologies to market to increase market acceptance and use of our platform. Our ability to expand the market that our services and products address depends upon a number of factors, including the cost, performance and perceived value associated with our services and products. The market for our services and products could fail to grow significantly or there could be a reduction in demand for our services and/or products as a result of a lack of acceptance, technological challenges, competing services, a decrease in spending by current and prospective customers, weakening economic conditions and other causes. If the market for enterprise AI does not experience continued significant growth, or demand for its services and/or products decreases, then our business, financial condition and results of operations could be adversely affected.

We have experienced moderate growth in the past several years, and if we fail to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

We have experienced moderate growth in its business since its founding in 2012. This growth has placed, and may continue to place, significant demands on its corporate culture, operational infrastructure and management. Any failure to manage our anticipated growth and organizational changes in a manner that preserves the key aspects of its culture and services could adversely affect our overall chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, financial condition and results of operations.

In addition, our ability to manage its operations and future growth will require us to continue to improve its operational, financial and management controls, compliance programs with multiple and changing international laws and regulations and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation, results of operations and financial condition.

Our sales efforts involve considerable time and expense and its sales cycle is often long and unpredictable. These fluctuations may negatively impact our results of operations and financial condition.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. The length of our sales cycle, from initial evaluation to payment often lasts six to eight months, but can extend to a year or more for some customers. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services.

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Our sales strategy is comprised of two main constituents: our direct sales team and our channel partners. Our direct sales team is tasked with both acquiring clients in established verticals and acquiring new channel partners in expansionary markets. We leverage our channel partners to generate leads in new verticals and geographies which we then scale through our direct sales force. Our sales team is supported by engineers with deep technical expertise and responsibility for pre-sales technical support, solutions for engineering for our customers and technical training for our channel partners. We generate customer leads, accelerate sales opportunities and build brand awareness through our marketing programs and through our channel partner relationships. Our marketing programs target business units within companies rather than purchasing, human resources or administrative departments to drive sales by demonstrating the impact of our product capabilities on results. Our principal marketing programs include webinars, roadshows, sponsored exhibitions and events, cooperative marketing efforts with channel partners, and use of our website.

Our results of operations depend on sales to commercial enterprise organizations, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the platforms, including, among others, that customer’s projections of business growth, uncertainty about macroeconomic conditions (including as a result of the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts rising inflation and interest rates, or monetary policy changes), capital budgets, anticipated cost savings from the implementation of our platforms, potential preference for such customer’s internally-developed software solutions, perceptions about our business and platforms, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our platforms and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, including in our growing direct sales force, our business, financial condition, and results of operations could be adversely affected.

A limited number of customers account for a substantial portion of our revenue. If existing customers do not make subsequent purchases from us or renew their contracts with us, or if its relationships with its largest customers are impaired or terminated, our revenue could decline, and its results of operations would be adversely impacted.

We derive a significant portion of our revenue from existing customers that expand their relationships with us. Increasing the size and number of the deployments of our existing customers is a major part of our growth strategy. We may not be effective in executing this or any other aspect of our growth strategy.

For the year ended December 31, 2024 and 2023, two customers represented approximately 23.18% and 23.0%, respectively, of our total revenue. The loss of one or more significant customers or a reduction in the amount of revenue we derive from any such customer could significantly and adversely affect our business, financial condition and results of operations. Our top customers by revenue have been long term customers. From time to time, we may lose a major customer. It is not possible for us to predict the future level of demand from our larger customers for our platforms and applications.

We generally offer contract terms of up to one year in length, which may not provide for automatic renewal and may require the customer to opt-in to extend the term. Our customers have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements have expired. In addition, many of our customer contracts permit the customer to terminate their contracts with us with notice periods ranging from 60 to 90 days. If one or more of our customers terminate their contracts with us, whether for convenience, for default in the event of a breach by us, or for other reasons specified in our contracts, as applicable; if our customers elect not to renew their contracts with us; if our customers renew their contractual arrangements with us for shorter contract lengths or for a reduced scope; or if our customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to us, our business and results of operations could be adversely affected. This adverse impact would be even more pronounced for customers that represent a material portion of our revenue or business operations.

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Our ability to renew or expand our customer relationships may decrease or vary as a result of a number of factors, including our customers’ satisfaction or dissatisfaction with our platforms and services, the frequency and severity of software and implementation errors, our platforms’ reliability, our pricing, the effects of general economic conditions, competitive offerings or alternatives, or reductions in our customers’ spending levels. If our customers do not renew or expand their agreements with us or if they renew their contracts for shorter lengths or on other terms less favorable to us, our revenue may grow more slowly than expected or decline, and our business could suffer. Our business, financial condition, and results of operations would also be adversely affected if we face difficulty collecting our accounts receivable from our customers.

Achieving renewal or expansion of deployments may require us to increasingly engage in sophisticated and costly sales efforts that may not result in additional sales. In addition, our customers’ decisions to expand the deployment of our platforms depends on a number of factors, including general economic conditions, the functioning of our platforms, the ability of our forward-deployed engineers to assist our customers in identifying new use cases, enabling the simplification and acceleration of rapidly building applications, and our customers’ satisfaction with our services. If our efforts to expand within our existing customer base are not successful, our business may suffer.

If we do not successfully develop and deploy new technologies to address the needs of its customers, its business and results of operations could suffer.

Our success has been based on our ability to design products that enables our customers to rapidly develop, deploy, and operate large-scale enterprise AI applications. We spend substantial amounts of time and money researching and developing new technologies and enhanced versions of existing features to meet our customers’ and potential customers’ rapidly evolving needs. There is no assurance that our enhancements to our platforms or our new product features, capabilities, or offerings, will be compelling to our customers or gain market acceptance. If our research and development investments do not accurately anticipate customer demand or if we fail to develop our platforms in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our platforms.

The introduction of new products and services by competitors or the development of entirely new technologies to replace existing offerings could make our platforms obsolete or adversely affect our business, financial condition, and results of operations. We may experience difficulties with software development, design, or marketing that delay or prevent our development, introduction, or implementation of new platforms, features, or capabilities. We have in the past experienced delays in our internally planned release dates of new features and capabilities, and there can be no assurance that new platforms, features, or capabilities will be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, any of which could harm our business. Moreover, the design and development of new platforms or new features and capabilities to our existing platforms may require substantial investment, and we have no assurance that such investments will be successful. If customers do not widely adopt our new platforms, experiences, features, and capabilities, we may not be able to realize a return on our investment and our business, financial condition, and results of operations may be adversely affected.

Our new and existing platforms and changes to our existing platforms could fail to attain sufficient market acceptance for many reasons, including:

●	our failure to predict market demand accurately in terms of product functionality and to supply offerings that meet this demand in a timely fashion;

●	product defects, errors, or failures or our inability to satisfy customer service level requirements;

●	negative publicity or negative private statements about the security, performance, or effectiveness of our platforms or product enhancements;

●	delays in releasing to the market our new offerings or enhancements to our existing offerings;

●	introduction or anticipated introduction of competing platforms or functionalities by our competitors;

●	inability of our platforms or product enhancements to scale and perform to meet customer demands;

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●	receiving qualified or adverse opinions in connection with security or penetration testing, certifications or audits, such as those related to IT controls and security standards and frameworks or compliance;

●	poor business conditions for our customers, causing them to delay software purchases;

●	reluctance of customers to purchase proprietary software products;

●	reluctance of our customers to purchase products hosted by our vendors and/or service interruption from such providers; and

●	reluctance of customers to purchase products incorporating open source software.

If we are not able to continue to identify challenges faced by our customers and develop, license, or acquire new features and capabilities to our platforms in a timely and cost-effective manner, or if such enhancements do not achieve market acceptance, our business, financial condition, results of operations, and prospects may suffer and our anticipated revenue growth may not be achieved. Because we derive, and expect to continue to derive, substantially all of our revenue from customers purchasing our platforms and products, market acceptance of these platforms and products, and any enhancements or changes thereto, is critical to our success.

Our ability to sell its products and satisfy its customers is dependent on the quality of our services, and its failure to offer high quality services could have a material adverse effect on its sales and results of operations.

Once our platforms are deployed and integrated with our customers’ existing information technology investments and data, our customers will depend on our support and maintenance services to resolve any issues relating to our platforms. In the future, our platforms may be deployed in large-scale, complex technology environments, and we believe our future success will depend on our ability to increase sales of our platforms for use in such deployments. Further, our ability to provide effective ongoing services, or to provide such services in a timely, efficient, or scalable manner, may depend in part on our customers’ environments and their upgrading to the latest versions of our platforms and participating in our centralized platform management and services.

In addition, our ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers on platforms such as ours. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our services. We also may be unable to modify the future scope and delivery of our services to compete with changes in the services provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations.

Our customers may in the future need training in the proper use of and the variety of benefits that can be derived from our platforms to maximize the potential of our platforms. If we do not effectively deploy, update, or upgrade our platforms, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing services, our ability to sell additional products and services to existing customers could be adversely affected, we may face negative publicity, and our reputation with potential customers could be damaged. As a result, our failure to maintain high quality services may have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

If we are not able to maintain and enhance its brand and reputation, our relationships with our customers, partners, and employees may be harmed, and its business and results of operations may be adversely affected.

We believe that maintaining and enhancing our brand identity and reputation is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality software, maintain strong relationships with our customers, the community, and others, while successfully differentiating our platforms from those of our competitors. Unfavorable media coverage may adversely affect our brand and reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. If we do not successfully maintain and enhance our brand identity and reputation, we may fail to attract and retain employees, customers, investors, or partners, grow our business, or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations, and growth prospects. Additionally, despite our internal safeguards and efforts to the contrary, we cannot guarantee that our customers will not ultimately use our platforms for purposes inconsistent with our company values, and such uses may harm our brand and reputation.

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If the market for our platforms and services develops more slowly than we expect, our growth may slow or stall, and its business, financial condition, and results of operations could be harmed.

The market for our platforms is rapidly evolving. Our future success will depend in large part on the growth and expansion of this market, which is difficult to predict and relies on a number of factors, including customer adoption, customer demand, changing customer needs, the entry of competitive products, the success of existing competitive products, potential customers’ willingness to adopt an alternative approach to developing, deploying, and operating enterprise AI, and their willingness to invest in new software after significant prior investments in legacy software. The estimates and assumptions that are used to calculate our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of the organizations covered by our market opportunity estimates will pay for our platforms and services at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasts, our business could fail to grow at the levels we expect or at all for a variety of reasons outside our control, including competition in our industry. Further, if we or other enterprise AI companies experience security breaches or incidents, loss, corruption, or unavailability of or unauthorized access to customer data, disruptions in delivery, or other problems, this market as a whole, including our platforms, may be negatively affected. If software for the challenges that we address does not achieve widespread adoption, or if there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions (including due to the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, rising inflation and interest rates, and monetary policy changes), security or privacy concerns, competing technologies and products, decreases in corporate spending, or otherwise, or, alternatively, if the market develops but we are unable to continue to penetrate it due to the cost, performance, and perceived value associated with our platforms, or other factors, it could result in decreased revenue and our business, financial condition, and results of operations could be adversely affected.

Issues raised by the use of AI (including machine learning) in our platforms may result in reputational harm or liability.

AI is enabled by or integrated into our technology platforms and is a significant element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets in AI training, development, or operations may be insufficient, of poor quality, or reflect unwanted forms of bias. Inappropriate or controversial data practices by, or practices reflecting inherent biases of, data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, including under new proposed legislation regulating AI in jurisdictions such as the United States and the European Union and brand or reputational harm. Some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial or problematic because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm, as well as regulatory or legal scrutiny.

Real or perceived errors, failures, defects, or bugs in our products, or platforms could adversely affect its results of operations and growth prospects.

Because we offer complex technology products, undetected errors, defects, failures, or bugs may in the future occur, especially when products or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our platforms are often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our platforms or may expose undetected errors, failures, or bugs in our platforms. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of platform implementation. Errors may affect the performance of our platforms and may also delay the development or release of new platforms or capabilities or new versions of platforms, adversely affect our reputation and our customers’ willingness to buy platforms from us, and adversely affect market acceptance or perception of our platforms. Many of our customers use our platforms in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our platforms than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of platforms or allegations of unsatisfactory performance, errors, defects, or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our platforms could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our platforms resulting in a security breach or perceived product failure. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.

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We have not been profitable in the past and may not achieve or maintain profitability in the future.

We had a comprehensive loss of approximately $15.3 million and $6.8 million for the years ended December 31, 2024 and December 31, 2023, respectively.

There can be no assurance that Fusemachines will ever achieve the level of revenues needed to be profitable in the future and if profitability is achieved, that it will be sustained. Our revenues have fluctuated and are likely to continue to fluctuate significantly from quarter to quarter and from year to year. Fusemachines will need to obtain additional capital and increase sales to become profitable.

We require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require Fusemachines to delay, limit, reduce or cease its operations.

We have limited financial resources. There can be no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. Unless we achieve substantial profitability, we anticipate that we will likely need to raise additional capital to fund our operations while we implement and execute our business plan. We currently do not have any contracts or commitments for additional financing. In addition, any additional equity financing may involve substantial dilution to our existing shareholders. There can be no assurance that such additional capital will be available on a timely basis or on terms that will be acceptable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of our business. If adequate funds are not available or are not available on acceptable terms, we may not be able to further fund our business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on our business, results of operations, cash flow, financial condition and prospects.

Our independent registered public accounting firm’s report for the year ended December 31, 2024 contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of December 31, 2024, we had cash of approximately $0.5 million and a net working capital deficit of approximately $16.19 million. As of December 31, 2024, we had an accumulated deficit of $34.22 million and a net loss of $15.38 million for the year ended December 31, 2024. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements were issued. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

Our indebtedness could adversely affect our business and growth prospects.

We have existing indebtedness, and we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes.

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We face intense competition within its industry and is subject to the effects of technological change.

The industry in which we are engaged is subject to rapid and significant technological change. There can be no assurance that our systems can be upgraded to meet future innovations in the industry or that new technologies will not emerge, or existing technologies will not be improved, which would render our offerings obsolete or non-competitive. Many of the companies we compete with enjoy significant competitive advantages over us, including greater name recognition; greater financial, technical and service resources; established networks; additional product offerings; and greater resources for product development and sales and marketing. In addition, there can be no assurance that other established technology companies, any of which would likely have greater resources than Fusemachines, will not enter the market. There can be no assurance that Fusemachines will be able to compete successfully against any of its competitors.

Our proprietary products and services and service delivery may not operate properly, which could damage its reputation, give rise to claims against us, or divert application of its resources from other purposes, any of which could harm its business and operating results.

We may encounter supply chain, human, or technical obstacles that prevent our products and services from operating properly. If our offerings do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers. We cannot assure you that material performance problems or defects in our products will not arise in the future. Errors may result from receipt and interpretation of customer data or from interface of our services. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If critical components used in our products become scarce or unavailable, we may incur delays in delivering its products and providing services, which could damage its business. We rely on a sustainable supply chain. Any issues with this supply chain could adversely affect daily business operations and profitability.

We depend on third party providers, suppliers and licensors to supply some of the hardware, software and support necessary to provide some of our products and services. We obtain these materials from a limited number of vendors, some of which do not have a long operating history, or which may not be able to continue to supply the equipment, supplies, and services we desire. If demand exceeds these vendors’ capacity or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our customers. These events could materially and adversely affect our ability to retain and attract customers, and have a material negative impact on our operations, business, financial results and financial condition.

If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.

Our services involve the web-based and data storage and transmission of customers’ information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.

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We depend on key information systems and third party service providers.

We depend on key information systems to transact our business accurately and efficiently. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, pandemics, epidemics, natural disasters, terrorist attacks, software or equipment failures, processing errors, computer viruses, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.

As cybersecurity attacks continue to evolve and increase, our information systems could also be penetrated or compromised by internal and external parties’ intent on extracting confidential information, disrupting business processes or corrupting information. These risks could arise from external parties or from acts or omissions of internal or service provider personnel. Such unauthorized access could disrupt our business and could result in the loss of assets, litigation, remediation costs, damage to our reputation and failure to retain or attract customers following such an event, which could adversely affect our business.

Cyber-attacks and security vulnerabilities could lead to reduced revenue, increased costs, liability claims, or harm to our competitive position.

Increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems contain valuable proprietary and confidential information and may contain personal data of our customers. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences would adversely affect our revenue and margins.

We may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Our efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of our services and its business depends, in part, on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. We cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Fusemachines or infringe our intellectual property.

Protecting against the unauthorized use of our intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer our solutions or certain aspects of our solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in our favor.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available or applied for in every country in which our products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce our intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its technology solutions or certain aspects of its solutions that we considers proprietary could adversely affect its business, operating results, financial condition and prospects.

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We rely on unpatented proprietary information, trade secrets, processes and know-how, as well as open source software in certain instances. Our failure to protect our confidential information, trade secrets, processes and know-how, and our reliance on open source solutions, could negatively impact our business and results of operations.

We rely on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection.

We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, we may fail to enter into the necessary agreements and, even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Fusemachines has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford limited or no protection for its trade secrets.

We also rely on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize our proprietary information to its competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

In addition, while the majority of our algorithms utilized for its products are proprietary, including those most critical to the company’s products, certain algorithms which form a part of these products are made available under “open source” licenses. We expect to continue to incorporate open source software in the company’s solutions in the future. Open source software is typically freely available, but is licensed under various requirements that bind the licensee. While the use of open source software may reduce development costs and speed up the development process, it may also present certain risks, that may be greater than those associated with the use of third-party commercial software, including but not limited to potential non-compliance with these licenses. Further, depending on the manner in which such licenses were interpreted and applied to software code that combines proprietary and open source software and source code, companies have in the past faced restrictions on their ability to commercialize certain of our products, and it is possible that we could be subject to similar restrictions in the future.

Algorithms embedded in AI solutions, and AI datasets, often suffer from lack of transparency, bias, and risks of inadvertent disclosure of information, which could subject us to adverse consequences.

AI systems are created with a variety of tools including machine learning, natural language processing, computer vision, and neural networks. AI systems are capable of behaving in ways that mimic human capabilities, and AI therefore refers to the ability of computers to emulate human thought and perform tasks that are usually performed by humans; it refers to the technologies and algorithms that enable systems to identify patterns, make decisions and could learn from data without being explicitly programmed. Challenges related to AI are numerous, and include biases and lack of transparency embedded in AI solutions, and inadvertent disclosure of information.

Many current AI models are closed, meaning it is unclear how they are trained, and even where open-source AI models are used, the risk of bias and inadvertent disclosure of information can remain, depending on the humans developing the models and the way in which these models are used. Use of closed AI models, where such a lack of transparency exists as to sources of data used to train or develop such technologies or how inputs are converted to outputs, may make it difficult to fully validate the process and can raise issues with trust, accountability, and ethics. Whether or not AI systems are closed, or open-source and available to review, the algorithms and models utilized in AI systems may have limitations, including biases, vulnerabilities, errors, or inability to handle certain data types or scenarios. Any deficiencies could, despite our efforts, undermine the decisions, predictions or analysis AI applications produce, or give rise to risks related to harmful content, accuracy, bias, discrimination, toxicity, intellectual property infringement or misappropriation, defamation, data privacy, and cybersecurity, among others. For example, the use of AI applications has resulted in, and may in the future result in, cybersecurity incidents that implicate the personal data of customers analyzed within such applications. Any such cybersecurity incidents related to our use of AI applications to analysis personal data could adversely affect our reputation and results of operations.

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Further, AI solutions and models are part of a new and expanding industry, and our use and implementation of such models now and in the future, could subject us to any of the foregoing, or additional risks, which could impact our business, results of operations, or result in brand or reputational harm, competitive harm, or legal liability.

Use of open source software creates inherent risk and could subject us to adverse consequences.

The use of open source software, including algorithms, involves a number of risks, many of which cannot be eliminated and could negatively affect our business. For example:

●	The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market our platform. By the terms of certain open source licenses, if we combine our proprietary software with open source software in a certain manner, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses.
●	We may face claims alleging noncompliance with open source license terms or misappropriation or other violation of open source technology. These claims could result in litigation, damage our reputation in the open-source community, or require us to purchase a costly license, devote additional research or development resources to re-engineer our products or services, discontinue the sale of our products if re-engineering could not be accomplished on a timely or cost-effective basis, require us to make the source code of our proprietary code generally available, or result in us being enjoined from the offering of components of our platform that contained the open source software, any of which would have a negative effect on our business and operating results.
●	We also could be subject to lawsuits from other parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results or financial condition, and could require us to devote additional research and development resources to re-engineer our platform. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software.

Claims by others that we infringe upon their intellectual property could force us to incur significant costs or revise the way we conduct our business.

Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third-parties (often referred to as a freedom to operate search), who may have patents or patent applications relating to our proprietary technology. We may receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:

●	be time-consuming and expensive to defend, whether meritorious or not;

●	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;

●	divert the attention of our technical and managerial resources;

●	require us to enter into royalty or licensing agreements with third-parties, which may not be available on terms that we deem acceptable;

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●	prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

●	subject us to significant liability for damages or result in significant settlement payments; or

●	require us to indemnify our customers.

Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.

We depend on our management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could adversely affect its business.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously and adversely affect our business, financial condition and results of operations. Although we have entered into employment or consulting agreements with our personnel, their employment is generally for no specific duration.

Our future performance also depends on the continued services and continuing contributions of our senior management team, including Sameer Maskey, our Chief Executive Officer, to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of our senior management team, particularly our Chief Executive Officer, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition and results of operations.

We are subject to evolving laws and regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations or products, and may be a party to material legal proceedings in the future.

We are or will be subject to complex laws and regulations at numerous jurisdictional levels in the U.S., and other locations abroad. New, or changes in such regulations or rules could also lead to increased costs of compliance, including remediations of any discovered issues in our products, and changes to our operations, which may be significant, and any failures to comply could result in significant expenses, delays or fines. In addition, we may become a party to material legal proceedings, or governmental investigations, in the future. If we are unable to successfully defend ourselves in such proceedings or government investigations, it may harm our brand, ability to attract and retain qualified employees, business and financial condition.

Our management team has limited experience managing a public company and regulatory compliance may divert their attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

Material adverse developments in domestic and global economic conditions, or the occurrence of other world events, could materially adversely affect our revenue and results of operations.

Various factors contribute to the uncertain economic environment, including the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, the increase in, and volatility of, interest rates, high inflation, an actual recession or fears of a recession, trade policies and tariffs and geopolitical tensions. Our inability to offset price inflation in our materials, components, shipping, or labor through increased prices to customers with long-term fixed contracts and formula-based or long-term fixed price contracts with suppliers could adversely affect our business, financial condition and results of operations. Global supply chain and labor market challenges could also negatively affect our performance as well as the performance of our suppliers. Interest rate increases have also created financial market volatility and could further negatively impact financial markets, lead to an economic downturn or recession or have an adverse effect on our operating results. In addition, geopolitical risks could affect our customers’ budgets and policies. These and other factors may adversely affect customer demand and ability to pay, cause decrease in sales, and negatively impact the realizability of our accounts and notes receivable and contract assets.

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Our business is heavily dependent upon our international operations, particularly in Nepal, and any disruption to those operations would adversely affect us.

Our business and future growth depend largely on continued demand for our services performed from Nepal. Various factors, such as changes in the governments, could trigger significant changes in Nepal’s economic liberalization and deregulation policies and disrupt business and economic conditions in Nepal generally and our business in particular. Our business and our international operations may also be affected by actual or threatened trade war or tariffs or other trade controls. If we are unable to continue to leverage the skills and experience of our international workforce, particularly in Nepal, we may be unable to provide our solutions at an attractive price and our business could be materially and negatively impacted.

We have significant fixed costs related to lease facilities.

We have made and continue to make significant contractual commitments related to our leased facilities. These expenses will have a significant impact on our fixed costs, and if we are unable to grow our business and revenue proportionately, our operating results may be negatively affected.

Our sites operate on leasehold property, and our inability to renew our leases on commercially acceptable terms or at all may adversely affect our results of operations.

Our sites operate on leasehold property. Our leases are subject to renewal and we may be unable to renew such leases on commercially acceptable terms or at all, which may have an adverse impact on our operations. In addition, in the event of non-renewal of our leases, we may be unable to locate suitable replacement properties for our sites or we may experience delays in relocation that could lead to a disruption in our operations.

Catastrophic events, including those which impact third parties on which we materially rely, could materially adversely affect our business, results of operations and/or financial condition.

A disruption or failure of our systems or operations, or the systems or operations of a third party on which we materially rely, such as in the event of a major earthquake, weather event, fire, explosion, failure to contain hazardous materials, industrial accident, utility failure, cyber-attack, IT failure, terrorist attack, public health crisis, pandemic, or other catastrophic event could cause delays in completing sales, providing services, or performing other mission-critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results as well as expose us to claims, litigation and governmental investigations and fines.

If our backup and mitigation plans are not sufficient to minimize business disruption, our financial results could be adversely affected. We are continuously monitoring our operations and intend to take appropriate actions to mitigate the risks arising from catastrophic events, but there can be no assurances that we will be successful in doing so.

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We have identified material weaknesses and significant deficiencies related in our internal control over financial reporting. If we fail to remediate these material weaknesses, maintain effective internal control over financial reporting or identify additional material weakness or significant deficiency in its internal control over financial reporting, our ability to report its financial condition and results of operations in a timely and accurate manner could be adversely affected, investor confidence in our company could diminish, and the value of its stock may decline.

Preparing our consolidated financial statements involves a number of complex manual and automated processes, which are dependent upon individual data input or review and require significant management judgment. One or more of these processes may result in errors that may not be detected and could result in a material misstatement or other errors of our consolidated financial statements. Such errors may be more likely to occur when implementing new systems and processes, particularly when implementing evolving and complex accounting rules. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that as a publicly-traded company we disclose whether our internal control over financial reporting and disclosure controls and procedures are effective. While we continually undertake steps to improve our internal control over financial reporting as our business changes, we may not be successful in making the improvements and changes necessary to be able to identify and remediate control deficiencies or material weaknesses on a timely basis. If we are unable to successfully remediate any current or future material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected; our liquidity, access to capital markets and perceptions of our creditworthiness may be adversely affected; we may be unable to maintain compliance with securities laws, stock exchange listing requirements and debt instruments covenants regarding the timely filing of periodic reports; we may be subject to regulatory investigations and penalties; investors may lose confidence in our financial reporting; we may suffer defaults under our debt instruments; and our stock price may decline.

As a privately-held company, Fusemachines was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act.

In connection with the preparation and audit of our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, material weaknesses were identified in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis. The following material weaknesses were identified:

●	Fusemachines did not maintain a sufficient complement of personnel with accounting knowledge, experience and training to appropriately analyze, record and disclose accounting matters to provide reasonable assurance of preventing material misstatements.

●	Fusemachines did not maintain an effective process over the revenue cycle, including not properly maintaining adequate books and records over client projects and billing which ultimately resulted in improper revenue recognition.

●	Fusemachines did not maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, Fusemachines currently relies on QuickBooks for its books and records as well as financial reporting needs. Because QuickBooks lacks robust financial reporting capabilities as well as certain controls, the close process was manually intensive. This process resulted in significant delays and errors in the preparation of its consolidated financial statements. In addition, Fusemachines did not design and maintain user access controls to ensure appropriate segregation of duties and restrict user access to its financial applications to appropriate company personnel.

Management expects to address these deficiencies by implementing remediation measures, including those that have already been taken to date, which include the following:

●	the Company’s hiring of the current CFO and additional consulting resources with extensive technical accounting and internal control advisory background;
●	the already introduced reconciliation processes including balance sheet account reconciliations, and a review of chart of accounts and mapping of expense accounts as of December 31, 2023;
●	establishing a central repository of signed contracts with periodic management review for completeness and assessment of accounting implications; and
●	establishing a quarterly management oversight and review mechanism for identifying significant unusual/non-recurring transactions, critical accounting and complex financial instruments and evaluating related accounting implications.

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Management expects to take the following additional remedial measures to address the internal control deficiencies:

●	establishing a detailed internal controls framework based on COSO 13 principles, along with focused training on Internal Controls across levels of personnel covering executives, other management and finance/accounting resources;

●	hiring additional management and accounting resources with relevant public company accounting and reporting technical expertise; and

●	continuing to streamline roles and responsibilities between management and employees to implement robust supervisory reviews and management review controls around areas such as journal entries, period-end close procedures, set-up of accruals including those that require significant judgment.

We filed a Quarterly Report on Form 10-Q for the period ended September 30, 2025 later than required, and any failure to timely file our periodic reports in the future could adversely affect our compliance with securities laws and exchange listing standards, impair our access to capital, increase regulatory scrutiny and litigation risk, and negatively impact our business and the market price of our securities.

We are required to file periodic reports with the SEC within prescribed deadlines. We did not file our most recent Quarterly Report on Form 10-Q, which included the financial information solely of CSLM, within the required timeframe. Although we ultimately filed the report, our failure to file timely evidences vulnerabilities in our reporting processes and controls and may subject us to additional regulatory and market risks. As a former special purpose acquisition company that recently completed a business combination, our financial reporting environment is undergoing significant changes and integration, which increases the complexity of our reporting obligations and the risk of future delays.

Delayed SEC filings can result in non-compliance with applicable stock exchange listing requirements, and our securities exchange may issue deficiency notices or take other actions, including initiating delisting procedures, if we do not timely cure any reporting delinquency. A late filing can also adversely affect our eligibility to use short-form registration statements on Form S-3, limit our status under shelf registration rules, and restrict our ability to access the capital markets efficiently. In addition, late or incomplete filings can trigger contractual penalties, liquidated damages, or other remedies under registration rights, financing agreements, and other commercial contracts that require us to maintain effective registration statements or timely reports, which could increase our costs or limit our financing flexibility. Delays in reporting may also elevate the risk of restatements, material weaknesses in internal control over financial reporting, and increased audit fees and remediation expenses.

Further, failure to timely file periodic reports may subject us to heightened SEC scrutiny and enforcement risk, harm investor and analyst confidence, and increase the likelihood of stock price volatility, securities class actions, and derivative litigation. The reputational impact of a late filing can be significant, particularly for companies that have recently merged with a SPAC, which commonly face greater market and regulatory attention. If we experience additional delays in future filings, or if our remediation efforts are not effective, we could face additional compliance challenges, suffer reduced liquidity and a higher cost of capital, and our business, financial condition, results of operations, and the market price of our securities could be materially and adversely affected.

Changes in accounting principles or their application to Fusemachines could result in unfavorable accounting charges or effects, which could adversely affect its results of operations and growth prospects.

We prepare our consolidated financial statements in accordance with GAAP. In particular, we make certain estimates and assumptions related to the adoption and interpretation of these principles including the recognition of our revenue and the accounting for our provision for income taxes. If these assumptions turn out to be incorrect, our financial results and position could materially differ from our expectations and could be materially adversely affected. A change in any of these principles or guidance, or in their interpretations or application to us, may have a significant effect on our reported results, as well as our processes and related controls, and may retroactively affect previously reported results or our forecasts, which may negatively impact our financial statements.

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If our judgments or estimates relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below expectations of securities analysts and investors, resulting in a decline in its stock price.

The preparation of our financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” the results of which form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of the combined company’s securities. Significant judgments, estimates, and assumptions used in preparing our consolidated financial statements include, or may in the future include, those related to revenue recognition and income taxes.

Our results of operations could be affected by currency fluctuations.

Our global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, Fusemachines incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-party and intercompany) and translation of earnings and cash flows into U.S. dollars. Accordingly, the results of our operations are subject to currency exchange risks. To date, we have not engaged in any formal hedging program to mitigate these risks. The fluctuations in currency exchange rates may significantly impact our financial position and results of operations in the future.

Fusemachines has limited insurance which may not cover claims by third parties against Fusemachines or its officers and directors.

We have directors’ and officers’ liability insurance and commercial liability insurance policies. Claims, however, by third parties against us may exceed policy amounts and we may not have amounts to cover these claims. Any significant claims would have a material adverse effect on our business, financial condition and results of operations. In addition, our limited directors’ and officers’ liability insurance may affect our ability to attract and retain directors and officers.

Fusemachines could be subject to additional tax liabilities.

We are subject to federal, state, and local income taxes in the United States and foreign jurisdictions. Determining our provision for income taxes requires significant management judgment, and the ultimate tax outcome may be uncertain. In addition, our provision for income taxes is subject to volatility and could be adversely affected by many factors, including, among other things, changes to our operating or holding structure, changes in the amounts of earnings in jurisdictions with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in U.S. and foreign tax laws. Moreover, we are subject to the examination of our income tax returns by tax authorities in the United States and various foreign jurisdictions, which may disagree with our calculation of research and development tax credits, cross-jurisdictional transfer pricing, or other matters and assess additional taxes, interest or penalties. While we regularly assess the likely outcomes of these examinations to determine the adequacy of our provision for income taxes and we believe that our financial statements reflect adequate reserves to cover any such contingencies, there can be no assurance that the outcomes of such examinations will not have a material impact on our results of operations and cash flows. If U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our financial condition or results of operations may be adversely impacted.

Provisions enacted by the 2017 Tax Cuts and Jobs Act related to the capitalization for tax purposes of research and experimental (“R&E”) expenditures became effective on January 1, 2022. Beginning January 1, 2022, all U.S. and non-U.S. based R&E expenditures must be capitalized and amortized over five years and 15 years, respectively.

The Company capitalizes certain costs related to internal use software acquired, modified, or developed related to the Company’s services. These capitalized costs are primarily related to salaries and other personnel costs. Costs incurred in the preliminary stages of development are expensed as incurred. Once the application development stage has been reached, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Maintenance and training costs are expensed as incurred. Capitalized software is amortized on a straight-line basis over its useful life.

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Ongoing and escalating political volatility in Nepal may adversely affect our business, financial condition, and results of operations.

Nepal has experienced significant governmental turnover since the 2008 abolition of the country’s monarchy government. Beginning on September 8, 2025, thousands of demonstrators converged on central Kathmandu to protest alleged entrenched corruption, high unemployment, and perceived democratic backsliding. Security forces responded violently. Parallel and subsequent protests, demonstrations, and work stoppages have disrupted transportation and public services nationwide. Should similar or further unrest occur, we could face, among other things: restrictions on the movement of personnel and goods; interruptions to supply chains; delays in permitting or licensing; selective enforcement or abrupt changes in tax, labor, foreign-exchange, or investment regulations; increased security costs; and reputational damage. There can be no assurance that Nepal’s government will stabilize, that further violent protests will not occur, or that new regulations or emergency decrees will not materially impair our operations in the country. Any of the foregoing events, individually or in the aggregate, could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Ownership of Our Securities

The price of our Common Stock may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;

●	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Common Stock;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	variations in operating results from the expectations of securities analysts or investors;

●	announcements of new products or services by us or our competitors;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry;

●	changes in our industry;

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●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	sales of the Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and

●	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of the Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Common Stock will be at any time, including as to whether the Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Common Stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Common Stock.

Our executive officers and directors exercise significant control over the company, which may limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

Sameer Maskey, our Chief Executive Officer, beneficially owns approximately 20.36% of the combined voting power for the election of directors to the Company’s board of directors. As a result, this stockholder will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets.

This stockholder may have interests, with respect to his Common Stock, which are different from those of the public investors and the concentration of voting power among this stockholder may have an adverse effect on the price of the Common Stock.

In addition, this concentration of ownership might adversely affect the market price of the Common Stock by: (1) delaying, deferring or preventing a change of control; (2) impeding a merger, consolidation, takeover or other business combination involving us; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

The requirements of being a public company may strain the Company’s resources and distract management and we will incur substantial costs as a result of being a public company.

The Company is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Company’s board of directors or as executive officers.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

Sales of a substantial amount of Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of the Common Stock to decline.

Sales of a substantial number of shares of Common Stock in the public market, particularly sales by our executive officers, directors and principal stockholders, or the perception that these sales might occur, could cause the market price of the Common Stock to decline. Holders of a substantial number of shares of the Common Stock following the Business Combination are subject to lock-up provisions in our bylaws, as amended and restated (the “Bylaws”) in that, for a period of at least one year from the date of closing of the Business Combination, subject to certain exceptions, prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of the Common Stock and of any securities convertible into or exercisable for the Common Stock, unless waived, amended, or repealed by the Company’s board of directors.

When the applicable lock-up periods expire, our security holders subject to the lock-up provisions will be able to sell shares of Common Stock in the public market. In addition, the Company’s board of directors may, in its discretion, permit our security holders to sell shares prior to the expiration of the restrictive provisions contained in the Bylaws. Pursuant to Section 7.14(d) of the Bylaws, the Company’s board of directors may also waive, amend or repeal the terms of the lock-up provision in the Bylaws for any reason, including in order to meet or maintain the Nasdaq listing requirements, which would allow the holders of any securities held by the parties to such lock-up agreements. to sell our shares without restriction, subject to applicable securities laws. Sales of a substantial number of such shares upon expiration of the lock-up provisions, the perception that such sales may occur or early release of these provisions could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

A decline in the price of the Common Stock could affect the company’s ability to raise working capital and adversely impact the company’s ability to continue operations.

A prolonged decline in the price of the Common Stock could result in a reduction in the liquidity of the common stock and a reduction in our ability to raise capital. A decline in the price of the Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If the Common Stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

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Fusemachines does not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the company’s capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on the Common Stock and do not intend to pay cash dividends on the Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of the Company’s board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Company’s board of directors decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

If the price of the Common Stock fluctuates, you could lose a significant part of your investment.

The market price of the Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described herein, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as the 2024 U.S. presidential election, the occurrence of natural disasters, pandemics, geopolitical tensions (particularly those relating to the People’s Republic of China), military conflicts, recessions, inflation, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public stockholders will experience immediate dilution as a consequence of future issuances Common Stock future issuances pursuant to the Fusemachines Equity Incentive Plan. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

Fusemachines employees and consultants hold, and in the future may be granted, equity awards under equity incentive plans. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of the Common Stock.

The future exercise of registration rights may adversely affect the market price of the Common Stock.

Pursuant to the Amended and Registration Rights Agreement (as defined below), the Company has agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the Selling Stockholders, from time to time.

The registration of these securities will permit the public resale of such securities, subject to any applicable contractual lock-up obligation. The registration and availability of a significant number of securities for trading in the public market may have an adverse effect on the market price of the Common Stock.

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The Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The exercise price for the outstanding Public Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration and as such, the Public Warrants may expire worthless.

The Public Warrants were issued in registered form under a Warrant Agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, originally executed January 12, 2022 between the warrant agent and CSLM and amended at Closing (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that increases the exercise price or shortens the exercise period of the Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

The Company may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrants holders and provided certain other conditions are met. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the thirty (30)-day redemption period, except if we elect to require the warrants to be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants, if you do not otherwise exercise you warrants, as permitted under the Warrant Agreement, before the redemption date. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or any of its permitted transferees.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption if the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) day trading-day period ending on the third day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants on a cashless basis prior to redemption for a number of shares of Common Stock determined based on the redemption date and fair market value of the Common Stock. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had been able to exercise their warrants at a later time at which the underlying share price is higher and (2) may not compensate the holders for the value of the warrants. In addition, such redemptions may occur at a time when the Public Warrants are “out-of-the-money,” in which case holders thereof would lose any potential embedded value from a subsequent increase in the value of the Common Stock had such Public Warrants remained outstanding. If the price of the Common Stock is less than $18.00 and we seek redemption of the Public Warrants, we must call the Private Placement Warrants for redemption on the same terms.

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In the event that the Company determines to redeem the Public Warrants when the closing price of the shares of Common Stock equals or exceeds $18.00 per share, pursuant to Section 6.2 of the Warrant Agreement, respectively, the Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Public Warrant holders will only be able to exercise their Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer shares of Common Stock from such exercise than if such warrants were exercised for cash.

The Public Warrants generally may not be exercised on a “cashless basis”, except as described below. In contrast, the Private Placement Warrants, for so long as they are held by the Sponsor and certain permitted transferees, may be exercised on a “cashless basis”. The reason that CSLM agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of CSLM’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with the Company, its ability to sell Company securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Company securities, an insider cannot trade in Company securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Public Warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

The Warrant Agreement provides that in the following circumstances holders of Public Warrants who seek to exercise their Public Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Common Stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of the shares of Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, a holder of Public Warrants would receive fewer shares of Common Stock from such exercise than if such warrants were exercised for cash.

The Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

The historical financial results of Old Fusemachines may not be indicative of what the Company’s actual financial position or results of operations would have been.

The historical financial results of Old Fusemachines included in this prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone public company during the periods presented or those the Company will achieve in the future. This is primarily the result of the following factors: (i) the Company will incur additional ongoing costs, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) the Company’s capital structure is different from that reflected in Old Fusemachines’ historical financial statements. The Company’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare the Company’s future results to historical results or to evaluate its relative performance or trends in its business.

We are currently an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Once we lose our “emerging growth company” and “smaller reporting company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CSLM’s IPO, (b) in which we have total annual gross revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of shares of public common stock.

The Inflation Reduction Act of 2022 imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations beginning January 1, 2023. Because we are a Delaware corporation and our common stock is publicly traded, we are a “covered corporation” for purposes of the excise tax.

Although redemptions of our Class A common stock that occurred in connection with the business combination closed in October 2025 may be netted against equity issuances occurring during the same taxable year, we could nevertheless incur excise tax liability for the 2025 taxable year. In addition, any future repurchases or redemptions of our common stock, whether conducted through open-market repurchases, tender offers, redemptions, net settlements of equity awards, or other transactions, may also be subject to the excise tax, unless an exemption applies.

The U.S. Department of the Treasury has finalized certain procedural regulations but the substantive rules governing the computation of the tax remain in proposed form and are subject to change. As a result, the application of the excise tax is uncertain and could materially increase the cost of future share repurchases or other capital-allocation strategies.

Delaware law and the Company’s Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Company’s amended and restated certificate of incorporation, as amended and restated (the “Certificate of Incorporation”) and Bylaws (together, the “Organizational Documents”), and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of the Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company’s board of directors or taking other corporate actions, including effecting changes in our management. Among other things, the Organizational Documents include provisions regarding:

●	the ability of the Company’s board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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●	the Certificate of Incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

●	the ability of the Company’s board of directors to amend the Bylaws, which may allow the Company’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Company’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company’s board of directors or management.

The provisions of the Certificate of Incorporation requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on the Company’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Organizational Documents (as each may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising under the Securities Act, any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

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These provisions may have the effect of discouraging lawsuits against the Company’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against the Company, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action.

Risks Related to Being a Public Company

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, financial condition, and results of operations.

As a public company, we are and will continue to be subject to the reporting requirements of the Exchange Act, the listing standards of Nasdaq and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations, although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, financial condition, and results of operations.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.

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The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our common stock.

Our business, financial condition, and results of operations may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control and, as a result, should not be relied upon as an indicator of future performance. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include, but are not limited to: our ability to attract new clients and partners, retain existing clients and partners and maximize engagement and enrollment with existing and future clients; changes in our sales and implementation cycles, especially in the case of our large clients; new solution introductions and expansions, or challenges with such introductions; changes in our pricing or fee policies or those of our competitors; the timing and success of new solution introductions by us or our competitors or announcements by competitors or other third parties of significant new products or acquisitions or entrance into certain markets; any other change in the competitive landscape of our industry, including consolidation among our competitors; increases in operating expenses that we may incur to grow and expand our operations and to remain competitive; our ability to successfully expand our business, whether domestically or internationally; breaches of security or privacy; changes in stock-based compensation expenses; the amount and timing of operating costs and capital expenditures related to the expansion of our business; adverse litigation judgments, settlements, or other litigation-related costs; changes in the legislative or regulatory environment, including with respect to privacy or data protection, or enforcement by government regulators, including fines, orders, or consent decrees; the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation; changes in our effective tax rate; our ability to make accurate accounting estimates and appropriately recognize revenue for our solutions for which there are no relevant comparable products; changes in accounting standards, policies, guidance, interpretations, or principles; instability in the financial markets; general economic conditions, both domestic and international; volatility in the global financial markets; political, economic, and social instability, including terrorist activities and health epidemics (including the recent outbreak of COVID-19), and any disruption these events may cause to the global economy; and changes in business or macroeconomic conditions. The impact of one or more of the foregoing or other factors may cause our operating results to vary significantly.

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Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.

We prepare our financial statements in accordance with GAAP, which are subject to interpretation or changes by the FASB, the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our business, financial condition, and results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP and our key metrics require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and amounts reported in our key metrics. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to allowance for doubtful accounts, assessment of the useful life and recoverability of long-lived assets, fair value of guarantees included in revenue arrangements and fair values of stock-based awards, warrants, contingent consideration, and income taxes. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our common stock.

Risks Related to an Investment in Our Securities

There may not be an active trading market for our securities, which may make it difficult to sell shares of our common stock or warrants.

It is possible that an active trading market for our securities will not develop or, if developed, that any market will not be sustained. This would make it difficult for you to sell our securities at an attractive price or at all.

The market price of our securities may be volatile, which could cause the value of your investment to decline.

The price of our securities may fluctuate significantly due general market and economic conditions. An active trading market for our securities may not develop or, if developed, it may not be sustained. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Even if an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline. Factors affecting the trading price of our securities may include, but are not solely limited to, the risk factors identified herein.

In addition, the stock market in general, and Nasdaq and technology and growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of its actual operating performance. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results or financial condition.

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There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our securities from trading on its exchange for failure to meet their continued listing standards, the Company and its stockholders could face significant negative consequences including:

●	Limited availability of market quotations for the Company securities;

●	A determination that our common stock is a “penny stock” which will require brokers trading in our securities to adhere to more stringent rules;

●	Possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our common stock;

●	A limited amount of analyst coverage; and

●	A decreased ability to issue additional securities or obtain additional financing in the future.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. As a result, you may not receive any return on an investment in our Common Stock unless you sell the Common Stock for a price greater than that which you paid for it.

Sales of a substantial number of shares of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock. Sales of significant number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate, and make it more difficult for you to sell shares of our common stock. Certain holders of our securities are entitled to rights with respect to the registration of the shares of our Common Stock under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our Common Stock.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner it determines from time to time. We may also sell our Common Stock as part of entering into strategic alliances, creating joint ventures or collaborations or entering into additional licensing arrangements with third parties that we believe will complement or augment its development and commercialization efforts. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.

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USE OF PROCEEDS

All of the shares of Common Stock and warrants offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $109.1 million from the exercise of all public warrants assuming the exercise in full of all such warrants for cash. Our warrants are currently “out-of-the money,” which means that the trading price of the shares of Common Stock underlying our warrants is below the $11.50 exercise prices, as applicable (subject to adjustment as described herein), of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the section entitled “Description of Securities—Warrants” for more information.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

The Selling Stockholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Company Overview

We are a provider of cutting-edge artificial intelligence (“AI”) solutions across a number of industries and verticals and have been doing so for over 10 years. We help enterprises integrate AI into their business with our AI solutions (products and services) supported by our global talent from underserved communities.

To date, customers that have benefited from our AI solutions include consumer brands, online consignment/ resale platforms, healthcare technology providers, medical equipment providers, global media enterprises, SAAS technology companies, and cybersecurity companies. These customers, and others, have successfully leveraged our solutions to accurately and efficiently authenticate and value products, forecast future sales revenues, improve efficiency by eliminating manual entry to reduce human error, reduce development costs through strategic sourcing and partnerships, deliver relevant and personalized content to end-users, extract key-values from critical documents, and detect malicious sessions in-network in real-time. See “Our Customers – Case Studies” for more information.

In addition to our AI Products and Services we offer a multitude of AI Education Services to students, professionals and organizations. Our flagship learning program is our AI Fellowship Program, a dynamic 6-month course, held online, designed by leading global AI and tech experts. The course is created to upskill AI professionals, provide hands-on experiences and real-world AI applications. We have over 700 certified Fusemachines AI Fellows in the United States, Nepal and Dominican Republic. Our fellows have leveraged their certifications with Fusemachines for positions at leading technology employers, and other global companies, proving their competencies and expanding our global alumni network.

Recent Developments

Business Combination

On October 21, 2025, (a) CSLM merged with and into CSLM Holdings, at which time the separate existence of CSLM ceased and CSLM Holdings became the surviving corporation (the “Company” or “Fusemachines”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (the “Domestication”); (b) Merger Sub merged (the “Merger”) with and into Old Fusemachines, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased and Old Fusemachines became the surviving corporation and a wholly-owned subsidiary of the Company, pursuant to the terms of the Business Combination Agreement and in accordance with the laws of the State of Delaware; and (c) the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”) were consummated.

In connection with the closing of the Merger:

●	CSLM Holdings, Inc. was renamed “Fusemachines Inc.” (“Pubco”), and Fusemachines Inc. was renamed “Fusemachines USA, Inc.”

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●	On the Closing Date, (a) the shareholders of Fusemachines were issued an aggregate of 19,214,201 shares of New Fusemachines Common Stock, an aggregate of 693,420 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of New Fusemachines Common Stock, (c) all public rights were converted into 1,897,500 shares of New Fusemachines Common Stock; (d) New Fusemachines issued an aggregate of 4,743,750 shares of New Fusemachines Common Stock to private placement investors; (e) New Fusemachines issued an aggregate of 1,184,000 shares of New Fusemachines Common Stock, in connection with the PIPE Financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of New Fusemachines Common Stock.

●	Approximately $ 8.8 million in cash was received for the issuance of 884,000 shares of Fusemachines Pubco Common Stock. In addition, $ 3 million in cash was received under the contingent PIPE investment, resulting in the issuance of an additional 300,000 shares of Fusemachines Pubco Common Stock. Further Fusemachine Inc. received funds from a convertible note with an affiliate of the Sponsor in the principal amount of $2.2 million. On the Closing Date, the note was converted into a number of shares of Fusemachines Inc. Common Stock pursuant to the conversion terms of the convertible note agreement. The overall net proceeds received by Fusemachine Inc. for the issuance is approximately $ 9.4 million.

●	Approximately $11.0 million prepayment was made by CSLM to the parties to that certain forward purchase agreement, which was funded directly from the Trust Account at Closing.

Key Factors and Trends Affecting Results of Operations

We believe the following factors and trends may cause previously reported financial information not to be necessarily indicative of future operating results or future financial conditions:

●	Market Competition: The AI industry is highly competitive and is changing rapidly with numerous players vying for market share. We attempt to mitigate this risk by continuously innovating and differentiating our offerings, as we have been delivering AI solutions for well over a decade and have deep institutional capabilities to stand apart in terms of our ability to provide value to our customers and scale. Nevertheless, increasing competition could result in loss of business or pressure on margins for Fusemachines.

●	Technological Changes: Rapid technological advancements in AI can impact our offering, dilute our value proposition and require us to pivot in different directions. However, given our broad spectrum of AI solutions, coupled with our ability to produce AI talent, our deep investment in research and development, and a culture of continuous learning, we have been able to navigate these changes effectively.

●	Adequate Capital Raise: We have limited financial resources. There can be no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. Unless we achieve substantial profitability, we anticipate that we will likely need to raise additional capital to fund our operations while we implement and execute our business plan. Other than the proposed private investment in public equity (“PIPE”) offering described in CSLM’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2024, we currently do not have any contracts or commitments for additional financing.

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●	Ability to manage costs and expenses while achieving revenue growth: Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our platforms and services. As part of our sales efforts, we also provide our platforms to potential customers at no or low cost initially to them for evaluation purposes through short-term pilot deployments of our platforms, and there is no guarantee that we will be able to convert customers from these short-term pilot deployments to full revenue generating contracts.

●	Finance costs: We have entered into several convertible debt that gets automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing as defined in “Note 9. Long-Term Debt” in the Condensed consolidated interim financial statements. Provided that the amounts due have not been repaid by the Company by the Maturity Date, the convertible notes would automatically convert to equity based upon on the occurrence of a specified equity round of funding or corporate transaction, as defined in certain agreements. If we enter into a SPAC business combination agreement at any time while the convertible debt are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of our common stock.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a Company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Until the Company is considered to be an emerging growth company, the Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Segment Reporting

We operate as one operating segment with a focus on data engineering, artificial intelligence consulting, and technical services. Our Chief Executive Officer (“CEO”), as our chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables our CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with our long-term company-wide strategic goals.

Results of Operations

The period-to-period comparisons of our results of operations have been prepared using the historical periods included in our condensed consolidated interim financial statements. The following discussion should be read in conjunction with the condensed consolidated interim financial statements and related notes included elsewhere in prospectus. We have derived this data from our annual condensed consolidated financial statements included elsewhere in this prospectus.

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Nine Month ended September 30, 2025, Compared To Nine Month Ended September 30, 2024

	Nine month ended September 30,
(In thousands)	2025	2024	$ Variance	% Variance
	(Unaudited)
Revenue	$5,779	$6,641	$(862)	(13)%
Cost of revenue (1)	(2,488)	(3,019)	531	18%
Gross profit	3,291	3,622	(331)	(9)%

Operating expenses:
Selling and marketing (1)	934	1,550	(616)	(40)%
General and administrative (1)	5,131	8,170	(3,039)	(37)%
Research and development (1)	489	555	(66)	(12)%
Total operating expenses	6,554	10,275	(3,721)	(36)%
Loss from operations	(3,263)	(6,653)	3,390	51%

Other (expense) income:
Interest expense	(213)	(161)	(52)	(32)%
Loss on extinguishment of convertible notes payable / notes payable	(391)	(549)	158	29%
Loss on extinguishment of payable	-	(70)	70	100%
Gain/(Loss) on change in fair value of convertible notes and warrant liability	(1,405)	(4,337)	2,932	68%
Other (expense) income	59	(91)	150	165%

Total other expense, net	(1,950)	(5,208)	3,258	63%
Loss before income taxes	(5,213)	(11,861)	6,648	56%
Provision for income tax	-	(72)	(72)	(100)%
Equity in earnings of investee, net of income tax position of $0 and $0, respectively	-	(1)	(1)	(100)%
Net loss	$(5,213)	$(11,934)	$6,721	56%

Other comprehensive income (loss):
Change in foreign currency translation adjustment	$8	$50	$(42)	(84)%
Total comprehensive loss	$(5,205)	$(11,884)	$6,679	56%

Net loss per share - basic and diluted	$(0.46)	$(1.14)	$0.68	60%
Weighted-average common shares outstanding - basic and diluted	11,255,399	10,424,137	831,262	8%

(1)	Includes stock-based compensation expense as follows:

	Nine month ended September 30,
	2025	2024	$Variance
General and administrative	$117	$662	$(545)
Cost of revenue	$16	$38	$(22)
Selling and marketing	$28	$160	$(132)
Research and development	$15	$116	$(101)
Total stock-based compensation expense	$176	$976	$(800)

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Revenue – We derive the majority of our revenue by helping clients build AI solutions. We help clients build AI Solutions by providing our suite of products and services that solve their business problems. Clients may buy our products, services or combination of both products and services. Clients may buy AI Studio and AI Engines and may ask us to help them tune the model which will be part of the services. Clients may just buy AI Studio and not ask for any of our services. Clients may just also buy the services to set up a team and build a bespoke AI solution. The Company’s contracts for AI Solutions have different terms based on the scope and complexity of engagements; mix of products and services. Pricing for the majority of contracts are invoiced monthly on a time-and-materials basis, while some contracts have a fixed-fee or a milestone-based fee. Some contracts which are solely for AI Studio or AI Engines have a licensing fee-based invoices. The value derived from the services correspond to the labor hours expended, thus we measure the progress and recognizes revenue using an effort- based input method. We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. We generate substantially all of our revenue by providing services to clients and the nature of services provided were homogenous in nature.

We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of our revenues, based on the customer’s location (in thousands).

	Nine month Ended September 30,
	2025	2024
Customer locations
United States	$5,464	$6,458
Rest of the world	$315	$183
Total revenue	$5,779	$6,641

The table below presents the breakdown of our revenues, based on the type of services (in thousands).

	Nine month Ended September 30,
	2025	2024
Service type
AI Solutions (Product and Services)	$5,656	$6,641
AI Education Services	$123	-
Total revenue	$5,779	$6,641

(1)	The revenue from the AI Solutions - Products is insignificant during the Nine month ended September 30, 2025 and 2024.

Revenue for the nine month ended September 30, 2025, reduced to $5.78 million as compared to $6.64 million for the Nine month ended September 30, 2024, due to AI Solutions (Products and Services). In United States, although there had been additional deployed resources and new clients for 2025, however the overall revenue decrease is mainly due to reduction in the scope of the project and resources of the contract entered into with the customers leading to a decrease of $0.86 million. Also, contracts amounting to $1.20 million were completed in the year 2024 and decrease in scope with existing customer contracts amounting to $ 0.32 million. This decrease is offset by new contracts with both new and existing customers wherein we entered into 11 new customer contracts amounting to $0.65 million.

Cost of revenue – Cost of revenue primarily consists of consulting and payroll expenses that are assigned to building AI solutions.

Cost of revenue decreased by $0.53 million to $2.49 million for the nine month ended September 30, 2025, compared to $3.02 million for the nine month ended September 30, 2024. The decrease was primarily driven by lower consultancy expenses of $0.12 million and a reduction in payroll expenses of $0.41 million. The decline in consultancy costs was mainly attributable to a decrease in the average cost per consultant, in the United States (US) entity, while the average headcount of billable consultants remained constant at 36 for both years. In the Nepal entity, the decrease was due to the offboarding of two consultants who were engaged in client projects during 2024 but not in 2025. The reduction in payroll expenses was driven by a combination of factors. In the US entity, the average cost per employee decreased slightly, with the average headcount remaining constant at 4. In contrast, in the Nepal entity, the decrease was mainly due to a decline in average headcount from 155 in 2024 to 86 in 2025, even though the average cost per consultant increased in 2025. Additionally, there was a $0.03 million decrease in cost of revenue related to stock-based compensation, primarily due to the completion of vesting for previously granted awards.

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Gross profit – Gross profit is calculated as revenue less total cost of revenue. Our gross profit in future periods will depend on a variety of factors, including market conditions that may impact our pricing, sales mix changes among our service agreements, and product mix changes between established services and new services.

Gross profit decreased by $0.33 million to $3.29 million for the nine month ended September 30, 2025, compared to $3.62 million for the nine month ended September 30, 2024, as a result of lower sales.

Selling and marketing expenses – Selling and marketing expenses represent spending associated with promoting and selling of our services. These expenses comprise of personnel costs, travel and accommodation expenses, as well as advertising and consulting costs related to such activities.

Selling and marketing expenses decreased by $0.62 million, from $1.55 million for the nine months ended September 30, 2024, to $0.93 million for the nine months ended September 30, 2025. The decrease was primarily attributable to lower commission expenses, consulting fees, payroll costs, and stock-based compensation.

Commission expenses decreased by $0.10 million, as the full commission for the vertical head for 2025 will be recorded at year-end, unlike in the prior year. Consulting fees for the selling and marketing team decreased by $0.12 million, mainly because consultants worked fewer hours in 2025 compared to 2024, and one consultant was transitioned to payroll.

Payroll expenses decreased by $0.18 million, primarily due to a reduction in headcount within the selling and marketing function.

In addition, stock-based compensation expenses decreased by $0.13 million, due to the completion of vesting for previously granted awards.

General and administrative expenses – General and administrative expenses consist of expenses associated with general and administrative functions of the business such as the costs of salaries, IT infrastructure, bad debt, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

General and administrative expenses decreased by $2.82 million, from $7.95 million for the nine months ended September 30, 2024, to $5.13 million for the nine months ended September 30, 2025. The decrease was primarily driven by lower professional charges, stock-based compensation, and bad debt expenses, partially offset by higher payroll and consultancy expenses.

Professional charges decreased by $2.06 million, primarily due to the termination of contracts related to valuation consultancy services from Centri Business Consulting (CBC), amounting to approximately $1.0 million. The remaining reduction was attributable to lower professional services availed from CFGI Holding LLC in 2025 as compared to 2024, together accounting for approximately $2.0 million. Stock-based compensation expense declined by $0.32 million, primarily due to the completion of vesting for previously granted awards. Additionally, bad debt expense decreased by $0.41 million during the period.

These reductions were partially offset by an increase in payroll expenses of $0.30 million and consultancy expenses of $0.26 million. The increase in consultancy costs was due to changes in staffing mix, as the average cost per consultant decreased in 2025, while the average headcount also declined.

Research and development expenses – Research and development expenses include costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and development expenses for the nine month ended September 30, 2025, decreased by $0.07 million to $0.49 million as compared to $0.56 million for the nine month ended September 30, 2024. The decrease was primarily due to stock-based compensation of $0.10 million due to the completion of vesting for previously granted awards. This was partially offset by increases in payroll expenses of $0.03 million.

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Interest expense – Interest expense represents interest payable on our borrowings including the debt discount that is being amortized, as well as debt financing and equity issuance costs that are amortized to interest expense.

Interest expense increased by $0.05 million to $0.21 million for the nine month ended September 30, 2025, from $0.16 million for the nine month ended September 30, 2024. The increase was primarily due to a higher outstanding balance of promissory notes reflecting the issuance of a new promissory notes between the periods.

Loss on extinguishment of debt – Loss on extinguishment of debt for the nine month ended September 30, 2025, was $0.39 million as compared to $0.55 million for the nine month ended September 30, 2024. The Loss on extinguishment of debt during 2025 represents $ 0.1 million related to April 2024 Convertible Note, $ 0.1 million related to June 2024 Convertible Note and $ 0.2 million related to September 2024 Convertible Notes. Loss on extinguishment of debt are related to modification of the aforementioned loan on account of change in conversion price from $4.94 to $3.15 was accounted for under the substantial premium model in accordance with ASC 470, Debt where the excess above the fair value of these notes was recorded as loss on extinguishment of debt.

Loss on extinguishment of debt for nine month ended September 30, 2024 represents the repayment of the 2023 Notes Agreement. In August 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us the loans in an aggregate principal amount of up to $4.0 million in three separate tranches. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable along with an additional payment for interest, prepayment fees, and lender fees. These payments resulted in a loss, recorded in loss on extinguishment of debt.

Loss on change in fair value – Loss on change in value represents the changes in fair value related to our convertible notes and warrant liability.

Gain/(Loss) on change in fair value for the nine month ended September 30, 2025 was ($1.41) million as compared to ($4.34 million) for the nine month ended September 30, 2024, resulting in gain of $2.93 million. We qualified for and elected to account for the convertible notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. As a result, the convertible notes were recorded at fair value upon issuance and recorded as gain and loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the nine month ended September 30, 2025 and September 30, 2024, respectively. The variance primarily reflects updated fair value measurements as of September 30, 2025, compared to those as of September 30, 2024. In the prior-year period, the Company incurred a loss of $(4.34) million due to a substantial increase in its estimated marketable stock price from $1.28 as of December 31, 2023 to $7.54 as of September 2024, which significantly increased the fair value of the related instruments and the liability associated with the convertible notes. In the current-year period, the loss decreased to $(1.41) million, driven by a decline in the estimated marketable stock price from $7.48 as of December 31, 2024 to $5.90 as of September 30, 2025, resulting in a reduction in the fair value of the related instruments. The Company’s management performed a quantitative assessment of Gain/(Loss) on change in fair value for this period, and in doing so, considered an independent fair valuation report obtained by management.

Other (expense) income – Other (expense) income consists of our proportional share of earnings and losses related to our equity method investment as well as impairment loss, penalties and settlements, and other miscellaneous expenses.

Other income for the nine months ended September 30, 2025, was $0.06 million, compared to other expenses of $(0.09) million for the nine months ended September 30, 2024, representing an improvement of $0.15 million. The prior period (nine months ended September 30, 2024) included a one-time expense of $0.05 million related to penalties from one vendor, with the remaining variance primarily attributable to foreign exchange gains/losses

Provision for income tax – Provision for income tax is accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for all future benefits including, but not limited to, net operating losses, research and development credit carryforwards, and basis differences with certain assets and liabilities.

Provision for income tax is Nil for the for the nine month ended September 30, 2025 and $ 0.07 million for nine month ended September 30, 2024.

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Net loss – Net loss for the nine month ended September 30, 2025, was $5.21 million, compared to a net loss of $11.93 million for September 30, 2024. The change was the result of increase in profit on change in fair value of convertible notes and warrant liability, decrease in General and administrative and Selling and Marketing expense and due to decrease in stock-based compensation due to the completion of vesting for previously granted awards, payroll expenses and decrease in Loss on extinguishment of debt.

Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We report certain key financial measures that are not required by, or presented in accordance with GAAP, and these non-GAAP financial measures should not be considered as an alternative to the information prepared in accordance with GAAP. In addition, the Company’s management reviews performance by focusing on several key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP financial measures provide a useful measure of our operating results, a meaningful comparison with historical results and with the results of other companies, and insight into our ongoing operating performance. Further, we utilize these measures, in addition to GAAP measures, when evaluating and comparing our operating performance against internal financial forecasts and budgets.

However, there are several limitations related to the use of non-GAAP financial measures because it excludes significant expenses or credits that are required by GAAP to be included in our financial statements. In addition, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance. Therefore, non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

The Company defines adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) as net loss before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation, fair value changes, loss on extinguishment of debt and payable, and aborted IPO costs that consisted of direct and incremental costs, such as accounting, consulting, and legal fees, incurred in connection with the aborted IPO.

Non-GAAP Reconciliations

We use the non-GAAP measures EBITDA and adjusted EBITDA to help us evaluate our business, identify trends affecting our business, formulate business plans and financial projections, and make strategic decisions. Also, we exclude depreciation and amortization, stock-based compensation and fair value changes, which are non-cash expenses, from these non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations and comprehensive loss. Thus, our non-GAAP EBITDA and adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing reconciliations of these non-GAAP measures to the most comparable GAAP measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

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The reconciliation of our net loss to EBITDA and Adjusted EBITDA for the nine month ended September 30, 2025, and September 30, 2024, is as follows:

	Nine month Ended September 30,
(In thousands)	2025	2024
Net loss	$(5,213)	$(11,934)
Interest expense	213	161
Provision for tax	-	72
Depreciation and amortization	139	126
EBITDA	$(4,861)	$(11,575)
Stock-based compensation	176	976
Fair value adjustments (1)	1,405	4,337
Extinguishment of payable	-	70
Extinguishment of debt	391	549
Adjusted EBITDA	$(2,889)	$(5,643)

(1)	Represents change in fair value of convertible notes and warrant liability.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

(In USD, In thousands)	2024	2023	$Variance	% Variance
Revenue	8,811	7,438	1,373	18%
Cost of revenue (1)	(3,976)	(3,199)	(777)	24%

Gross profit	4,835	4,239	596	14%

Operating expenses:
Selling and marketing (1)	1,964	1,895	69	4%
General and administrative (1)	10,333	7,025	3,308	47%
Research and development (1)	732	604	128	21%

Total operating expenses	13,029	9,524	3,505	37%

Loss from operations	(8,194)	(5,285)	(2,909)	55%

Interest expense	(234)	(451)	217	(48)%
Loss on extinguishment of debt	(601)	(143)	(458)	320%
Loss on extinguishment of payable	(70)	—	(70)	100%
Loss on change in fair value of convertible notes and warrant liability	(6,104)	(611)	(5,493)	899%
Other (expense) income	(148)	(261)	113	(43)%

Total other expense, net	(7,157)	(1,466)	(5,691)	388%

Loss before income taxes	(15,351)	(6,751)	(8,600)	127%
Provision for income tax	(31)	(11)	(20)	182%
of $0 and $0, respectively .	(1)	—	(1)	100%

Net loss	$(15,383)	$(6,762)	(8,621)	127%

Change in foreign currency translation adjustment	$57	$(6)	$63	1050%

Total comprehensive loss	$(15,326)	$(6,768)	$(8,558)	126%

Net loss per share - basic and diluted	$(1.45)	$(0.73)	$(0.72)	98%

Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534	1,354,400	15%

(1)	Includes stock-based compensation expense as follows:

	Year ended December 31,
	2024	2023
General and administrative	$723	$1,972
Cost of revenue	44	86
Selling and marketing	170	69
Research and development	130	27

Total stock-based compensation expense	$1,067	$2,154

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Revenue – We derive the majority of our revenue by helping clients build AI solutions. We help clients build AI Solutions by providing our suite of products and services that solve their business problems. Clients may buy our products, services or combination of both products and services. Clients may buy AI Studio and AI Engines and may ask us to help them tune the model which will be part of the services. Clients may just buy AI Studio and not ask for any of our services. Clients may just also buy the services to set up a team and build a bespoke AI solution. The Company’s contracts for AI Solutions have different terms based on the scope and complexity of engagements; mix of products and services. Pricing for the majority of contracts are invoiced monthly on a time-and-materials basis, while some contracts have a fixed-fee or a milestone-based fee. Some contracts which are solely for AI Studio or AI Engines have a licensing fee-based invoices. The value derived from the services correspond to the labor hours expended, thus we measure the progress and recognizes revenue using an effort- based input method. We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. We generate substantially all of our revenue by providing services to clients and the nature of services provided were homogenous in nature.

We provide services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of our revenues, based on the customer’s location (in thousands)

	Year ended December 31,
	2024	2023
Customer locations
United States	$8,544	$7,165
Rest of the world	267	273
Total revenue	$8,811	$7,438

The table below presents the breakdown of our revenues, based on the type of services (in thousands).

	Year ended December 31,
	2024	2023
Service type
AI Solutions (Products and Services)	$8,811	$7,438
Total revenue	$8,811	$7,438

The revenue from the AI Solutions - Products is insignificant during the year ended December 31, 2024 and 2023.

Revenue for the year ended December 31, 2024 increased by $1.4 million to $8.8 million as compared to 7.4 million for the year ended December 31, 2023, due to AI Solutions (Products and Services). During the years ended December 31, 2024 and December 31, 2023, the product revenues were insignificant. The period-on-period increase is due to revenue growth primarily driven by new contracts with both new and existing customers. $1.4 million of the increase was attributable to new customers, and $1.1 million was attributable to existing customers which was fully offset by $1.1 million of customers churned. We entered into 11 new customer contracts during the year ended December 31, 2024. Revenue increased $1.4 million in the United States from December 31, 2023 to December 31, 2024 with marginal change in the rest of the world. We expanded our market in the United States, in states such as New York, Texas and California

Cost of revenue – Cost of revenue primarily consists of consulting and payroll expenses that are assigned to building AI solutions.

Cost of revenue increased by $0.8 million to $4.0 million for the year ended December 31, 2024, compared to $3.2 million for the year ended December 31, 2023. The increase was due to an increase in consulting cost due to new customer contracts as well as increased payroll costs attributable to headcount increase across all of our subsidiaries.

Gross profit – Gross profit is calculated as revenue less total cost of revenue. Our gross profit in future periods will depend on a variety of factors, including market conditions that may impact our pricing, sales mix changes among our service agreements, and product mix changes between established services and new services.

Gross profit increased by $0.6 million to $4.8 million for the year ended December 31, 2024, compared to $4.2 million for the year ended December 31, 2023, as a result of higher sales.

Selling and marketing expenses – Selling and marketing expenses represent spending associated with promoting and selling of our services. These expenses comprise of personnel costs, travel and accommodation expenses, as well as advertising and consulting costs related to such activities.

Selling and marketing expenses for the year ended December 31, 2024 increased by $0.07 million to $1.96 million as compared to $1.89 million for the year ended December 31, 2023. The increase was due to an increase in advertising and commissions for the growth of our sales department. There was also an increase of $0.10 million in selling and marketing expense related to stock-based compensation. We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales support infrastructure and invest in our brand and product awareness to further penetrate the United States and the international markets.

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General and administrative expenses – General and administrative expenses consist of expenses associated with general and administrative functions of the business such as the costs of salaries, IT infrastructure, bad debt, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

General and administrative expenses for the year ended December 31, 2024 increased $3.3 million to $10.3 million as compared to $7.0 million for the year ended December 31 2023. This increase was primarily due to costs incurred for advisory, legal and accounting services in the amount of $3.9 million as a result of the proposed merger and were included in general and administrative expenses in the consolidated statement operations and comprehensive loss as of December 31, 2024, Additionally, bad debt expense also increased by $0.4 million. This was partially offset by a decrease in overall employee entertainment spend due to cost cutting measures. There was also a decrease in stock-based compensation by $1.3 million. We expect to continue to incur additional general and administrative expenses as a result of preparing for the business combination and operating as a public company in the future, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq Stock Market, additional insurance costs, investor relations activities and other administrative and professional services. Thus, we expect general and administrative expenses to increase in absolute dollars in future periods.

Research and development expenses – Research and development expenses include costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and development expenses for the year ended December 31, 2024 increased $0.1 million to $0.7 million as compared to $0.6 million for the year ended December 31, 2024. The increase was due to additional personnel cost for product development, principally due to stock-based compensation. We expect our research and development expense to increase in absolute dollars as we continue to develop new products and enhance existing services and technologies.

Interest expense – Interest expense represents interest payable on our borrowings including the debt discount that is being amortized, as well as debt financing and equity issuance costs that are amortized to interest expense.

Interest expense decreased to $0.2 million for the year ended December 31, 2024, from $0.5 million in 2023. The decrease was primarily due to the termination of the contract of Founderpath accounted as secured borrowings in the year 2023 for which the amortization of the debt discount was completed in the year 2023. Hence, no interest expense was accounted in the current year leading to a decrease in the interest expense.

Loss on extinguishment of debt – Loss on extinguishment of debt represents the repayment of the 2023 Notes Agreement and the cancellation of the Founderpath agreement. In August 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us the loans in an aggregate principal amount of up to $4.0 million in three separate tranches. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable along with an additional payment for interest, prepayment fees, and lender fees. These payments resulted in a loss, recorded in loss on extinguishment of debt. In August 2023, we agreed to pay Founderpath full payment and satisfaction of the remaining amount owed by us to Founderpath as of that date. Upon payment of this amount, all liens and security interests of Founderpath in any and all of the assets and properties were automatically released and terminated. Founderpath agreed to cancel the agreement with us.

Loss on extinguishment of debt for the year ended December 31, 2024 was $0.6 million as compared to $0.14 million for the year ended December 31, 2023. The $0.6 million is the loss on extinguishment of aforementioned 2023 Notes Payable.

Loss on extinguishment of payable – In August 2024, we entered into a second agreement (the “Second Agreement”) with a vendor whereby we and the vendor acknowledged an outstanding accounts payable balance of $0.4 million owed to the vendor for services rendered. As we determined that the Second Amendment should be accounted for as an extinguishment, we calculated a loss on extinguishment equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations, which was determined to be $0.4 million, and the net carrying amount of the initial obligation was $0.4 million, which resulted in a loss on extinguishment of $0.07 million, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024.

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Loss on extinguishment of payable for the year ended December 31, 2024, was $0.07 million represents the aforementioned Second Agreement transaction.

Loss on change in fair value – Loss on change in value represents the changes in fair value related to our convertible notes and warrant liability.

Loss on change in fair value for the year ended December 31, 2024 was $6.1 million as compared to $0.6 million for the year ended December 31, 2023, for an increase of $5.5 million. We qualified for and elected to account for the convertible notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. As a result, the convertible notes were recorded at fair value upon issuance and recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the year ended December 31, 2024 and 2023, respectively. The increase in the loss on change in fair value was on account of new convertible notes issued during the year which were elected to be accounted at fair value. Also, the loss on change in fair value was mainly due to the change in fair value of January 2024 Convertible note and 2019 Convertible note

Other (expense) income – Other (expense) income consists of our proportional share of earnings and losses related to our equity method investment as well as impairment loss, penalties and settlements, and other miscellaneous expenses.

Other expense for the year ended December 31, 2024, was $0.2 million, compared to $0.3 million for the year ended December 31, 2023, representing a decrease of $0.1 million. The decrease was primarily due to the absence of significant miscellaneous expenses recorded in the previous year and lower tax-related charges. This was partially offset by foreign exchange gains other income and impairment loss recorded during the year December 31, 2024.

Provision for income tax – Provision for income tax is accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. In addition, deferred tax assets are recorded for all future benefits including, but not limited to, net operating losses, research and development credit carryforwards, and basis differences with certain assets and liabilities.

Provision for income tax for the year ended December 31, 2024 has increased by $0.02 million compared to the year ended December 31, 2023.

Net loss – Net loss for the year ended December 31, 2024 was $15.4 million, compared to a net loss of $6.75 million for 2023. The change was the result of higher operating expenses due mostly to professional and legal services as well as an increase in loss on change in fair value of convertible notes and warrant liability.

Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We report certain key financial measures that are not required by, or presented in accordance with GAAP, and these non-GAAP financial measures should not be considered as an alternative to the information prepared in accordance with GAAP. In addition, the Company’s management reviews performance by focusing on several key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP financial measures provide a useful measure of our operating results, a meaningful comparison with historical results and with the results of other companies, and insight into our ongoing operating performance. Further, we utilize these measures, in addition to GAAP measures, when evaluating and comparing our operating performance against internal financial forecasts and budgets.

However, there are several limitations related to the use of non-GAAP financial measures because it excludes significant expenses or credits that are required by GAAP to be included in our financial statements. In addition, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance. Therefore, non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

The Company defines adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) as net loss before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation, fair value changes, loss on extinguishment of debt and payable, and aborted IPO costs that consisted of direct and incremental costs, such as accounting, consulting, and legal fees, incurred in connection with the aborted IPO.

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Non-GAAP Reconciliations

We use the non-GAAP measures EBITDA and adjusted EBITDA to help us evaluate our business, identify trends affecting our business, formulate business plans and financial projections, and make strategic decisions. Also, we exclude depreciation and amortization, stock-based compensation and fair value changes, which are non-cash expenses, from these non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations, as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations and comprehensive loss. Thus, our non-GAAP EBITDA and adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing reconciliations of these non-GAAP measures to the most comparable GAAP measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

The reconciliation of our net loss to EBITDA and Adjusted EBITDA for the year ended December 31, 2024, and December 31, 2023, is as follows:

	Year Ended December 31,
(In thousands)	2024	2023
Net loss	$(15,383)	$(6,762)
Interest expense	234	451
Provision for tax	31	11
Depreciation and amortization	179	109
EBITDA	$(14,939)	$(6,191)
Stock-based compensation	1,067	2,154
Fair value adjustments (1)	6,104	611
Extinguishment of payable	70	—
Extinguishment of debt	601	143
Aborted IPO cost (2)	—	306
Adjusted EBITDA	$(7,097)	$(2,977)

1.	Represents change in fair value of convertible notes and warrant liability.
2.	Represents professional service fees related to the proposed SPAC transaction in 2023.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

We formally evaluated our liquidity and cash position most recently in 2025 when preparing our 2025 interim financial statements. As of September 30, 2025, we had cash of approximately $0.11 million and a net working capital deficit of approximately $27.36 million. As of that date, we also had an accumulated deficit of approximately $39.43 million and a net loss of $5.21 million for the nine months then ended.

As of December 31, 2024, we had cash of approximately $0.50 million and a net working capital deficit of approximately $16.18 million. As of December 31, 2024, we had an accumulated deficit of $34.22 million and a net loss of $15.38 million for the year ended December 31, 2024.

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These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these unaudited condensed consolidated interim financial statements were issued. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, the Company’s ability to continue operations depends on obtaining additional equity or debt financing and, ultimately, on generating profits from operations and achieving positive operating cash flows — neither of which is assure.

On October 22, 2025, Merger Sub merged with and into Fusemachines, with Fusemachines continuing as the surviving company and becoming a wholly owned subsidiary of Pubco. In connection with the closing, approximately $14.0 million in cash was received for the issuance of shares of Fusemachines Pubco Common Stock. All convertible notes were settled through the issuance of Fusemachines Common Stock, and certain promissory notes were repaid in cash upon closing. Following the business combination, the net balance of cash and cash equivalents was approximately $9.4 million. The Company’s trade payables, accrued expenses, and other current liabilities exceed the net cash and cash equivalents balance. Management is evaluating initiatives to streamline operations through reductions in headcount and consultant costs, and continued negotiations with vendors to achieve more favorable terms. In addition, the Company’s business plan anticipates a measured growth trajectory supported by new client acquisitions and expansion of existing customer relationships. While these actions are expected to enhance the Company’s financial position and extend its operational runway once implemented, they remain in the planning and negotiation stages.

As of the date on which these unaudited condensed consolidated interim financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash Flows for the Nine Months Ended September 30, 2025 and 2024

Interim Period Cash Flows

The following table summarizes our cash flows for the periods presented

	Nine months Ended Sept 30,
(In thousands)	2025	2024
Net cash provided by’ (used in):
Operating activities	$(488)	$(2,510)
Investing activities	$(80)	$(155)
Financing activities	$175	$2,565
Effect of exchange rate changes on cash	$(1)	$-
Net increase (decrease) in cash	$(394)	$(100)

Operating Activities

Net cash used in operating activities during the nine month ended September 30, 2025, decreased by $2.02 million, to $0.49 million from $2.51 million in the same period 2024. The decrease in operating cashflow is largely on account of decrease in net loss to $5.21 million for the nine month ended September 30, 2025 from $11.93 million for the nine month ended September 30, 2024 was primarily attributable to the change in fair value of convertible notes, decrease in Selling and marketing expense on account of stock-based compensation due to the completion of vesting for previously granted awards and decrease in working capital changes to $2.43 million from $2.82 million. The $0.49 million net cash used in operating activities in 2025 was primarily related to (i) a net loss of $5.21 million, offset by; (ii) depreciation and amortization of $0.14 million; (iii) provision for credit losses of $0.05 million; (iv) stock-based compensation of $0.18 million; (v) amortization of right-of-use assets of $0.07 million; (vi) Loss on extinguishment of debt of $0.39 million; (vii) Changes in fair value of Convertible Notes at Fair Value of $ 1.50 million; (viii) Change in fair value of common stock warrant liability of $(0.10) million(ix) Accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.07 million; (x)Working capital changes of $2.44 million.

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Net cash used in operating activities for the nine-month ended September 30, 2024, was $2.51 million. This amount was primarily related to (i) a net loss of $11.93 million; offset by (ii) depreciation and amortization of $0.12 million; (iii) provision for credit losses of $ 0.46 million; (iv) stock-based compensation of $0.97 million; (v) Change in fair value of common stock warrant liability of $0.53 million (vi) Changes in fair value of Convertible Notes at Fair Value of $3.81 million; (vii) Amortization of right-of-use assets of $0.09 million; (viii) Loss on extinguishment of debt of $0.55 million (ix) Accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.06 million (x) Equity method investment obtained in exchange for services of $(0.10) and (xi) working capital changes of $2.82 million.

Investing Activities

Net cash used in investing activities during the nine month ended September 30, 2025, was $0.08 million compared to $0.16 million during the nine month ended September 30, 2024. The $0.08 million net cash used in investing activities in 2025 consisted of $0.07 million in costs capitalized for internally developed software and $0.01 million in purchases of property and equipment.

Net cash used in investing activities for the nine month ended September 30, 2024, was $0.16 million and consisted of purchases of property and equipment of $0.05 million, disposal of property and equipment of $0.003 million, costs capitalized for internally developed software of $0.11 million..

Financing Activities

Net cash provided by financing activities was $0.18 million in the nine month ended September 30, 2025, compared to $2.57 million in September 2024, representing a decrease of $2.39 million over the respective periods. The decrease in cash flow from financing activities was primarily due to the absence of financing events in the current period that were present in the prior period (refer below for breakup of cash flow from financing activities in prior period). The $0.18 million net cash provided by financing activities for the nine month ended September 30, 2025 consisted of proceeds from convertible notes payable of $0.18 million.

Net cash provided by financing activities for the nine month ended September 30, 2024, was $2.57 million and consisted of proceeds from (i) proceeds from notes payable of $6.50 million; (ii) proceeds from convertible notes payable of $ 0.46 million ; (iii) proceeds from related party loan payable of $ 0.60 million (iv) payments of notes payable of $3.00 million; (v) payment of deferred transaction costs of $0.002 million; (vi) common stock repurchase of $2 million and (vii) exercise of stock options of $0.01 million.

Cash Flows for the Years Ended December 31, 2024 and 2023

The following table summarizes our cash flows for the periods presented

	Year Ended December 31,
(In thousands)	2024	2023
Net cash provided by (used in):
Operating activities	$(2,201)	$(2,474)
Investing activities	(176)	(294)
Financing activities	2,612	2,138
Effect of exchange rate changes on cash	(1)	(7)
Net increase (decrease) in cash	$234	$(637)

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Operating Activities

Net cash used in operating activities during the year ended December 31, 2024, decreased by $0.3 million, to $2.2 million from $2.5 million in the same period 2023. The decrease in operating cashflow is largely on account of the increase in net loss to $15.4 million in 2024 from $6.8 million in 2023 was primarily attributable to the change in fair value of convertible notes and increased payroll and consulting costs due to headcount growth to grow our customer base and support our business operations. The $2.2 million net cash used in operating activities in 2024 was primarily related to (i) a net loss of $15.4 million, offset by; (ii) depreciation and amortization of $0.2 million; (iii) provision for credit losses of $0.5 million; (iv) stock-based compensation of $1.1 million; (v) amortization of right-of-use assets of $0.1 million; (vi) changes in fair value of convertible notes and common stock warrant liability totaling $6.1 million ($5.6 million and $0.5 million, respectively); (vii) Accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.1 million; (viii) Loss on extinguishment of debt and payable of $0.7 million ($0.6 million and $0.1 million, respectively) and (ix) Working capital changes of $4.4 million.

Net cash used in operating activities for the year ended December 31, 2023 was $2.5 million. This amount was primarily related to (i) a net loss of $6.8 million; offset by (ii) depreciation and amortization of $0.1 million; (iii) provision for credit losses of $0.1 million; (iv) amortization of right-of-use assets of $0.2 million; (v) loss on extinguishment of debt of $0.1 million; (vi) stock-based compensation of $2.2 million; (vii) changes in fair value of convertible notes of $0.6 million; (viii) accretion of cumulative mandatorily redeemable common and preferred stock liability of $0.1 million; and (ix) working capital changes of $0.9 million.

Investing Activities

Net cash used in investing activities during the year ended December 31, 2024 was $0.2 million compared to $0.3 million in 2023. The $0.1 million net cash used in investing activities in 2024 consisted of $0.1 million in costs capitalized for internally developed software and $0.02 million in purchases of property and equipment.

Net cash used in investing activities for the year ended December 31, 2023 was $0.3 million and consisted of purchases of property and equipment of $0.16 million, costs capitalized for internally developed software of $0.1 million, and advances paid for capital expenditure of $0.04 million.

Financing Activities

Net cash provided by financing activities was $2.6 million in the year ended December 31, 2024 compared to $2.1 million in 2023, representing an increase of $0.5 million over the respective periods. This increase was primarily due to additional financing arrangements entered into during 2024. The $2.6 million net cash provided by financing activities in 2024 consisted of (i) proceeds from convertible notes at fair value of $6.5 million; (ii) proceeds from convertible notes payable of $0.5 million; (iii) proceeds from related party loan payable of $0.7 million, offset by (iv) payments on notes payable of $3.0 million; (v) common stock repurchase of $2.0 million; and partially offset by (vi) exercise of stock options and payment of deferred transaction costs.

Net cash provided by financing activities for the year ended December 31, 2023 was $2.1 million and consisted of proceeds from i) proceeds from loan payable of $2.9 million; (ii) proceeds from secured borrowing of $0.5 million; (iii) payments of secured borrowings of $1.0 million; (iv) net payments on related party of $0.2 million; and (v) payments of debt issuance costs to third parties of $0.1 million.

Contractual Obligations and Commitments

Our contractual cash obligations as of September 30, 2025, are summarized in the table below:

(in thousands)	2025	2026	2027	2028	2029	Thereafter	Total
Debt	700	-	-	-	-	-	700
Interest	83	83	5	-	-	-	171
Mandatorily redeemable preferred and ordinary stock	-	-	1,433	-	-	-	1,433
Common Stock Contingent Obligation	409	-	-	-	-	-	409
Operating lease	39	161	169	177	187	435	1,168
Total	1,231	244	1,607	177	187	435	2,713

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As further discussed in “Note 9. Long-Term Debt” to the notes to the consolidated financial statements contained elsewhere in this prospectus, the Company has an aggregate balance of $18.3 million in convertible notes with various maturity dates (“Maturity Date”). Provided that the amounts due have not been repaid by the Company by the Maturity Date, the convertible notes would automatically convert to equity based upon the occurrence of a specified equity round of funding or corporate transaction, as defined in certain agreements. As of the date of this prospectus, the Company has not repaid any of the convertible notes. See “Note 9. Long- Term Debt” for further discussion of our convertible notes and other long-term- Debt.

Debt Financing Arrangements

On October 15, 2019, we entered into a convertible promissory note agreement with a lender and issued a convertible promissory note for a principal amount of $2.0 million (the “2019 Convertible Note Agreement”). On September 7, 2021 a second convertible promissory note was issued to the same lender for a principal amount of $0.5 million (the “2021 Convertible Note Agreement”), collectively with the 2019 Convertible Note Agreement referred to as the “Convertible Notes Agreements”. On December 22, 2022, the Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date to December 23, 2023, increase the interest rate to 15% for the period from December 22, 2022 to December 22, 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7.5 million (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $0.4 million due no later than March 22, 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $0.4 million. On December 20, 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of both notes to January 22, 2024. In January 2024, these convertible notes were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case we complete the business combination mentioned above. On January 31, 2025, the company entered into an amendment agreement of the convertible note payable pursuant to which the maturity date was revised to February 28, 2026. The 2021, 2022, 2023 and 2025 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment is accounted for as an extinguishment of debt.

On August 24, 2023, we entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to us loans in an aggregate principal amount of up to $4.0 million in three separate tranches. On that day, we withdrew $3.0 million (the “First Tranche”). We additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $0.5 million on or before March 31, 2024 (the “Second Tranche”) and a third tranche of $0.5 million on or before September 30, 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity. The 2023 Notes are secured by substantially all of our assets. The 2023 notes mature on August 24, 2027. In January 2024, we repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3.0 million along with an additional payment of $0.1 million for interest, prepayment fees, and lender fees. These payments resulted in a 0.6 million loss, recorded in loss on extinguishment of debt, in the consolidated statements of operations and comprehensive loss.

In connection with the 2023 Notes Agreement, we issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. As of December 31, 2023, the fair value and carrying amount of the Common Stock Warrant Liability was $0.4 million.

During the year ended December 31, 2023, we entered into a line of credit with JPMorgan Chase Bank, N.A. for a principal amount of $0.2 million. The terms of the agreement were five years with an annual interest rate of 2%. During August 2023, the line of credit including principal and interest expense of $2.0 thousand was repaid through the 2023 Notes Payable.

During the year ended December 31, 2023, we entered into a short-term loan agreement of $0.3 million. The terms of the loan was 3 months with an annual interest rate of 13.25%. During August 2023, the short-term loan was repaid through the 2023 Notes Payable.

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In January 2024, we entered into two convertible promissory note agreements (the “January 2024 Convertible Notes Agreements”) with a lender for the principal amounts of $2.0 million (“January 2024 Convertible Note A”) and $4.5 million (“January 2024 Convertible Note B”), respectively, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

In April 2024, we entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $0.1 million and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025. Upon the conversion of the April 2024 Convertible Note to common stock, we shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

In June 2024, we entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $0.1 million and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025. Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, we shall issue the holder a warrant to purchase 7,500 shares of common stock with a per share exercise price of $11.50.

In September 2024, we entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $0.1 thousand (the “September 2024 Convertible Notes”). The 2024 September Convertible Notes mature in September 2026. Upon the conversion of the September 2024 Convertible Notes to common stock, we shall issue the holders each a warrant to purchase 7,500 shares of common stock with a per share exercise price of $11.50.

During 2024, we have entered into seven separate promissory notes with the CEO for aggregate principal amount of $0.7 million.

On February 24, 2025, the Company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

There are also modifications to the terms of existing promissory notes. Refer to the section entitled ‘Recent Developments’ for details.

Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back, or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related Party Transactions

Refer to Note 18, “Related Parties” of the condensed consolidated financial statements contained elsewhere in this prospectus, for disclosure of our related party transactions.

Critical Accounting Policies and Estimates

Our condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Actual results could differ materially from those estimates due to risks and uncertainties, including uncertainty in the current economic environment. To the extent that there are material differences between these estimates and our actual results, our future condensed consolidated financial statements will be affected.

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The critical accounting estimates, assumptions, and judgments that have the most significant impact on our condensed consolidated financial statements are described below. For further information on significant accounting policies, see “Note 2, Summary of Significant Accounting Policies” of our audited condensed consolidated financial statements included herein.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (I) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents the professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. Standard contractual arrangements are governed by Master Services Agreements (“MSAs”), which set out general terms including payment, termination rights, and intellectual property ownership. Detailed scope, pricing, and performance obligations are defined in Statements of Work (“SOWs”), which are executed for each engagement or project phase. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. For professional services that are distinct and billed on a time-and-materials basis, revenue is generally recognized as the services are provided, which is reflective of the transfer of the services to the customer. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized over time.

In addition to time-and-materials arrangements, the Company also enters into milestone-based or fixed-fee contracts. For these contracts, revenue is recognized over time using an input method (e.g., labor hours incurred relative to total expected hours) that faithfully depicts performance. If a contract does not meet the criteria for over-time recognition, revenue is recognized at the point in time when control transfers to the customer. During the nine month ended September 30, 2025, and September 30, 2024, the revenues from milestone based or fixed fee contracts were insignificant.

Company’s AI Solutions includes product revenues primarily comprising software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. Implementation, customization, or model tuning services if applicable, when included, are evaluated as separate performance obligations when they are distinct from the software and not highly interdependent. These services are generally satisfied over time as the work progresses. During the nine month ended September 30, 2025, and September 30, 2024, the product revenues were insignificant. For most contracts, the Company uses a Master Services Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

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Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the condensed consolidated financial statements carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of changes.

The realizability of deferred tax assets is primarily dependent on future earnings. The Company evaluates the realizability of deferred tax assets and recognizes a valuation allowance when it is more likely than not that all, or a portion of, deferred tax assets will not be realized. A reduction in estimated forecasted results may require that we record valuation allowances against deferred tax assets. Once a valuation allowance has been established, it will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized. A pattern of sustained profitability will generally be considered as sufficient positive evidence to reverse a valuation allowance. If the allowance is reversed in a future period, the income tax provision will be correspondingly reduced. Accordingly, the increase and decrease of valuation allowances could have a significant negative or positive impact on future earnings.

The United States subjects corporations to taxes on Global Intangible Low-Taxed Income (“GILTI”) earned by certain foreign subsidiaries. The Company elected to provide for the tax expense related to GILTI in the year the tax is incurred.

Recent Accounting Pronouncements

For further information on recent accounting pronouncements, see “Note 2, Summary of Significant Accounting Policies” of our audited condensed consolidated financial statements included herein

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

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BUSINESS

Overview

Fusemachines is a leading provider of AI solutions, offering innovative AI products and services to businesses across various sectors. With over a decade of experience, we help enterprises seamlessly integrate AI into their operations, enhancing efficiency, reducing costs, and driving innovation. Our products and services are uniquely supported by a global talent pool, primarily sourced from underserved communities, allowing us to deliver high- quality AI solutions at scale while fulfilling our mission of democratizing AI.

Our diverse client base spans industries such as consumer brands, healthcare, media, technology, government and more. These clients have successfully utilized our AI solutions to solve critical business challenges such as improving sales forecasting accuracy, eliminating manual data entry errors, and detecting fraud in real-time, etc. Our commitment to delivering measurable business value has enabled us to build enduring partnerships with these organizations, positioning Fusemachines as a trusted partner in their AI-driven transformation journeys.

In addition to our AI solutions, we are deeply invested in education and talent development. Our AI training programs, particularly our flagship AI Fellowship Program, are designed to upskill students and professionals, providing them with hands-on experience in real-world AI applications. To date, we have certified hundreds of AI Fellows across the United States, Nepal, and the Dominican Republic. These programs not only empower individuals but also contribute to the global AI talent pool, which is critical given the current shortage of AI professionals.

AI Solutions

At Fusemachines, we focus on developing vertical-specific and problem-specific AI solutions. Our solution is a combination of product and services, providing a comprehensive approach to solving complex business problems. The core software platform, AI Studio, enables experimentation, model training, deployment, and tracking. On top of this, AI Engines provide specialized software for specific tasks such as fraud detection in food and beverage transactions or information extraction from loan documents. The services component can include everything from customizing and training models to building bespoke solutions. Clients have the flexibility to choose software, services, or a combination of both when they work with us.

Products

Our product suite consists of AI Studio and AI Engines.

AI Studio

Our AI Studio is the cornerstone of our software offerings. It serves as a powerful platform that enables experimentation, model training, deployment, and model tracking. AI Studio is designed to integrate seamlessly with the software and tools that our clients use daily, accelerating the deployment and scalability of AI within their organizations. With built-in MLOps capabilities, AI Studio allows businesses to efficiently manage and optimize their AI models, ensuring that they deliver consistent and reliable results.

AI Engines

AI Engines are specialized AI software that operate on top of AI Studio, designed to address specific challenges within particular industries. We classify these engines into two main categories: Gen AI Engines and Predictive AI Engines.

Gen AI Engines

Fusemachines’ Gen AI Engines currently include the Xtract AI Engine and the Answer Gen Engine, with plans to introduce more in the future.

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Xtract AI Engine

The Xtract AI Engine extracts data from documents and automates workflows by integrating Large Language Models (LLMs) with advanced computer vision models. This combination enables powerful information extraction and document understanding capabilities. Xtract can automatically interpret complex layouts and identify regions of interest within both structured and unstructured documents. Initially developed for finance and legal sectors, Xtract is customizable to fit the specific needs of any industry. It is particularly adept at understanding and extracting complex information from financial statements, contracts, invoices, and handwritten documents.

Answer Gen Engine

Answer Gen is our answer generation engine designed to help customers find answers, context, and information within large structured and unstructured datasets. Using advanced LLMs and techniques like Retrieval Augmented Generation (RAG), Answer Gen generates accurate, context-rich answers and summaries from natural language queries. It can comprehend complex documents and produce relevant responses. The platform is highly adaptable, allowing for retraining and fine-tuning to meet the specific needs of different industries, contexts, and domains. Additionally, Answer Gen employs hallucination reduction techniques to ensure that responses are free from inaccuracies or misleading information, maintaining high quality and accuracy. The platform operates within the customer’s existing infrastructure, with access controls in place to ensure data security.

Predictive Fraud Detection AI Engine

Our Fraud Detection AI Engine enhances customers’ ability to detect emerging fraud patterns and investigate them using AI. The machine learning algorithms within the engine identify suspicious activities and transactions, categorize them, and provide explanations through summaries that clarify why a transaction was flagged by the models. The Fraud Detection AI Engine also offers additional insights to speed up investigations. Customers can leverage our pre-built and pre-trained algorithms and libraries to create custom models tailored to their specific needs. The platform also includes simplified workflows for ease of use.

Services

Our services include professional support to help customers develop AI solutions tailored to their business challenges, especially when they require more hands-on guidance. These services range from fine-tuning and deploying our AI Engines via AI Studio to creating bespoke solutions that address all aspects of AI, data, and software development.

●	Customization, Model Tuning, and Deployment: We assist clients in customizing our AI Engines to meet their particular needs. This includes fine-tuning models and deploying them via AI Studio, ensuring a seamless integration aligned with the client’s goals.

●	Bespoke AI Solutions: For clients with unique requirements where our existing AI Engines may not be sufficient, we develop custom AI solutions. This can involve creating new models and integrating them with existing workflows to address their specific challenges.

To manage these engagements at scale, we developed Squadery, an application that supports various teams within Fusemachines. Squadery centralizes data from multiple sources, including our CRM and HR tools, enabling more effective client delivery management, resource planning, and recruitment coordination. This platform is a key component in ensuring that our service delivery is efficient, scalable, and aligned with our clients’ expectations.

Education and Talent Development

At Fusemachines, we recognize that AI-driven transformation depends on both advanced technology and a skilled workforce. To tackle the AI talent shortage, we have created a robust education and training program that not only nurtures AI expertise within underserved communities but also develops talent for our organization.

●	Fusemachines AI Fellowship: Our flagship AI Fellowship Program is a dynamic six-month course designed to provide participants with hands-on experience in real-world AI applications. This program, which is updated annually to reflect the latest advancements in AI, is taught by university faculty and industry experts. It is offered to individuals in underserved communities, helping to bridge the gap in AI talent globally. Graduates of the program, known as Fusemachines AI Fellows, have gone on to secure positions at leading technology companies worldwide expanding our AI Fellow network.

●	Fuse Classroom: To support our educational initiatives, we developed Fuse Classroom, an AI-enabled education platform that enhances the learning experience within enterprises. Fuse Classroom offers a range of smart features, including automated proctoring, plagiarism detection, and performance monitoring, all designed to provide a comprehensive and efficient learning environment. This platform is integral to scaling our training programs and ensuring that they are accessible to a global audience.

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Though we intend to expand these offerings in the future, to date, these programs have generated an immaterial and insignificant amount of revenue.

Our Customers

As a pure-play AI company, our approach is centered on solving the specific business challenges our customers face. We deliver vertical-specific, problem-specific AI solutions with a strong emphasis on return on investment (ROI). We tailor our solutions to meet the precise needs of our clients, rather than simply pushing software.

This strategic approach has allowed us to establish enduring partnerships with key clients, primarily in the United States. These customers provide strong endorsements of our capabilities, highlighting the value and operational efficiencies of our platforms and services. Their success with our solutions serves as compelling evidence for other potential clients in similar and related industries.

After establishing an initial contract, our customers often expand their use of our AI solutions by incorporating additional AI engines or extending into AI, Data, and Application Engineering solutions. As they experience the efficiency and value we deliver, this frequently results in rapid adoption across other teams within the organization, promoting the secure and efficient sharing of data across previously siloed functional areas.

We see significant opportunities to build on the work we’ve done with our existing customers. As operational needs evolve, we continue to identify new ways our technology can address these challenges, further strengthening our partnerships and expanding our impact.

Customer Success and Use Cases

Customer success is at the heart of everything we do at Fusemachines. We are committed to delivering AI solutions that drive tangible business outcomes for our clients. Our approach to customer success includes regular executive check-ins, system updates, ongoing support, and a commitment to continuous improvement. We maintain a robust customer satisfaction program that includes bi-weekly performance checks between our management and delivery teams, as well as quarterly executive-level reviews. We also conduct customer satisfaction surveys every quarter. If a client’s satisfaction score falls below 8 out of 10, it is flagged in our internal monitoring system and escalated for immediate resolution. Our success is best demonstrated through the results we have achieved for our clients across various industries. We list a few success stories and use cases below:

A Few Use Cases:

●	Financial Institution: We partnered with a financial institution to transform their commercial loan approval process using our Xtract AI Engine. Our solution achieved 99%+ accuracy in extracting and standardizing financial data, accelerating loan approvals significantly while reducing manual effort and errors. Advanced models for image correction, layout understanding, OCR, and table recognition further enhanced data extraction efficiency.

●	Fashion Holding Company: A multinational luxury fashion holding company engaged us to develop a model for forecasting future sales and minimizing stockout risks. We built bespoke AI solutions using advanced Deep Neural Network systems, which significantly improved precision in sales forecasting and stockout prediction, helping the client maintain optimal inventory levels.

●	Global Media Enterprise: A global media enterprise with millions of audience members engaged us to leverage AI for delivering personalized content. We developed a combined content-based and user- based recommendation algorithm, leading to a substantial increase in click rates and winning the 2023 International News Media Global Media Awards.

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●	Retail Operator: An award-winning US retail operator sought to enhance fraud detection due to inefficient human methods and a slow manual review process causing delays in refunds. We implemented our Fraud Detection Engine, capable of processing millions of data points to identify fraudulent transactions in real time. The system adapts to new patterns, significantly improving fraud detection accuracy.

These case studies demonstrate the diverse ways our AI solutions have empowered clients to achieve their business objectives, reinforcing our role as a trusted partner in their digital transformation journeys.

Growth Strategy

Fusemachines is committed to driving growth through continuous innovation, deeper customer engagement, and strategic expansion into new markets and verticals. Our growth strategy is built on several key pillars:

●	Product Expansion: We are constantly enhancing the capabilities of our AI Studio and AI Engines to meet the evolving needs of our clients. Our product roadmap, guided by our leadership team, focuses on developing AI-driven digital assets that can be applied across various industries. This long-term investment in product development ensures that we maintain our competitive edge and continue to deliver value to our clients.

●	Customer Expansion: We see significant opportunities to deepen our relationships with existing clients. Our solution-oriented sales strategy targets business units within client organizations, allowing us to demonstrate the effectiveness of our AI tools and uncover additional use cases. As clients realize the power of our AI solutions, they are likely to expand their use across the enterprise, leading to increased adoption and higher customer lifetime value.

●	New Markets and Geographies: Building on our success in key verticals such as retail, media, healthcare, and technology, we are exploring opportunities to expand into new industries, including banking, insurance, real estate, and government. We are also looking to extend our geographic reach, particularly in regions where digital transformation is accelerating.

●	Acquisitions: To complement our organic growth, we may pursue opportunistic acquisitions that align with our strategic goals. These acquisitions allow us to enter new markets, acquire established customer bases, and enhance our product offerings. Our status as a public company provides us with the financial flexibility to pursue these opportunities effectively.

Competition

The AI and digital transformation landscape is highly competitive, with a wide range of players offering various solutions. Fusemachines faces competition from several sources, including:

●	Corporate IT organizations that develop internal AI solutions.

●	Commercial enterprise and point solution software providers that offer specialized AI tools.

●	Open-source software platforms with data management, machine learning, and analytics capabilities.

●	Public cloud providers offering discrete tools and microsolutions for AI and analytics.

●	System integrators that provide custom software solutions tailored to specific business needs.

Despite a competitive landscape, Fusemachines stands out through its distinctive approach to AI-driven transformation. Key aspects that set us apart from competitors include:

●	Vertical and Problem-Specific Solutions: Our focus on developing solutions tailored to specific industries and problems allows us to offer products and services with higher accuracy for particular use cases.

●	Comprehensive AI Transformation Support: We guide clients through the entire AI transformation journey, providing a high ROI by combining products and services that align with their specific needs.

●	Transparent Pricing Structure: Our straightforward pricing model enables clients to easily forecast costs, even with extensive API usage, simplifying budget planning.

●	Data Access and Security: We offer the option to deploy AI Studio and AI Engines on-premise within the client’s security infrastructure, enhancing their confidence in data access and security.

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Market Opportunity

The global AI market is set for substantial growth, with worldwide spending on digital transformation projected to hit $3.4 trillion by 2026, according to IDC. The AI market itself is expected to reach nearly $1.4 trillion by 2029, and the AI software segment is anticipated to generate around $791.5 billion in revenue by 2025. However, this expansion is challenged by a global shortage of AI talent, with 63% of businesses citing AI and machine learning as their biggest skills gap.

Fusemachines is well-positioned to capitalize on this market opportunity. With over a decade of experience in developing AI solutions, we have gained valuable insights into addressing customer challenges. Our solutions, including AI Studio and AI Engines, along with our comprehensive AI services, allow us to provide highly specialized and problem-specific solutions that deliver substantial ROI. Moreover, our AI talent development programs, such as the AI Fellowship program, support our ability to cultivate skilled talent as needed, fueling our growth and helping us capture a significant share of the market in the years ahead.

Sales and Marketing

Our sales and marketing strategy is designed to drive growth by expanding our client base and deepening relationships with existing customers. We target companies operating across media, retail, healthcare, and technology companies. While our principal customer base is located in North America, we also have a growing presence in Asia and Latin America.

●	Sales Strategy: Our sales strategy consists of two main components: our direct sales team and our channel partners. Our direct sales team is responsible for acquiring new clients in established verticals, while our channel partners help generate leads and expand our reach. Our sales team is supported by engineers with deep technical expertise who provide pre-sales technical support, solutions engineering, and training for our channel partners.

●	Marketing Programs: We generate customer leads, accelerate sales opportunities, and build brand awareness through a variety of marketing programs, including podcasts, campaigns, roadshows, sponsored exhibitions, and events. We also engage in cooperative marketing efforts with our channel partners and leverage our website as a key tool for lead generation.

Our marketing efforts are focused on demonstrating the impact of our AI solutions on business outcomes, helping to drive adoption and expand our presence within client organizations.

Intellectual Property

Intellectual property (IP) is a critical asset for Fusemachines, and we take significant measures to protect our innovations. Our IP portfolio includes patents, trademarks, copyrights, and trade secrets, all of which are designed to safeguard our technology and maintain our competitive edge.

●	Patent Portfolio: As of March 31, 2025, Fusemachines holds seven patents and patent applications. These patents cover a range of technologies that are central to our AI solutions, and we continue to pursue additional IP protection as we develop new products and solutions.

●	IP Strategy: We rely on a combination of IP protection strategies, including license agreements, intellectual property assignment agreements, confidentiality agreements, and non-disclosure agreements. These measures help us secure our intellectual property rights and ensure that they are respected globally.

While we are committed to protecting our intellectual property, we recognize that the laws of various countries may not always provide the same level of protection as those in the United States. Nevertheless, we remain vigilant in defending our IP rights wherever our products are distributed.

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Company Culture

At Fusemachines, our success is driven by our passionate and diverse team. As of March 31, 2025, we had 364 total employees globally of which 317+ were full-time employees, with a significant portion of this workforce based in Nepal. We are committed to fostering a culture of education, innovation, and inclusivity, which is reflected in our approach to AI education and talent development.

●	Global Workforce: While our U.S. headquarters is located in New York City, we operate with a flexible combination of remote and onsite work for our U.S. team. This approach enables us to attract top talent from across the country while offering flexibility to our employees. Additionally, our global presence extends to teams in Latin America, Europe, and Asia, allowing us to access a diverse talent pool and deliver AI solutions that meet the needs of clients worldwide.

●	AI Education: We are dedicated to bringing AI education to underserved communities, particularly in Asia, Africa, South America and rural America. Our goal is to provide individuals in these communities with the skills they need to succeed in the global AI industry. Through our AI Fellowship Program and other educational initiatives, we are helping to close the AI talent gap and create opportunities for individuals from diverse backgrounds fulfilling our mission of democratizing AI.

Legal Proceedings

While we may become involved in legal proceedings from time to time, such as intellectual property disputes or employment-related matters, we are not currently a party to any actions that would have a major adverse effect on our business, financial condition, or results of operations. We remain vigilant in protecting our business interests and are prepared to address any legal challenges that may arise.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) December 31, 2030, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Available Information

Fusemachines was incorporated on November 16, 2012, and has since grown into a global provider of AI solutions. Our principal offices are located at 251 West 30th Street, 5th Floor, New York, New York 10001. We also maintain a website at www.fusemachines.com, where additional information about our company and solutions can be found. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus.

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MANAGEMENT

Executive Officers

The following table sets forth certain information, as of the date of this prospectus, concerning our executive officers:

Name	Age	Position
Sameer Maskey	47	Chief Executive Officer, Class III Director
Christine Chambers	48	Chief Financial Officer
Parag Shrestha	45	Head of Strategy
Robert Traghetto	45	Head of AI Services
Anish Joshi	36	Head of Technology

The following is a biographical summary of the experience of our named executive officers, and other officers of the Company.

Sameer Maskey is Fusemachines’ Founder and Chief Executive Officer, and has served as a member of the Company’s board of directors since January 2013. Dr. Maskey has over 18 years of experience in artificial intelligence, natural language processing, machine learning, and data science. Since 2019, Dr. Maskey has been an Adjunct Associate Professor at Columbia University, where he teaches several courses in machine learning, programming and natural language processing. In 2008, Dr. Maskey completed his PhD in Computer Science from Columbia University. Prior to obtaining his PhD, Dr. Maskey served as part of the research team at IBM Watson Research Center where he invented various statistical algorithms to improve speech-to-speech translation and question answering systems. Dr. Maskey is an inventor of 15 granted or pending United States patents and has authored over 20 publications. He holds a B.S. in Math and Physics from Bates College. Dr. Maskey is qualified to serve on our board of directors due to the perspective and experience he brings as Chief Executive Officer and from his extensive technology experience.

Christine Chambers has served as Fusemachines’ Chief Financial Officer since August 2025. Ms. Chambers has over 20 years of experience in leading financial operations and developing growth strategies across multiple publicly traded companies, including for Petmed Express Inc. (NASDAQ:PETS) from August 2022 to August 2024, and RealNetworks Inc. (formerly NASDAQ:RNWK) from March 2021 to August 2022. She previously held financial planning and analysis roles with Rosetta Stone, Inc. AstraZeneca plc, and Agilent Technologies, Inc. Ms. Chambers received her MBA from the University of Washington and her B.A. in Finance from Loughborough University.

Parag Shrestha has served as Fusemachines’ Head of Strategy since January 2021, where he leads the company’s distributed team across South Asia. From September 2019 to January 2021, he held roles of increasing seniority with Fusemachines including Business Development Executive & Product Executive, and Enterprise Executive. Prior to joining Fusemachines, Mr. Shrestha held senior engineering and consulting roles with organizations including 360insights, Salesforce, Fidelity National Information Service. Initiate Systems, and Aon Hewitt. Mr. Shrestha holds a B.S. in Computer Science from the University of Windsor.

Robert Traghetto has served as Fusemachines’ Vice President of AI Services since March 2021, where he leads AI Service strategy, talent acquisition, employee development, and service delivery. Mr. Traghetto has over 20 years of experience in software and product engineering. From August April 2018 to March 2021, he held roles of increasing seniority with Fusemachines including Director of Technology, and Senior Architect. Mr. Traghetto was the co-founder of Rake, a talent acquisition and candidate engagement platform, which was acquired by Fusemachines in April 2018. Prior to Fusemachines and Rake, Mr. Traghetto held senior engineering and technology roles with organizations including Yingo Yango, The Institute for Integrative Nutrition, and TMP Worldwide. Mr. Traghetto holds a Bachelor of Technology in Computer Systems from the New York City College of Technology and an M.S. in Computer Science from the City College of New York.

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Anish Joshi has served as Fusemachines’ Head of Technology since January 2020, where he managements the company’s engineering team, technology planning and product development. Mr. Joshi has over 16 years of technology and product development experience. He is also responsible for leading the company’s AI Support Services team and motivating them to build innovative solutions. Mr. Joshi joined Fusemachines in January 2013 and held roles of increasing seniority between that time and January 2020, including VP of Technology, Director of Technology, and Sr. Technology Manager. Mr. Joshi holds a Bachelor of Information Management from Prime College.

Non-Employee Directors

We currently have five members of our board of directors. The following table and summaries set forth certain information, as of the date of this prospectus, concerning our non-employee directors. The biographical information for Sameer Maskey is set forth under the section “Management – Executive Officers.”

Name	Age	Position
Bharat Krish	50	Class I Director
Tim Gocher	54	Class I Director
Sanjay Shrestha	52	Class II Director
Salman Alam	43	Class I Director

Bharat Krish was appointed to the Company’s board of directors in January 2025. Mr. Krish is a customer focused business leader, entrepreneur and innovator with over 20 years of experience in product leadership and innovation with top media and retail companies, and in building streaming and AI enterprise SaaS startups from the ground up. Products he has helped build are used by millions of users. Mr. Krish has acted as Chief Product Officer of Newsweek since December 2023, has held leadership positions with Techstars since March 2023, and has been a board advisor of Gaia Ventures, an early stage venture capital firm since January 2023. From May 2020 to December 2022, he held roles with TIME, including President of Digital and Chief Technology Officer. Prior to TIME, he held C-suite positions at various media and retail companies. Mr. Krish received a masters in Technology Management from Columbia University, a masters in Computer Engineering from Syracuse University, and a bachelors in Computer Science and Engineering from Coimbatore Institute of Technology. We believe Mr. Krish’s qualifications to serve on our board of directors include his extensive leadership and advisory experience working with innovative technology companies.

Tim Gocher has served as a member of Fusemachines’ board of directors since 2018. Mr. Gocher founded Dolma Impact Fund, an active private equity fund focused on technology, healthcare, and renewable energy, and has acted as CEO since the fund’s founding in May 2012. Since June 2003, Mr. Gocher has also served as Chairman of Dolma Foundation, a non-profit organization focused on alleviating poverty by investing in sustainable businesses, education, and healthcare. Previously, he served in senior roles with global organizations across Europe and Asia including Living Planit SA, Nettleton Global Asia, Interregnum-Parkmead Group, and E.ON UK. Mr. Gocher holds an MBA from London Business School and an honorary Doctor of Laws from the University of Nottingham. Mr. Gocher is qualified to serve as a member of our Board of Directors based on his executive leadership experience in the technology industry and his senior leadership experience.

Sanjay Shrestha has served as a member of Fusemachines’ board of directors since 2014. Mr. Shrestha has been General Manager of Energy Solutions & Chief Strategy Officer with Plug Power (NASDAQ:PLUG), an American company engaged in the development of hydrogen fuel cell systems, since April 2019. Prior to joining Plug Power, Mr. Shrestha held various executive investing and investment banking roles, including CIO of a solar IPP, President of Sky Capital Americas, head of renewables investment banking effort at FBR Capital Markets, global head of renewables research coverage at Lazard Capital Markets, and head of renewables and industrial research at First Albany Capital. Mr. Shrestha holds a Bachelors of Sciences, and an honorary doctorate from Saint Rose College. Mr. Shrestha is qualified to serve as a member of our board of directors based on his significant technology, investment banking, and public company experience.

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Salman Alam was appointed to the board of directors following in January 2025. Mr. Alam is Vice President, Legal, at Western Digital Corporation, a leading provider of data storage technologies, where he has been responsible for worldwide product development and go-to-market technology legal issues since 2016. With over 15 years of legal experience in the corporate legal sector, he also serves as a principal counsel for the flash technology and consumer products business unit, dealing with emerging product regulatory issues within the data ecosystem in markets across the world, including in artificial intelligence, licensing, and data privacy. He has also served as Board Director for CSLM since 2022. Mr. Alam also previously served in roles of increasing responsibility at Western Digital, including Sr. Director, Assistant General, Director, Associate General Counsel, Director, Senior Legal Counsel, and Senior Counsel. Prior to Western Digital, Mr. Alam has served as a legal executive to technology startups focused on mobile and web business models, as well as a corporate transactional attorney at Newmeyer & Dillion, LLP, where he represented emerging and established companies in corporate transactions, M&A, capital markets, and corporate governance matters. Mr. Alam received a B.A. from the University of California, Berkeley, with two majors in Economics and South &Southeast Asian Studies (high honors), and minors in Business Administration (Haas School of Business) and Philosophy, respectively. He also received a law degree from the University of California, Hastings. He has additionally completed coursework in the executive education program at Columbia Business School. We believe Mr. Alam’s qualifications to serve on our board of directors include his extensive experience in legal and governance matters, particularly with technology companies as part of the broader artificial intelligence ecosystem.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board of Directors

We currently have five members of our board of directors. Our board of directors is classified board, divided into three classes, designated as Class I, Class II and Class III. Our Class I directors will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; our Class II directors will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and our Class III directors will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. The Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2026, are Bharat Krish, Tim Gocher, and Salman Alam, the Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2027, are Sanjay Shrestha; and the Class III director, whose term will expire at the annual meeting of stockholders to be held in 2028, is Sameer Maskey.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

The listing rules of Nasdaq require us to maintain a board of directors comprised of a majority of independent directors, as determined affirmatively by our board of directions. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our non-employee directors (representing four of our five directors), has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules.

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In making these determinations, our board of directors considered the relationships that each nonemployee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Role of the Board in Risk Oversight

Our Board extensive involvement in the oversight of risk management related to the Company’s and its business and accomplishes this oversight through the regular reporting to the board by the audit committee. The audit committee represents the board by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of the Company’s business and summarizes for the board all areas of risk and the appropriate mitigating factors. In addition, the board receives periodic detailed operating performance reviews from management.

Committees of our Board of Directors and Meetings

In October 2025, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Each committee’s charter is available on our website at https://fusemachines.com.

Directors will be expected to attend board meetings, the Annual Meeting of Stockholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

Audit Committee

The members of our audit committee consist of Salman Alam, Sanjay Shrestha and Bharat Krish. Salman Alam is the chair of the audit committee. Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that each member of the audit committee meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Finally, the board of directors has determined that Sanjay Shrestha is be deemed an “audit committee financial expert.”

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in Company’s proxy statement and to assist the board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal audit function and (5) the performance of the Company’s independent registered public accounting firm.

Compensation Committee

The members of our compensation committee consist of Salman Alam, Sanjay Shrestha and Bharat Krish. Sanjay Shrestha is the chair of the compensation committee. Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules.

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The purpose of the compensation committee is to assist the board in discharging its responsibilities relating to (1) setting the Company’s compensation program and compensation of its executive officers and directors, (2) monitoring the Company’s incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in Company’s proxy statement under the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee consist of Sanjay Shrestha and Salman Alam. Bharat Krish is the chair of the nominating and corporate governance committee. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in Nasdaq rules.

The purpose of the nominating and corporate governance committee is to assist the board in discharging its responsibilities relating to (1) identifying individuals qualified to become board members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board selects, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any Company board committee and recommending that the board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board and management and (6) handling such other matters that are specifically delegated to the committee by the board from time to time.

Code of Conduct

In October, 2025, we adopted a written code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of the code will be posted on our website at https://fusemachines.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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EXECUTIVE COMPENSATION

Executive Compensation

CSLM

Employment Agreements

Except as described below, prior to the closing of the Business Combination, CSLM did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No CSLM executive officers or directors received any cash compensation for services rendered to CSLM. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on CSLM behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Fusemachines Inc.

Upon the closing of the Business Combination, the executive officers of Old Fusemachines became executive officers of the Company.

The following is a discussion and analysis of compensation arrangements of the Company’s named executive officers. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that the Company adopts may differ materially from the currently planned programs that are summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Total ($)
Sameer Maskey Chief Executive Officer	2024	400,000	—	597,779	997,779
Christine Chambers(4) Chief Financial Officer	2024	—	—	—	—
Anish Joshi Head of Technology	2024	223,750	30,188	292,021	545,959
Parag Shrestha Head of Strategy, MD South Asia	2024	116,526	—	249,533	366,059
Robert Traghetto Head of AI Services	2024	185,833	28,999	113,917	328,749

(1)	The amounts in this column reflect the base salary and the remuneration paid and accrued, to the named executive officers for the financial years ended December 31, 2024.
(2)	The amounts in this column represent the amount of discretionary bonus payments earned by each named executive officers in respect of the financial year ended December 31, 2024.
(3)	The amounts in this column represent the aggregate grant date fair value of option awards granted to each named executive officer. These amounts do not include partial recourse promissory notes provided to the named executive officers to exercise these awards.
(4)	Ms. Chambers was appointed Chief Financial Officer in 2025 and as such received no compensation in 2024.

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Director Compensation

During the year ended December 31, 2024, none of our directors received compensation for their services as directors. The compensation disclosed in the “Summary Compensation Table” above represents the total compensation received by our officers, and the table below represents the compensation received by our non-employee directors.

Name	Fees Earned or Paid in Cash $	Option Awards ($)	All Other Compensation ($)	Total ($)
Sanjay Shrestha	—	—	—	—
Tim Gocher	—	—	—	—
Bharat Krish	—	—	—	—
Salman Alam

Outstanding Equity Awards as of the Year Ended December 31, 2024

The following table summarizes the number of shares of Fusemachines common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Sameer Maskey Chief Executive Officer
Christine Chambers Chief Financial Officer(1)
Anish Joshi Head of Technology
Parag Shrestha Head of Strategy, MD South Asia
Robert Traghetto Head of AI Services

(1)	Ms. Chambers was appointed Chief Financial Officer in 2025 and held no equity awards as of December 31, 2024.

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Executive Officer Employment Arrangements

CEO Agreement

On the Closing Date, the Company entered into an executive employment agreement (the “CEO Agreement”) with Sameer Maskey, the Company’s Chief Executive Officer (referred to in this section titled CEO Agreement, “Executive”). The CEO Agreement provides, among other things, that Executive shall be entitled to a base salary of $495,000 and shall be eligible for an annual cash bonus equal to up to 100% of his base salary (subject to meeting target performance goals each year). Executive is also eligible to participate in the Company’s equity compensation plans. Upon the Executive’s termination of employment for any reason outside of the Change of Control Period (as defined in the CEO Agreement), the Executive (or his Beneficiary following the Executive’s death) shall receive (i) a lump sum payment on the Date of Termination in an amount equal to the sum of the Executive’s earned but unpaid Base Salary through his Date of Termination plus his accrued but unused vacation days at the Executive’s Base Salary in effect as of his Date of Termination; plus (ii) any other benefits or rights the Executive has accrued or earned through his Date of Termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company’s. In addition to the compensation and benefits payable above, if the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason outside of the Change of Control Period, and the Executive returns an executed Release to the Company, which becomes final, binding and irrevocable within sixty (60) days following the Executive’s Date of Termination, the Executive (or his Beneficiary following the Executive’s death) shall receive: (i) Executive’s accrued but unpaid Annual Bonus, if any, for the fiscal year ended prior to his Date of Termination payable at the same time annual bonuses for such fiscal year are paid to other key Employees of the Company pursuant to the terms of the Bonus Plan, (ii) a severance payment payable in a single lump sum within five (5) business days after the Executive’s Release becomes final, binding and irrevocable, in an amount equal to 12 months of Base Salary, and (iii) reimbursement of the COBRA premiums, if any, paid by the Executive for continuation coverage for the Executive, his spouse and dependents under the Company’s group health, dental and vision plans for a 12 month period from the Date of Termination. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the CEO Agreement. The CEO Agreement includes customary indemnification provisions.

The foregoing description of the CEO Agreement is not complete, and is qualified in its entirety by reference to the complete CEO Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

CFO Agreement

On July 21, 2025, the Company entered into an offer letter agreement (the “CFO Agreement”) with Christine Chambers, the Company’s Chief Financial Officer (referred to in this section titled CFO Agreement, “Executive”). The CFO Agreement provides, among other things, that Executive will receive a base salary equal to $360,000, with a bonus structure to be determined at a later date. Executive is also eligible to participate in the Company’s equity compensation plans, and is entitled to an initial award of 100,000 shares of the Company’s equity units, which shall be stock options or restricted stock units, to be determined at a later date upon mutual agreement of the Company and Executive. The CFO Agreement includes customary indemnification provisions.

The foregoing description of the CFO Agreement is not complete, and is qualified in its entirety by reference to the complete CFO Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

2025 Omnibus Equity Incentive Plan

On October 22, 2025, the Company’s board of directors approved the Company 2025 Omnibus Equity Incentive Plan (the “Equity Plan”), and the reservation of 1,500,000 shares of Common Stock thereunder. As a result, the Company’s board of directors is authorized to approve grants of awards under the Equity Plan to eligible participants, subject to various limitations.

The following paragraphs provide a summary of the principal features of the Equity Plan and its operation. However, this summary is not a complete description of all of the provisions of the Equity Plan and is qualified in its entirety by the specific language of the Equity Plan.

Purposes of the Equity Plan

The purposes of the Equity Plan are to advance the interests of the Company’s stockholders by enhancing its ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of its stockholders.

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Eligibility

The Equity Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees of the Company or any of its parent corporations or subsidiary corporations, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and other stock-based awards to employees, directors and consultants of the Company or any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

Authorized Shares

The maximum number of 1,500,000 shares of Common Stock, will be authorized for issuance pursuant to awards granted under the Equity Plan. As of the date hereof, no shares have been issued or are issuable pursuant to awards that have been previously granted under the Equity Plan.

Generally, if any award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by the Company at or below the original issuance price), the unused common stock covered by such award shall again be available for the grant of awards under the Equity Plan. Further, shares of common stock delivered to the Company by a participant to satisfy the applicable exercise or purchase price of an award and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) shall be added to the number of shares of common stock available for the grant of awards under the Equity Plan. However, in the case of incentive stock options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.

If the Administrator determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the company, or other similar corporate transaction or event, as determined by the Administrator, affects the common stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Equity Plan or with respect to any Award, the Administrator will adjust the number and class of shares that may be delivered under the Equity Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the Equity Plan.

In connection with a merger or consolidation of another entity with or into the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of property or stock of another entity, the Administrator may grant awards in substitution for any options or other stock or stock-based awards granted prior to such merger or consolidation by such other entity or its affiliate. Substitute awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Equity Plan. Substitute Awards shall not count against the overall share limit described above, except as may be required by reason of Section 422 of the Code or applicable securities exchange rules.

Equity Incentive Plan Administration

The Company’s board of directors or a committee appointed by Company’s board of directors administers the Equity Plan and are referred to as the Administrator. The Administrator may delegate certain duties and authorities of the Administrator to officers of the Company but the full board of directors must approve the grant of any award to a non-employee director. Grants to executive officers of the Company must be approved by the full board of directors or by a committee comprised of “non-employee directors” under Rule 16b-3 of the Securities Exchange Act.

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Subject to the terms of the Equity Plan and applicable laws, the Administrator shall have authority to determine which employees, non-employee directors and consultants will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Equity Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Equity Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Equity Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Equity Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Equity Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all persons having or claiming any interest in the Equity Plan or in any Award.

No Repricings

The terms of any outstanding option may not be amended to reduce the exercise price of such option or cancel any outstanding option in exchange for other options with an exercise price that is less than the exercise price of the cancelled option or for any cash payment (or shares of common stock with a market value) that exceeds the excess of the market value of the shares underlying such cancelled options over the aggregate exercise price of such options or for any other award, without stockholder approval.

Stock Options

Options to purchase Common Stock may be granted under the Equity Plan. Subject to the provisions of the Equity Plan, the Administrator will determine the terms and conditions of options, including when such options vest and when they become exercisable (and the Administrator will have the discretion to accelerate the time at which such options will vest and/or become exercisable) and the acceptable forms of consideration for exercising an option. The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date.

As required by the Code, the aggregate fair market value (determined at the time an incentive stock option is granted) of company stock with respect to which such employee’s incentive stock options may become exercisable by such employee for the first time during any calendar year under all incentive stock options granted under any incentive stock option plan maintained by the Company or any parent or subsidiary corporation may not exceed $100,000. To the extent that an option designated as an incentive stock option exceeds the $100,000 threshold, it will be treated as a non-qualified stock option.

After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law. An option designated as an incentive stock option will cease to constitute an incentive stock option and will be treated as a non-qualified stock option to the extent that it is exercised more than three months after the employee’s termination of employment (or more than one year in the case of death or disability).

Subject to the provisions of the Equity Plan, the Administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

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Restricted Stock

Restricted stock may be granted under the Equity Plan. Restricted stock awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The Administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the Administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the Company Group), and the Administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting and have the right to receive dividends with respect to such shares, unless the award agreement provides otherwise. Except as otherwise provided by the Administrator, to the extent that dividends are paid in stock or property other than cash, such non-cash dividends will be subject to the same vesting and forfeiture conditions applicable to the restricted shares and will be delivered no later than the 15th day of the third calendar month following the later of (i) the date the dividends are paid to the Company’s stockholders or (ii) the date such dividends are no longer subject to a substantial risk of forfeiture.

Shares of restricted stock as to which the restrictions have not lapsed upon the recipient’s termination of service or when the Administrator determines that satisfaction of performance-based vesting conditions are no longer possible are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units may be granted under the Equity Plan pursuant to terms and conditions established by the Administrator. A restricted stock units is a bookkeeping entry representing an amount equal to the fair market value of one share of Common Stock. The Administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us or members of the Company Group or both) and the form and timing of payment. The Administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.

The award agreement may provide participants with a right to receive dividend equivalents with respect to their restricted stock units. Such dividend equivalents may be paid in cash or in shares of our common stock may be subject to the same vesting conditions applicable to the restricted stock units.

Other Stock-Based Awards

The Administrator may grant other stock-based awards under the Equity Plan pursuant to terms and conditions established by the Administrator and set forth in the award agreement. The Administrator will have the discretion to settle other stock-based award in the form of cash, shares of Common Stock, or a combination of both.

Non-Transferability of Awards

Unless the Administrator provides otherwise, the Equity Plan generally does not allow awards under the Equity Plan to be sold, transferred, assigned, pledged or otherwise encumbered by the participant either voluntarily or by operation of law, except by will or the laws of descent and distribution. Any unauthorized transfer will be void.

Merger or Change in Control

The Equity Plan provides that if there is a “change in control” (as defined under the Equity Plan) of the Company and the awards under the Equity Plan are not continued, converted, assumed or replaced with substantially similar awards by the Company or the successor entity or its parent and provided that the participant has not terminated service prior to such change in control, then immediately prior to such change in control, such awards shall become fully vested, exercisable and/or payable, as applicable, and forfeiture, repurchase and other restrictions on such awards shall lapse. Each such award shall be cancelled upon the consummation of such change in control each such outstanding award will be cancelled of such change in control in exchange for the change in control consideration payable to other holders of common stock with respect to the shares of common stock underlying such award (net of any applicable exercise price). Such change in control consideration may be payable on the same terms and conditions applicable to other holders of our common stock or on such terms and conditions as the Administrator may provide. To the extent that the award constitutes “non-qualified deferred compensation” for purposes of Section 409A of the Code, the timing of any payment in settlement of such award in connection with such change in control will be governed by the terms of such award to avoid subjecting the participant to penalties under Section 409A. If the amount of the change in control consideration the participant would receive with respect to the shares subject to any outstanding option is less than or equal to the exercise price of such option, such option will be terminated without payment upon consummation of such change in control.

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Forfeiture and Clawback

All awards granted under the Equity Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the Administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination

The amendment and restatement of the Equity Plan will become effective upon and subject to the Closing and stockholder approval of the amendment and restatement of the Equity Plan and will continue in effect until the tenth (10th) anniversary of the earlier of the date the amendment and restatement of the Equity Plan was approved by the Board or the date its adoption is approved by the Company’s stockholders. The Company’s board of directors has have the authority to amend, suspend, or terminate the Equity Plan, but such action generally may not materially impair the rights of any participant with respect to any award that is outstanding at the time such amendment, suspension or termination of the Equity Plan is approved by the Board without the participant’s written consent.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Equity Plan. The summary is based on existing U.S. laws and regulations as of the date hereof, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option, holds the stock until the later of second anniversary of the date on which the incentive stock option was granted or the first anniversary of the date such incentive stock option was exercised (the “applicable holding period”) and then later sells or otherwise disposes of the shares acquired upon exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares before the end of the applicable holding period (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received upon sale of such shares) over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

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Non-Qualified Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising a non-qualified stock option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and FICA taxes.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercise of non-qualified option generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the shares acquired through the exercise of the non-qualified stock option.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and FICA taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon vesting in shares of restricted stock (or upon filing an election under Section 83(b) of the Code) generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards or Cash or Shares Issuable upon Settlement of an Other Stock-Based Award

There are no immediate tax consequences of receiving an award of restricted stock units or another stock-based award. A participant who is awarded restricted stock units or another stock-based award generally will be required to recognize ordinary income in an amount equal to the amount of cash and/or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant in such award agreement. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. Any ordinary income recognized by the participant upon the issuance of shares pursuant to a restricted stock unit award or other stock-based award generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with the requirements of Code Section 409A, the participant will incur an additional federal income tax penalty equal to 20 of the compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-qualified stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of December 19, 2025 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership of shares of Common Stock is calculated based on 28,350,031 shares of Common Stock of the Company outstanding as of December 19, 2025.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Consilium Entities(1)	11,356,530	(2)	36.48%
Charles Cassel(1)	12,516,631	(3)	39.45%
Jonathan Binder(1)	12,516,629	(4)	39.45%
Sameer Maskey	5,772,780	(5)	*	%
Tim Gocher	2,697,032	(8)	*	%
Executive Officers and Directors
Sameer Maskey	5,772,780	(5)	20.36%
Anish Joshi	218,277	(6)	*	%
Parag Shrestha	161,523	(7)	*	%
Robert Traghetto	83,723		*	%
Bharat Krish	-		-%
Tim Gocher	2,697,032	(8)	9.24%
Sanjay Shrestha	275,463	(9)	*	%
Salman Alam	50,000		*	%
All Fusemachines Pubco directors and executive officers as a group (eight individuals)	9,258,798		31.61%

*Less than 1%

*	Less than 1%.
(1)

Consilium Extended Opportunities Fund and Consilium Frontier Equity Fund are managed by Mr. Cassel and Mr. Binder (together with their affiliates, the “Consilium Entities”). Therefore Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Sponsor.

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(2)	Includes (i) 4,072,414 shares of Common Stock held by Consilium Extended Opportunities Fund, (ii) 4,504,241 shares of Common Stock held by Consilium Frontier Equity Fund, and (iii) 2,779,875 shares of Common Stock issuable upon the exercise of private placement warrants held by Consilium Frontier Equity Fund. By virtue of their shared control over the Consilium Entities, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.
(3)

Includes (i) 564,413 shares held directly by Mr. Cassel and Mr. Cassel’s spouse, (ii) 595,688 shares of Common Stock issuable upon the exercise of private placement warrants held directly by Mr. Cassel and Mr. Cassel’s spouse, and (iii) the securities held by Consilium Extended Opportunities Fund and Consilium Frontier Equity Fund. By virtue of their shared control over the Consilium Entities, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.

(4)	Includes (i) 564,412 shares held directly by Mr. Binder, (ii) 595,687 shares of Common Stock issuable upon the exercise of private placement warrants, and (iii) the securities held by Consilium Extended Opportunities Fund and Consilium Frontier Equity Fund. By virtue of their shared control over the Consilium Entities, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.
(5)	Includes 4,127,708 shares directly held by Sameer Maskey and (i) 329,014 shares held by Sameer Maskey’s spouse and (ii) 658,029 and 658,029 shares are held of record by Maskey Everest Trust and Maskey Annapurna Trust, respectively. Sameer Maskey exercises voting or dispositive control over any of the securities held by Maskey Everest Trust and Maskey Annapurna Trust. As such, Mr. Maskey may be deemed to be the beneficial owner of all shares held by Maskey Everest Trust and Maskey Annapurna Trust. Mr. Maskey disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.
(6)	Includes (i) 177,667 shares of Common Stock owned by Mr. Joshi directly, as well as (ii) vested stock incentive options exercisable for 40,610 shares of Common Stock that Mr. Joshi has the right to acquire within 60 days of November 28, 2025. Mr. Joshi disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(7)	Includes (i) 125,025 shares of Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 36,498 shares of Common Stock that Mr. Shrestha has the right to acquire within 60 days of November 28, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(8)	Includes 1,870,639 shares of Common Stock held directly by Dolma Impact Fund (“Dolma”), and 806,654 shares of Common Stock issuable to Dolma upon the conversion of outstanding convertible notes. Mr. Gocher is the founder and Chief Executive Officer of Dolma, and so may be deemed to have voting and dispositive power over the securities held by Dolma. Also includes vested stock incentive options exercisable for 19,740 shares of Common Stock that Mr. Gocher has the right to acquire within 60 days of November 28, 2025. Mr. Gocher disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(9)	Includes (i) 235,982 shares of Common Stock owned by Mr. Shrestha directly, as well as (ii) vested stock incentive options exercisable for 39,481 shares of Common Stock that Mr. Shrestha has the right to acquire within 60 days of November 28, 2025. Mr. Shrestha disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions or series of transactions since inception, or currently proposed transactions or series of transactions, to which we were, or will be, a party, in which the amount involved exceeded, or will exceed, $120,000, and in which any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest, other than employment agreements and compensation payable to our executive officers and members of the Board. For more information see “Executive And Director Compensation.”

CSLM Acquisition Corp./CSLM Holdings Inc.

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of CSLM’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of CSLM’s issued and outstanding shares after the CSLM IPO. In August 2021, the Sponsor transferred 50,000 Founder Shares to each of CSLM’s independent director nominees. Effective as of July 13, 2023, pursuant to the terms of the CSLM’s then current charter, the Sponsor elected to convert 4,743,749 outstanding Class B ordinary share held by it on a one-for-one basis into Class A ordinary shares of CSLM, with immediate effect.

In connection with the Business Combination, the Sponsor has entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, 3,971,250 Private Placement Warrants were forfeited by the Sponsor.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of CSLM’s officers and directors may, but are not obligated to, loan CSLM any funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into private placement-equivalent units at a price of $10.00 per unit. Such units would be identical to the CSLM Private Placement Units.

On February 28, 2023, the Sponsor issued an unsecured promissory note to CSLM (the “Working Capital Note”), pursuant to which CSLM may borrow up to an aggregate principal amount of $1,500,000. The Working Capital Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which CSLM has to complete a business combination or the effective date of a business combination. CSLM drew an aggregate of $2,750,000 and $1,230,000 and has accrued $129,630 and $28,288 of interest on principal amounts outstanding as of December 31, 2024 and 2023, respectively. On January 18, 2024 the Working Capital Note was increased to $2,000,000. On August 18, 2024, the Working Capital Note was amended and restated to increase the amount to $2,750,000.

On February 4, 2025, CSLM issued the 3rd A&R Note to increase the amount the Company may borrow from $2,750,000 to $3,000,000. The 3rd A&R Note bears interest at a rate of 4.75% per annum, and is payable on the earlier to occur of (i) the date by which the Company has to complete a business combination or (ii) the effective date of a business combination. In the event of a Business Combination, the outstanding balance payable may be repaid as follows: $1,491,000 of the Principal and its accrued and unpaid interest shall be converted into CSLM’s Class A ordinary shares at a share price of Four Dollars ($4.00), and the balance shall be payable in cash at the closing of the Business Combination. On May 23, 2025, CSLM amended the 3rd A&R Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000.

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At the closing, the outstanding working capital notes issued by the Sponsor to CSLM were exchanged for an aggregate of 408,639 newly-issued shares of Common Stock

Administrative Services Agreement

CSLM entered into an agreement that provides that, commencing on effective date of the Initial Public Offering, CSLM agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services. CSLM ceased paying these monthly upon the completion of a Business Combination. During the twelve months ended December 31, 2024 and 2023, CSLM recorded $120,000 and $240,000, respectively, of such fees.

Old Fusemachines Inc.

Related Party Convertible Notes

In October 2019 and September 2021, Old Fusemachines entered into two convertible promissory note agreements (the “Related Party Convertible Notes Payable”) with a lender. As of September 30, 2025 and December 31, 2024, the lender was considered a principal owner of the Company because it held greater than 10% of voting common stock of Old Fusemachines. The related party convertible notes payable were $7,530.0 thousand and $6,524.0 thousand, as of September 30, 2025 and December 31, 2024, respectively.

2021 Investment Agreement

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with a related party, Gyanu Maskey (“Mrs. Maskey”), an immediate family member of Sameer Maskey (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe to 433,728 shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376.4 thousand to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, Old Fusemachines could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021, Old Fusemachines opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. The January 2021 Related Party Investment Agreement was completed in February 2023.

BO2 Purchase Agreement

In July 2021, Fusemachines Nepal Private Limited entered into the BO2 Purchase Agreement with a related party, BO2, and Mr. Maskey. According to the terms of the BO2 Purchase Agreement, BO2 agreed to invest up to $964.2 thousand in Fusemachines Nepal Private Limited to support the development and growth of the business. In addition, the BO2 Purchase Agreement also included terms and conditions of regulating the management and operation of Fusemachines Nepal Private Limited, their relationship with each other, certain aspects of the business and affairs of, and their dealings with, Fusemachines Nepal Private Limited and BO2’s exit from Fusemachines Nepal Private Limited. The BO2 Agreement required Fusemachines Nepal Private Limited to pay BO2 a one-time arrangement fee of 1.5% exclusive of value added tax (“VAT”) of the BO2’s total investment, and an annual monitoring fee.

Repurchase and Repayment of 2023 Promissory Notes

In January 2024, Old Fusemachines repurchased 667,000 shares of its common stock from Mr. Maskey, at a price of $4.352 per share for a total of $2,902.7 thousand. Out of this amount, $902.7 thousand was applied towards repayment of Mr. Maskey’s 2023 Promissory Note including accrued interest and balance of the Repurchase Consideration amounting to $2,000.0 thousand that was paid in cash to Mr. Maskey.

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January 2024 Related Party Pledge Agreement

In January 2024, Mr. Maskey entered into a pledge agreement (the “January 2024 Related Party Pledge Agreement”) with Consilium Extended Opportunities Fund, LP (“Consilium”). As per the terms of the January 2024 Related Party Pledge Agreement, Mr. Maskey agreed to assign a security interest to Consilium of 3,600,000 shares of common stock held by Mr. Maskey to fully secure the Company’s obligations under the January 2024 Convertible Notes.

2024 Related Party Promissory Notes

During 2024, Old Fusemachines entered into seven separate promissory notes with Sameer Maskey, the CEO of the Company for aggregate principal amount of $700.0 thousand.

Registration Rights

At the closing of the Business Combination, certain investors, insiders, and other holders of Company capital stock (entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Company is obligated to file this registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) to register the resale of certain securities of the Company held by the such holders. The Amended and Restated Registration Rights Agreement also provides such holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions. The Company is filing this registration statement to register the securities held by those holders party to the Amended and Restated Registration Rights Agreement.

Closing of Business Combination

On October 22, 2025, the Business Combination was consummated whereby (a) Merger Sub merged with and into Fusemachines with Old Fusemachines as the surviving corporation and becoming a wholly-owned subsidiary of the Company; (b) the issued and outstanding shares of Old Fusemachines were exchanged for $200,000,000 in the form of newly-issued shares of Common Stock at a price of $10 per share. On the Closing Date, (a) the shareholders of Old Fusemachines were issued an aggregate of 19,214,201 shares of Common Stock, an aggregate of 693,420 shares of Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of Common Stock, (c) all public rights were converted into 1,897,500 shares of Common Stock; (d) the Company issued an aggregate of 4,743,750 shares of Common Stock to private placement investors; (e) the Company issued an aggregate of 1,184,000 shares of Common Stock, in connection with the PIPE financing; and (f) the outstanding working capital notes issued by the Sponsor to CSLM were exchanged for an aggregate of 408,639 newly-issued shares of Common Stock.

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Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Related Party Transactions Policy

The Company has adopted a written Related Party Transaction Policy that set forth its policies and procedures for the review and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, and immediate family members of any of the foregoing persons. Under the Related Party Transaction Policy, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee.

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

The Company’s Certificate of Incorporation authorizes the issuance of 505,000,000 shares, consisting of:

●	500,000,000 shares of Common Stock; and

●	5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

As of December 19, 2025, there were 28,350,031 shares of Common Stock issued and outstanding. and no shares of Preferred Stock issued and outstanding. As of December 19, 2025, the Company has not designated any series of preferred stock

Voting rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s board of directors, out of funds legally available for such purposes.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of the Preferred Stock or any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Other rights. The holders of Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Company’s board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of Common Stock. The Company’s board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Common Stock, restricting dividends on the Company’s capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company. At present, there are no plans to issue any Preferred Stock.

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Warrants

Public Warrants

Each whole Public Warrant will entitle the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares of Common Stock are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means only a whole Public Warrants may be exercised at a given time by a warrant holder. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrants will be exercisable and the Company will not be obligated to issue a share of Common Stock upon exercise of an Public Warrant unless the Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

The Public Warrants became exercisable 30 days after the Closing. However, because the Public Warrants will be exercisable until their expiration date of up to five years after the Closing, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the Closing, under the terms of the Warrant Agreement, the Company has agreed that the Company will use its best efforts to file this registration statement to register the Common Stock issuable upon exercise of the Public Warrants and thereafter the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such post-effective amendment or registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement. If such post-effective amendment or registration statement covering the Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the Closing, warrant holders may, until such time as there is an effective post-effective amendment or registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the average reported closing price of the Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of Public Warrants when the price per share of the Common Stock equals or exceeds $18.00.

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of an Public Warrant described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of the Common Stock equals or exceeds $10.00

Once the Public Warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant;

●	upon not less than 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Common Stock except as otherwise described below;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share of Common Stock (as adjusted for adjustments to the number of shares issuable upon exercise) or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”; and

●	if the Reference Value is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

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Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of Common Stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of Public Warrants is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of an Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to	Fair Market Value of Common Stock
expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Common Stock for each whole warrant. In no event will the Public Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of the Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the applicable redemption price to the warrant holders.

As stated above, we can redeem the Public Warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares than they would have received if they had chosen to wait to exercise their warrants for shares of Common Stock if and when the Common Stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than shares of Common Stock pursuant to the Warrant Agreement, the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than Common Stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the warrants.

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Redemption Procedures

In the event that the Company determines to redeem the Public Warrants when the closing price of the shares of Common Stock equals or exceeds $18.00 per share or $10.00 per share, pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement, respectively, the Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Beneficial Ownership Limitations

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding shares of Common Stock is increased by a share capitalization payable in shares of Common Stock, or by a sub-division of shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares. A rights offering made to all or substantially all holders of securities entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

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Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Common Stock, the holder of an Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and CSLM. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Public Warrants and the Warrant Agreement, (ii) adjusting the provisions relating to cash dividends on shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the then outstanding Private Placement Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants.

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The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Exclusive Forum

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Private Placement Warrants

The Private Placement Warrants (including shares of Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to CSLM’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by the Company so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees (except as set forth under “— Warrants — Public Warrants — Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00”). The Sponsor or its permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the Units in CSLM’s IPO. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units sold in CSLM’s IPO.

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Except as described above under “— Public Warrants — Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants, multiplied by the excess of the “fair market value” of the Common Stock (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of CSLM’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with the Company, its ability to sell Company securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Company securities, an insider cannot trade in Company securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Public Warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

Dividends

The Company does not intend to pay cash dividends after the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Company’s board of directors at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and warrant agent for the Public Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the Trust Account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the Trust Account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the Trust Account and not against the any monies in the Trust Account or interest earned thereon.

Certain Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Organizational Documents and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock. The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or extraordinary general meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of Preferred Stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL.

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Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Company capital stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the Company’s board of directors will determine the number of directors who will serve on the board. Subject to the Merger Agreement, the exact number of directors will be fixed from time to time by a majority of the Company’s board of directors. We currently have five members of our board of directors. Our board of directors is classified board, divided into three classes, designated as Class I, Class II and Class III. Our Class I directors will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; our Class II directors will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and our Class III directors will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. The Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2026, are Bharat Krish, Tim Gocher, and Salman Alam, the Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2027, are Sanjay Shrestha; and the Class III director, whose term will expire at the annual meeting of stockholders to be held in 2028, is Sameer Maskey. There will be no limit on the number of terms a director may serve on the Company’s board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the Company’s board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to any rights of the holders of Preferred Stock.

Quorum

The Bylaws provide that at any meeting of the Company’s board of directors, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

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Special Meetings of Stockholders

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Company’s board of directors, the Chairperson of Company’s board of directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company’s board of directors or a committee of the Company’s board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be in 2026). The Bylaws allow the Company’s board of directors to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Organizational Documents provide that the Company’s board of directors is expressly authorized to adopt, amend or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. The stockholders of the Company also will have the power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock of the Company entitled to vote generally in an election of directors, voting together as a single class, subject to any vote of the holders of any class or series of stock of the Company required by applicable law or by the Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) or the Bylaws.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power all the then outstanding shares of Company’s stock entitled to vote thereon, voting together as a single class:

●	the provision regarding the Company’s board of directors being authorized to establish one or more series of Preferred Stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as the Company’s board of directors may determine;

●	the provisions regarding removal of directors;

●	the provisions regarding filling vacancies on the Company’s board of directors and newly created directorships;

●	the provision regarding the Company’s board of directors being authorized to amend the Bylaws without a stockholder vote;

●	the provisions regarding stockholder action by written consent;

●	the provisions regarding calling special meetings of stockholders;

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●	the provisions regarding stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders;

●	the provisions regarding limitation on liability and indemnification of the Company’s directors and officers;

●	the provisions regarding the Company electing not to be governed by Section 203 of the DGCL;

●	the provisions adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act;

●	the provisions regarding the Company renouncing its interest or expectancy in any corporate opportunity offered to any of its non-employee directors or principal stockholders and their affiliates; and

●	the amendment provision requiring that the above provisions be amended only with a 66 and 2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Common Stock and, as a consequence, may inhibit fluctuations in the market price of Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company stockholders, (iii) any action, suit or proceeding against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company governed by the internal affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. The Certificate of Incorporation further provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the Certificate of Incorporation does not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. The provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of the Company’s board of directors who is not an employee of the Company or its subsidiaries, or the principal stockholders of the Company and their affiliates. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions.

The Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if the director or officer has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director or officer.

The limitation of liability provision in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Global Market under the symbols “FUSE” and “FUSEW”, respectively.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer the shares of Common Stock at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our Common Stock to be sold by the Selling Stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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SELLING STOCKHOLDERS

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except as described below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders as of December 19, 2025, assuming the exercise of all of the warrants as of December 19, 2025. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column lists the shares of Common Stock held by the Selling Stockholders after completion of this offering, assuming the exercise of all of the warrants as of December 19, 2025. The fifth column lists the percentage ownership held by the Selling Stockholders after completion of this offering if such percentage exceeds 1% of the total number of shares of Common Stock outstanding at that time. The information presented regarding the Selling Stockholders is based, in part, on information the Selling Stockholders provided to us in writing specifically for use in this prospectus. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

In addition to the assumptions described above, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, the stockholder named in the table below has sole voting and investment power with respect to its shares of Common Stock. Percentage of beneficial ownership is based on 28,350,031 shares of our Common Stock outstanding as of December 19, 2025.

Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering (including shares underlying private placement warrants)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (including shares underlying private placement warrants)		Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (to the extent greater than 1%)
Consilium Entities	11,356,530	11,356,530	(1)	—	*
Charles Cassell	1,160,101	1,160,101	(2)	—	*
Jonathan Binder	1,160,099	1,160,099	(3)	—	*
Irakli Gilauri	50,000	50,000		—	*
Peter Tropper	50,000	50,000		—	*
Sameer Maskey	5,772,780	5,772,780	(4)	—	*
Anish Joshi	177,667	177,667		—	*
Parag Shrestha	125,025	125,025		—	*
Robert Traghetto	83,723	83,723		—	*
Tim Gocher	2,677,292	2,677,292	(5)	—	*
Sanjay Shrestha	235,982	235,982		—	*
Salman Alam	50,000	50,000		—	*

* Denotes less than 1%.

*	Less than 1%.
(1)

Includes (i) 4,072,414 shares of Common Stock held by Consilium Extended Opportunities Fund, (ii) 4,504,241 shares of Common Stock held by Consilium Frontier Equity Fund, and (iii) 2,779,875 shares of Common Stock issuable upon the exercise of private placement warrants held by Consilium Frontier Equity Fund. By virtue of their shared control over the Consilium Entities, Mr. Cassel and Mr. Binder may be deemed to beneficially own the shares held by Consilium Extended Opportunities Fund LP and Consilium Frontier Equity Fund LP.

(2)

Includes (i) 564,413 shares held directly by Mr. Cassel and Mr. Cassel’s spouse, and (ii) 595,688 shares of Common Stock issuable upon the exercise of private placement warrants held directly by Mr. Cassel and Mr. Cassel’s spouse,.

(3)	Includes (i) 564,412 shares held directly by Mr. Binder, (ii) 595,687 shares of Common Stock issuable upon the exercise of private placement warrants held directly by Mr. Binder.
(4)	Includes 4,127,708 shares directly held by Sameer Maskey and (i) 329,014 shares held by Sameer Maskey’s spouse and (ii) 658,029 and 658,029 shares are held of record by Maskey Everest Trust and Maskey Annapurna Trust, respectively. Sameer Maskey exercises voting or dispositive control over any of the securities held by Maskey Everest Trust and Maskey Annapurna Trust. As such, Mr. Maskey may be deemed to be the beneficial owner of all shares held by Maskey Everest Trust and Maskey Annapurna Trust. Mr. Maskey disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.
(5)	Includes 1,870,638 shares of Common Stock held directly by Dolma Impact Fund (“Dolma”), and 806,654 shares of Common Stock issuable to Dolma upon the conversion of outstanding convertible notes. Mr. Gocher is the founder and Chief Executive Officer of Dolma, and so may be deemed to have voting and dispositive power over the securities held by Dolma. Mr. Gocher disclaims any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by such Selling Stockholders.

The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder, as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their securities by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the Selling Stockholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; or

●	any other method permitted pursuant to applicable law.

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In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Common Stock offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until two years from the effective date of this registration statement.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of our Common Stock and Warrants acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, under U.S. federal gift and estate tax rules, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;

●	regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

●	tax-exempt accounts, organizations, or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% (by vote or value) of our Common Stock or Warrants (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

●	persons who hold our Common Stock or Warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

●	persons who hold or receive our Common Stock or Warrants pursuant to the exercise of any option or otherwise as compensation;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock or Warrants being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

●	persons who hold our Common Stock or Warrants not as a capital asset within the meaning of Section 1221 of the Code (generally, as property held for investment); or

●	persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other flow-through entity holds our Common Stock or Warrants, the tax treatment of a partner in the partnership or owner of other such entity generally will depend on the status of the partner or owner and upon the activities of the partnership or other such entity. A partner in a partnership, or owner of other such entity, that will hold our Common Stock or Warrants should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock or Warrants through the partnership or other such entity, as applicable.

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You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock or Warrants arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of our Common Stock or Warrants that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) and is:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Distributions

If we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “—Tax Considerations Applicable to U.S. Holders—Gain on Disposition of Common Stock.”

Dividends we pay to a U.S. Holder that is a corporation or other entity taxable as a corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain on Disposition of Common Stock

You generally will recognize gain or loss on the sale, exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) your adjusted tax basis in its Common Stock so disposed of. Your adjusted tax basis in its Common Stock generally will equal your acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, your initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. holders generally are eligible under current law for reduced rates of tax. If your holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

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Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, you generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. Your initial tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of your acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether your holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case, the holding period will not include the period during which you held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization event, or a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Code. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. holder’s holding period for Common Stock would commence on the date of exercise of the Warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of Common Stock would include the holding period of the Warrant.

If a cashless exercise were treated as a taxable exchange, a U.S. holder could be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the aggregate exercise price of the total number of Warrants being exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term depending on the U.S. holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in Common Stock received would equal the sum of the U.S. holder’s initial investment in the Warrants exercised, the amount of any constructive distributions included in income by such U.S. holder (as described below under “Possible Constructive Distributions”) and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, you are urged to consult your tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to your holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale or other Disposition of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, you will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) your adjusted tax basis in the Warrant. Your adjusted tax basis in its Warrants generally will equal your acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by you (as described below under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

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Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock—Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders—Distributions” in the same manner as if such U.S. holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

If we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “—Tax Considerations Applicable to Non-U.S. Holders—Gain on Disposition of Common Stock and Warrants.”

Subject to the discussions below on effectively connected income and in “—Backup Withholding and Information Reporting” and “—Tax Considerations Applicable to Non-U.S. Holders-Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you generally will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable tax treaty.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below in “—Backup Withholding and Information Reporting” and “—Tax Considerations Applicable to Non-U.S. Holders-Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits and subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

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Exercise of a Warrant

The U.S. federal income tax treatment of your exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. holder, as described under “—Tax Considerations Applicable to U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to you would be the same as those described below in “—Tax Considerations Applicable to Non-U.S. Holders-Gain on Disposition of Common Stock and Warrants.”

Gain on Disposition of Common Stock and Warrants

Subject to the discussions in “—Backup Withholding and Information Reporting” and “—Tax Considerations Applicable to U.S. Holders—Foreign Account Tax Compliance Act (FATCA)],” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or Warrants unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of our Common Stock or Warrants or your holding period for our Common Stock or Warrants, or the applicable testing period.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale or other disposition of our Common Stock or Warrants (net of certain deductions and credits) under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other disposition of our Common Stock or Warrants, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, our Common Stock and Warrants will not constitute a United States real property interest if (i) our Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Common Stock, directly, indirectly, or constructively, at all times during the applicable testing period or (ii) provided that our Warrants are regularly traded on an established securities market, you have not owned, actually or constructively, more than 5% of our Warrants at any time within the relevant period. It is unclear how your ownership of Warrants will affect the determination of whether you own more than 5% of our Common Stock. In addition, special rules may apply in the case of a disposition of Warrants if our Common Stock is considered to be regularly traded but our Warrants are not considered to be publicly traded. If we are a USRPHC at any time within the applicable testing period and either our Common Stock and/or Warrants are not regularly traded on an established securities market or you hold more than 5% of our outstanding Common Stock and/or Warrants, directly, indirectly, or constructively, at any time during the applicable testing period, you will generally be taxed on any gain realized upon the sale or other disposition of our Common Stock and/or Warrants in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC at any time within the applicable testing period and our Common Stock and/or Warrants are not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a URSPHC.

103

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock—Warrants.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, you would be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock that is taxable to such holders as a distribution. You would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders—Distributions” under that section in the same manner as if you received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act (FATCA)

Subject to the following paragraph, the Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance with respect thereto, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock or Warrants paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution (i) enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock or Warrants paid to a “non-financial foreign entity” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock or Warrants.

The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Common Stock or Warrants. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

Backup Withholding and Information Reporting

Generally, we or the applicable agent must report annually to the IRS the amount of dividends paid to you, your name, your address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Common Stock or Warrants made to you may also be subject to backup withholding (currently at a rate of 24% and additional information reporting unless you establish an exemption, for example, by providing a properly completed IRS Form W-9 certifying your exemption from backup withholding or by certifying your non-U.S. status on a properly completed IRS Form W-8BEN or Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

104

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of our Common Stock or Warrants, including the consequences of any proposed change in applicable laws.

EXPERTS

The consolidated financial statements of Old Fusemachines Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included in this prospectus, have been included in reliance on the report of KNAV CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CSLM Acquisition Corp. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Dentons US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://fusemachines.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

105

FUSEMACHINES INC.

CSLM Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm (BDO USA, P.C., New York, New York, PCAOB ID#243)	F-89
Financial Statements:
Consolidated Balance Sheets	F-90
Consolidated Statements of Operations	F-91
Consolidated Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	F-92
Consolidated Statements of Cash Flows	F-93
Notes to Consolidated Financial Statements	F-94

CSLM Acquisition Corp. Unaudited Financial Statements
Financial Statements:
Condensed Consolidated Balance Sheets as of September 30, 2025 (unaudited) and December 31, 2024	F-110
Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and 2024 (unaudited)	F-111
Condensed Consolidated Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit for the three months ended September 30, 2025 and 2024 (unaudited)	F-112
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2025 and 2024 (unaudited)	F-113
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-114

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Fusemachines Inc. and its subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Fusemachines Inc. and its subsidiaries (the Company) as of December 31, 2024 and December 31, 2023 and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of years in the two-year period ended December 31, 2024 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and December 31, 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses, has an accumulated deficit and stockholders’ deficit. The Company expects to continue to incur significant costs in pursuit of its operating plans. These costs exceed the Company’s existing cash balance and net working capital. The ability of the Company to continue as a going concern is dependent upon management’s plan on the Company’s ability to obtain necessary equity or debt financing from related parties and/or external sources to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company’s auditor since 2023.

Atlanta, Georgia

April 23, 2025

PCAOB ID - 2983

F-2

Fusemachines Inc. and Subsidiaries

Consolidated Balance Sheets

(all amounts in USD, in thousands, except number of shares and per share data)

	As of December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	500	266
Accounts receivable, current, net	1,420	1,088
Unbilled revenue	113	80
Deferred transaction costs	1,865	181
Prepaid expenses and other current assets	219	176
Total current assets	4,117	1,791
Property and equipment, net	348	416
Intangible assets, net	187	113
Accounts receivable, net	4	22
Deferred Tax Asset	10	—
Operating lease right-of-use assets	870	1,005
Other assets	5	2
Total assets	5,541	3,349

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	6,537	1,166
Accrued expenses and other current liabilities	3,693	1,969
Deferred revenue	54	21
Convertible notes payable, at fair value, current	8,986	—
Convertible notes payable, current	255	—
Related party loan payable, current	700	—
Notes payable, current	—	191
Operating lease liability, current	74	87
Total current liabilities	20,299	3,434
Notes payable	—	2,261
Related party convertible notes payable, at fair value	6,524	3,764
Convertible notes payable	200	—
Warrant liability	945	430
Cumulative mandatorily redeemable common and preferred stock liability	1,000	948
Operating lease liability	878	979
Total liabilities	29,846	11,816

Commitments and contingencies (Note 19)
Stockholders’ deficit:
Convertible preferred stock ($0.00001 par value, 9,076,724 shares authorized as of December 31, 2024 and December 31, 2023; 9,043,234 shares issued and outstanding as of December 31, 2024 and December 31, 2023	7,865	7,865
Common stock ($0.00001 par value, 24,200,000 shares authorized as of December 31, 2024 and December 31, 2023; 11,716,680 and 9,220,534 shares issued, and 11,039,388 and 9,220,534 shares outstanding as of December 31, 2024 and December 31, 2023, respectively)	2	2
Treasury stock, at cost (667,000 and 0 as of December 31, 2024 and December 31, 2023, respectively)	(2,903)	—
Additional paid in capital	4,698	2,307
Accumulated deficit	(34,217)	(18,834)
Accumulated other comprehensive income	250	193
Total stockholders’ deficit	(24,305)	(8,467)
Total liabilities and stockholders’ deficit	5,541	3,349

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(all amounts in USD, in thousands, except number of shares and per share data)

	Year ended December 31,
	2024	2023
Revenue	8,811	7,438
Cost of revenue	(3,976)	(3,199)
Gross profit	4,835	4,239
Operating expenses:
Selling and marketing	1,964	1,895
General and administrative	10,333	7,025
Research and development	732	604
Total operating expenses	13,029	9,524
Loss from operations	(8,194)	(5,285)
Other (expense) income:
Interest expense	(234)	(451)
Loss on extinguishment of Notes payable / Secured Borrowings	(601)	(143)
Loss on extinguishment of payable	(70)	—
Loss on change in fair value of convertible notes and warrant liability	(6,104)	(611)
Other (expense) income	(148)	(261)
Total other expense, net	(7,157)	(1,466)
Loss before income taxes and equity in earnings of investee	(15,351)	(6,751)
Provision for income tax	(31)	(11)
Equity in earnings of investee, net of income tax provision of $0 and $0, respectively	(1)	—
Net loss	(15,383)	(6,762)
Other comprehensive income (loss)
Change in foreign currency translation adjustment	57	(6)
Total comprehensive loss	(15,326)	(6,768)
Net loss per share - basic and diluted	(1.45)	(0.73)
Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Deficit

(all amounts in USD, in thousands, except number of shares and per share data)

	Convertible								Accumulated
	preferred						Additional		other	Total
	stock		Common stock		Treasury Stock		paid-in	Accumulated	comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income	deficit
Balance at December 31, 2022	9,005,197	$7,840	9,220,534	$2	—	—	$153	$(12,072)	$199	$(3,878)
Issuance of convertible preferred stock	38,037	25	—	—	—	—	—	—	—	25
Stock-based compensation	—	—	—	—	—	—	2,154	—	—	2,154
Net loss	—	—	—	—	—	—	—	(6,762)	—	(6,762)
Foreign currency translation	—	—	—	—	—	—	—	—	(6)	(6)
Balance at December 31, 2023	9,043,234	$7,865	9,220,534	$2	—	—	$2,307	$(18,834)	$193	$(8,467)
Stock-based compensation	—	—	—	—	—	—	1,067	—	—	1,067
Net loss	—	—	—	—	—	—	—	(15,383)	—	(15,383)
Common stock repurchase	—	—	(667,000)	—	667,000	(2,903)	—	—	—	(2,903)
Exercise of stock options	—	—	26,146	—	—	—	12	—	—	12
Gain on extinguishment recorded as a capital transaction	—	—	—	—	—	—	343	—	—	343
Issuance of shares upon repayment and forgiveness of 2023 Promissory Notes	—	—	2,459,708	—	—	—	899	—	—	899
Premium from extinguishment of payable	—	—	—	—	—	—	70	—	—	70
Foreign currency translation	—	—	—	—	—	—	—	—	57	57
Balance as at December 31, 2024	9,043,234	$7,865	11,039,388	$2	667,000	$(2,903)	4,698	(34,217)	250	(24,305)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Fusemachines Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(all amounts in USD, in thousands)

	Year ended
	December 31,
	2024	2023
Cash flows from operating activities
Net loss	(15,383)	(6,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	109	97
Amortization of intangible asset	70	11
Provision for credit losses	540	103
Stock-based compensation	1,067	2,154
Amortization of right-of-use assets	110	145
Amortization of debt discount	—	57
Changes in fair value of Convertible Notes at Fair Value	5,589	581
Change in fair value of common stock warrant liability	515	30
Accretion of cumulative mandatorily redeemable common and preferred stock liability	80	59
Equity method investment obtained in exchange for services	(122)	—
Equity in earnings of investee	2	—
Impairment of equity investments	120	—
Loss on extinguishment of Notes Payable / Secured Borrowings	601	143
Loss on extinguishment of payable	70	—
Foreign exchange (gain)/loss	49	—
Deferred income taxes	(11)	—
Changes in operating assets and liabilities:
Accounts receivable, current, net	(904)	(328)
Unbilled revenue	(39)	10
Prepaid expenses and other current assets	(85)	(68)
Accounts receivable, net	18	(22)
Other assets	(2)	2
Accounts payable	3,715	560
Operating lease liabilities	(87)	(83)
Accrued expenses and other current liabilities	1,744	1009
Deferred revenue	33	(172)
Net cash used in operating activities	(2,201)	(2,474)
Cash flows from investing activities
Costs capitalized for internally developed software	(144)	(96)
Purchases of property and equipment	(15)	(160)
Disposal of property and equipment	3	—
Payment made to capital creditors	(20)	—
Advances paid for capital expenditure	—	(38)
Net cash used in investing activities	(176)	(294)
Cash flows from financing activities
Proceeds from convertible notes payable	455	—
Proceeds from convertible notes payable, at fair value	6,500	—
Proceeds from related party loan payable	700	—
Proceeds from notes payable, net of debt issuance costs to lender	—	2,905

F-6

	Year ended December 31,
	2024	2023
Proceeds from individual loan	—	300
Proceeds from secured borrowing	—	500
Proceeds from line of credit	—	150
Payments on notes payable, including penalty and lender fees	(3,000)	—
Debt Extinguishment cost paid	(53)	—
Payments on related party loans	—	(161)
Repayment of individual loan	—	(300)
Payments on secured borrowing	—	(995)
Payments on line of credit	—	(150)
Payment of debt issuance costs to third parties	—	(111)
Payment of deferred transaction cost	(2)	—
Common stock repurchase	(2,000)	—
Exercise of stock options	12	—
Net cash provided by financing activities	2,612	2,138
Effect of exchange rate changes on cash and cash equivalents	(1)	(7)
Net change in cash and cash equivalents	234	(637)
Cash and cash equivalents at beginning of the period	266	903
Cash and cash equivalents at end of the period	500	266
Supplemental disclosures of cash flow information
Cash paid for interest	26	248
Cash paid for income taxes	10	14
Non-cash investing and financing activities:
Unpaid capital expenditure as of the end of the period	—	81
Unpaid deferred transaction costs as of the end of the period	1,684	181
Purchase of property and equipment through capital advances	38	—
Issuance of shares vested upon repayment and forgiveness of 2023 Promissory Notes	899
Settlement of non-recourse 2023 promissory note in exchange for common stock repurchase consideration	903	—
Issuance of common stock warrant liability	—	400
Conversion of related party convertible note to convertible preferred stock	—	25
Investment in Equity securities	122	—
Extinguishment of debt (Refer Note no. 12 – Long Term Debt and Note no.19 – Commitments and Contingencies)	4,091	—
Recognition of debt at fair value (Refer Note no. 12 – Long Term Debt and Note no.19 – Commitments and Contingencies)	3,818	—
Right-of-use assets obtained in exchange for operating lease liabilities	—	81

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Fusemachines Inc. and Subsidiaries Notes to the Consolidated Financial Statements

Note 1. Organization

Fusemachines Inc. and its subsidiaries (“Fusemachines” or the “Company” or the “Parent”), listed under the Parent company below, is a Delaware corporation headquartered in the United States. Founded in 2013 and headquartered in New York with operations across North America, Latin America and Asia. Fusemachines, a privately-held company, is a provider of enterprise artificial intelligence (“AI”) Solutions (Products and Services). The Company accelerates its customers’ data to AI journey by offering a suite of AI services that addresses the strategic goals and vision of their enterprise. The Company operates under five legal entities and one branch (as noted below):

●	Fusemachines Inc. (Parent)

●	Fusemachines Nepal Inc. (Wholly Owned Holding Company)

●	Fusemachines Nepal Private Ltd. (Majority Owned Subsidiary)

●	Fusemachines Canada Inc (Wholly Owned Subsidiary)

●	Fusemachines India Inc. (Dormant Holding Company)

●	Fusemachine Inc. Dominican Republic (Wholly Owned Branch)

Business Oxygen Private Limited (“BO2”), a Company domiciled in Nepal holds certain redeemable common and preferred stock of Fusemachines Nepal Private Ltd. (Refer to “Note 10 – Cumulative Mandatorily Redeemable Financial Instruments”).

Merger Agreement

In January 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

●	At least one business day prior to the Closing Date, CSLM will undergo the Domestication which involves CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM will cease to exist and the newly formed Delaware corporation, Pubco, will be the surviving entity.

●	Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease to exist and Fusemachines will be the surviving company and a wholly owned subsidiary of Pubco.

The business combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”) and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer. Under the Merger Agreement, the Fusemachines equity holders that hold shares of company common stock, shares of convertible preferred stock, company stock options, or convertible notes will receive an aggregate of number of common stock equal to the quotient obtained by dividing (a) $200,000 thousand, by (b) $10.00 in exchange for all Fusemachines’ fully diluted company common stock. The Merger Agreement will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon certain conditions as specified in the articles of the merger.

In February 2025, CSLM entered into a second amendment to the Merger Agreement (the “2nd Amendment”) to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ audited financial statements.

Covenant Fees

Pursuant to the Merger Agreement, the Company was covenanted to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Merger, and that such audited financial statements had been prepared in conformity with GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company had covenanted to provide the audited financial statements no later than February 29, 2024, or incur delay fees in the amount equal to $35.0 thousand for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50.0 thousand for the second one-month delay to April 30, 2024, and thereafter $70.0 thousand for each subsequent one-month delay (pro-rated for any partial month). The Company provided the audited financial statements to CSLM in September 2024. As such, the Company has recorded $505.0 thousand of deferred transaction costs on the consolidated balance sheet as of December 31, 2024.

F-8

On February 4, 2025, the company entered into a second amendment of the original agreement wherein the above-mentioned delay fee provision is deleted and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. (Refer to Note 23 – Subsequent events)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding financial reporting. The consolidated financial statements include the financial statements of Fusemachines Inc. and its subsidiaries. Investments in entities where we hold at least a 20% ownership interest and have the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting. All intercompany balances and transactions have been eliminated. These consolidated financial statements are presented in United States Dollars (“USD”or $), which is the functional currency of the Parent Company.

Prior Period Reclassifications

Certain amounts in prior periods have been reclassified to conform with current period presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions, including those related to the valuation of operating lease right-of-use assets, convertible notes, cumulative mandatorily redeemable common and preferred stock liability, common stock warrants, common and convertible preferred stock, current expected credit losses (“CECL”), stock-based compensation, useful lives of property and equipment and intangible assets, impairment of long-lived assets, capitalization of software development costs, equity method investments and income taxes.

The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements. Changes in facts and circumstances may cause the Company to revise its estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

Accounts Receivable and Related Allowance for Expected Credit Losses

The Company classifies its right to consideration in exchange for deliverables as an accounts receivable. A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. Accounts receivable represents amounts due from the Company’s customers for AI solutions (products and services). The Company receives payments from customers based upon agreed-upon contractual terms. The timing of revenue recognition may differ from the timing of invoicing to customers.

F-9

Accounts receivable are stated net of allowance for expected credit losses. Outstanding receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. The allowance for expected credit loss is based on the probability of future collection determined by applying a loss-rate method using the Company’s historical loss experience. The Company also considers reasonable and supportable current and future conditions in determining its estimated loss rates, such as external forecasts, macroeconomic trends or other factors including customer specific credit risk characteristics. The adequacy of the allowance is evaluated on a regular basis. Account balances are written off after all means of collection are exhausted and the balance is deemed uncollectible, which occurs when balances reach 365 days past due. Subsequent recoveries are credited to the allowance. Changes in the allowance are recorded as adjustments to bad debt expense in the period incurred.

Bad debt expense is included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Property and Equipment, net

Property and equipment acquired in the ordinary course of the Company’s operations are stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement. Maintenance and repairs are expensed as incurred.

Depreciation expense is included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Depreciable lives by major classification generally are as follows:

Useful lives
Computers and other hardware	5-8 years
Vehicles and other fixed assets (excluding computers)	2-10 years
Office, furniture, and equipment	2-10 years
Leasehold improvements - shorter of lease term of estimated useful life	2-10 years

Intangible assets, net

Intangible assets consists of internally developed capitalized software, which will help in the management of the AI solutions business and will be sold on a license basis.

Internal use software

The Company capitalizes certain costs related to internal use software acquired, modified, or developed related to the Company’s services in accordance with ASC 350, Internal use software. These capitalized costs are primarily related to salaries and other personnel costs. Costs incurred in the preliminary stages of development and the post implementation phase are expensed as incurred. The company adopts agile method of software development which is generally characterized as an iterative and more dynamic process where the planning, design and coding are less distinct and performed in short sprints. The Company, analyses the nature of the development and implementation activities – i.e. whether Subtopic 350-40 characterizes them as capitalizable application development stage activities – when deciding whether the costs of those activities should be capitalized or expensed as incurred. Maintenance and training costs are expensed as incurred. The amortization expense is recorded in “General and administration” on the consolidated statements of operations and comprehensive loss.

Software costs that are expensed are recorded in “Research and Development” on the consolidated statements of operations and comprehensive loss.

F-10

Software developed for sale

The costs incurred for the development of computer software to be sold, leased or otherwise marketed are capitalized in accordance with ASC 985, Costs of Software to be sold, leased or marketed, when technological feasibility has been established. Technological feasibility generally occurs when all planning, designing, coding and testing activities are completed that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements. These capitalized costs are primarily related to salaries and other personnel costs.

Useful Lives
Internally developed software	3 years

Segment reporting

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the CODM to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

Fusemachines operates as one operating segment with a focus on data engineering, AI consulting, and technical services. The Company’s Chief Executive Officer (“CEO”), as the Company’s chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

The CODM considers the Company’s net income/(loss), expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these financial statements.

As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying Consolidated Balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Consolidated Statements of Operations and Comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses the straight-line method of depreciation and amortization. When the carrying value of an asset is more than the sum of the undiscounted expected future cash flows, an impairment is recognized. An impairment loss is measured as the excess of the asset’s carrying amount over its fair value. Intangible assets that have finite useful lives are amortized over their estimated useful lives on a straight-line basis. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others.

The Company holds Long-lived assets in several countries worldwide, with the majority of those assets being held in Nepal. The table below presents the breakdown of the Company’s Long-lived assets, based on geographic region (in thousands).

	Long lived assets As of December 31,
	2024	2023
Nepal	$286	$343
United States	249	186
Total Long-lived assets	$535	$529

F-11

Fair Value Option (“FVO”) Election

The Company entered into related party convertible notes payable, at fair value in October 2019, September 2021, and Convertible Notes payable at fair value in January 2024, (the “Convertible Notes at Fair Value”). (Refer to “Note 12 – Long-Term Debt”). As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the FVO to account for the Convertible Notes at Fair Value. In accordance with ASC 825, the Company recorded them at fair value. The FVO may be applied instrument by instrument, but it is irrevocable. Subsequent changes in fair value would be recorded as a separate line in the consolidated statements of operations and comprehensive loss. As a result of applying the FVO, direct costs and fees related to the Convertible Notes at Fair Value were expensed as incurred. The Company concluded it was appropriate to apply the FVO to Convertible Notes at Fair Value because they are liabilities that are not, in whole or in part, classified as a component of stockholders’ equity. In addition, the Convertible Notes at Fair Value met other applicable criteria for electing the FVO under ASC 825.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income consists of changes in the cumulative foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized over time.

Company’s AI Solutions includes product revenues primarily comprising of software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. During the years ended December 31, 2024 and December 31, 2023, the product revenues were insignificant.

For most contracts, the Company uses a Master Service Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

F-12

Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Contract Balances

Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies these assets as unbilled revenue; the liabilities are classified as deferred revenue.

Deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of service or upon meeting the performance obligation. The Company’s deferred revenue represents contract liabilities. Generally, when billing occurs subsequent to revenue recognition, the Company reports unbilled revenue on the consolidated balance sheets.

Cost of Revenue

Consists principally of consulting and payroll expenses as well as stock-based compensation expense that are assigned to customer projects.

Selling and Marketing Expenses

Selling and marketing expenses represent costs incurred to promote the Company’s services offered, including salaries, benefits and related costs of our sales and marketing personnel, and represent costs of advertising and other selling and marketing expenses. All sales and marketing costs are expensed as incurred.

General and Administrative Expenses

Consists of expenses associated with general and administrative functions of the business such as the costs of salaries, stock-based compensation expense, Information Technology (“IT”) infrastructure, allowance for expected credit losses, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

F-13

Defined Contribution Plan

Contributions to defined contribution plans are expensed in the period in which services are rendered by the covered employees. The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable.

Stock-Based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). This standard requires all equity-based payments to employees and non-employees, including grants of employee stock options and restricted stock awards, to be recognized in the consolidated statements of operations and comprehensive loss based on the grant date fair value of the award. The stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the award, which is generally the period from the accounting grant date to the end of the vesting period. The Company elected to account for forfeitures of awards as they occur.

Since the adoption of ASU 2018-07, Improvements to Nonemployee Stock-Based Payment Accounting, the measurement date for non-employee awards is the date of grant, and stock-based compensation costs are recognized in the same period and in the same manner as if the entity had paid cash for the goods or services. Stock-based compensation expense is classified as general and administrative, cost of revenue, selling and marketing and research and development expenses in the consolidated statements of operations and comprehensive loss.

The Company estimates the fair value of stock option awards granted using the Black Scholes Merton option pricing formula (the “Black-Scholes Model”). This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. The Company estimates volatility based upon the observed historical volatilities of comparable companies over a lookback period commensurate with the estimated holding period, adjusted for relative leverage using the Black-Scholes-Merton formula. Dividend yields are based on the Company’s history and expected future actions. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

Because the Company is privately held and there is no public market for its stock, the fair value of the Company’s equity is approved by the Company’s board of directors thereof as of the date stock-based awards are granted. In estimating the fair value of its stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, any indications of value from offers to acquire the Company, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

F-14

Notes Receivable from Stockholders

From time to time the Company has entered into promissory note agreements with certain employees for the purpose of financing the early exercise of the Company’s stock options. Although the shares of common stock purchased by the employees in exchange for the promissory notes are considered legally issued, the Company does not consider them outstanding for accounting purposes. Instead, the Company treats them as restricted until the options are fully vested and the outstanding principal and accrued interest on the notes are repaid in full. Unvested shares for which the promissory notes are fully satisfied are recorded as a share repurchase liability and as shares vest are recognized to additional paid-in capital in the consolidated balance sheets.

Advertising Cost

Advertising costs are expensed as incurred. Advertising costs were $126.2 thousand and $20.4 thousand for the years ended December 31, 2024, and 2023, respectively, which are included in selling and marketing costs on the consolidated statements of operations and comprehensive loss.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the consolidated financial statements carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. Changes to enacted tax rates would result in either increases or decreases in the provision for income taxes in the period of changes.

The realizability of deferred tax assets is primarily dependent on future earnings. The Company evaluates the realizability of deferred tax assets and recognizes a valuation allowance when it is more likely than not that all, or a portion of, deferred tax assets will not be realized. A reduction in estimated forecasted results may require that we record valuation allowances against deferred tax assets. Once a valuation allowance has been established, it will be maintained until there is sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets will be realized. A pattern of sustained profitability will generally be considered as sufficient positive evidence to reverse a valuation allowance. If the allowance is reversed in a future period, the income tax provision will be correspondingly reduced.

Accordingly, the increase and decrease of valuation allowances could have a significant negative or positive impact on future earnings.

The United States subjects corporations to taxes on Global Intangible Low-Taxed Income (“GILTI”) earned by certain foreign subsidiaries. The Company elected to provide for the tax expense related to GILTI in the year the tax is incurred.

Debt Issuance Costs

Costs to issue debt are capitalized and deferred when incurred and subsequently amortized to interest expense over the term of the related debt using the effective interest rate method. Deferred debt issuance costs are presented in the Company’s consolidated balance sheets as a direct deduction from the carrying amount of the associated debt liability. Deferred debt issuance costs were zero and $110.8 thousand for the years ended December 31, 2024 and 2023, respectively. (Refer to Note12 - Long-Term Debt).

Debt issuance costs are expensed as incurred if they relate to debt for which a fair value option election has been made.

F-15

Debt Discounts

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the consolidated statements of operations and comprehensive loss. As of December 31, 2024 there was zero debt discount recorded in the consolidated balance sheets. As of December 31, 2023 there was 42.7 thousand of debt discount recorded in notes payable, current and $506.0 thousand recorded in notes payable in the consolidated balance sheets.

For the certain notes measured at fair value, any changes in the fair value of the debt (including the debt discount) are recognized in the income statement.

Deferred Transaction Costs

The Company records deferred transaction costs, which consist of legal, accounting, and other fees related to the preparation of the Merger. (Refer to “Note 1 – Organization”). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. As of December 31, 2024 and December 31, 2023, $1,865 thousand and $181.0 thousand of deferred transaction costs, respectively, were capitalized and recorded in deferred transaction costs on the consolidated balance sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within general and administrative expense in the consolidated statements of operations and comprehensive loss.

Convertible Preferred Stock

The Company applies the guidance enumerated in ASC Subtopic 480-10, Distinguishing Liabilities from Equity-Overall (“ASC 480-10”), when determining the classification and measurement of convertible preferred stock. Convertible preferred stock subject to mandatory redemption are classified as liability instruments and are initially measured at fair value in accordance with ASC 480-10, and accreted to their redemption value under the effective interest method. All other issuances of convertible preferred stock are subject to the classification and measurement principles of ASC 480-10. Accordingly, the Company classifies conditionally redeemable preferred stock (if any), which includes preferred stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its convertible preferred stock in stockholders’ deficit.

Research and Development Costs

The Company accounts for research and development costs in accordance with the ASC 730, Research and Development. Under ASC 730, all research and development costs are expensed as incurred, with the exception of certain software development costs discussed above. Our research and development costs consist primarily of payroll costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and Development costs were $732 thousand and $604 thousand for the years ended December 31, 2024, and 2023, respectively, which are included in the consolidated statements of operations and comprehensive loss

Net Loss per Share

The Company applies the two-class method to compute basic and diluted net loss per share attributable to common shareholders, when shares meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. The Company reported a net loss attributable to common shareholders for the years ended December 31, 2024 and 2023.

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted average number of shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the potential exercise of warrants or options, and the potential conversion of preferred stock or convertible notes, into common stock, under the if-converted method. Due to the net losses for the years ended December 31, 2024 and 2023, basic and dilutive net loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive.

F-16

Common Stock Warrants

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

When issued in connection with debt, the allocated value related to the warrants is generally recorded as additional interest cost on the related debt. The Company values warrants using an option pricing model.

Commitments and Contingencies

The Company may at times be involved in litigation in the ordinary course of business. The Company will, from time to time, when appropriate in management’s estimation, record adequate reserves in the Company’s consolidated financial statements for pending litigation. Currently there are no pending or threatened litigation matters that management believes require accrual or disclosure.

Foreign Currency Translation and Remeasurement

Assets and liabilities of consolidated foreign subsidiaries whose functional currency is not the U.S. dollar are translated into U.S. dollars at period-end exchange rates and revenues and expenses are translated into U.S. dollars using average exchange rates during the year. Equity transactions are translated using historical exchange rates. The adjustment resulting from translating the consolidated financial statements of such foreign subsidiaries into U.S. dollars is reflected as a cumulative translation adjustment and reported as a component of Accumulated other comprehensive loss.

Risks and Uncertainties

As a result of its global operations, the Company may be subject to certain inherent risks.

Concentration of Credit - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with financial institutions. The Company believes its credit policies reflect normal industry terms and business risk and there is no expectation of non-performance by the counterparties. Accounts receivables are generally dispersed across many customers operating in different industries; therefore, concentration of credit risk is limited. If any of the Company’s customers enter bankruptcy protection or otherwise take steps to alleviate their financial distress, the Company’s credit losses and write-offs of receivables could increase, which would negatively impact its results of operations.

Significant Customers and Suppliers—The concentration of credit risk with respect to accounts receivable is primarily limited to certain customers to which the Company makes substantial sales. To minimize credit risk related to accounts receivable, the Company maintains allowances for potential credit losses based on historical loss patterns as well as future expectations. As of December 31, 2024 and December 31, 2023, the Company had four and three customers whose accounts receivable balance accounted for at least 10% of the Company’s consolidated accounts receivables, respectively. These customers accounted for approximately 61.6% and 46.2% of the Company’s receivables at the end of the respective periods. For the year ended December 31, 2024 and 2023, the Company had two customers whose revenue accounted for at least 10% of the Company’s consolidated revenue, respectively. These customers accounted for approximately 23.18% and 23 % of the Company’s total revenue of the respective periods.

F-17

The Company pays its suppliers on normal commercial terms and does not believe that there is any significant supply risk from its suppliers. For the year ended December 31, 2024 and 2023, the Company had three and one suppliers whose account payable accounted for at least 10% of the Company’s consolidated account payables, respectively. These suppliers accounted for approximately 61.43% and 33.24% of the Company’s total payables for the respective periods.

Foreign currency risk - The Company’s global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, the Company incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-party and intercompany) and translation of earnings and cash flows into U.S. dollars.

Interest rate risk - The Company is exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from variable rates related to cash, short-term investments, and the Company’s borrowings. The Company does not believe it is exposed to material direct risks associated with changes in interest rates related to these deposits, investments and borrowings.

Leases

The Company’s lease portfolio includes two real estate leases under operating lease agreements. At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on whether: (i) the contract involves the use of a distinct identified asset, (ii) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (iii) the Company has the right to direct the use of the asset.

Upon the adoption of ASC 842, the Company elected the package of practical expedients to not (i) reassess whether any expired or existing contracts are or contain a lease, (ii) reassess historical lease classifications for existing leases, and (iii) reassess initial direct costs for existing leases. The Company also elected the practical expedient to account for lease and non-lease components as a single lease component. Accordingly, the Company shall include non-lease components with lease payments for the purpose of calculating lease assets and liabilities to the extent that they are fixed. Non-lease components that are not fixed are expensed as incurred as variable lease payments.

The Company exempts leases with an initial term of 12 months or less from balance sheet recognition and, for all classes of assets, combines non-lease components with lease components. Lease assets are tested for impairment in the same manner as long-lived assets used in operations.

The Company evaluates the classification of its leases as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (i) the lease transfers ownership of the asset by the end of the lease term, (ii) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (iii) the lease term is for a major part of the remaining useful life of the asset, (iv) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, or (v) the leased asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease is classified as an operating lease if it does not meet any of these criteria.

The Company recognizes right-of-use assets and lease liabilities based on the present value of lease payments over the lease term at the commencement date of the lease (or January 1, 2022 for existing leases upon the adoption of Topic 842). The discount rate implicit within the Company’s leases is generally not determinable; therefore, the Company determines the discount rate using its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

F-18

The Company records rent expense for short-term leases and operating leases, some of which have escalating rent payments, on a straight-line basis over the lease term.

For additional information regarding the Company’s lease arrangements, refer to “Note 20 - Leases”.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related party also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party control or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2024, the Company had cash of approximately $499.8 thousand. For the year ended December 31, 2024, the Company used approximately $2,201.0 thousand in cash for operating activities. Historically, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of December 31, 2024, the Company had an accumulated deficit of approximately $34,217.0 thousand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include obtaining future debt and equity financings associated with the close of the Business Combination (also see “Note 1 – Organization”). If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

As of the date on which these consolidated financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Investment in Equity Securities

The Company’s equity investment comprises of investments in equity securities of private companies. These equity investments are accounted for under the equity method, and initially recorded at estimated fair value, less any impairment, with equity method investment gains and losses included in equity in earnings of investee, net of income tax provision on the consolidated statements of operations and comprehensive loss. Equity investments are reviewed regularly to determine whether there is a decline in estimated fair value below the carrying amount. If there is a decline that is other-than-temporary, the investment is written down to estimated fair value. When evaluating the equity investment for impairment, the Company performs a qualitative and quantitative assessment to evaluate whether a decline in estimated fair value below the carrying amount is other-than- temporary. The qualitative assessment includes a review of macroeconomic conditions, industry and market considerations, the investee’s recent operating results and trends, recent acquisitions and sales of the investee securities, and other publicly available data, among other factors. If the Company determines that the decline is other-than-temporary, the Company records an impairment loss to write the equity investment to the estimated fair value.

F-19

Treasury Stock

The Company records treasury stock activities under the cost method whereby the cost of the acquired stock is recorded as treasury stock. The Company’s accounting policy upon the formal retirement of treasury stock is to deduct the par value from the Company’s common stock and to reflect any excess cost over par value as a reduction to additional paid-in capital (to the extent created by previous issuances of the shares) and then retained earnings.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB, The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates.

The Company is in the process of merging with a publicly traded Special Purpose Acquisition Company (a “SPAC”), which will be accounted for as a reverse recapitalization (the “Transaction”) in accordance with GAAP. (Refer to “Note 1 – Organization”) for more information regarding the Transaction. If the Transaction were to be consummated, the surviving company will remain an emerging growth company until the earliest of (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering, (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700,000.0 thousand as of the prior June 30th or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Recently Adopted Accounting Pronouncements

ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. In November 2023, the FASB issued this ASU to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. Since the company has only one reporting segment, there was no material impact to the disclosure requirements in the Company’s Consolidated Financial Statement.

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. In December 2023, the FASB issued this ASU to update income tax disclosure requirements, primarily related to the income tax rate reconciliation and income taxes paid information. This update is effective on a prospective basis for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

F-20

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The guidance does not affect recognition or measurement in our consolidated financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments. This guidance is required to be adopted by us in 2027. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its consolidated financial statements.

Note 3. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities, and observable inputs other than quoted prices such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting management’s view about the assumptions that market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

F-21

Financial Instruments Not Recorded at Fair Value

The carrying values of the Company’s accounts receivable, unbilled revenue, prepaid expenses and other current assets, other assets, accounts payable, deferred transaction costs, accrued expenses and other current liabilities and cumulative mandatorily redeemable common and preferred stock liability approximate their fair values based on the instruments’ relative short-term nature.

As of December 31, 2024 and December 31, 2023, the estimated fair values of our convertible notes payable, current and related party loan payable, current approximated their carrying values due to their relatively short maturities.

Financial Instruments Recorded at Fair Value

The following tables present the Company’s fair value hierarchy for its financial liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value (in thousands):

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value			6,524	6,524
Convertible Notes payable at Fair Value	—	—	8,986	8,986
Warrant liability	—	—	945	945
	—	—	16,455	16,455

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	—	—	3,764	3,764
Convertible Notes payable at Fair Value	—	—	—	—
Warrant liability	—	—	430	430
	—	—	4,194	4,194

The following table shows the change in the fair value of the warrant liability (in thousands):

Amount
Balance as of December 31, 2022	—
Issuance of common stock warrants	400
Change in fair value of warrant liabilities	30
Balance as of December 31, 2023	430
Change in fair value of warrant liabilities	515
Balance as of December 31, 2024	945

The following table shows the change in the fair value of the Convertible Notes at Fair Value (in thousands):

	2019 Convertible Note	2021 Convertible Note	January 2024 Convertible Notes	Total Convertible Notes at Fair Value
Balance as of December 31, 2022	2,687	496	—	3,183
Change in fair value of Related Party note payable at Fair Value	492	89	—	581
Balance as of December 31, 2023	3,179	585		3,764
Issuance of Convertible Notes at Fair Value	—	—	6,500	6,500
Gain on extinguishment of debt recorded as a Capital transaction	(291)	(52)	—	(343)
Change in fair value of Related party note and Convertible Notes at Fair Value	2,641	462	2,486	5,589
Balance as of December 31, 2024	5,529	995	8,986	15,510

F-22

Common Stock Warrant Liability

The Company estimates the fair value of the common stock warrant liability (refer to “Note 12 – Long-term Debt”) using an option pricing model and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for fair value of the underlying common stock expected volatility, expected life, dividends, and risk-free interest rate.

The warrant liability is classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar. The warrant liabilities are measured using a Black-Scholes Model. The fair value of the warrant liability as of December 31, 2024 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.5%, a stock price of $7.48, a term of 8.65 years, and annualized volatility of 65.0%.The fair value of the warrant liability as of December 31, 2023 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 3.9%, a stock price of $1.28, a per-share buyout price of $5.35, a term of 9.65 years, and annualized volatility of 63.0%.

Related Party Note payable at Fair Value and Convertible Notes at Fair Value

The Company accounts for certain long-term debt (also refer to “Note – 12 – Long-term Debt”) under the fair value option. At the issuance date of the Convertible Notes at Fair Value, the Company determined that the fair value approximated the principal amount. Subsequent measurement of fair value of the Convertible Notes at Fair Value as of December 31, 2024, and December 31, 2023 was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a scenario-based analysis to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the Convertible Notes at Fair Value. The most significant estimates and assumptions used as inputs are those concerning timing, probability of possible scenarios for conversion or settlement of the Convertible Notes at Fair Value. The Convertible Notes at Fair Value are classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar.

The following tables set forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2024:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	54%
Maturity	2/28/2026	10%	54%
Default Feature	N/A	15%	54%

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	45%
Maturity	7/12/2025	10%	45%
Default Feature	7/12/2025	15%	45%

The following table sets forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2023:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
Maturity	1/22/2024	89%	29%
Equity Financing	8/31/2024	0%	29%
Corporate Transaction	12/31/2024	10%	29%
Default Feature	1/22/2024	1%	29%

F-23

As of December 31, 2024 and December 31, 2023, there were no transfers between Level 1, Level 2 and Level 3.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when an impairment is recognized. These assets include property and equipment and amortizable intangible assets.

Note 4. Accounts Receivable, net

Accounts receivable, net consisted of the following (in thousands):

	As of December 31,
	2024	2023
Accounts receivable, current	2,008	1,456
Accounts receivable	4	22
Total accounts receivable	2,012	1,478
Less: Allowance for credit losses	(588)	(368)
Total accounts receivable, net	1,424	1,110

In some contracts with customers, the Company agreed to installment payments exceeding 12 months. The present value of these contracts is recorded as a receivable as the revenue is recognized in accordance with GAAP, and profit is recognized to the extent the present value is in excess of cost. The present value of long-term receivables is $4.0 thousand, and the face value is $5.0 thousand as of December 31, 2024. The present value of long-term receivables was $21.7 thousand, and the face value was $32.0 thousand as of December 31, 2023.

The following table sets forth the activity in the Company’s allowance for credit losses (in thousands):

	As of December 31,
	2024	2023
Beginning balance	368	359
Provision for credit losses	540	103
Write-offs	(320)	(94)
Ending balance	588	368

Unbilled revenue for the year ended December 31, 2024 were $113 thousand and $80 thousand for the year ended December 31, 2023.

Note 5. Secured Borrowings

In 2022, the Company entered into an agreement with Founderpath, Inc. (“Founderpath”), a financial services firm, which permits the Company to transfer the rights and interests in agreed upon trade receivables of the Company, with recourse, to Founderpath. This agreement does not have a stated maturity date and does not state a maximum amount that can be transferred and outstanding at any point in time. Upon an agreed upon transfer, Founderpath will advance a percentage of the face amount of the trade receivable to the Company and the Company will agree to a repayment schedule with Founderpath. Amounts advanced by Founderpath do not include restrictions of use to the Company. The Company accounts for these transfers as secured borrowings pursuant to ASC Topic 860, Transfers and Servicing, and, as such, transferred receivables remain in accounts receivable upon initial transfer and amounts advanced from Founderpath are included in secured borrowings on the accompanying consolidated balance sheets. At the time of initial transfer, the Company recognizes a debt discount within the accompanying consolidated balance sheets for the difference between the face amount of the obligation to Founderpath and the discounted amount remitted by Founderpath. Upon full payment of a transferred receivable by a customer, the Company will derecognize the accounts receivable and subsequently reduce the liability due to Founderpath upon payment to Founderpath. The debt discount will be amortized over the term of agreed upon repayment schedule and included within interest expense on the accompanying consolidated statements of operations and comprehensive loss. Founderpath can exercise recourse and obligate the Company to replace a transferred receivable if the receivable is non-performing in the payment of the customer to the Company.

F-24

In July 2022, Fusemachines transferred a population of accounts receivable with a face amount of $528.0 thousand in exchange for $427.7 thousand in consideration paid to Fusemachines, resulting in a discount of $100.3 thousand. The $528.0 thousand obligation is required to be repaid to Founderpath in 24 monthly installments of $22.0 thousand, ending in July 2024. In February 2023, a second population of accounts receivable with a face amount of $674.2 thousand was transferred to Founderpath in exchange for $500.0 thousand in consideration paid to Fusemachines, resulting in a discount of $174.2 thousand. The $674.2 thousand obligation is required to be repaid to Founderpath in 31 monthly installments of $21.8 thousand, ending in August 2025.

In August 2023, Fusemachines agreed to pay Founderpath $785.7 thousand in full payment and satisfaction of the remaining amount owed by the Company to Founderpath as of that date. Upon payment of this amount, all liens and security interests of Founderpath in any and all of the assets and properties of the Company were automatically released and terminated. Founderpath agreed to cancel the agreement with the Company. The Company recognized a loss on extinguishment of this debt in the amount of $142.7 thousand during the year ended December 31, 2023. Interest expense recognized representing the amortization of debt discounts amounted to $96.8 thousand for the year ended December 31, 2023.

There was no interest expense of debt representing the amortization of debt discounts recognized for the year ended December 31, 2024.

Note 6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	As of December 31,
	2024	2023
Value added tax receivable	96	86
Prepaid expenses	88	45
Prepaid income taxes	—	24
Advance to vendors	13	—
Contract asset, current	23	21
Total prepaid expenses and other current assets	219	176

Note 7. Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	As of December 31,
	2024	2023
Computers and other hardware	504	502
Office, furniture, and equipment	167	157
Leasehold improvements	94	75
Vehicles and other fixed assets (excluding computers)	35	35
	800	769
Less: accumulated depreciation	(452)	(353)
Total property and equipment, net	348	416

The Company recognized depreciation expense related to property and equipment in the consolidated statements of operations and comprehensive loss of $108.6 thousand and $97.8 thousand during the years ended December 31, 2024 and 2023, respectively.

F-25

Note 8. Intangible Assets, net

Intangible assets subject to amortization consisted of the following (in thousands):

	December 31,	December 31,
	2024	2023
Internally developed capitalized software	274	130
Less: accumulated amortization	(87)	(17)

Total intangible assets, net	187	113

The Company recognized amortization expense related to capitalized software in the consolidated statements of operations and comprehensive loss of $69.9 thousand and $11.2 thousand during the year ended December 31, 2024, and 2023, respectively.

As of December 31, 2024, the future estimated amortization expense is as follows:

For the Years Ending December 31,	Amortization Expense
2025	71
2026	68

For the Years Ending December 31,	Amortization Expense
2027	19
2028	—
2029	—
Thereafter	—
158

Note 9. Investment in Equity Securities

In January 2024, the Company reached an agreement with one of its customers, Campaign Brain, Inc. (“Campaign Brain”), to provide AI Solutions. The total amount owed to the Company is to be satisfied through the issuance of 1,000,000 shares of Campaign Brain’s restricted stock to the Company with a determinable estimated fair value of $0.122 per share as of the issuance date. Of the 1,000,000 shares issuable, 450,000 shares of Campaign Brain’s restricted stock were vested on January 17, 2024, and 50,000 shares of Campaign Brain’s restricted stock are to be vested each month from February 15, 2024 to December 15, 2024. The Company had approximately 10% and 20% ownership in Campaign Brain, respectively, on January 17, 2024 and December 31, 2024. The Company recognized revenue when Campaign Brain obtained control of promised services over the service period. At the time of the issuance, the estimated fair value of the shares was determined to be representative of the standalone selling price of the services rendered in exchange for the non-cash consideration in the form of restricted stock of Campaign Brain, or $122.0 thousand. The acquisition of Campaign Brain’s restricted stock did not have a major impact on the Company’s operations as the asset test, investment test and income test under the significance tests of the Securities Exchange Commission Regulation S-X Rule 1-02 (w) does not exceed 20%.

The transaction represents an equity investment in a private company for which the Company has the ability to exercise significant influence. Since the equity investment is accounted for under the equity method and does not qualify for the net asset value practical expedient, the Company measured the estimated fair value of the equity instrument received at contract inception, minus impairment, if any, with equity method investment gains and losses included in other (expense) income, net on the consolidated statements of operations and comprehensive loss. For the year ended December 31, 2024, the financial figures related to Campaign Brain including revenue, operating expenses and income tax provision were insignificant. The Company’s equity method investment losses derived from the vested portion of the investment were $1.9 thousand, recorded in equity in earnings of investee, net of income tax provision in the consolidated statement of comprehensive loss during the year ended December 31, 2024. As the equity investment is subject to vesting criteria, the Company records the vested portion of the investment at the estimated fair value received at contract inception on each reporting date.

In the current year ended December 31, 2024, the Company recognized an impairment loss of $ 120.13 thousand on its investment in Campaign Brain Inc., which is an equity security classified under “Investments in Equity Securities.” The impairment was triggered due to the inability of Campaign Brain Inc. to generate earnings with expected future losses and deteriorating financial performance.

F-26

As of December 31, 2024, the fair value of the investment in Campaign Brain Inc. has been assessed to be nil. This assessment is based on the deteriorating financial performance of the entity, including minimal revenue during the year, negative networth, low bank balance as of December 31, 2024, negative cashflows and lack of future projections. Additionally, the entity has no current or foreseeable plans to generate future revenue, which further supports the conclusion that the fair value is nil. Consequently, no value has been assigned to this investment in the financial statements.

As of the balance sheet date, the carrying value of the investment is $120.13 thousand and the management has decided to record an impairment loss equal to the carrying value of the investment. As the decline in value was considered other-than-temporary, an impairment loss of $120.13 thousand was recorded in the income statement under “Other income (expense). The Company does not expect to recover the carrying amount of the investment in the near term, and therefore no reversal of the impairment loss will be recognized in the future, in accordance with ASC 323 Investments—Equity Method and Joint Ventures.

The investments in common stock of Campaign Brain is not material in relation to the financial position or results of operations of the Company. Hence the Company has not made any additional disclosures such as summarized information as to assets, liabilities, and results of operations of Campaign Brain.

Note 10. Cumulative Mandatorily Redeemable Financial Instruments

In July 2021, Fusemachines Nepal Private Ltd entered into a Share Purchase Agreement between Fusemachines Nepal Inc., and BO2 (the “BO2 Purchase Agreement”) in which BO2 agreed to invest $964.2 thousand in Fusemachines Nepal Private Ltd. Fusemachines Nepal Private Ltd issued 39,750 Ordinary Shares with a par value of 100 Nepalese rupees and also issued 1,110,250 cumulative and compulsory redeemable Preference Shares with a par value of 100 Nepalese rupees. The Preference Shares contain an annual coupon rate of 10% with the option to convert the Preference Shares into Ordinary Shares. The Preference Shares and Ordinary Shares are mandatorily redeemable five years from the date of issuance at a redemption price equal to 200% of the purchase price. Any dividends paid on these shares will reduce the ultimate redemption price. Management determined that these shares represent mandatorily redeemable financial instruments under ASC 480 and thus are liability-classified. These liabilities are recorded in cumulative mandatorily redeemable common and preferred stock liability within the consolidated balance sheets, and accretions to the redemption value are recorded within interest expense in the consolidated statements of operations and comprehensive loss. The effective interest rate is 13.7%, the accrued dividend was $238.3 thousand and $162.0 thousand at December 31, 2024 and December 31, 2023, respectively, and is recorded in accrued expenses and other current liabilities in the consolidated balance sheets, and the issuance cost incurred was $13.7 thousand.

The outstanding balance of the Cumulative Mandatorily Redeemable Financial instruments were $1,000 thousand and $948 thousand for the year ended December 31, 2024 and December 31, 2023 respectively.

The following summarizes the key terms and provisions of the Preference Shares and Ordinary Shares:

Preference Shares

Rights and privileges – Preference Shares will be paid dividends before the Ordinary Shares. Preference shareholders will receive a 10% percent annual dividend on Preference Shares. Apart from this, Preference Shares will not receive any kind of dividend or profit. If the Company fails to make a profit in any year or if the Company decides not to distribute dividends, then the dividends to be received by the Preference Shares will be cumulated and those amounts must be returned to the preference shareholders in a lump sum in the year when the dividends are distributed or when the Company withdraws the Preference Shares. Preference Shares will be given priority when the amount of shares is returned in case of liquidation of the Company. Preference Shares will not have voting rights in the general meeting of the Company. The preference share amount is redeemable after a certain period.

F-27

Redemption – In terms of return, no Preference Share can be redeemed until the price of the issued Preference Share is fully paid. The amount of Preference Shares cannot be returned from any amount other than the amount of profit that can be distributed as dividends or the amount received from the new shares issued by the Company for the purpose of returning the shares. The rate per share for redeeming Preference Shares shall be as per share purchase and sale agreement or shareholder agreement and shall be redeemed at the same rate. In case any Preference Shares issued for return are to be returned along with the premium, a separate fund of appropriate amount shall be arranged from the Company’s profit or the Company’s share premium account for that purpose.

In this way, except in the case where the amount of the Preference Shares is returned from the amount received by issuing new shares, in accordance with the law, when the amount of the Preference Shares is returned, an amount equal to the face value of the returned shares from the amount that can be received to distribute dividends from the Company’s profits shall be deposited in a separate account. Any preference share returned in accordance with this regulation shall be deemed to have been automatically forfeited after the completion of the return process. If the Company redeems or proposes to redeem any Preference Shares, it may issue new shares equal to the face value of the shares so redeemed or to be redeemed.

Ordinary Shares

Rights and privileges – The shareholders of this category will have voting rights and other rights according to the prevailing law.

Redemption – The Ordinary Shares will be redeemed if the Company fails to withdraw the Preference Shares issued by the Company to be redeemed. If the Preference Shares have to be converted into ordinary shares, it shall be done according to the decision of the general meeting of the Company. Additional provisions related to Preference Shares shall be in accordance with the shareholders’ agreement between them.

Note 11. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of December 31,
	2024	2023
Wages and consultant costs payable	2,525	1,324
Covenant fees	435	—
Dividends payable (Note 10)	238	162
Legal expenses	141	222
Deposit liability for early exercised options	3	—
Accrued expenses	351	261
Total accrued expenses and other current liabilities	3,693	1,969

Note 12. Long-Term Debt

Long-term debt consists of the following (in thousands):

	December 31, 2024			December 31, 2023
	Current	Noncurrent	Total	Current	Noncurrent	Total
2023 Notes Payable (1)	—	—	—	191	2,261	2,452
2024 Convertible Notes	255	200	455	—	—	—
2024 Convertible Notes at fair value	8,986	—	8,986	—	—	—
Related party convertible notes payable at fair value	—	6,524	6,524	—	3,764	3,764
Related party loan payable	700	—	700	—	—	—
Total	9,941	6,724	16,665	191	6,025	6,216

(1)	Net of discount of $548.6 thousand as of December 31, 2023.

F-28

Convertible Notes at Fair Value

Related party convertible notes payable at fair value

In October 2019, the Company entered into a convertible promissory note agreement (the “2019 Convertible Note Agreement”) with a lender and issued a convertible promissory note for the principal amount of $2,000.0 thousand (the “2019 Convertible Note”). The 2019 Convertible Note bears interest at a rate of 10% per annum, compounded quarterly. The 2019 Convertible Note matured in September 2022.

In September 2021, the Company entered into a second convertible promissory note agreement (the “2021 Convertible Note Agreement”) (the 2019 Convertible Note Agreement and the 2021 Convertible Note Agreement collectively referred to as the “2019 and 2021 Convertible Notes Agreements”) with the same lender and issued a convertible promissory note for the principal amount of $450.0 thousand (the “2021 Convertible Note”) (the 2019 Convertible Note and the 2021 Convertible Note collectively, the “2019 and 2021 Convertible Notes”). The 2021 Convertible Note was issued with the same terms as the 2019 Convertible Note, except with a maturity date of October 2022.

Effective December 2022, the 2019 and 2021 Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date for the 2019 and 2021 Convertible Notes to December 2023, increase the interest rate to 15% for the period from December 2022 through December 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7,500.0 thousand (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $386.4 thousand due no later than March 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $386.4 thousand.

In December 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of the 2019 and 2021 Convertible Notes to January 2024.

In January 2024, the 2023 Amended Convertible Notes Agreements were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case the Company completes the merger (see “SPAC PIPE financing” below) (also see “Note 1 – Organization”), an additional table depicting principal and interest on the 2019 and 2021 Convertible Notes to be redeemed in connection with the merger, and additional definitions related to the merger.

The 2021, 2022 and 2023 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment was deemed as capital transaction as per ASC 470-50-40-2 and is accounted for as an extinguishment of debt, with a gain on extinguishment of debt of $343.0 thousand recorded in additional paid in capital in the consolidated balance sheet as of the year ended December 31, 2024, with any change in subsequent fair value incorporated into future valuations and any amendment fees or third-party costs to be expensed at the time of the amendment, and the amended terms to be incorporated into the valuations at each subsequent balance sheet date.

The 2019 and 2021 Convertible Notes, contain the following conversion features:

Conversion upon next equity financing – The conversion balance will be automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing. The number of Convertible Preferred Stock to be issued upon the conversion will be equal to the quotient of the outstanding principal and, if so elected by the Company, any accrued and unpaid interest on the date of the conversion, divided by the conversion price calculated as the product of (a) 100% minus the discount rate, times (b) the price paid per share for equity securities by the investor in the Next Equity Financing. The aggregate liquidation preference of the Convertible Preferred Stock issued upon conversion shall be equal to the aggregate conversion balance.

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Maturity – If the Next Equity Financing or a corporate transaction (as defined below) has not occurred on or before the Maturity Date, and if the outstanding balance is not repaid by the Company in full on the Maturity Date, then the conversion balance shall automatically be converted into (i) the conversion balance on the Maturity Date, divided by (ii) $2.235 price per share.

Corporate transaction – In the event of a (i) closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold at least a majority of the outstanding voting stock of the Company (or the surviving or acquiring entity) (the “Corporate Transaction”), or (iv) a liquidation, dissolution or winding up of the Company prior to full payment of either of the Convertible Notes or prior to the time when either of the Convertible Notes are converted as provided in a Next Equity Financing or a Maturity Conversion, then the conversion balance shall automatically be converted into that number of conversion shares immediately prior to the closing of such Corporate Transaction obtained by dividing the conversion balance by 75% of the price per share of the corporate transaction.

SPAC PIPE Financing – Aggregate redemption amount of the 2019 and 2021 Convertible Notes will be redeemed in connection with the consummation of a SPAC transaction to be issued by the SPAC (a “SPAC PIPE Financing”). The aggregate redemption amount ranges from $300.0 thousand to $4,000.0 thousand and the corresponding SPAC PIPE Financing amount ranges from $15,000.0 thousand to $40,000.0 thousand.

If the Company enters into a SPAC business combination agreement at any time while the 2019 and 2021 Convertible Notes are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of the Company’s common stock at a conversion valuation of $115,000.0 thousand, on a fully-diluted basis.

The Company qualified for and elected to account for the 2019 and 2021 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the 2019 and 2021 Convertible Notes. As a result, the 2019 and 2021 Convertible Notes were recorded at fair value upon issuance. The Company recorded a charge of $3,103.0 thousand and $581.0 thousand related to changes in fair value for both the 2019 Convertible Note and 2021 Convertible Note, which is recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the years ended December 31, 2024 and 2023, respectively

As of December 31, 2024, and December 31, 2023, the lender of the 2019 and 2021 Convertible Notes was considered a principal owner of the Company, because it held greater than 10% of voting common stock of the Company (also see “Note 21 - Related Parties).

The 2019 and 2021 Convertible Notes were once again amended in January 2025 and the amended terms are disclosed as a part of Note on Subsequent Events (Refer Note no. 23 Subsequent Events).

2024 Convertible Notes at fair value

In January 2024, the Company entered into two convertible promissory note agreements (the “January 2024 Convertible Notes Agreements”) with a lender for the principal amounts of $2,000.0 thousand (“January 2024 Convertible Note A”) and $4,500.0 thousand (“January 2024 Convertible Note B”), respectively, that each bear interest at a rate of 4.863% per annum, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

F-30

The January 2024 Convertible Notes contain the following conversion features:

Optional conversion upon a qualifying financing – Before the maturity date in January 2025, if the company plans to go through a significant funding round of the issuance of preferred stock resulting in gross proceeds of at least $5,000.0 thousand (the “January 2024 Notes Qualifying Financing”), it will let the holder know at least 10 days before this funding round is set to happen. The holder then has the option to turn any outstanding obligations from the January 2024 Convertible Notes into shares of preferred stock when the funding round closes, based on all of the outstanding obligations under the January 2024 Convertible Notes (the “Conversion Amount”), divided by a specific price calculated as the lower of two figures: (i) either the maximum share price (the share price cap as discussed below) or (ii) 80% of the price at which other investors are buying the preferred stock in the funding round (the “Conversion Price”). However, if this funding round also counts as a company sell-off or shutdown the holder can choose the optional conversion upon a liquidation event (as described in the “optional conversion upon a liquidation event” section below).

Automatic conversion into common stock - If the company completes the plan of merger as per the Merger Agreement (as defined in “Note 1 - Organization) before the January 2024 Convertible Notes maturity date in January 2025, the Company must notify the lender at least 5 days before the merger is finalized. Immediately preceding the merger, any outstanding amounts the Company owes under the January 2024 Convertible Notes will automatically turn into shares of the Company’s common stock. The number of shares converted is based on the Conversion Amount, divided by the Conversion Price, which will be capped at a maximum value (the share price cap as discussed below).

Optional conversion into preferred stock or common stock – After the maturity date of this note in January 2025, the holder can choose to turn the Conversion Amount into shares. There are two scenarios: (i) if converted in conjunction with the January 2024 Convertible Notes Qualifying Financing after the maturity date of January 2025, the conversion will be to preferred stock. The number of shares will be the Conversion Amount divided by the Conversion Price, or (ii) if converted at any other time that is not tied to a Qualifying Financing after the maturity date of January 2025, the conversion will be to common stock. The number of shares will be based on the Conversion Amount, divided by the maximum share price (the share price cap as discussed below).

Optional conversion upon a liquidation event – Before the maturity date in January 2025, or before the January 2024 Convertible Notes convert into shares according to the optional conversion upon a qualifying financing, automatic conversion into common stock, or optional conversion into preferred or common stock as discussed above, if the Company plans to sell off its assets or dissolve (when not part of a merger, a “Liquidation Event”), the holder can: (i) choose to convert any Conversion Amount into common stock immediately prior to the Liquidation Event. The number of shares to be calculated as the Conversion Amount, divided by a set price per share (the share price cap as discussed below), or (ii) alternatively, choose to be paid in cash, which would be the Conversion Amount, payable prior to the Liquidation Event. The Company must notify the holder at least 10 days before the Liquidation Event is expected to occur.

Liquidation Preference Upon Conversion – If the January 2024 Convertible Notes convert in the January 2024 Notes Qualifying Financing, they will be converted into preferred stock such that the liquidation preference shall equal the Conversion Price.

January 2024 Convertible Note A specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding to be paid immediately. The proceeds received under the January 2024 Convertible Note A are to be used to repurchase 666,667 shares of common stock held by Sameer Maskey, CEO of the Company. The share price cap is $3.00 per share.

January 2024 Convertible Note B specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding be paid immediately, including a termination fee of $1,000.0 thousand as defined in the January 2024 Notes Agreement). The proceeds received under the January 2024 Convertible Note B are to be used to repay third-party debt of the Company and for working capital purposes. The share price cap is $5.798.

The January 2024 Convertible Notes will default if the Merger Agreement (as defined in “Note 1 – Organization”) is terminated, and also has other customary events of default. The January 2024 Convertible Notes are fully secured by 3,600,000 shares of common stock held by Sameer Maskey, the CEO of the Company (refer to “Note 21 – Related Parties”).

F-31

The Company qualified for and elected to account for the January 2024 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the January 2024 Convertible Notes. As a result, the January 2024 Convertible Notes were recorded at fair value upon issuance. The Company recorded a charge of $2,486.0 thousand related to changes in fair value for the January 2024 Convertible Notes, which is recorded as loss on change in fair value in the consolidated statements of operations and comprehensive loss, for the year ended December 31, 2024.

The January 2024 Convertible Notes under fair value option were amended in February 2025 and the amended terms are disclosed as a part of Note on Subsequent Events (Refer Note no. 23 Subsequent Events).

2023 Notes Payable

In August 2023, the Company entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to the Company loans in an aggregate principal amount of up to $4,000.0 thousand in three separate tranches. In that month, the Company withdrew $3,000.0 thousand (the “First Tranche”). The Company additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $500.0 thousand in or before March 2024 (the “Second Tranche”) and a third tranche of $500.0 thousand in or before June 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity. The debt issuance cost and debt discount were $110.8 thousand and $494.5 thousand at December 31, 2023, respectively. The effective interest rate was 23%. The 2023 Notes were secured by substantially all of the Company’s assets.

In January 2024, the Company repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3,000.0 thousand along with an additional payment of $78.5 thousand for interest, prepayment fees, and lender fees. The Company recorded a loss of $601.1 thousand on extinguishment of debt, in the consolidated statements of operations and comprehensive loss.

Common Stock Warrants—In connection with the 2023 Notes Agreement, the Company issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. The Company determined that the Common Stock Warrants are freestanding financial instruments and were determined to be within the scope of ASC 480-10, and accordingly, are liability classified. As of December 31, 2024 and December 31, 2023, the fair value and carrying amount of the Common Stock Warrant Liability was $945.0 thousand and $430.0 thousand, respectively (refer to “Note 3 - Fair Value Measurements”).

Revolving Line of Credit

During 2023, the Company entered into a line of credit with JPMorgan Chase Bank, N.A. for a principal amount of $150.0 thousand. The terms of the agreement were five years with an annual interest rate of 2%. During August 2023, the line of credit including principal and interest expense of $2.0 thousand was repaid through the 2023 Notes Payable.

Loan from Bimal Tamrakar

During 2023, the Company entered into a short-term loan agreement of $300.0 thousand. The terms of the loan were 3 months with an annual interest rate of 13.25%. During August 2023, the short-term loan was repaid through the 2023 Notes Payable.

April 2024 Convertible Note

In April 2024, the Company entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $125.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025. Subsequent to year end, there has been a revision in the maturity date, refer Note No 23 – Subsequent Events.

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Automatic conversion into common stock – If on or before the maturity date in April 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the April 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the April 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the April 2024 Convertible Note to common stock, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the April 2024 Convertible Note Agreement and discussed below), the April 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The April 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the April 2024 Convertible Note will be used for working capital purposes.

June 2024 Convertible Note

In June 2024, the Company entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $130.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025.

Automatic conversion into common stock – If on or before the maturity date in June 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the June 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the June 2024 Convertible Note will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

Warrant issuance – Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the June 2024 Convertible Note Agreement and discussed below), the June 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The June 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the June 2024 Convertible Note will be used for working capital purposes.

September 2024 Convertible Notes

In September 2024, the Company entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $100.0 thousand (the “September 2024 Convertible Notes”). The September 2024 Convertible Notes bear interest at a rate of 4.71% per annum. The 2024 September Convertible Notes mature in September 2026.

Automatic conversion into common stock – If on or before the maturity date in September 2026, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the September 2024 Convertible Notes five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the amount outstanding divided by $4.94.

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Warrant issuance – Upon the conversion of the September 2024 Convertible Notes to common stock, the Company shall issue the holders each a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the September 2024 Convertible Notes Agreements and discussed below), the September 2024 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The September 2024 Convertible Notes have customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the September 2024 Convertible Notes will be used for working capital purposes.

Related Party loan payable

During the year ended December 31, 2024, the Company entered into seven separate promissory notes with Mr. Maskey for an aggregate principal amount of $700.0 thousand (the “2024 Related Party Promissory Notes”). The 2024 Related Party Promissory Notes bear interest at a rate of 4.71% per annum and mature in December 2025. Upon an event of default, the 2024 Related Party Promissory Notes shall become junior and subordinate to the January 2024 Convertible Notes (also see “Note 21 - Related Parties”), and any amounts owed will bear interest at 10% per annum until the obligations are satisfied in full. The 2024 Related Party Promissory Notes have customary events of default. As of December 31, 2024, the balance of the 2024 Related Party Promissory notes of $700.0 thousand, is included in related party loan payable - current in the consolidated balance sheets and is being accounted for at amortized cost.

Note 13 - Convertible Preferred Stock

Effective February 2023, the Company amended the Third Amended and Restated Certificate of Incorporation of Fusemachines Inc. (the “Restated Certificate”) to increase the number of shares of series seed preferred stock (“Convertible Preferred Stock”) that the Company is authorized to issue from 9,038,725 to 9,076,724 (including 5,441 authorized shares of preferred stock not assigned to a particular series) and increase the authorized shares of series seed-2 preferred stock (“Series Seed-2 Convertible Preferred Stock”).

The authorized, issued and outstanding shares of the Convertible Preferred Stock, liquidation preferences and carrying values as of December 31, 2024 and December 31, 2023 were as follows (in thousands, except share numbers):

	As of December 31, 2024 and December 31, 2023
Series	Authorized Shares	Issued and Outstanding Shares	Liquidation Preferences	Carrying Value
Seed-1	2,018,725	2,013,724	$1,350	$1,323
Seed-2	1,402,568	1,402,606	$940	940
Seed-3	2,700,000	2,681,851	$2,515	2,515
Seed-4	2,950,000	2,945,053	$3,100	3,087

Total	9,071,293	9,043,234		$7,865

F-34

Rights, preferences and privileges of the Convertible Preferred Stock

The rights, preferences and privileges of the Convertible Preferred Stock were as follows:

Dividends. The Company may not pay dividends on other classes or series of stock (excluding dividends in common stock) before unless the holders of the Company’s Convertible Preferred Stock receive, at the same time or before, a dividend on each of their shares. Upon the declaration of a dividend for another class or series of stock (excluding common stock), the holders of the Convertible Preferred Stock are entitled to receive dividends based on the equivalent amount if the other stocks were converted into common stock, times the number of common stock shares that each Convertible Preferred Stock share could be converted into (as adjusted for stock splits, combinations and reorganizations). No dividends have been declared to date.

Conversion. The series seed preferred stock is convertible, at the option of the holder, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the series seed original issue price by the series seed conversion price in effect at the time of conversion.

Voting rights. The holders of Convertible Preferred Stock are entitled to that number of votes on all matters presented to stockholders equal to the number of shares of common stock then issuable upon conversion of such preferred stock. The holders of Convertible Preferred Stock are entitled to elect one director of the Company.

Liquidation. In the event of any sale of substantially all of the assets, a merger, or liquidation, dissolution or winding up of the Company, the holders of series seed-4 Convertible Preferred Stock then outstanding will be entitled to receive, in preference to the holders of all other series of Convertible Preferred Stock and common stock, an amount equal to or greater than (a) $1.0553 per share (as adjusted for stock splits, combinations, and reorganizations) plus declared and unpaid dividends, if any, or (b) such amount per share as would have been payable had all shares of series seed-4 Convertible Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event. Given that deemed liquidation event is within the control of the common stockholders, the Convertible Preferred Stock is recognized as permanent equity within the consolidated statements of stockholders’ deficit.

After the payment of all preferential amounts required to the paid to the holders of shares of series seed-4 Convertible Preferred Stock, the holders of series seed 3, 2, and 1 Convertible Preferred Stock will be entitled to receive, on a pari passu basis and in preference to the holders of common stock, $0.9379, $0.6704, and $0.6704, respectively, per share plus declared and unpaid dividends, if any. After the payment of all preferential amounts required to be paid to the holders of series seed-4 Convertible Preferred Stock, then the holders of series seed 3, 2 and 1 Convertible Preferred Stock, shall be entitled to be paid out of the assets of the Company. After distributing to all preferred stockholders, the remaining assets of the Company will be distributed ratably to the holders of the common stock on a pro rata basis.

Note 14. Stockholders’ Deficit

Common Stock

In connection with the Restated Certificate, the number of shares of common stock that the Company is authorized to issue is 24,200,000 as of December 31, 2024 and December 31, 2023.

The Company’s reserved shares of common stock for future issuance related to potential conversion of the Convertible Preferred Stock, exercise of Common Stock Warrants and exercise of stock options are as follows:

	As of December 31,
	2024		2023
Convertible preferred stock (as converted to common stock)	9,043,234		9,043,234
Common stock warrants	140,133		140,133
Common Stock Contingent Obligation	45,000		—
Stock options	2,583,577	(1)	4,795,223	(2)
	11,811,944		13,978,590

(1)	Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes (Refer to “The Promissory Notes Transactions” in “Note 16 – Stock-based Compensation”).

(2)	Includes 2,470,000 stock options as of December 31, 2023 that were early exercised in exchange for non-recourse promissory notes (Refer to “Note 16 – Stock-based Compensation”).

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Convertible Preferred Stock

In connection with the Restated Certificate, the number of shares of Convertible Preferred Stock that the Company is authorized to issue is 9,076,724. (Refer to “Note 13 – Convertible Preferred Stock”).

Warrants

As of December 31, 2024 and December 31, 2023 the Company had Common Stock Warrants outstanding to purchase up to 140,133 shares of the Company’s common stock at an exercise price of $0.46 per share and have a contractual term of 10 years. The Common Stock Warrants were issued in August 2023. (Refer to “Note 3 - Fair Value Measurements” and “Note 12 - Long-term Debt”).

Common Stock Contingent Obligation

As of December 31, 2024, the Company had a contingent obligation to issue 45,000 shares of common stock upon closing of the Merger to a certain vendor (also see “Note 19 – Commitments and Contingencies”).

Note 15. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the majority of the Company’s revenues are recognized over time as services are performed. The Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer.

The Company provides services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of the Company’s revenues, based on the customer’s location (in thousands).

	Year ended December 31,
	2024	2023
Customer locations
United States	$8,544	$7,165
Rest of the world	267	273
Total revenue	$8,811	$7,438

The table below presents the breakdown of the Company’s revenues, based on the customer’s service type (in thousands):

	Year ended December 31,
	2024		2023
Service type
AI Solutions (Products and Services)	$8,811	(1)	$7,438	(1)
Total revenue	$8,811		$7,438

(1)	The revenue from the AI Solutions - Products is insignificant during the year ended December 31, 2024 and 2023.

Service Type

During the year ended December 31, 2024 and 2023, the Company had one significant service type, AI Solutions (products and services). For the year ended December 31, 2024 and 2023, there were $8,811 thousand and $7,438 thousand of AI Solutions (products and services) revenue during the year ended December 31, 2024 and 2023, respectively. The revenue recognised for AI education services were Nil during the year ended December 31, 2024 and 2023.

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Deferred Revenue

During the year ended December 31, 2024, the Company recognized revenue of $20.6 thousand from the deferred revenue balance as of December 31, 2023. During the year ended December 31, 2023, the Company recognized revenue of $192.3 thousand from the deferred revenue balance as of December 31, 2022.

Contract Costs

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. Management expects that commission fees paid to sales representatives as a result of obtaining service contracts and contract renewals, are recoverable and therefore the Company’s consolidated balance sheets included capitalized balances in the amount of $21.9 thousand and $20.6 thousand as of December 31, 2024 and December 31, 2023 which represents the current portion and is included within prepaid expenses and other current assets, respectively and $5 thousand and $1.6 thousand, as of December 31, 2024 and December 31, 2023, respectively, which are included within other assets. Capitalized commission fees are amortized on a straight-line basis over the average period of service contracts of approximately two years and are included in selling and marketing in the accompanying consolidated statements of operations and comprehensive loss. Amortization recognized during the year ended December 31, 2024, and 2023 was $36.2 and $46.2 thousand, respectively.

Transaction price allocated to remaining performance obligations

The Company elected to apply the practical expedient for the right to invoice and does not disclose performance obligations that have original expected durations of one year or less.

The opening and closing balances of contract assets, deferred revenue and unbilled revenue are as follows (in thousands):

	Contract asset	Deferred revenue	Unbilled Revenue
Ending balance as of December 31, 2022	36	192	90
Increase/(decrease), net	(14)	(171)	(10)
Ending balance as of December 31, 2023	22	21	80
Increase/(decrease), net	5	33	33
Ending balance as of December 31, 2024	27	54	113

Note 16. Stock-based Compensation

Effective June 2014, the Company adopted an equity-based compensation plan, the 2014 Equity Incentive Plan (the “2014 Plan”), which allows for the grant of stock options, stock issuances and other equity interests in the Company to the Company’s officers, directors, employees and consultants. The 2014 Plan is administrated by the Company’s Board of Directors, or a committee appointed by the Board. In February 2023, the Company’s board of directors and stockholders adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which provides for the grant of incentive stock options, restricted stock awards and restricted stock units (“RSUs”) to eligible employees, directors and consultants of the Company. With the introduction of the 2023 Plan, shares are no longer available for future grants under the 2014 Plan. Awards outstanding under the 2014 Plan will be governed by the 2023 Plan.

4,951,530 shares of Common Stock were authorized for issuance under the 2023 Plan to officers, directors, employees and consultants of the Company. The 2023 Plan was amended and approved by the stockholders of the Company in December 2023 to increase the number of shares of the Company’s Common Stock reserved for issuance under the Fusemachines Inc. 2023 Amended and Restated Equity Plan (the “2023 Equity Incentive Plan”) by 595,000 to 5,546,530 shares of common stock.

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As of December 31, 2024, 1,112,751 shares of Common Stock were available for future grant under the 2023 Plan. Shares that are expired, terminated, surrendered, or cancelled without having been fully exercised or issued will be available for future awards. The Company may use either authorized and unissued shares or treasury shares, when available, to meet share requirements resulting from the exercise of stock options.

The stock-based compensation expense during the year ended December 31, 2024, and 2023 are reported in the following consolidated financial statement line items (in thousands):

	Year ended December 31,
	2024	2023
General and administrative	$723	$1,972
Cost of revenue	44	86
Selling and marketing	170	69
Research and development	130	27
Total stock-based compensation expense	$1,067	$2,154

Stock Options

The Company’s stock options outstanding consist primarily of time-based options to purchase common stock, the majority of which vest over a two-to-four-year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

The following table summarizes the stock option activity for options with service-based vesting conditions during the year ended December 31, 2024:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In thousands)
Outstanding balance as of December 31, 2023 (1)	4,795,223	0.54	6.18	3,568
Granted	460,000	4.46
Exercised (2)	(2,485,854)	0.46
Forfeited	(129,959)	1.73
Expired	(55,833)	1.13
Outstanding balance as of December 31,2024	2,583,577	1.24	6.50	11,885
Options vested and exercisable as of December 31, 2024	2,165,748	0.95	6.04	10,590

(1)	The number of options outstanding includes 2,470,000 stock options that were legally exercised in exchange for nonrecourse promissory notes. Refer to “The Promissory Notes Transactions”.

(2	The number of options exercised excludes 10,292 stock options that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes. Refer to “The Promissory Notes Transactions

During the year ended December 31, 2024 and 2023, the Company recorded stock-based compensation expense of $828.3 thousand and $1,331.9 thousand, respectively. As of December 31, 2024, total stock-based compensation expense not yet recognized related to unvested stock options was $715.5 thousand, which is expected to be recognized over a weighted-average period of 2.72 years.

The total intrinsic value of options exercised was $10,647.5 thousand and zero during the year ended December 31, 2024 and 2023 respectively.

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The weighted average grant-date fair value per share of stock options granted during the year ended December 31, 2024 and 2023 was $2.80 and $0.41, respectively. The Company estimated the fair value of stock options using the Black-Scholes Model on the date of grant. The assumptions used in the Black-Scholes Model were as follows:

	December 31,
	2024	2023
Weighted average expected term (years)	5.79	4.02
Weighted average expected volatility	66.90%	73.28%
Risk-free interest rate	4.08% - 4.10%	3.99%
Dividend yield	0%	0%

The Promissory Notes Transaction

Early Exercise of Stock Options

The Company permits certain employees and directors to exercise stock options granted under the 2023 Plan prior to vesting. In February 2023, the Company’s Chief Executive Officer, Mr. Maskey and other three executives early exercised a total of 2,470,000 stock options prior to vesting (The February Options Awards); however, in lieu of the cash consideration required to exercise the stock options, these individuals each provided a 3.82% interest bearing non-recourse note (the “2023 Promissory Notes”), for an aggregate principle of $1,136.2 thousand. The notes are scheduled to mature in February 2030.

The nonrecourse nature of the loan secured by the shares pledged as collateral essentially provides the employee with rights like that of an option and thus no receivable for amounts due under the 2023 Promissory Notes was recorded on the Company’s consolidated balance sheets. While the shares of common stock purchased by the employees in exchange for the 2023 Promissory Notes are considered legally issued, the shares are not deemed, for accounting purposes, outstanding and are considered restricted until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The issuance of the 2023 Promissory Notes resulted in an additional stock-based compensation expense of $11.7 thousand and $822.3 thousand for the year ended December 31, 2024 and 2023, respectively, based on the grant-date fair value of the Promissory Notes, which was determined using the Black-Scholes Model.

The assumptions used in deriving the grant-date fair value of the 2023 Promissory Notes via the Black-Scholes Model were as follows: (i) a stock price of $0.58 per share, (ii) an exercise price of $0.46 per share, (iii) an estimated risk-free interest rate of 4.02%, (iv) an expected term of 3.50 years, (v) volatility of 75%, and (vi) a dividend yield of 0%. These assumptions resulted in a grant-date fair value of approximately $0.35 per option.

The Company continues to recognize expenses for the original option award of 2,470,000 shares granted in February 2023 (the “February Option Awards”), which were early exercised in exchange for Promissory Notes. The early exercise is not considered substantive for accounting purposes until the vesting requirements are met through continued employment and service to the Company. As of December 31, 2024 and 2023, the Company recognized $41.4 thousand and $776.5 thousand, respectively, in stock-based compensation expense related to the February Option Awards. The unrecognized stock-based compensation expense related to the February Option Awards was Nil. The weighted-average grant-date fair value per share of the February Option Awards was $0.33.

Repayment of the Promissory Notes

In January 2024, the Company repurchased 667,000 shares of common stock from Sameer Maskey, the CEO, at a price of $4.352 per share, totalling $2,902.7 thousand (the “Repurchase Consideration”). Mr. Maskey applied $902.7 thousand of the Repurchase Consideration toward repayment of his 2023 Promissory Note to the Company. Upon repayment, the 2023 Promissory Note, along with any accrued interest, was settled, and the vested shares pledged under the 2023 Promissory Notes are now considered exercised. As of the date, the 2023 Promissory Note was repaid and 7,917 shares remain subject to vesting. Pursuant to the settlement, $3.64 thousand was recorded as a deposit liability in the consolidated balance sheets in accrued expenses and other current liabilities, until the stock vests. As the shares vest, the amounts are reclassified to additional paid-in capital in the consolidated balance sheets.

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Forgiveness of Promissory Notes

In August 2024, the Company’s board of directors approved the forgiveness of the 2023 Promissory Notes totaling $262.2 thousand (excluding interest) for three of its executives. The forgiveness of these 2023 Promissory Notes effectively modified the strike price to zero, allowing the executives to retain shares at no cost.

In accordance with ASC 718, the incremental value of the modification was calculated as the difference between the fair value of the modified award and the fair value of the original award immediately before the modification. As of December 31, 2024, the Company recognized $227.2 thousand in stock-based compensation expense related to this modification.

Note 17. Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands except for share and per share amounts):

	Year Ended December 31,
	2024	2023
Numerator:
Net loss	(15,383)	(6,762)
Denominator:
Weighted-average common shares outstanding - basic and diluted	10,574,934	9,220,534
Net loss per share attributable to Fusemachines Inc. common stockholders - basic and diluted	(1.45)	(0.73)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	December 31,		December 31,
	2024		2023
Convertible Preferred Stock (as converted to common stock)	9,043,234		9,043,234
Common Stock Warrants	140,133		140,133
Stock options	2,583,577	(1)	4,795,223	(2)
	11,766,944		13,978,590

(1)	Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes. (Refer to “The Promissory Notes Transactions” in “Note 16 – Stock-based Compensation”).

(2)	Includes 2,470,000 stock options as of December 31, 2023 that were early exercised in exchange for non-recourse promissory notes. (Refer to “Note 16 – Stock-based Compensation”).

The convertible notes were also outstanding as of December 31, 2024 and December 31, 2023, which could obligate the Company to issue common and preferred stock upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of the convertible notes have not been satisfied as of December 31, 2024 and December 31, 2023, the Company has excluded the convertible notes from the table above and the calculation of diluted net loss per share. (Refer to “Note 12 – Long-term Debt”)

The Company has also entered into a contingent obligation to issue 45,000 shares of its common stock to a certain vendor in connection with an outstanding accounts payable balance as part of a settlement agreement (refer to “Note 19 – Commitments and Contingencies”). The issuance of common stock is contingent upon the completion the Merger (refer to “Note 1 – Organization”). As the Merger had not taken place as of December 31, 2024, and December 31, 2023, the conditions for the issuance of common stock have not been satisfied. Accordingly, the Company has excluded the common stock shares arising from this contingent obligation from the table above and the calculation of diluted net loss per share.

F-40

Note 18. Income Taxes

The provision for income taxes consists of the following (in thousand):

	Year ended December 31,
	2024	2023
Current provision:
Federal	—
State	—	$9
Foreign	$42	$2
Total current provision	$42	$11
Deferred:
Federal	—	—
State	—	—
Foreign	$(11)	—
Total deferred provision	$(11)	—
Total provision for income taxes	$31	$11

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (in thousands):

	2024	2023
Deferred tax assets:
U.S. federal and state net operating loss carryforwards	3,608	2,698
Allowance for credit losses	232	108
Research and development	1,305	596
Amortization	—	5
Accrued expenses and other current liabilities	740	301
Stock-based compensation	273	590
Operating lease liability	119	7
Total deferred tax assets	6,277	4,305
Deferred tax liabilities
Amortization	(54)	—
Property and equipment, net (21) (15)	(13)	(21)
Operating lease right-of-use assets	(109)	(7)
Total deferred tax liabilities	(176)	(28)
Valuation allowance	(6,091)	(4,277)
Net deferred tax assets after valuation allowance	10	—

Income tax expense differs from the amount of income tax determined by applying the U.S. federal statutory income tax rate of 21% to pretax loss as a result of the following differences (in thousands):

	2024		2023
	Amount	Percentage	Amount	Percentage
Loss before income taxes	(15,352)		(6,751)
Federal tax at statutory rate	(3,224)	21%	(1,418)	21%
Foreign rate differential	20	-0.13%	38	-0.56%
State taxes, net of federal benefit	(357)	2.33%	(519)	7.69%
Permanent differences	132	-0.86%	11	-0.17%

F-41

	2024		2023
	Amount	Percentage	Amount	Percentage
Change in Fairvalue	1,282	-8.35%	122	-1.81%
Stock Based Compensation	450	-2.93%	36	-0.53%
Tax Credits	(62)	0.40%	—	—
Other	(43)	0.28%	(88)	1.30%
Change in valuation allowance	1,834	-11.94%	1,829	-27.09%
Provision for income tax	31	(0.20)	11	(0.16)

Under Internal Revenue Code Section 382 (“Section 382”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its prechange net operating loss (“NOL”) carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Generally, an ownership change occurs when certain shareholders increase their aggregated ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since becoming a “loss corporation” as defined in Section 382. Future changes in stock ownership, which may be outside the Company’s control, may trigger an ownership change. In addition, future equity offerings or acquisitions that have an equity component of the purchase price could result in an ownership change. If an ownership change has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited.

The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which those temporary differences become deductible. Management has considered all positive and negative evidence in connection with the realization of the deferred tax assets based on projected future taxable income and tax planning strategies. Based upon the level of projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will not realize the benefits of these deductible differences. Therefore, the Company continues to record a 100% valuation allowance against all deferred tax assets as of December 31, 2024 and 2023.

The valuation allowance for the year ending December 31, 2024 increased by $1,834.0 thousand.

As of December 31, 2024, the Company had federal net operating loss carryforward of approximately $11,377 thousand of which approximately $1,163 thousand will begin to expire in 2037 for federal tax purposes, and approximately $10,215 thousand in federal net operating loss carryforward can be carried forward indefinitely. While these federal NOLs do not expire, the Tax Cuts & Jobs Act of 2017 limits the amount of federal net operating loss utilized each year after December 31, 2017 to 80% of taxable income. As at December 31, 2024, the Company has state net operating loss carryforward of approximately $18,336 thousand that start expiring in 2026. In addition, the Company has foreign net operating loss carryforward of $1,596 thousand that start expiring in 2042.

The Company has identified unrecognized tax benefits and approximately $22.0 thousand and $22.0 thousand were recorded in the financial statements for the years ended December 31, 2024 and 2023. These amounts include interest and penalties and are recorded as a component of other (expense) income in the consolidated statements of operations and comprehensive loss.

Income tax returns are filed in the United States and various state jurisdictions. The Company is not currently under examination by income tax authorities in federal or state jurisdictions. Due to net operating loss carryforward, the Company’s returns remain open for all prior years.

Note 19. Commitments and Contingencies

Consulting Agreement

In December 2020, the Company entered into a consulting agreement with a certain vendor, whereby they agreed to help develop and implement sales strategies for the Company for $10.0 thousand per month as well as a commission fee as defined in the agreement.

F-42

In August 2024, the Company entered into a second agreement (the “Second Agreement”) with the same vendor mentioned above whereby the Company and vendor acknowledged an outstanding accounts payable balance of $408.9 thousand owed to the vendor for services provided. The Second Agreement stipulates that in full and final satisfaction of this balance, the Company will: (i) issue 45,000 shares of its common stock to the vendor immediately prior to and contingent upon the consummation of the Merger (see “Note 1 – Organization”), and (ii) pay $208.9 thousand in cash to the vendor within ten days after the closing of the Merger. If the Merger does not close the $408.9 thousand will be payable to the vendor in cash.

The Company evaluated the feature in the Second Agreement whereby the closing of the Merger triggers the obligation to issue 45,000 shares of the Company’s common stock (the “Conversion Feature”) to determine whether the feature should be considered a freestanding financial instrument (as defined in ASC 480-10-20) or whether it should be considered embedded. The Company determined that the Conversion Feature should be considered embedded because it did not meet the definition of a freestanding financial instrument because it was neither i) entered into separately and apart from any of the entity’s other financial instruments, nor was it ii) separately exercisable.

After determining that the Conversion Feature should be considered embedded, the Company determined that it did not require bifurcation as an embedded derivative under ASC 815-15 because it did not meet the net settlement criterion to be considered a derivative.

Subsequent to determining that derivative bifurcation for the Conversion Feature was not required, the Company evaluated its obligations to the vendor under the Second Agreement to determine whether the Second Agreement should be accounted for as an extinguishment (in accordance with ASC 470-50) of the Company’s initial obligations (those obligations prior to the Second Agreement under the initial consulting agreement) and an immediate recognition of the new obligations specified in the Second Agreement. The Company determined that the Second Agreement should be accounted for as an extinguishment because the Conversion Feature represented the addition of a substantive conversion option, as that term is used in ASC 470-50-50-10 (and as it is defined in ASC 470-20-40-7). As the Company determined that the Second Agreement should be accounted for as an extinguishment, it calculated a loss on extinguishment (in accordance with ASC 470-50-40-4) equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations on the effective date of the Second Agreement, which was determined to be $478.6 thousand, and the net carrying amount of the initial obligation was $408.9 thousand, which resulted in a loss on extinguishment of $69.7 thousand, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024. In accordance with ASC 470-20-25-13, the offset to the loss on extinguishment of $69.7 thousand was recorded as an increase to additional paid-in capital as the premium associated with the new obligations issued under the Second Agreement was determined to be substantial. The $408.9 thousand obligation incurred under the initial consulting agreement, which is described in the Second Agreement, is recorded in accounts payable in the consolidated balance sheet as of December 31, 2024. The same will be subsequently accounted for under amortized cost.

The fair value of the new obligations used to determine the loss on extinguishment was determined using a probability-weighted expected return method/scenario-based method. The significant inputs to the valuation method were an estimate of the probability of the Merger closing, an estimate of the date the Merger will close, an estimate of the fair value of the Fusemachines shares (estimate based on an income approach and market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A) to be issued upon the closing of the Merger, and an estimated discount rate. As the method for estimating the fair value of the new obligations used significant unobservable inputs, it was determined to represent a Level 3 fair value measurement.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or has been required to defend any action related to its indemnification obligations. As of December 31, 2024 and December 31, 2023, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

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Litigation

The Company is not party to any material legal proceedings at this time. From time to time, the Company may become involved in various legal proceedings that arise in the ordinary course of its business.

Lease obligations

Refer to “Note 20 – Leases” for a description of the Company’s lease obligations as of December 31, 2024 and December 31, 2023.

Note 20. Leases

The Company has operating leases for office space. These leases have expected remaining lease terms ranging from less than one year to 9 years. The Company currently has five leases with an initial term of 12 months or less that are accounted for as short-term leases. The Company does not separate lease and fixed non-lease components of lease contracts. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease term only when it is reasonably certain that the Company will elect the option.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space.

In September 2023, the Company entered into a termination of its existing Hattisar lease agreement in Nepal, for which the original lease term was till November 2024. On account of the termination of the agreement, the company recognized a gain on termination of lease in Consolidated Statement of Operations and Comprehensive Loss in the year ended December 31, 2023.

There was no sublease rental income for the year ended December 31, 2024 and 2023, and the Company is not the lessor in any lease arrangement. There were no related party lease arrangements during the year ended December 31, 2024, and 2023.

The table below presents certain information related to the Company’s lease costs for the period ended (in thousands):

	For the Year Ended December 31,
	2024	2023
Operating lease expense	204	248
Short-term lease cost	122	68
Variable lease cost	17	18

Total lease cost	343	334

F-44

Lease Position

Operating lease right-of-use assets and operating lease liabilities were recorded in the consolidated balance sheets as follows (in thousands):

	As of December 31,
	2024	2023
Assets
Operating lease right-of-use assets	870	1,005
Liabilities
Current liabilities:
Operating lease liability, current	74	87
Noncurrent liabilities:
Operating lease liability	878	979
Total operating lease liability	952	1,066

The table below presents certain information related to the weighted-average remaining lease term and the weighted-average discount rate for the Company’s operating leases:

	As of December 31,
	2024	2023
Weighted average remaining lease term (in years) - operating leases	7.17	7.96
Weighted average discount rate - operating leases	9.25%	9.29%

Cash Flows

The table below presents certain information related to the cash flows for the Company’s operating leases for the period ended (in thousands):

	For the Year Ended December 31,
	2024	2023
Amortization of right-of-use assets	111	145
Change in operating lease liability	(87)	(83)
Supplemental non-cash amounts of lease liabilities arising from obtaining right-of-use assets	—	81

Future minimum lease payments required under operating leases are as follows (in thousands):

Year Ended December 31,	Future Minimum Rents
2025	159
2026	167
2027	175
2028	184
2029	193
2030 and thereafter	453
Total minimum lease payments	1,331
Less: effects of discounting	(379)
Present value of future minimum lease payments	952

Note 21. Related Parties

2015 Convertible Promissory Note

In October 2015, the Company issued a convertible promissory note to Sanjay Shrestha, a member of the Company’s board of directors, with a principal amount of $25.0 thousand, that was convertible to 38,037 shares of Series Seed-2 Convertible Preferred Stock at a conversion rate of $0.6704 per share (the “Related Party Convertible Note”). In February 2023, the Company’s board of directors formally approved the conversion of the Related Party Convertible Note and issued the shares to Sanjay Shrestha.

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Related Party Convertible Notes

In October 2019 and September 2021, the Company entered into two convertible promissory note agreements (the “Related Party Convertible Notes Payable”) with a lender. As of December 31, 2024 and December 31, 2023, the lender was considered a principal owner of the Company because it held greater than 10% of voting common stock of the Company. The related party convertible notes payable were $6,524.0 thousand and $3,764.0 thousand, as of December 31, 2024 and December 31, 2023, respectively, recorded in “Related party convertible notes payable, at fair value” in the consolidated balance sheet. Refer to “Note 12 – Long-Term Debt” “Convertible Notes at Fair Value” section.

2021 Investment Agreement

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with a related party, Gyanu Maskey (“Mrs. Maskey”), an immediate family member of Sameer Maskey (“Mr. Maskey”) the Company’s CEO (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe to 433,728 shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376.4 thousand to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, the Company could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021 the Company opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. The January 2021 Related Party Investment Agreement was completed in February 2023.

BO2 Purchase Agreement

In July 2021, Fusemachines Nepal Private Limited entered into the BO2 Purchase Agreement with a related party, BO2, and Mr. Maskey. According to the terms of the BO2 Purchase Agreement, BO2 agreed to invest up to $964.2 thousand in Fusemachines Nepal Private Limited to support the development and growth of the business. (Refer to “Note 10 – Cumulative Mandatorily Redeemable Financial Instruments”). In addition, the BO2 Purchase Agreement also included terms and conditions of regulating the management and operation of Fusemachines Nepal Private Limited, their relationship with each other, certain aspects of the business and affairs of, and their dealings with, Fusemachines Nepal Private Limited and BO2’s exit from Fusemachines Nepal Private Limited. The BO2 Agreement required Fusemachines Nepal Private Limited to pay BO2 a one-time arrangement fee of 1.5% exclusive of value added tax (“VAT”) of the BO2’s total investment, and an annual monitoring fee. Fusemachines Nepal Private Limited incurred an initial arrangement fee of $13.7 thousand which was recorded as a reduction to cumulative mandatorily redeemable common and preferred stock liability in the consolidated balance sheet for the periods ended December 31, 2024, and December 31, 2023.Additionally, Fusemachines Nepal Private Limited incurred $5.2 thousand as an annual monitoring fee for the years ended December 31, 2024 and 2023.

Repurchase and Repayment of 2023 Promissory Notes

In January 2024, the Company repurchased 667,000 shares of its common stock from Mr. Maskey, at a price of $4.352 per share for a total of $2,902.7 thousand. Out of this amount, $902.7 thousand was applied towards repayment of Mr. Maskey’s 2023 Promissory Note including accrued interest and balance of the Repurchase Consideration amounting to $2,000.0 thousand that was paid in cash to Mr. Maskey (see “Note 16 – Stock-Based Compensation”).

January 2024 Related Party Pledge Agreement

In January 2024, Mr. Maskey entered into a pledge agreement (the “January 2024 Related Party Pledge Agreement”) with Consilium Extended Opportunities Fund, LP (“Consilium”). As per the terms of the January 2024 Related Party Pledge Agreement, Mr. Maskey agreed to assign a security interest to Consilium of 3,600,000 shares of common stock held by Mr. Maskey to fully secure the Company’s obligations under the January 2024 Convertible Notes (also see “Note 12 – Long-Term Debt”).

F-46

2024 Related Party Promissory Notes

During 2024, the Company entered into seven separate promissory notes with Sameer Maskey, the CEO of the Company for aggregate principal amount of $700.0 thousand (refer to “Note 12 – Long-Term Debt”).

Note 22. Employee Benefit Plans

The Company maintains a 401(k)-retirement savings plan for its U.S. employees including its named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company also maintains a government-mandated contribution plan under the social security act, 2075 (2018) act number 19 of the year 2075 (the “Social Security Act”) for certain employees in Nepal. The Company did not make any matching contributions for the years ended December 31, 2024 and 2023 for either of these plans.

Note 23. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements, and determined that there have been no events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the below items:

Amendment of the maturity date and conversion option

On January 31, 2025, the company entered into an amendment agreement of the convertible note payable to Dolma. Pursuant to the amendment agreement, the maturity date was revised to February 28, 2026.

Pursuant to the amendment agreement, it was agreed that if the Company enters into a SPAC Business Combination Agreement at any time while the Notes are outstanding, any portion of the Aggregate Notes Amount that is not redeemed or repaid in connection or prior to the closing of the SPAC Transaction will convert, without any required action by the Holder, into shares of Common Stock immediately prior to the consummation of the SPAC Transaction contemplated by the SPAC Business Combination Agreement at a conversion rate that is derived from a Company valuation of $85,000,000, on a fully-diluted basis (provided that the Notes will be deemed have converted simultaneously with all other convertible notes being converted in connection the SPAC Transaction)

Revision of PIPE investment amount

On February 4, 2025, CSLM entered into a second amendment to the original merger agreement dated January 22, 2024 to amend the definition of the “PIPE Investment amount” to mean the sum of (i) $8,840,000 and (ii) the contingent PIPE Investment amount, if any.

Waiver of covenant fees

On February 4, 2025, the company, CSLM Acquisition Corp. and CSLM merger sub inc. entered into a second amendment to the original merger agreement dated January 22, 2024. The amendment specifically deleted Section 7.3 of the original agreement, which had stipulated a delay fee in the event the Company failed to deliver the audited 2023 financial statements to the CSLM by the PCAOB audit deadline.

Under the terms of the original agreement, the Company was required to provide the audited financial statements no later than February 29, 2024, or incur delay fees as mentioned in the agreement.

The Company had covenanted to provide the audited financial statements no later than February 29, 2024, however, provided the audited financial statements to CSLM in September 2024. As a result, the Company has recorded $505.0 thousand of deferred transaction costs on the consolidated financial statement as of December 31, 2024.

F-47

Pursuant to the second amendment the delay fee provision is eliminated and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. Subsequent to the year ended December 31, 2024, the company shall record waiver which will have no impact in the subsequent consolidated statement of profit and loss as the amount of provision will be eliminated from the deferred transaction cost and from the Accounts Payable, Accrued expense and other current liabilities in the Consolidated Balance Sheets.

February 2025 Convertible note

In connection with the second amendment to the Merger Agreement, an entity provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Amendment of the maturity date

On February 4, 2025, the maturity date of January 2024 convertible note was extended to July 12, 2025 pursuant to the second amendment.

On February 12, 2025, an amendment to the seven promissory notes was entered into between the company and the CEO, Mr. Sameer Maskey. As per the original agreement, the maturity date was earlier of (1) the occurrence of an Event of Default and (2) December 31, 2024. Pursuant to the amendment agreement, the maturity date was extended to earlier of (1) the occurrence of an Event of Default and (2) December 31, 2025.

On April 4, 2025, the maturity date of April 2024 convertible note was extended to April 5, 2026 from the maturity date of April 5, 2025 pursuant to the original agreement.

Amendment of the conversion price

On February 5, 2025, the conversion price of the April 2024 Convertible Promissory Notes with principal amount of $125,000, the June 2024 Convertible Promissory Note with principal amount of $130,000 and two September 2024 Convertible Promissory Notes with principal amount of $ 100,000 each was amended to $3.15 from the original conversion price of $4.94.

Issuance of convertible promissory note

On February 24, 2025, the company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

F-48

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Balance Sheets

(all amounts in USD, in thousands, except number of shares and per share data)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	106	500
Accounts receivable, current, net	1,237	1,427
Unbilled revenue	47	113
Deferred transaction costs	1,871	1,865
Prepaid expenses and other current assets	259	219
Total current assets	3,520	4,124
Property and equipment, net	274	348
Intangible assets, net	192	187
Accounts receivable, net	-	4
Deferred tax asset	10	10
Operating lease right-of-use assets	775	870
Other assets	12	5
Total assets	4,783	5,548
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	8,517	6,537
Accrued expenses and other current liabilities	4,112	3,700
Deferred revenue	-	54
Convertible notes payable, at fair value, current	9,480	8,986
Convertible notes payable, current	455	255
Related party convertible notes payable, at fair value, current	7,530	-
Related party loan payable, current	700	700
Operating lease liability, current	82	74
Total current liabilities	30,876	20,306
Related party convertible notes payable, at fair value	-	6,524
Convertible notes payable	180	200
Warrant liability	850	945
Cumulative mandatorily redeemable common and preferred stock liability	1,034	1,000
Operating lease liability	783	878
Total liabilities	33,723	29,853
Commitments and contingencies (Note 16)
Stockholders’ deficit:
Convertible preferred stock ($0.00001 par value, 9,076,734 shares authorized as of September 30,2025 and December 31, 2024; 9,043,234 shares issued and outstanding as of September 30,2025 and December 31, 2024	7,865	7,865
Common stock ($0.00001 par value, 24,200,000 shares authorized as of September 30,2025 and December 31, 2024; 12,729,805 and 11,716,680 shares issued, and 12,062,805 shares and 11,039,388 outstanding as of September 30,2025 and December 31, 2024, respectively)	2	2
Treasury stock, at cost (667,000 and 667,000 as of September 30,2025 and December 31, 2024, respectively)	(2,903)	(2,903)
Additional paid in capital	5,268	4,698
Accumulated deficit	(39,430)	(34,217)
Accumulated other comprehensive income	258	250
Total stockholders’ deficit	(28,940)	(24,305)
Total liabilities and stockholders’ deficit	4,783	5,548

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-49

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss

(all amounts in USD, in thousands, except number of shares and per share data)

	Nine months Ended September 30,
	2025	2024
	(Unaudited)
Revenue	5,779	6,641
Cost of revenue	(2,488)	(3,019)
Gross profit	3,291	3,622
Operating expenses:
Selling and marketing	934	1,550
General and administrative	5,131	8,170
Research and development	489	555
Total operating expenses	6,554	10,275
Loss from operations	(3,263)	(6,653)
Other (expense) income:
Interest expense	(213)	(161)
Loss on extinguishment of convertible notes payable / notes payable	(391)	(549)
Loss on extinguishment of payable	-	(70)
Gain/(Loss) on change in fair value of convertible notes and warrant liability	(1,405)	(4,337)
Other (expense) income	59	(91)
Total other (expense)/income, net	(1,950)	(5,208)
Loss before income taxes	(5,213)	(11,861)
Provision for income tax	-	(72)
Equity in earnings of investee, net of income tax provision of $0 and $0, respectively	-	(1)
Net loss	(5,213)	(11,934)
Other comprehensive income (loss)
Change in foreign currency translation adjustment	8	50
Total comprehensive loss	(5,205)	(11,884)
Net loss per share - basic and diluted	(0.46)	(1.14)
Weighted-average common shares outstanding - basic and diluted	11,255,399	10,424,137

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-50

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Stockholders’ Deficit

(all amounts in USD, in thousands, except number of shares and per share data)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income	deficit
Balance at December 31, 2024	9,043,234	$7,865	11,039,388	$2	667,000	(2,903)	$4,698	$(34,217)	$250	$(24,305)
Stock-based compensation	-	-	-	-	-	-	176	-	-	176
Net loss	-	-	-	-	-	-	-	(5,213)	-	(5,213)
Issuance of shares upon repayment and forgiveness of 2023 Promissory Notes	-	-	10,292	0	-	-	3	-	-	3
Issuance of common stock upon cashless exercise	-	-	1,133,537	0	-	-	707	-		707
Shares withheld related to cashless exercise	-	-	(120,412)	(0)	-	-	(707)	-		(707)
Loss from extinguishment of convertible notes payable	-	-	-	-	-	-	391	-	-	391
Foreign currency translation	-	-	-	-	-	-	-	-	8	8
Balance at September 30, 2025 (unaudited)	9,043,234	$7,865	12,062,805	$2	667,000	$(2,903)	$5,268	$(39,430)	$258	$(28,940)

	Convertible preferred stock		Common stock		Treasury Stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income	Deficit
Balance at December 31, 2023	9,043,234	$7,865	9,220,534	$2	-	-	$2,307	$(18,834)	$193	$(8,467)
Stock-based compensation	-	-	-	-	-	-	976	-	-	976
Net loss	-	-	-	-	-	-	-	(11,934)	-	(11,934)
Common stock repurchase	-	-	(667,000)	(0)	667,000	(2,903)	-	-	-	(2,903)
Exercise of stock options	-	-	26,146	0	-	-	12	-	-	12
Gain on extinguishment recorded as a capital transaction	-	-	-	-	-	-	343	-	-	343
Issuance of shares upon repayment of 2023 Promissory Notes	-	-	24,28,833	0	-	-	888	-	-	888
Premium from extinguishment of payable							70			70
Foreign currency translation	-	-	-	-	-	-	-	-	49	49
Balance at September 30, 2024 (unaudited)	9,043,234	$7,865	1,10,08,513	$2	667,000	$(2,903)	$4,596	$(30,767)	$242	$(20,965)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-51

Fusemachines Inc. and Subsidiaries

Condensed Consolidated Interim Statements of Cash Flows

(all amounts in USD, in thousands)

	Nine months ended September 30,
	2025	2024
	(Unaudited)
Cash flows from operating activities
Net loss	(5,213)	(11,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	73	84
Amortization of intangible asset	66	42
Provision for credit losses	46	455
Stock-based compensation	176	976
Amortization of right-of-use assets	65	88
Changes in fair value of Convertible Notes at Fair Value	1,500	3,806
Change in fair value of common stock warrant liability	(95)	531
Accretion of cumulative mandatorily redeemable common and preferred stock liability	71	57
Equity method investment obtained in exchange for services	-	(104)
Equity in earnings of investee	-	1
Loss on extinguishment of convertible notes payable	391	549
Loss on extinguishment of payable	-	70
Unrealized Foreign exchange gain/(loss)	(7)	47
Changes in operating assets and liabilities:
Accounts receivable, current, net	87	(1,298)
Unbilled revenue	56	(37)
Prepaid expenses and other current assets	(44)	(33)
Accounts receivable, net	4	12
Other assets	(7)	(59)
Accounts payable	1,989	3,087
Operating lease liabilities	(53)	(71)
Accrued expenses and other current liabilities	461	1,223
Deferred revenue	(54)	(2)
Net cash used in operating activities	(488)	(2,510)
Cash flows from investing activities
Costs capitalized for internally developed software	(72)	(107)
Purchases of property and equipment	(8)	(51)
Payment made to capital creditors	-	-
Disposal of property and equipment	-	3
Net cash used in investing activities	(80)	(155)
Cash flows from financing activities
Proceeds from convertible notes payable	180	455
Proceeds from related party loan payable	-	600
Proceeds from convertible notes payable, at fair value	-	6,500
Payments on notes payable, net of penalty and lender fees	-	(3,000)
Payment of deferred transaction costs	(5)	(2)
Common stock repurchase	-	(2,000)
Exercise of stock options	-	12
Net cash provided by financing activities	175	2,565
Effect of exchange rate changes on cash and cash equivalents	(1)	-
Net change in cash and cash equivalents	(394)	(100)
Cash and cash equivalents at beginning of the period	500	266
Cash and cash equivalents at end of the period	106	166
Supplemental disclosures of cash flow information
Cash paid for interest	-	25
Cash paid for income taxes	18	7
Non-cash investing and financing activities:
Waiver of deferred transaction costs as of the end of the period	505	-
Unpaid deferred transaction costs as of the end of the period	507	1,177
Common Stock issued upon cashless exercise of stock options	707	-
Purchase of property and equipment through capital advances	-	-
Issuance of shares vested upon repayment and forgiveness of 2023 Promissory Notes	3	888
Settlement of non-recourse 2023 promissory note in exchange for common stock repurchase consideration	-	903
(Loss) / Gain on extinguishment of debt (Refer Note no. 9 - Long Term Debt)	(391)	-
Investment in Equity securities	-	104

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-52

Fusemachines Inc. and Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements

Note 1. Organization

Fusemachines Inc. and its subsidiaries (“Fusemachines” or the “Company” or the “Parent”), listed under the Parent company below, is a Delaware corporation headquartered in the United States. Founded in 2013 and headquartered in New York with operations across North America, Latin America and Asia. Fusemachines, a privately-held company, is a provider of enterprise artificial intelligence (“AI”) Solutions (Products and Services). The Company accelerates its customers’ data to AI journey by offering a suite of AI services that addresses the strategic goals and vision of their enterprise. The Company operates under five legal entities and one branch (as noted below):

●	Fusemachines Inc. (Parent)

●	Fusemachines Nepal Inc. (Wholly Owned Holding Company)

●	Fusemachines Nepal Private Ltd. (Majority Owned Subsidiary)

●	Fusemachines Canada Inc (Wholly Owned Subsidiary)

●	Fusemachines India Inc. (Dormant Holding Company)

●	Fusemachines Inc. Dominican Republic (Wholly Owned Branch)

Business Oxygen Private Limited (“BO2”), a Company domiciled in Nepal holds certain redeemable common and preferred stock of Fusemachines Nepal Private Ltd. (Refer to “Note 7 – Cumulative Mandatorily Redeemable Financial Instruments”).

Merger Agreement

In January 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

●	At least one business day prior to the Closing Date, CSLM will undergo the Domestication which involves CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM will cease to exist and the newly formed Delaware corporation, Pubco, will be the surviving entity.
●	Merger Sub will merge with and into Fusemachines, the separate corporate existence of Merger Sub will cease to exist and Fusemachines will be the surviving company and a wholly owned subsidiary of Pubco.

The business combination will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”) and not as a business combination under ASC 805. Under this method of accounting, CSLM will be treated as the acquired company for accounting purposes, whereas Fusemachines Inc. will be treated as the accounting acquirer. Under the Merger Agreement, the Fusemachines equity holders that hold shares of company common stock, shares of convertible preferred stock, company stock options, or convertible notes will receive an aggregate of number of common stock equal to the quotient obtained by dividing (a) $200,000 thousand, by (b) $10.00 in exchange for all Fusemachines’ fully diluted company common stock. The Merger Agreement will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or upon certain conditions as specified in the articles of the merger.

In February 2025, CSLM entered into a second amendment to the Merger Agreement (the “2nd Amendment”) to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the delay fees incurred in connection with delivery of Fusemachines’ audited financial statements.

On October 22, 2025, the Company consummated the business combination whereby (a) CSLM merged with and into CSLM Holdings., a Delaware corporation and wholly owned subsidiary of CSLM at which time the separate existence of CSLM ceased and CSLM Holdings became the surviving corporation (“Pubco” or “New Fusemachines”) in accordance with the Delaware General Corporation Law (“DGCL”), the Cayman Islands Companies Act (As Revised) (the “Companies Act”), the Certificate of Merger, (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of CSLM (the “Domestication”); (b) the merger (the “Merger”) of Merger Sub with and into Fusemachines, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the separate corporate existence of Merger Sub ceased and Fusemachines became the surviving corporation and a wholly-owned subsidiary of Pubco, pursuant to the terms of the Business Combination Agreement and in accordance with the laws of the State of Delaware, as more fully described elsewhere in the Proxy Statement/Prospectus; and (c) the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the Business Combination, Pubco was renamed “Fusemachines Inc.” (the “Combined Company”) and Fusemachines was renamed “Fusemachines USA, Inc.” (the “Company”). These unaudited condensed financial statements do not reflect the impact of the de-SPAC Transaction, since it was executed after September 30, 2025.

F-53

Covenant Fees

Pursuant to the Merger Agreement, the Company was covenanted to deliver to CSLM its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 for inclusion in the registration statement on Form S-4 to be filed by CSLM in connection with the Merger, and that such audited financial statements had been prepared in conformity with GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company had covenanted to provide the audited financial statements no later than February 29, 2024, or incur delay fees in the amount equal to $35.0 thousand for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50.0 thousand for the second one-month delay to April 30, 2024, and thereafter $70.0 thousand for each subsequent one-month delay (pro-rated for any partial month). The Company provided the audited financial statements to CSLM in September 2024. As such, the Company has recorded $505 thousand of deferred transaction costs on the audited consolidated balance sheets as of December 31, 2024. On February 4, 2025, the company entered into a second amendment of the original agreement wherein the above-mentioned delay fee provision is deleted and provides the Company with relief from future penalties related to the delivery of the 2023 financial statements. Accordingly, the company recorded waiver in the nine months ended September 30, 2025 which have no impact in the unaudited condensed consolidated interim Statements of Operations and Comprehensive Loss as the amount of provision was eliminated from the deferred transaction cost and from the Accounts Payable, Accrued expense and other current liabilities in the unaudited condensed consolidated interim balance sheets.

Note 2. Summary of Significant Accounting Policies

There have been no significant changes to the accounting policies during the nine months period ended September 30, 2025, as compared to the significant accounting policies described in Note 2 of the Notes to Consolidated Financial Statements in the Company’s audited consolidated financial statements included in the registration statement Form S-4/A filed on April 23, 2025.

Basis of Presentation and Principles of Consolidation

The Company prepares its unaudited condensed consolidated interim financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding financial reporting. The unaudited condensed consolidated interim financial statements include the financial statements of Fusemachines Inc. and its subsidiaries. Investments in entities where we hold at least a 20% ownership interest and have the ability to exercise significant influence, but not control, over the investee are accounted for using the equity method of accounting. All intercompany balances and transactions have been eliminated. These unaudited condensed consolidated interim financial statements are presented in United States Dollars (“USD”or $), which is the functional currency of the Parent Company.

Unaudited Interim Financial Information

In the opinion of the Company, the accompanying unaudited condensed consolidated interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in stockholders’ deficit and cash flows. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The consolidated balance sheet at December 31, 2024, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The accompanying unaudited condensed consolidated interim financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2024, which provides a more complete discussion of the Company’s accounting policies and certain other information. The interim results for the nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or for any future periods.

F-54

Prior Period Reclassifications and Restatement

Certain amounts in prior periods have been reclassified to conform with current period presentation.

The Company identified an immaterial prior period error in the Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for nine month ended September 2024. The error relates to an administrative error in documenting the exercise price for certain stock option awards, which resulted in an incorrect stock-based compensation expense in the previously issued financial statements. The Company assessed the materiality of this change on prior period consolidated financial statements in accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” (ASC Topic 250, Accounting Changes and Error Corrections). Based on this assessment, the Company concluded that this error corrections in its Consolidated Interim Statements of Operations and Comprehensive Loss is not material to previously presented consolidated financial statements. Accordingly, the Company updated the comparative financial information for the nine month ended September 2024.

The amounts in the “As previously reported” columns are amounts derived from the Company’s financial statements included in S-4 dated 27th November 2024. The amounts in the “Restatement adjustments” columns present the impact of the following adjustments:

The corrections in the Consolidated Interim Statements of Operations and Comprehensive Loss were as follows for the periods presented below (tables only present those line items which have been impacted):

	Nine months Ended September 30, 2024
	Previously reported	Correction	As corrected
Cost of revenue	-3,029	10	-3,019
Gross profit	3,612	10	3,622
Operating expenses:
Selling and marketing	1,576	-26	1,550
General and administrative	8,287	-117	8,170
Research and development	596	-41	555
Total operating expenses	10,459	-184	10,275
Loss from operations	-6,847	194	-6,653
Loss before income taxes	-12,055	194	-11,861
Net loss	-12,128	194	-11,934
Total comprehensive loss	-12,078	194	-11,884
Net loss per share - basic and diluted	-1.16	0.02	-1.14

The corrections to the condensed Statements of Stockholders’ Deficit were as follows for the periods presented below (tables only present those line items which have been impacted):

	Total Stockholders’ Deficit		Total Stockholders’ Deficit
	(As previously reported)	Correction	(As corrected)
Balance at December 31, 2023	$(8,467)	-	(8,467)
Stock-based compensation	1,170	(194)	976
Net loss	(12,128)	194	(11,934)
Common stock repurchase	(2,903)	-	(2,903)
Exercise of stock options	12	-	12
Gain on extinguishment recorded as a capital transaction	343	-	343
Issuance of shares upon repayment of 2023 Promissory Notes	888	-	888
Premium from extinguishment of payable	70	-	70
Foreign currency translation	49	-	49
Balance at September 30, 2024 (unaudited)	$(20,965)		(20,965)

The corrections to the Statements of cash flow statement were as follows for the periods presented below (tables only present those line items which have been impacted):

	Nine months ended September 30,		Nine months ended September 30,
	2024		2024
	(As previously reported)	Correction	(As corrected)

Cash flows from operating activities
Net loss	(12,128)	194	(11,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1170	(194)	976
Net cash used in operating activities	(2,510)		(2,510)
Net cash used in investing activities	(155)		(155)
Net cash provided by financing activities	2,565		2,565

F-55

Use of Estimates

The preparation of unaudited condensed consolidated interim financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated interim financial statements, as well as revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions, including those related to the valuation of operating lease right-of-use assets, convertible notes, cumulative mandatorily redeemable common and preferred stock liability, common stock warrants, common and convertible preferred stock, current expected credit losses (“CECL”), stock-based compensation, useful lives of property and equipment and intangible assets, impairment of long-lived assets, capitalization of software development costs, equity method investments and income taxes.

The Company bases its estimates and judgments on historical experience, knowledge of current conditions and its beliefs of what could occur in the future, given available information. Actual results could differ from those estimates, and such differences may be material to the unaudited condensed consolidated interim financial statements. Changes in facts and circumstances may cause the Company to revise its estimates.

Accounts Receivable and Related Allowance for Expected Credit Losses

The Company classifies its right to consideration in exchange for deliverables as an accounts receivable. A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. Accounts receivable represents amounts due from the Company’s customers for AI solutions (products and services). The Company receives payments from customers based upon agreed-upon contractual terms. The timing of revenue recognition may differ from the timing of invoicing to customers.

Account receivables are stated net of allowance for expected credit losses. Outstanding receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. The allowance for expected credit loss is based on the probability of future collection determined by applying a loss-rate method using the Company’s historical loss experience. The Company also considers reasonable and supportable current and future conditions in determining its estimated loss rates, such as external forecasts, macroeconomic trends or other factors including customer specific credit risk characteristics. The adequacy of the allowance is evaluated on a regular basis. Account balances are written off after all means of collection are exhausted and the balance is deemed uncollectible, which occurs when balances reach 365 days past due. Subsequent recoveries are credited to the allowance. Changes in the allowance are recorded as adjustments to bad debt expense in the period incurred.

Bad debt expense is included in general and administrative expenses in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Segment reporting

Under Topic 280, an operating segment is defined as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the CODM to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available.

Fusemachines operates as one operating segment with a focus on data engineering, AI consulting, and technical services. The Company’s Chief Executive Officer (“CEO”), as the Company’s chief operating decision maker, manages and allocates resources to the operations of the Company on a consolidated basis. This enables the Company’s CEO to assess the overall level of available resources and determine how best to deploy these resources across service lines in line with the Company’s long-term company-wide strategic goals.

F-56

The CODM considers the Company’s net income/(loss), expenses and the components of total assets to assess the segment’s performance and make resource allocation decisions for the Company’s single segment which is consistent with that presented within these financial statements.

As the Company’s operations are comprised of a single reporting segment, the Company’s segment assets are reflected on the accompanying unaudited condensed consolidated interim balance sheet as “total assets” and its significant segment expenses and net loss are listed on the accompanying Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses the straight-line method of depreciation and amortization. When the carrying value of an asset is more than the sum of the undiscounted expected future cash flows, an impairment is recognized. An impairment loss is measured as the excess of the asset’s carrying amount over its fair value. Intangible assets that have finite useful lives are amortized over their estimated useful lives on a straight-line basis. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others.

The Company holds long-lived assets in two countries worldwide. The table below presents the breakdown of the Company’s long-lived assets, based on geographic region (in thousands).

	Long lived assets as of
	September 30,	December 31,
	2025	2024
Nepal	$219	$286
United States	246	249
Total long-lived assets	$465	$535

Fair Value Option (“FVO”) Election

The Company entered into related party convertible notes payable, at fair value in October 2019, September 2021, and Convertible Notes payable at fair value in January 2024, (the “Convertible Notes at Fair Value”). (Refer to “Note 9 – Long-Term Debt”). As permitted under ASC 825, Financial Instruments (“ASC 825”), the Company elected the FVO to account for the Convertible Notes at Fair Value and Related Party Convertible notes at Fair Value. In accordance with ASC 825, the Company recorded them at fair value. The FVO may be applied instrument by instrument, but it is irrevocable. Subsequent changes in fair value would be recorded as a separate line in the unaudited condensed consolidated interim statements of operations and comprehensive loss. As a result of applying the FVO, direct costs and fees related to the Convertible Notes at Fair Value and Related Party Convertible notes at Fair Value were expensed as incurred. The Company concluded it was appropriate to apply the FVO to Convertible Notes at Fair Value and Related Party Convertible notes at Fair Value because they are liabilities that are not, in whole or in part, classified as a component of stockholders’ equity. In addition, the Convertible Notes at Fair Value and Related Party Convertible notes at Fair Value met other applicable criteria for electing the FVO under ASC 825.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

F-57

The Company derives the majority of its revenue from AI Solutions (Products and Services) that largely represents professional services Fusemachines provides to its customers to help them achieve any AI-related goals within their organization. Standard contractual arrangements are governed by Master Services Agreements (“MSAs”), which set out general terms including payment, termination rights, and intellectual property ownership. Detailed scope, pricing, and performance obligations are defined in Statements of Work (“SOWs”), which are executed for each engagement or project phase. The Company’s contracts for AI Services have different terms based on the scope and complexity of engagements; pricing for the majority of contracts are invoiced monthly on a time-and-materials basis. The Company notes that its contracts meet the requirements for over-time revenue recognition, as the customer is simultaneously receiving the benefits and able to consume the benefits of the services being provided. For professional services that are distinct and billed on a time-and-materials basis, revenue is generally recognized as the services are provided, which is reflective of the transfer of the services to the customer. The Company elected the “right to invoice” practical expedient based on the Company’s right to invoice a customer at an amount that approximates the value to the customer and the performance completed to date.

The Company also provides AI Education Services which represents a customized curriculum of educational services provided to train the customer’s C-suite on AI for Business. The Company provides AI Education Services over time as the course proceeds and the students retain knowledge over time. Thus, the customer receives and consumes benefits as the Company performs the AI Education Services, and revenue is recognized overtime.

In addition to time-and-materials arrangements, the Company also enters into milestone-based or fixed-fee contracts. For these contracts, revenue is recognized over time using input method (e.g., labor hours incurred relative to total expected hours) that faithfully depicts performance. If a contract does not meet the criteria for over-time recognition, revenue is recognized at the point in time when control transfers to the customer. During the nine months ended September 30, 2025 and September 30, 2024, the revenues from milestone based or fixed fee contracts were insignificant.

Company’s AI Solutions includes product revenues primarily comprising of software license fees from sales of term-based license contracts, under which we grant customers the license right to use the software for a specified period (i.e. when the customer can access, use, and benefit from the software license). Term software licenses are satisfied at a point in time and associated revenue is recognized upon the later of 1) delivery of the software, or 2) the beginning of the period in which the customer has received the license right to use the software. For customer contracts that include software license fees, implementation and/or other consulting services, the portion of the transaction price allocated to software licenses is generally recognized when delivered. Implementation, customization, or model tuning services if applicable, when included, are evaluated as separate performance obligations when they are distinct from the software and not highly interdependent. These services are generally satisfied over time as the work progresses. During the nine months ended September 30, 2025 and September 30, 2024, the product revenues were insignificant.

For most contracts, the Company uses a Master Service Agreements (“MSA”) to govern the overall relevant terms and conditions of the business agreement, and a Statement of Work (“SOW”) to specify the services delivered and the associated prices. Performance obligations specific to each individual contract are defined within the terms of each SOW. Each performance obligation is identified based on the services that will be transferred to our customer that are both capable of being distinct and are distinct within the context of the contract. The transaction price is determined based on the consideration to which the Company will be entitled and expect to receive in exchange for transferring services to the customer.

Consideration for some contracts may include variable consideration including volume discounts and rebates. If the consideration promised includes a variable amount, the Company only includes estimated amounts of consideration in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates require management judgments and estimates. The determination of whether to constrain consideration in the transaction is based on historical, current, and forecasted information that is reasonably available to the Company, taking into consideration the type of customer, the transaction, and specific facts and circumstances of each arrangement. The Company uses judgement to determine if collectability of consideration is uncertain, and accordingly, revenue recognition is deferred until the uncertainty is resolved and cash is collected.

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Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 to 60 days of the invoice date. In certain arrangements, the Company will receive payment from a customer either before or after the performance obligation to which the invoice relates has been satisfied. As a practical expedient, the Company does not account for significant financing components if the period between when it transfers the promised good or service to the customer and when the customer pays for the product or service will be one year or less.

For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling prices are determined based on the prices at which the Company separately sells these products. For items that are not sold separately, the Company estimates the stand-alone selling prices using other observable inputs. As Fusemachines Inc. is the sole reportable segment, all revenues are attributed to the sole segment.

Contract Balances

Differences in timing between revenue recognition and cash collection result in contract assets and contract liabilities. The Company classifies these assets as unbilled revenue; the liabilities are classified as deferred revenue.

Deferred revenue represents the amounts billed or cash payments received in advance of revenue recognition at the end of the reporting period. These amounts are recorded in deferred revenue until revenue is recognized through delivery of service or upon meeting the performance obligation. The Company’s deferred revenue represents contract liabilities. Generally, when billing occurs subsequent to revenue recognition, the Company reports unbilled revenue on the unaudited condensed consolidated interim balance sheets.

Stock-Based Compensation

Stock-based compensation expense attributable to equity awards granted to employees and non-employees is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). This standard requires all equity-based payments to employees and non-employees, including grants of employee stock options and restricted stock awards, to be recognized in the unaudited condensed consolidated interim statements of operations and comprehensive loss based on the grant date fair value of the award. The stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the award, which is generally the period from the accounting grant date to the end of the vesting period. The Company elected to account for forfeitures of awards as they occur.

Since the adoption of ASU 2018-07, Improvements to Nonemployee Stock-Based Payment Accounting, the measurement date for non-employee awards is the date of grant, and stock-based compensation costs are recognized in the same period and in the same manner as if the entity had paid cash for the goods or services. Stock-based compensation expense is classified as general and administrative, cost of revenue, selling and marketing and research and development expenses in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

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The Company estimates the fair value of stock option awards granted using the Black Scholes Merton option pricing formula (the “Black-Scholes Model”). This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. The Company estimates volatility based upon the observed historical volatilities of comparable companies over a lookback period commensurate with the estimated holding period, adjusted for relative leverage using the Black-Scholes-Merton formula. Dividend yields are based on the Company’s history and expected future actions. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.

Because the Company is privately held and there is no public market for its Stock, the fair value of the Company’s equity is approved by the Company’s board of directors thereof as of the date stock-based awards are granted. In estimating the fair value of its stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, any indications of value from offers to acquire the Company, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.

Notes Receivable from Stockholders

From time to time the Company has entered into promissory note agreements with certain employees for the purpose of financing the early exercise of the Company’s stock options. Although the shares of common stock purchased by the employees in exchange for the promissory notes are considered legally issued, the Company does not consider them outstanding for accounting purposes. Instead, the Company treats them as restricted until the options are fully vested and the outstanding principal and accrued interest on the notes are repaid in full. Unvested shares for which the promissory notes are fully satisfied are recorded as a share repurchase liability and as shares vest are recognized to additional paid-in capital in the unaudited condensed consolidated interim balance sheets.

Advertising Cost

Advertising costs are expensed as incurred. Advertising costs were $29.1 thousand and $ 18.3 thousand for the nine months ended September 30, 2025, and 2024, respectively, which are included in selling and marketing costs on the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Deferred Transaction Costs

The Company records deferred transaction costs, which consist of legal, accounting, and other fees related to the preparation of the Merger. (Refer to “Note 1 – Organization”). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. As of September 30, 2025 and December 31, 2024, $1,871 thousand and $1,865 thousand of deferred transaction costs, respectively, were capitalized and recorded in deferred transaction costs on the unaudited condensed consolidated interim balance sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within general and administrative expense in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

Research and Development Costs

The Company accounts for research and development costs in accordance with the ASC 730, Research and Development. Under ASC 730, all research and development costs are expensed as incurred, with the exception of certain software development costs discussed above. Our research and development costs consist primarily of payroll costs associated with software product development, testing, quality assurance, documentation, enhancements and upgrades for existing customers under maintenance.

Research and Development costs were $489 thousand and $555 thousand for the period ended September 30, 2025, and 2024, respectively, which are included in the unaudited condensed consolidated interim statements of operations and comprehensive loss.

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General and Administrative Expenses

Consists of expenses associated with general and administrative functions of the business such as the costs of salaries, stock-based compensation expense, Information Technology (“IT”) infrastructure, allowance for expected credit losses, travel, legal and accounting services, insurance, rent, software and tools, meals, other professional services activities, and certain non-income taxes.

Commitments and Contingencies

The Company may at times be involved in litigation in the ordinary course of business. The Company will, from time to time, when appropriate in management’s estimation, record adequate reserves in the Company’s unaudited condensed consolidated interim financial statements for pending litigation. Currently there are no pending or threatened litigation matters that management believes require accrual or disclosure in addition to those presented in the Note on Litigation (refer Note 16 – Commitments and Contingencies).

Risks and Uncertainties

As a result of its global operations, the Company may be subject to certain inherent risks.

Concentration of Credit - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with financial institutions. The Company believes its credit policies reflect normal industry terms and business risk and there is no expectation of non-performance by the counterparties. Accounts receivables are generally dispersed across many customers operating in different industries; therefore, concentration of credit risk is limited. If any of the Company’s customers enter bankruptcy protection or otherwise take steps to alleviate their financial distress, the Company’s credit losses and write-offs of receivables could increase, which would negatively impact its results of operations.

Significant Customers and Suppliers — The concentration of credit risk with respect to accounts receivable is primarily limited to certain customers to which the Company makes substantial sales. To minimize credit risk related to accounts receivable, the Company maintains allowances for potential credit losses based on historical loss patterns as well as future expectations. As of September 30, 2025 and December 31, 2024, the Company had four customers whose accounts receivable balance accounted for at least 10% of the Company’s consolidated accounts receivables, respectively. These customers accounted for approximately 57.9% and 61.6% of the Company’s receivables at the end of the respective periods. For the nine month ended September 30, 2025 and 2024, the Company had three and two customers whose revenue accounted for at least 10% of the Company’s consolidated revenue, respectively. These customers accounted for approximately 43.3 % and 21.6 % of the Company’s total revenue at the end of the respective periods.

The Company pays its suppliers on normal commercial terms and does not believe that there is any significant supply risk from its suppliers. As of September 30, 2025 and December 31, 2024, the Company had two and three suppliers whose account payable accounted for at least 10% of the Company’s consolidated account payables, respectively. These suppliers accounted for approximately 47.2% and 57.05% of the Company’s total payables at the end of the respective periods.

Foreign currency risk - The Company’s global operations are conducted predominantly in U.S. dollars. While revenue is generated in U.S. dollars, the Company incurs expenses in other currencies, principally, Nepalese rupees and Canadian dollars. The Company’s international operations expose it to risk of adverse fluctuations in foreign currency exchange rates through the remeasurement of foreign currency denominated assets and liabilities (both third-party and intercompany) and translation of earnings and cash flows into U.S. dollars.

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Interest rate risk - The Company is exposed to market risk from changes in interest rates. Exposure to interest rate risk results primarily from variable rates related to cash, short-term investments, and the Company’s borrowings. The Company does not believe it is exposed to material direct risks associated with changes in interest rates related to these deposits, investments and borrowings.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related party also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party control or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Going Concern

The Company’s unaudited condensed consolidated interim financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of September 30, 2025, the Company had cash of approximately $106.0 thousand. For the nine months ended September 30, 2025, the Company used approximately $488.0 thousand in cash for operating activities. Historically, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of September 30, 2025, the Company had an accumulated deficit of approximately $39,430 thousand. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these unaudited condensed consolidated interim financial statements were issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or February 24, 2025 to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

On October 22, 2025, Merger Sub merged with and into Fusemachines, with Fusemachines continuing as the surviving company and becoming a wholly owned subsidiary of Pubco. In connection with the closing, approximately $14.0 million in cash was received for the issuance of shares of Fusemachines Pubco Common Stock. All convertible notes were settled through the issuance of Fusemachines Common Stock, and certain promissory notes were repaid in cash upon closing. Following the business combination, the net balance of cash and cash equivalents was approximately $9.4 million. The Company’s trade payables, accrued expenses, and other current liabilities exceed the net cash and cash equivalents balance. Management is evaluating initiatives to streamline operations through reductions in headcount and consultant costs, and continued negotiations with vendors to achieve more favorable terms. In addition, the Company’s business plan anticipates a measured growth trajectory supported by new client acquisitions and expansion of existing customer relationships. While these actions are expected to enhance the Company’s financial position and extend its operational runway once implemented, they remain in the planning and negotiation stages.

As of the date on which these unaudited condensed consolidated interim financial statements were available to be issued, we believe that the cash on hand, and additional investments available through issuance of new Common Stock, will be inadequate to satisfy the Company’s working capital and capital expenditure requirements for at least the next twelve months. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings to fund the Company’s operating and investing activities over the next year. These unaudited condensed consolidated interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Investment in Equity Securities

The Company’s equity investment comprises of investments in equity securities of private companies. These equity investments are accounted for under the equity method, and initially recorded at estimated fair value, less any impairment. The Company’s share of gains and losses if any from these equity method investments are included in the unaudited condensed consolidated interim statements of operations and comprehensive loss, net of income tax provision. Equity investments are reviewed regularly to determine whether there is a decline in estimated fair value below the carrying amount. If there is a decline that is other-than-temporary, the investment is written down to estimated fair value. When evaluating the equity investment for impairment, the Company performs a qualitative and quantitative assessment to evaluate whether a decline in estimated fair value below the carrying amount is other-than- temporary. The qualitative assessment includes a review of macroeconomic conditions, industry and market considerations, the investee’s recent operating results and trends, recent acquisitions and sales of the investee securities, and other publicly available data, among other factors. If the Company determines that the decline is other-than-temporary, the Company records an impairment loss to write the equity investment to the estimated fair value.

Treasury Stock

The Company records treasury stock activities under the cost method whereby the cost of the acquired stock is recorded as treasury stock. The Company’s accounting policy upon the formal retirement of treasury stock is to deduct the par value from the Company’s common stock and to reflect any excess cost over par value as a reduction to additional paid-in capital (to the extent created by previous issuances of the shares) and then retained earnings.

Net Loss per Share

The Company applies the two-class method to compute basic and diluted net loss per share attributable to common shareholders, when shares meet the definition of participating securities. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. The Company reported a net loss attributable to common shareholders for the nine months ended September 30, 2025 and 2024.

Basic net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss attributable to common shareholders by the weighted average number of shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the potential exercise of warrants or options, and the potential conversion of preferred stock or convertible notes, into common stock, under the if-converted method. Due to the net losses for the nine month period ended September 30, 2025 and 2024, basic and dilutive net loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive

Emerging Growth Company (EGC)

The Company is an emerging growth company (“EGC”) as defined in the Jumpstart Our Business Startups Act, (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act and has elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, the Company’s unaudited condensed consolidated interim financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates.

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On October 22, 2025, the Company consummated its merger with CSLM Holdings, Inc., a publicly traded Special Purpose Acquisition Company (“SPAC”), pursuant to which the Company became a wholly owned subsidiary of CSLM Holdings, Inc. (renamed Fusemachines Inc.) and the transaction was accounted for as a reverse recapitalization in accordance with U.S. GAAP (the “Transaction”). Refer to Note 1 – Organization for additional details regarding the Transaction. Following the completion of the Transaction, Fusemachines Inc. continues to qualify as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act of 2012 and will retain such status until the earliest of: (i) the last day of the Company’s first fiscal year following the fifth anniversary of the completion of the SPAC’s initial public offering; (ii) the last day of the fiscal year in which the Company has total annual gross revenues of at least $1.07 billion; (iii) the last day of the fiscal year in which the Company becomes a large accelerated filer (market value of non-affiliate-held common stock exceeding $700 million as of the prior September 30); or (iv) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

Recent Accounting Pronouncements

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. In December 2023, the FASB issued this ASU to update income tax disclosure requirements, primarily related to the income tax rate reconciliation and income taxes paid information. This update is effective on a prospective basis for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its unaudited condensed consolidated interim financial statements.

In March 2024, the SEC issued its final climate disclosure rules (Rule 1), which require the disclosure of climate-related information in annual reports and registration statements, beginning with annual reports for the year ending December 31, 2025. The rules require disclosure in the audited financial statements of certain effects of severe weather events and other natural conditions above certain financial thresholds, as well as amounts related to carbon offsets and renewable energy credits or certificates, if material. We are currently evaluating the impact of the new rules and continue to monitor the status of the related legal challenges.

ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures. In November 2024, the FASB issued this ASU that requires more detailed disclosure about certain costs and expenses presented in the income statement, including inventory purchases, employee compensation, selling expense and depreciation expense. The new guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027 with early adoption permitted. The guidance does not affect recognition or measurement in our unaudited condensed consolidated interim financial statements.

ASU 2024-04 Debt - Debt with Conversion and Other Options - Induced Conversions of Convertible Debt Instruments. In November 2024, the FASB issued this ASU which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions or extinguishments. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. We are currently evaluating the impact this guidance will have on our unaudited condensed consolidated interim financial statements.

In May 2025, the FASB issued Accounting Standards Update No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU 2025-03 is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In May 2025, the FASB issued Accounting Standards Update No. 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”). ASU 2025-04 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration constraint in Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with Topic 606 and Topic 718. ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures. The Company does not believe any other new accounting pronouncements issued by the FASB that have not become effective will have a material impact on its unaudited condensed consolidated interim financial statements.

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Note 3. Fair Value Measurements

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Inputs other than quoted prices within Level 1 that are observable either directly or indirectly, including quoted prices in markets that are not active, quoted prices in active markets for similar assets or liabilities, and observable inputs other than quoted prices such as interest rates or yield curves.

Level 3 — Unobservable inputs reflecting management’s view about the assumptions that market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Financial Instruments Not Recorded at Fair Value

The carrying values of the Company’s accounts receivable, unbilled revenue, prepaid expenses and other current assets, accounts payable, deferred transaction costs, accrued expenses and other current liabilities and cumulative mandatorily redeemable common and preferred stock liability approximate their fair values based on the instruments’ relative short-term nature.

As of September 30, 2025 and December 31, 2024, the estimated fair values of our convertible notes payable, current and related party loan payable, current approximated their carrying values due to their relatively short maturities.

Financial Instruments Recorded at Fair Value

The following tables present the Company’s fair value hierarchy for its financial liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value (in thousands):

	Fair Value Measurements at September 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	$-	$-	$7,530	$7,530
Convertible Notes payable at Fair Value	-	-	9,480	9,480
Warrant liability	-	-	850	850
	$-	$-	$17,860	$17,860

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Related party convertible notes payable, at fair value	$-	$-	$6,524	$6,524
Convertible Notes payable at Fair Value	-	-	8,986	8,986
Warrant liability	-	-	945	945
	$-	$-	$16,455	$16,455

The following table shows the change in the fair value of the warrant liability (in thousands):

Amount
Balance as of December 31, 2023	$430
Issuance of common stock warrants	-
Change in fair value of warrant liabilities	531
Balance as of September 30, 2024	$961

Amount
Balance as of December 31, 2024	$945
Change in fair value of warrant liabilities	$(95)
Balance as of September 30, 2025	$850

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The following table shows the change in the fair value of the Convertible Notes at Fair Value (in thousands):

	Related party convertible notes payable at fair value	January 2024 Convertible Notes	Total Convertible Notes at Fair Value
Balance as of December 31, 2023	$3,764	$-	$3,764
Issuance of Convertible Notes at Fair Value	-	$6,500	$6,500
Gain on extinguishment of debt recorded as a capital transaction	(343)	-	$(343)
Change in fair value of Related Party note and Convertible Notes at Fair Value	1,457	2,349	$3,806
Balance as of September 30, 2024	$4,878	$8,849	$13,727

Balance as of December 31, 2024	$6,524	$8,986	$15,510
Issuance of Convertible Notes at Fair Value	-	-	-
Change in fair value of Related party note and Convertible Notes at Fair Value	1,006	494	1,500
Balance as of September 30, 2025	$7,530	$9,480	$17,010

Common Stock Warrant Liability

The Company estimates the fair value of the common stock warrant liability (refer to “Note 9 – Long-term Debt”) using an option pricing model and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for fair value of the underlying common stock expected volatility, expected life, dividends, and risk-free interest rate.

The warrant liability is classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar. The warrant liabilities are measured using a Black-Scholes Model. The fair value of the warrant liability as of September 30, 2025 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.00%, a stock price of $6.41, a term of 7.90 years, and annualized volatility of 60.0%.The fair value of the warrant liability as of December 31, 2024 was determined using the following assumptions: a dividend yield of 0.0%, a risk-free rate of 4.5%, a stock price of $7.48, a term of 8.65 years, and annualized volatility of 65.0%.

Related Party Note payable at Fair Value and Convertible Notes at Fair Value

The Company accounts for certain long-term debt (also refer to “Note – 9 – Long-term Debt”) under the fair value option. At the issuance date of the Convertible Notes at Fair Value, the Company determined that the fair value approximated the principal amount. Subsequent measurement of fair value of the Convertible Notes at Fair Value as of September 30, 2025, and December 31, 2024 was estimated based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The Company used a scenario-based analysis to incorporate estimates and assumptions concerning the Company’s prospects and market indications into a model to estimate the value of the Convertible Notes at Fair Value. The most significant estimates and assumptions used as inputs are those concerning timing, probability of possible scenarios for conversion or settlement of the Convertible Notes at Fair Value. The Convertible Notes at Fair Value are classified as Level 3 as there were no quotable prices for identical assets or quoted prices for similar.

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The following tables set forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of September 30, 2025:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	10/22/2025	95%	57%
Maturity	2/28/2026	5%	57%
Default Feature	N/A	N/A	N/A

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	10/22/2025	95%	48%
Maturity	02/28/2026	5%	48%
Default Feature	N/A	N/A	N/A

The following table sets forth the significant inputs to the probability-weighted valuation model used to value the Convertible Notes at Fair Value as of December 31, 2024:

2019 and 2021 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	54%
Maturity	2/28/2026	10%	54%
Default Feature	N/A	15%	54%

January 2024 Convertible Notes

Type of Events	Expected Date	Probability of Event	Discount Rate
SPAC Transaction	4/3/2025	75%	45%
Maturity	7/12/2025	10%	45%
Default Feature	7/12/2025	15%	45%

As of September 30, 2025 and December 31, 2024, there were no transfers between Level 1, Level 2 and Level 3.

The Company has certain non-financial assets that are measured at fair value on a non-recurring basis when there is an indicator of impairment, and they are recorded at fair value only when an impairment is recognized. These assets include property and equipment and amortizable intangible assets.

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Note 4. Accounts Receivable, net

Accounts receivable, net consisted of the following (in thousands):

	September 30, 2025	December 31, 2024
Accounts receivable, current	$1,383	$2,015
Accounts receivable	-	4
Total accounts receivable	$1,383	$2,019
Less: Allowance for credit losses	$(146)	$(588)
Total accounts receivable, net	$1,237	$1,431

In some contracts with customers, the Company agreed to instalment payments exceeding 12 months. The present value of these contracts is recorded as a receivable as the revenue is recognized in accordance with GAAP, and profit is recognized to the extent the present value is in excess of cost. The present value of long-term receivables is Nil, and the face value is Nil as of September 30, 2025. The present value of long-term receivables was $4 thousand, and the face value was $5 thousand as of December 31, 2024.

The following table sets forth the activity in the Company’s allowance for credit losses (in thousands):

	September 30, 2025	December 31, 2024
Beginning balance	$588	$368
Provision for credit losses	46	540
Write-offs	(488)	(320)
Ending balance	$146	$588

Unbilled revenue as at period ended September 30, 2025 was $47.0 thousand and $113.0 thousand as at year ended December 31, 2024.

Note 5. Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	September 30, 2025	December 31, 2024
Computers and other hardware	$499	$504
Office, furniture, and equipment	162	167
Leasehold improvements	91	94
Vehicles and other fixed assets (excluding computers)	32	35
	784	800
Less: accumulated depreciation	(510)	(452)
Total property and equipment, net	$274	$348

The Company recognized depreciation expense related to property and equipment in the unaudited condensed consolidated interim statements of operations and comprehensive loss of $73.0 thousand and $84.0 thousand during the nine month ended September 30, 2025 and 2024, respectively.

Note 6. Intangible Assets, net

Intangible assets subject to amortization consisted of the following (in thousands):

	September 30,	December 31,
	2025	2024
Internally developed capitalized software	$345	$274
Less: accumulated amortization	(153)	(87)
Total intangible assets, net	$192	$187

The Company recognized amortization expense related to capitalized software in the unaudited condensed consolidated interim statements of operations and comprehensive loss of $66.4 thousand and $42.4 thousand during the nine month ended September 30, 2025, and 2024, respectively.

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Note 7. Cumulative Mandatorily Redeemable Financial Instruments

In July 2021, Fusemachines Nepal Private Ltd entered into a Share Purchase Agreement between Fusemachines Nepal Inc., and BO2 (the “BO2 Purchase Agreement”) in which BO2 agreed to invest $964.2 thousand in Fusemachines Nepal Private Ltd. Fusemachines Nepal Private Ltd issued 39,750 Ordinary Shares with a par value of 100 Nepalese rupees and also issued 1,110,250 cumulative and compulsory redeemable Preference Shares with a par value of 100 Nepalese rupees. The Preference Shares contain an annual coupon rate of 10% with the option to convert the Preference Shares into Ordinary Shares. The Preference Shares and Ordinary Shares are mandatorily redeemable five years from the date of issuance at a redemption price equal to 200% of the purchase price. Any dividends paid on these shares will reduce the ultimate redemption price. Management determined that these shares represent mandatorily redeemable financial instruments under ASC 480 and thus are liability-classified. These liabilities are recorded in cumulative mandatorily redeemable common and preferred stock liability within the unaudited condensed consolidated Interim balance sheets, and accretions to the redemption value are recorded within interest expense in the unaudited condensed consolidated statements of operations and comprehensive loss. The effective interest rate is 13.7%, the accrued dividend was $288.2 thousand and $238.3 thousand at September 30, 2025 and December 31, 2024, respectively, and is recorded in accrued expenses and other current liabilities in the unaudited condensed consolidated interim balance sheets, and the issuance cost incurred was $13.7 thousand.

The outstanding balance of the Cumulative Mandatorily Redeemable Financial instruments were $1,034 thousand and $1,000 thousand for the period ended September 30, 2025 and December 31, 2024 respectively.

The following summarizes the key terms and provisions of the Preference Shares and Ordinary Shares:

Preference Shares

Rights and privileges – Preference Shares will be paid dividends before the Ordinary Shares. Preference shareholders will receive a 10% percent annual dividend on Preference Shares. Apart from this, Preference Shares will not receive any kind of dividend or profit. If the Company fails to make a profit in any year or if the Company decides not to distribute dividends, then the dividends to be received by the Preference Shares will be cumulated and those amounts must be returned to the preference shareholders in a lump sum in the year when the dividends are distributed or when the Company withdraws the Preference Shares. Preference Shares will be given priority when the amount of shares is returned in case of liquidation of the Company. Preference Shares will not have voting rights in the general meeting of the Company. The preference share amount is redeemable after a certain period.

Redemption – In terms of return, no Preference Share can be redeemed until the price of the issued Preference Share is fully paid. The amount of Preference Shares cannot be returned from any amount other than the amount of profit that can be distributed as dividends or the amount received from the new shares issued by the Company for the purpose of returning the shares. The rate per share for redeeming Preference Shares shall be as per share purchase and sale agreement or shareholder agreement and shall be redeemed at the same rate. In case any Preference Shares issued for return are to be returned along with the premium, a separate fund of appropriate amount shall be arranged from the Company’s profit or the Company’s share premium account for that purpose. In this way, except in the case where the amount of the Preference Shares is returned from the amount received by issuing new shares, in accordance with the law, when the amount of the Preference Shares is returned, an amount equal to the face value of the returned shares from the amount that can be received to distribute dividends from the Company’s profits shall be deposited in a separate account. Any preference share returned in accordance with this regulation shall be deemed to have been automatically forfeited after the completion of the return process. If the Company redeems or proposes to redeem any Preference Shares, it may issue new shares equal to the face value of the shares so redeemed or to be redeemed.

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Ordinary Shares

Rights and privileges – The shareholders of this category will have voting rights and other rights according to the prevailing law.

Redemption – The Ordinary Shares will be redeemed if the Company fails to withdraw the Preference Shares issued by the Company to be redeemed. If the Preference Shares have to be converted into ordinary shares, it shall be done according to the decision of the general meeting of the Company. Additional provisions related to Preference Shares shall be in accordance with the shareholders’ agreement between them.

Note 8. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	September 30, 2025	December 31, 2024
Wages and consultant costs payable	$3,214	$2,525
Covenant fees	-	435
Dividends payable (Note 7)	288	238
Legal expenses	91	141
Deposit liability for early exercised options	-	3
Accrued expenses	519	358
Total accrued expenses and other current liabilities	$4,112	$3,700

Note 9. Long-Term Debt

Long-term debt consists of the following (in thousands):

	September 30, 2025			December 31, 2024
	Current	Noncurrent	Total	Current	Noncurrent	Total
2024 Convertible Notes	$455	-	$455	$255	$200	455
2024 Convertible Notes at fair value	9,480	-	9,480	8,986	-	8,986
Related party convertible notes payable at fair value	7,530	-	7,530	-	6,524	6,524
Related party loan payable	700	-	700	700	-	700
February 2025 Convertible Notes	-	180	180	-	-	-
Total	$18,165	$180	$18,345	$9,941	$6,724	$16,665

Convertible Notes at Fair Value

Related party convertible notes payable at fair value

In October 2019, the Company entered into a convertible promissory note agreement (the “2019 Convertible Note Agreement”) with a lender and issued a convertible promissory note for the principal amount of $2,000.0 thousand (the “2019 Convertible Note”). The 2019 Convertible Note bears interest at a rate of 10% per annum, compounded quarterly. The 2019 Convertible Note matured in September 2022.

In September 2021, the Company entered into a second convertible promissory note agreement (the “2021 Convertible Note Agreement”) (the 2019 Convertible Note Agreement and the 2021 Convertible Note Agreement collectively referred to as the “2019 and 2021 Convertible Notes Agreements”) with the same lender and issued a convertible promissory note for the principal amount of $450.0 thousand (the “2021 Convertible Note”) (the 2019 Convertible Note and the 2021 Convertible Note collectively, the “2019 and 2021 Convertible Notes”). The 2021 Convertible Note was issued with the same terms as the 2019 Convertible Note, except with a maturity date of October 2022.

Effective December 2022, the 2019 and 2021 Convertible Notes Agreements were amended (the “2022 Amended Convertible Notes Agreements”) to extend the maturity date for the 2019 and 2021 Convertible Notes to December 2023, increase the interest rate to 15% for the period from December 2022 through December 2023, adding a prepayment option, amending one of the conversion scenarios, and amending the definition of a next equity financing to require a sale of equity securities to result in gross proceeds of $7,500.0 thousand (the “Next Equity Financing”). The 2022 Amended Convertible Notes Agreements also added a partial payment of the interest accrued and outstanding on the note of $386.4 thousand due no later than March 2023. Failure to pay by the payment deadline obligated the Company to pay interest at a rate of twenty percent (20%) per annum, compounded quarterly, on the outstanding $386.4 thousand.

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In December 2023, the 2022 Amended Convertible Notes Agreements were amended again (the “2023 Amended Convertible Notes Agreements”), extending the maturity date of the 2019 and 2021 Convertible Notes to January 2024.

In January 2024, the 2023 Amended Convertible Notes Agreements were amended again (the “2024 Amended Convertible Notes Agreements”), extending the maturity date to January 2025. The amendment also added a provision surrounding conversion in the case the Company completes the merger (see “SPAC PIPE financing” below) (also see “Note 1 – Organization”), an additional table depicting principal and interest on the 2019 and 2021 Convertible Notes to be redeemed in connection with the merger, and additional definitions related to the merger.

The 2021, 2022 and 2023 amendments were accounted for as debt modifications, prospectively, with any change in fair value from the new terms incorporated into future valuations. The 2024 amendment was deemed as capital transaction as per ASC 470-50-40-2 and is accounted for as an extinguishment of debt, with a gain on extinguishment of debt of $343.0 thousand recorded in additional paid in capital in the unaudited condensed consolidated interim balance sheet as of the nine month ended September 30, 2024, with any change in subsequent fair value incorporated into future valuations and any amendment fees or third-party costs to be expensed at the time of the amendment, and the amended terms to be incorporated into the valuations at each subsequent balance sheet date.

On January 31, 2025, the Company entered into an amendment agreement of the convertible note payable to Dolma. Pursuant to the amendment agreement, the maturity date was revised to February 28, 2026. Further, it was agreed that if the Company enters into a SPAC Business Combination Agreement at any time while the Notes are outstanding, any portion of the Aggregate Notes Amount that is not redeemed or repaid in connection or prior to the closing of the SPAC Transaction will convert, without any required action by the Holder, into shares of Common Stock immediately prior to the consummation of the SPAC Transaction contemplated by the SPAC Business Combination Agreement at a conversion rate that is derived from a Company valuation of $85,000,000, on a fully-diluted basis (provided that the Notes will be deemed have converted simultaneously with all other convertible notes being converted in connection the SPAC Transaction).

The Company evaluated the above amendment agreement entered on January 31, 2025, under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined terms of the amendment were not substantially different than the terms of the convertible notes prior to the Amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

The 2019 and 2021 Convertible Notes, contain the following conversion features:

Conversion upon next equity financing – The conversion balance will be automatically converted into shares of the Company’s Convertible Preferred Stock upon the closing of the Next Equity Financing. The number of Convertible Preferred Stock to be issued upon the conversion will be equal to the quotient of the outstanding principal and, if so elected by the Company, any accrued and unpaid interest on the date of the conversion, divided by the conversion price calculated as the product of (a) 100% minus the discount rate, times (b) the price paid per share for equity securities by the investor in the Next Equity Financing. The aggregate liquidation preference of the Convertible Preferred Stock issued upon conversion shall be equal to the aggregate conversion balance.

Maturity – If the Next Equity Financing or a corporate transaction (as defined below) has not occurred on or before the Maturity Date, and if the outstanding balance is not repaid by the Company in full on the Maturity Date, then the conversion balance shall automatically be converted into (i) the conversion balance on the Maturity Date, divided by (ii) $2.235 price per share.

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Corporate transaction – In the event of a (i) closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold at least a majority of the outstanding voting stock of the Company (or the surviving or acquiring entity) (the “Corporate Transaction”), or (iv) a liquidation, dissolution or winding up of the Company prior to full payment of either of the Convertible Notes or prior to the time when either of the Convertible Notes are converted as provided in a Next Equity Financing or a Maturity Conversion, then the conversion balance shall automatically be converted into that number of conversion shares immediately prior to the closing of such Corporate Transaction obtained by dividing the conversion balance by 75% of the price per share of the corporate transaction.

SPAC PIPE Financing – Aggregate redemption amount of the 2019 and 2021 Convertible Notes will be redeemed in connection with the consummation of a SPAC transaction to be issued by the SPAC (a “SPAC PIPE Financing”). The aggregate redemption amount ranges from $300.0 thousand to $4,000.0 thousand and the corresponding SPAC PIPE Financing amount ranges from $15,000.0 thousand to $40,000.0 thousand.

If the Company enters into a SPAC business combination agreement at any time while the 2019 and 2021 Convertible Notes are outstanding, then any portion of the aggregate outstanding amounts that are not redeemed or repaid in connection with the closing of a SPAC transaction will convert into shares of the Company’s common stock at a conversion valuation of $115,000.0 thousand, on a fully-diluted basis.

The Company qualified for and elected to account for the 2019 and 2021 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the 2019 and 2021 Convertible Notes. As a result, the 2019 and 2021 Convertible Notes were recorded at fair value upon issuance.

The Company recorded a charge of $1,006.0 thousand $1,457.0 thousand related to changes in fair value for both the 2019 Convertible Note and 2021 Convertible Note, which is recorded as Gain/(loss) on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the nine month ended September 30, 2025 and 2024, respectively.

As of September 30, 2025, and December 31, 2024, the lender of the 2019 and 2021 Convertible Notes was considered a principal owner of the Company, because it held greater than 10% of voting common stock of the Company (also see “Note 18 - Related Parties).

2024 Convertible Notes at fair value

In January 2024, the Company entered into two convertible promissory note agreements (the “January 2024 Convertible Notes Agreements”) with a lender for the principal amounts of $2,000.0 thousand (“January 2024 Convertible Note A”) and $4,500.0 thousand (“January 2024 Convertible Note B”), respectively, that each bear interest at a rate of 4.863% per annum, payable at maturity (the “January 2024 Convertible Notes”). The January 2024 Convertible Notes mature in January 2025.

On February 4, 2025, the maturity date of January 2024 convertible note was extended to July 12, 2025 pursuant to the second amendment.

The January 2024 Convertible Notes contain the following conversion features:

Optional conversion upon a qualifying financing – Before the maturity date in January 2025, if the company plans to go through a significant funding round of the issuance of preferred stock resulting in gross proceeds of at least $5,000.0 thousand (the “January 2024 Notes Qualifying Financing”), it will let the holder know at least 10 days before this funding round is set to happen. The holder then has the option to turn any outstanding obligations from the January 2024 Convertible Notes into shares of preferred stock when the funding round closes, based on all of the outstanding obligations under the January 2024 Convertible Notes (the “Conversion Amount”), divided by a specific price calculated as the lower of two figures: (i) either the maximum share price (the share price cap as discussed below) or (ii) 80% of the price at which other investors are buying the preferred stock in the funding round (the “Conversion Price”). However, if this funding round also counts as a company sell-off or shutdown the holder can choose the optional conversion upon a liquidation event (as described in the “optional conversion upon a liquidation event” section below).

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Automatic conversion into common stock - If the company completes the plan of merger as per the Merger Agreement (as defined in “Note 1 - Organization) before the January 2024 Convertible Notes maturity date in January 2025, the Company must notify the lender at least 5 days before the merger is finalized. Immediately preceding the merger, any outstanding amounts the Company owes under the January 2024 Convertible Notes will automatically turn into shares of the Company’s common stock. The number of shares converted is based on the Conversion Amount, divided by the Conversion Price, which will be capped at a maximum value (the share price cap as discussed below).

Optional conversion into preferred stock or common stock – After the maturity date of this note in January 2025, the holder can choose to turn the Conversion Amount into shares. There are two scenarios: (i) if converted in conjunction with the January 2024 Convertible Notes Qualifying Financing after the maturity date of January 2025, the conversion will be to preferred stock. The number of shares will be the Conversion Amount divided by the Conversion Price, or (ii) if converted at any other time that is not tied to a Qualifying Financing after the maturity date of January 2025, the conversion will be to common stock. The number of shares will be based on the Conversion Amount, divided by the maximum share price (the share price cap as discussed below).

Optional conversion upon a liquidation event – Before the maturity date in January 2025, or before the January 2024 Convertible Notes convert into shares according to the optional conversion upon a qualifying financing, automatic conversion into common stock, or optional conversion into preferred or common stock as discussed above, if the Company plans to sell off its assets or dissolve (when not part of a merger, a “Liquidation Event”), the holder can: (i) choose to convert any Conversion Amount into common stock immediately prior to the Liquidation Event. The number of shares to be calculated as the Conversion Amount, divided by a set price per share (the share price cap as discussed below), or (ii) alternatively, choose to be paid in cash, which would be the Conversion Amount, payable prior to the Liquidation Event. The Company must notify the holder at least 10 days before the Liquidation Event is expected to occur.

Liquidation Preference Upon Conversion – If the January 2024 Convertible Notes convert in the January 2024 Notes Qualifying Financing, they will be converted into preferred stock such that the liquidation preference shall equal the Conversion Price.

January 2024 Convertible Note A specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding to be paid immediately. The proceeds received under the January 2024 Convertible Note A are to be used to repurchase 667,000 shares of common stock held by Sameer Maskey, CEO of the Company. The share price cap is $3.00 per share.

January 2024 Convertible Note B specific terms – Upon the occurrence of a default (as defined in the January 2024 Notes Agreement and discussed below), the holder can declare all amounts due and outstanding be paid immediately, including a termination fee of $1,000.0 thousand as defined in the January 2024 Notes Agreement). The proceeds received under the January 2024 Convertible Note B are to be used to repay third-party debt of the Company and for working capital purposes. The share price cap is $5.798.

The January 2024 Convertible Notes will default if the Merger Agreement (as defined in “Note 1 – Organization”) is terminated and also has other customary events of default. The January 2024 Convertible Notes are fully secured by 3,600,000 shares of common stock held by Sameer Maskey, the CEO of the Company (refer to “Note 18 – Related Parties”).

The Company qualified for and elected to account for the January 2024 Convertible Notes under the fair value option and, in doing so, bypassed the analysis of potential embedded derivative features. The Company believes that the fair value option better reflects the underlying economics of the January 2024 Convertible Notes. As a result, the January 2024 Convertible Notes were recorded at fair value upon issuance.

The Company evaluated the amendment agreement entered on February 4, 2025, under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined terms of the amendment were not substantially different than the terms of the convertible notes prior to the Amendment. Accordingly, the aforesaid amendment was accounted for as a debt modification.

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The Company recorded a charge of $494.0 thousand and $2,349.0 thousand related to changes in fair value for the January 2024 Convertible Notes, which is recorded as Gain/(loss) on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the nine months ended September 30, 2025 and September 30, 2024 respectively.

The January 2024 Convertible Notes were once again amended in July 2025 and basis the amendment the maturity date was revised from July 12, 2025, to October 18, 2025 pursuant to the third amendment. The Company applied the 10% cash flow test pursuant to ASC 470 to calculate the difference between the present value of the amended note’s cash flows and the present value of the original remaining cash flow and concluded that the results didn’t exceed the 10% factor, the debt modification is not considered substantially different and therefore did not apply extinguishment accounting, rather it accounted for the modification on a prospective basis pursuant to ASC 470.

2023 Notes Payable

In August 2023, the Company entered into a loan and security agreement with a lender (the “2023 Notes Agreement”) that will make available to the Company loans in an aggregate principal amount of up to $4,000.0 thousand in three separate tranches. In that month, the Company withdrew $3,000.0 thousand (the “First Tranche”). The Company additionally had the opportunity to request, subject to the terms of the 2023 Notes Agreement, an additional tranche of $500.0 thousand in or before March 2024 (the “Second Tranche”) and a third tranche of $500.0 thousand in or before June 2024 (the “Third Tranche”) (the First Tranche, Second Tranche and Third Tranche are collectively referred to as the “2023 Notes”). The 2023 Notes bear interest at a rate of 13.25% per annum, compounded annually, payable at maturity. The effective interest rate was 23%. The 2023 Notes were secured by substantially all of the Company’s assets.

In January 2024, the Company repaid the entire aggregate outstanding principal on the 2023 Notes Payable in the amount of $3,000.0 thousand along with an additional payment of $78.5 thousand for interest, prepayment fees, and lender fees. The Company recorded a loss of $601.1 thousand on extinguishment of debt, in the unaudited condensed consolidated interim statements of operations and comprehensive loss for the nine months ended September 30, 2024.

Common Stock Warrants—In connection with the 2023 Notes Agreement, the Company issued to the lender common stock warrants (the “Common Stock Warrants”) to purchase up to 140,133 shares of the Company’s common stock, exercisable immediately, with an exercise price of $0.46 per share with a contractual term of 10 years. The Company determined that the Common Stock Warrants are freestanding financial instruments and were determined to be within the scope of ASC 480-10, and accordingly, are liability classified. As of nine month ended September 30, 2025 and December 31, 2024, the fair value and carrying amount of the Common Stock Warrant Liability was $850.0 thousand and $945.0 thousand, respectively (refer to “Note 3 - Fair Value Measurements”).

The Company recorded a gain of $95.0 thousand and a charge of $531.0 thousand related to changes in fair value, which is recorded as loss on change in fair value in the unaudited condensed consolidated interim statements of operations and comprehensive loss, for the nine month ended September 30, 2025 and 2024, respectively.

April 2024 Convertible Note

In April 2024, the Company entered into a convertible note agreement (the “April 2024 Convertible Note Agreement”) with a lender for the aggregate principal amount of $125.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “April 2024 Convertible Note”). The April 2024 Convertible Promissory Note matures in April 2025.

Automatic conversion into common stock – If on or before the maturity date in April 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the April 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the April 2024 Convertible Note will automatically convert into the number of common shares equal to the outstanding amount divided by $4.94.

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Warrant issuance – Upon the conversion of the April 2024 Convertible Note to common stock, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the April 2024 Convertible Note Agreement and discussed below), the April 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The April 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the April 2024 Convertible Note will be used for working capital purposes.

On February 5, 2025, the conversion price of the April 2024 Convertible Promissory Notes with principal amount of $125,000 was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of April 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $113.0 thousand this note will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the nine months ended September 30, 2025.

The April 2024 Convertible Notes were once again amended in April 2025 and basis the amendment the maturity date was revised from April 5, 2025, to April 5, 2026 pursuant to the second amendment. The Company applied the 10% cash flow test pursuant to ASC 470 to calculate the difference between the present value of the amended note’s cash flows and the present value of the original remaining cash flow and concluded that the results didn’t exceed the 10% factor, the debt modification is not considered substantially different and therefore did not apply extinguishment accounting, rather it accounted for the modification on a prospective basis pursuant to ASC 470.

June 2024 Convertible Note

In June 2024, the Company entered into a convertible note agreement (the “June 2024 Convertible Note Agreement”) with a lender for the principal amount of $130.0 thousand, that bears interest at a rate of 4.71% per annum and is convertible to common stock (the “June 2024 Convertible Note”). The June 2024 Convertible Promissory Note matures in June 2025.

Automatic conversion into common stock – If on or before the maturity date in June 2025, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holder of the June 2024 Convertible Note five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the June 2024 Convertible Note will automatically convert into the number of common shares equal to the outstanding amount divided by $4.94.

Warrant issuance – Upon the conversion of the June 2024 Convertible Note to common stock of CSLM, the Company shall issue the holder a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the June 2024 Convertible Note Agreement and discussed below), the June 2024 Convertible Note shall become junior and subordinate to the January 2024 Convertible Notes.

The June 2024 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the June 2024 Convertible Note will be used for working capital purposes.

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On February 5, 2025, the conversion price of the June 2024 Convertible Promissory Note with principal amount of $130,000 was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of June 2024 Convertible Note offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of this note offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $114.0 thousand this note will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of profit and loss for the nine months ended September 30, 2025.

The June 2024 Convertible Note were once again amended in July 2025 and basis the amendment the maturity date was revised from June 17, 2025, to June 17, 2026, pursuant to the amendment. The Company applied the 10% cash flow test pursuant to ASC 470 to calculate the difference between the present value of the amended note’s cash flows and the present value of the original remaining cash flow and concluded that the results didn’t exceed the 10% factor, the debt modification is not considered substantially different and therefore did not apply extinguishment accounting, rather it accounted for the modification on a prospective basis pursuant to ASC 470.

September 2024 Convertible Notes

In September 2024, the Company entered into two convertible note agreements (the “September 2024 Convertible Notes Agreements”) with two lenders, each for the principal amount of $100.0 thousand (the “September 2024 Convertible Notes”). The September 2024 Convertible Notes bear interest at a rate of 4.71% per annum. The 2024 September Convertible Notes mature in September 2026.

Automatic conversion into common stock – If on or before the maturity date in September 2026, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the September 2024 Convertible Notes five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the outstanding amount divided by $4.94.

Warrant issuance – Upon the conversion of the September 2024 Convertible Notes to common stock, the Company shall issue the holders each a warrant to purchase 7,500 shares of common stock of CSLM with a per share exercise price of $11.50.

Subordination – Upon the occurrence of any event of default (as described in the September 2024 Convertible Notes Agreements and discussed below), the September 2024 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The September 2024 Convertible Notes have customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the September 2024 Convertible Notes will be used for working capital purposes.

On February 5, 2025, the conversion price of the two September 2024 Convertible Promissory Notes with principal amount of $ 100,000 each was amended to $3.15 from the original conversion price of $4.94.

The Company evaluated the conversion feature of September 2024 Convertible Notes offering for embedded derivatives in accordance with ASC 815, Derivatives and Hedging, and the substantial premium model in accordance with ASC 470, Debt. Based on our assessment, separate accounting for the conversion feature of these notes offering is not required and will be accounted for under the substantial premium model. Under the substantial premium model, the excess above the fair value amounting to $164.0 thousand these notes will be recorded as loss on extinguishment of debt in additional paid-in-capital with a corresponding debit in the unaudited condensed consolidated interim statement of Operations and Comprehensive Loss for the nine months ended September 30, 2025.

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February 2025 Convertible Notes

On February 24, 2025, the company entered into a convertible promissory note amounting to $180,000 with an interest rate of 4.71% and maturity date of February 19, 2028. Upon closing of the merger agreement, the Note shall automatically convert into the number of shares of Common Stock equal to the then outstanding Obligations under the note divided by the applicable Conversion Price i.e., $3.15.

Automatic conversion into common stock – If on or before the maturity date in February 2028, the Company closes the plan of merger as described in the Merger Agreement (as defined in “Note 1 – Organization”), the Company will notify the holders of the February 2025 Convertible Notes five days prior to the merger. Immediately prior to the closing of the merger, all of the then outstanding obligations of the September 2024 Convertible Notes will automatically convert into the number of common shares equal to the outstanding amount divided by $3.15.

Subordination – Upon the occurrence of any event of default (as described in the February 2025 Convertible Notes Agreements and discussed below), the February 2025 Convertible Notes shall become junior and subordinate to the January 2024 Convertible Notes.

The February 2025 Convertible Note has customary events of default, are fully secured by the assets of the Company and because the conversion feature does not meet the definition of a derivative are being accounted for at amortized cost. The proceeds of the February 2025 Convertible Note will be used for working capital purposes.

Related Party loan payable

During the previous year ended December 31, 2024, the Company entered into seven separate promissory notes with Mr. Maskey for an aggregate principal amount of $700.0 thousand (the “2024 Related Party Promissory Notes”). The 2024 Related Party Promissory Notes bear interest at a rate of 4.71% per annum and mature in December 2025. Upon an event of default, the 2024 Related Party Promissory Notes shall become junior and subordinate to the January 2024 Convertible Notes (also see “Note 18 - Related Parties”), and any amounts owed will bear interest at 10% per annum until the obligations are satisfied in full. The 2024 Related Party Promissory Notes have customary events of default. As of September 30, 2025, the balance of the 2024 Related Party Promissory notes of $700.0 thousand, is included in related party loan payable - current in the unaudited condensed consolidated interim balance sheets and is being accounted for at amortized cost.

On February 12, 2025, an amendment to the seven promissory notes was entered into between the company and the CEO, Mr. Sameer Maskey. As per the original agreement, the maturity date was earlier of (1) the occurrence of an Event of Default and (2) December 31, 2024. Pursuant to the amendment agreement, the maturity date was extended to earlier of (1) the occurrence of an Event of Default and (2) December 31, 2025.

The Company evaluated the amendment in maturity date under the guidance in ASC 470-50 Debt - Modifications and Extinguishments, and it was determined that there was no gain/loss to be recorded in the unaudited condensed consolidated statements of operations and comprehensive loss, for the nine months ended September 30, 2025.

Subsequent to September 30, 2025, Fusemachines incurred interest expense on promissory notes held at amortized cost and subsequently the promissory notes principal and accrued and unpaid interest were repaid in cash upon the Closing of merger. The terms of the merger are disclosed as a part of Note on Subsequent Events (Refer Note no. 20 Subsequent Events).

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Others- February 2025 Convertible Notes

In connection with the second amendment to the Merger Agreement, Consilium Frontier Equity Fund, LP provided financing to Fusemachines in the amount of $2,160,000, in exchange for a convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash.

Pursuant to the terms of the Note and related Escrow Agreement, the proceeds are required to be deposited into an escrow account and will be released to the Company only upon the consummation of the Business Combination.

Further, per Section 4.2 of the Escrow Agreement “Upon the Closing, the Company, Investor and Fusemachines shall jointly deliver a Joint Release Notice to the Escrow Agent directing the Escrow Agent to disburse to the Pubco all of the Funds in the Escrow Account.” Accordingly, the escrowed funds are not freely available to the Pubco prior to joint instruction by the Investor, Fusemachines, and the Company.

On May 22, 2025, the proceeds from Consilium Frontier Equity Fund, LP have been received into an escrow account.

Since the release of proceeds is contingent upon the occurrence of the Business Combination, an event not wholly within the control of the Company, the same has not been recognized in the unaudited condensed consolidated financial statements as of September 30, 2025.

Subsequent to September 30, 2025, Fusemachines received funds from a convertible note with an affiliate of the Sponsor in the principal amount of $2,160,000.

Subsequent Conversion

On October 22, 2025, Merger Sub merged with and into Fusemachines, the separate corporate existence of Merger Sub ceased to exist and Fusemachines was the surviving company and a wholly owned subsidiary of Pubco Following the completion of the business combination, all convertible notes (related parties and other convertible notes) were converted into equity of the public company. The terms of the merger are disclosed as a part of Note - 20 Subsequent Events.

Note 10 - Convertible Preferred Stock

Effective February 2023, the Company amended the Third Amended and Restated Certificate of Incorporation of Fusemachines Inc. (the “Restated Certificate”) to increase the number of shares of series seed preferred stock (“Convertible Preferred Stock”) that the Company is authorized to issue from 9,038,725 to 9,076,734 (including 5,441 authorized shares of preferred stock not assigned to a particular series) and increase the authorized shares of series seed-2 preferred stock (“Series Seed-2 Convertible Preferred Stock”).

The authorized, issued and outstanding shares of the Convertible Preferred Stock, liquidation preferences and carrying values as of September 30, 2025 and December 31, 2024 were as follows (in thousands, except share numbers):

	As of September 30, 2025 and December 31, 2024
Series	Authorized Shares	Issued and Outstanding Shares	Liquidation Preferences	Carrying Value
Seed-1	2,018,725	2,013,724	$1,350	$1,323
Seed-2	1,402,568	1,402,606	$940	940
Seed-3	2,700,000	2,681,851	$2,515	2,515
Seed-4	2,950,000	2,945,053	$3,100	3,087
Total	9,071,293	9,043,234		$7,865

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Rights, preferences and privileges of the Convertible Preferred Stock

The rights, preferences and privileges of the Convertible Preferred Stock were as follows:

Dividends. The Company may not pay dividends on other classes or series of stock (excluding dividends in common stock) before unless the holders of the Company’s Convertible Preferred Stock receive, at the same time or before, a dividend on each of their shares. Upon the declaration of a dividend for another class or series of stock (excluding common stock), the holders of the Convertible Preferred Stock are entitled to receive dividends based on the equivalent amount if the other stocks were converted into common stock, times the number of common stock shares that each Convertible Preferred Stock share could be converted into (as adjusted for stock splits, combinations and reorganizations). No dividends have been declared to date.

Conversion. The series seed preferred stock is convertible, at the option of the holder, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the series seed original issue price by the series seed conversion price in effect at the time of conversion.

Voting rights. The holders of Convertible Preferred Stock are entitled to that number of votes on all matters presented to stockholders equal to the number of shares of common stock then issuable upon conversion of such preferred stock. The holders of Convertible Preferred Stock are entitled to elect one director of the Company.

Liquidation. In the event of any sale of substantially all of the assets, a merger, or liquidation, dissolution or winding up of the Company, the holders of series seed-4 Convertible Preferred Stock then outstanding will be entitled to receive, in preference to the holders of all other series of Convertible Preferred Stock and common stock, an amount equal to or greater than (a) $1.0553 per share (as adjusted for stock splits, combinations, and reorganizations) plus declared and unpaid dividends, if any, or (b) such amount per share as would have been payable had all shares of series seed-4 Convertible Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution or winding up or deemed liquidation event. Given that deemed liquidation event is within the control of the common stockholders, the Convertible Preferred Stock is recognized as permanent equity within the unaudited condensed consolidated interim statements of stockholders’ deficit.

After the payment of all preferential amounts required to the paid to the holders of shares of series seed-4 Convertible Preferred Stock, the holders of series seed 3, 2, and 1 Convertible Preferred Stock will be entitled to receive, on a pari passu basis and in preference to the holders of common stock, $0.9379, $0.6704, and $0.6704, respectively, per share plus declared and unpaid dividends, if any. After the payment of all preferential amounts required to be paid to the holders of series seed-4 Convertible Preferred Stock, then the holders of series seed 3, 2 and 1 Convertible Preferred Stock, shall be entitled to be paid out of the assets of the Company. After distributing to all preferred stockholders, the remaining assets of the Company will be distributed ratably to the holders of the common stock on a pro rata basis.

Note 11. Stockholders’ Deficit

Common Stock

In connection with the Restated Certificate, the number of shares of common stock that the Company is authorized to issue is 24,200,000 as of September 30, 2025 and December 31, 2024.

The Company’s reserved shares of common stock for future issuance related to potential conversion of the Convertible Preferred Stock, exercise of Common Stock Warrants and exercise of stock options are as follows:

	As of September 30, 2025	As of December 31, 2024
Convertible preferred stock (as converted to common stock)	9,043,234	9,043,234
Common stock warrants	140,133	140,133
Common Stock Contingent Obligation	45,000	45,000
Stock options	1,053,849	2,583,577	(1)
	10,282,216	11,811,944

(1)	Includes 10,292 stock options as of December 31, 2024 that were legally exercised prior to meeting the service base vesting requirements in exchange for nonrecourse promissory notes (Refer to “The Promissory Notes Transactions” in “Note 13 – Stock-based Compensation”).

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Convertible Preferred Stock

In connection with the Restated Certificate, the number of shares of Convertible Preferred Stock that the Company is authorized to issue is 9,076,734. (Refer to “Note 10 – Convertible Preferred Stock”).

Warrants

As of September 30, 2025 and December 31, 2024, the Company had Common Stock Warrants outstanding to purchase up to 140,133 shares of the Company’s common stock at an exercise price of $0.46 per share and have a contractual term of 10 years. The Common Stock Warrants were issued in August 2023. (Refer to “Note 3 - Fair Value Measurements” and “Note 9 - Long-term Debt”).

Common Stock Contingent Obligation

As of September 30, 2025, the Company had a contingent obligation to issue 45,000 shares of common stock upon closing of the Merger to a certain vendor (also see “Note 16 – Commitments and Contingencies”).

Note 12. Revenue

Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the majority of the Company’s revenues are recognized over time as services are performed. The Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer.

The Company provides services to customers worldwide, with the majority of revenues being derived from contracts with customers located within the United States. The table below presents the breakdown of the Company’s revenues, based on the customer’s location (in thousands).

	Nine Months Ended September 30,
	2025	2024
Customer locations
United States	$5,464	$6,458
Rest of the world	315	183
Total revenue	$5,779	$6,641

The table below presents the breakdown of the Company’s revenues, based on the customer’s service type (in thousands):

	Nine month ended September 30,
	2025	2024
Service type
AI Solutions (Products and Services)	$5,656	$6,641
AI education services	$123	-
Total revenue	$5,779	$6,641

Service Type

During the nine months ended September 30, 2025, and 2024, the Company had one significant service type, AI Solutions (products and services). For the nine months ended September 30, 2025, and 2024, there was $5,656 thousand and $6,641 thousand of AI Solutions (products and services) revenue. The company had insignificant revenue from AI Solutions – Products for the nine months ended September 30, 2025, and 2024, respectively. The revenue recognised for AI education services was $123 thousand and Nil during the nine months ended September 30, 2025, and 2024, respectively.

Deferred Revenue

During the nine months ended September 30, 2025, the Company recognized revenue of $53.7 thousand from the deferred revenue balance as of December 31, 2024. During the nine months ended September 30, 2024, the Company recognized revenue of $20.6 thousand from the deferred revenue balance as of December 31, 2023.

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Contract Costs

The Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. Management expects that commission fees paid to sales representatives as a result of obtaining service contracts and contract renewals, are recoverable and therefore the Company’s unaudited condensed consolidated interim balance sheets included capitalized balances in the amount of $20.9 thousand and $21.9 thousand as of September 30, 2025 and December 31, 2024 which represents the current portion and is included within prepaid expenses and other current assets, respectively and Nil and $5 thousand, as of September 30, 2025 and December 31, 2024, respectively, which are included within other assets. Capitalized commission fees are amortized on a straight-line basis over the average period of service contracts of approximately two years and are included in selling and marketing in the accompanying unaudited condensed consolidated interim statements of operations and comprehensive loss. Amortization recognized during the nine months ended September 30, 2025, and 2024 was $22.82 and $27.4 thousand, respectively.

Transaction price allocated to remaining performance obligations

The Company elected to apply the practical expedient for the right to invoice and does not disclose performance obligations that have original expected durations of one year or less.

The opening and closing balances of contract assets, deferred revenue and unbilled revenue are as follows (in thousands):

	Contract asset	Deferred revenue	Unbilled Revenue
Ending balance as of December 31, 2023	$22	$21	$80
Increase/(decrease), net	5	33	33
Ending balance as of December 31, 2024	27	54	113
Increase/(decrease), net	(6)	(54)	(66)
Ending balance as of September 30, 2025	$21	-	$47

Note 13. Stock-based Compensation

Effective June 2014, the Company adopted an equity-based compensation plan, the 2014 Equity Incentive Plan (the “2014 Plan”), which allows for the grant of stock options, stock issuances and other equity interests in the Company to the Company’s officers, directors, employees and consultants. The 2014 Plan is administrated by the Company’s Board of Directors, or a committee appointed by the Board. In February 2023, the Company’s board of directors and stockholders adopted the 2023 Equity Incentive Plan (the “2023 Plan”), which provides for the grant of incentive stock options, restricted stock awards and restricted stock units (“RSUs”) to eligible employees, directors and consultants of the Company. With the introduction of the 2023 Plan, shares are no longer available for future grants under the 2014 Plan. Awards outstanding under the 2014 Plan will be governed by the 2023 Plan. 4,951,530 shares of Common Stock were authorized for issuance under the 2023 Plan to officers, directors, employees and consultants of the Company.

The 2023 Plan was amended and approved by the stockholders of the Company in December 2023 to increase the number of shares of the Company’s Common Stock reserved for issuance under the Fusemachines Inc. 2023 Amended and Restated Equity Plan (the “2023 Equity Incentive Plan”) by 595,000 to 5,546,530 shares of common stock.

As of September 30, 2025, 1,498,650 shares of Common Stock were available for future grant under the 2023 Plan. Shares that are expired, terminated, surrendered, or cancelled without having been fully exercised or issued will be available for future awards. The Company may use either authorized and unissued shares or treasury shares, when available, to meet share requirements resulting from the exercise of stock options.

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The stock-based compensation expense during the nine month ended September 30, 2025, and 2024 are reported in the following unaudited condensed consolidated interim financial statement line items (in thousands):

	Nine month ended September 30,
	2025	2024
General and administrative	$117	$662
Cost of revenue	16	38
Selling and marketing	28	160
Research and development	15	116
Total stock-based compensation expense	$176	$976

Stock Options

The Company’s stock options outstanding consist primarily of time-based options to purchase common stock, the majority of which vest over a two-to-four- year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

The following table summarizes the stock option activity for options with service-based vesting conditions during the nine month ended September 30, 2025:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (In thousands)
Outstanding balance as of December 31, 2024	2,583,577	$1.24	6.50	$11,885
Granted	-	-	-	-
Exercised	(10,292)	$0.46	-	-
Cashless exercise (1)	(1,133,537)	$0.62	-	-
Forfeited	(21,840)	$3.48	-	-
Expired	(364,059)	$0.38	-	-
Outstanding balance as of September 30, 2025	1,053,849	$2.16	7.14	$3,940
Options vested and exercisable as of September 30, 2025	773,769	$1.93	6.74	3,074

(1)	During the period ended 30th September 2025, certain employees have exercised 1,133,537 options through cashless exercise

During the nine month ended September 30, 2025 and 2024, the Company recorded stock-based compensation expense of $176.0 thousand and $976.0 thousand, respectively. As of September 30, 2025, total stock-based compensation expense not yet recognized related to unvested stock options was $493.0 thousand, which is expected to be recognized over a weighted-average period of 2.16 years

The total intrinsic value of options exercised was $6,036.4 thousand and $10,674.5 thousand during the nine month ended September 30, 2025 and year ended December 31, 2024, respectively.

The weighted average grant-date fair value per share of stock options granted during the nine month period September 30, 2025 and 2024 was Nil and $2.80, respectively. The Company estimated the fair value of stock options using the Black-Scholes Model on the date of grant. The assumptions used in the Black-Scholes Model were as follows:

	September 30,
	2025(1)	2024
Weighted average expected term (years)	-	5.79
Weighted average expected volatility	-	66.90%
Risk-free interest rate	-	4.08% - 4.10%
Dividend yield	-	0%

(1)	There were no stock options granted during the nine months ended September 30, 2025.

Cashless Exercise of Stock Options

In August 2025, certain Fusemachines employees exercised 1,133,537 options to purchase Fusemachines common stock. The exercise prices for the 1,133,537 options were paid on a cashless basis via net share settlement resulting in the net share issuance of 1,013,125 shares of Fusemachines common stock. The transaction has been accounted under the guidance of ASC 718 - Stock Compensation. The cashless exercise mechanism does not change the substantive terms or fair-value-based measure of the awards and therefore does not constitute a modification under ASC 718.

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The Promissory Notes Transaction

Early Exercise of Stock Options

The Company permits certain employees and directors to exercise stock options granted under the 2023 Plan prior to vesting. In February 2023, the Company’s Chief Executive Officer, Mr. Maskey and other three executives early exercised a total of 2,470,000 stock options prior to vesting (The February Options Awards); however, in lieu of the cash consideration required to exercise the stock options, these individuals each provided a 3.82% interest bearing non-recourse note (the “2023 Promissory Notes”), for an aggregate principle of $1,136.2 thousand. The notes are scheduled to mature in February 2030.

The nonrecourse nature of the loan secured by the shares pledged as collateral essentially provides the employee with rights like that of an option and thus no receivable for amounts due under the 2023 Promissory Notes was recorded on the Company’s unaudited condensed consolidated interim balance sheets. While the shares of common stock purchased by the employees in exchange for the 2023 Promissory Notes are considered legally issued, the shares are not deemed, for accounting purposes, outstanding and are considered restricted until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The issuance of the 2023 Promissory Notes resulted in an additional stock-based compensation expense of Nil and $9.2 thousand for the nine month ended September 30, 2025 and 2024, respectively, based on the grant-date fair value of the Promissory Notes, which was determined using the Black-Scholes Model.

The assumptions used in deriving the grant-date fair value of the 2023 Promissory Notes via the Black-Scholes Model were as follows: (i) a stock price of $0.58 per share, (ii) an exercise price of $0.46 per share, (iii) an estimated risk-free interest rate of 4.02%, (iv) an expected term of 3.50 years, (v) volatility of 75%, and (vi) a dividend yield of 0%. These assumptions resulted in a grant-date fair value of approximately $0.35 per option.

The Company continues to recognize expenses for the original option award of 2,470,000 shares granted in February 2023 (the “February Option Awards”), which were early exercised in exchange for Promissory Notes. The early exercise is not considered substantive for accounting purposes until the vesting requirements are met through continued employment and service to the Company. As of September 30, 2025 and 2024, the Company recognized Nil and $31 thousand, respectively, in stock-based compensation expense related to the February Option Awards. The unrecognized stock-based compensation expense related to the February Option Awards was Nil. The weighted-average grant-date fair value per share of the February Option Awards was $0.33.

Repayment of the Promissory Notes

In January 2024, the Company repurchased 667,000 shares of common stock from Sameer Maskey, the CEO, at a price of $4.352 per share, totaling $2,902.7 thousand (the “Repurchase Consideration”). Mr. Maskey applied $902.7 thousand of the Repurchase Consideration toward repayment of his 2023 Promissory Note to the Company. Upon repayment, the 2023 Promissory Note, along with any accrued interest, was settled, and the vested shares pledged under the 2023 Promissory Notes are now considered exercised. As of the September 30, 2025, there were no shares which were subject to vesting.

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Note 14. Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands except for share and per share amounts):

	Nine Months Ended September 30,
	2025	2024
Numerator:
Net loss	$(5,213)	$(11,934)
Denominator:
Weighted-average common shares outstanding - basic and diluted	11,255,399	10,424,137
Net loss per share attributable to Fusemachines Inc. common stockholders - basic and diluted	$(0.46)	$(1.14)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

	September 30,	December 31,
	2025 (I)	2024
Convertible Preferred Stock (as converted to common stock)	9,043,234	9,043,234
Common Stock Warrants	140,133	140,133
Stock options	1,053,849	2,583,577	(1)
	10,237,216	11,766,944

(1)	Includes 10,292 stock options as of December 31, 2024 that were early exercised in exchange for non-recourse promissory notes. (Refer to “Note 13 – Stock-based Compensation”).

The Convertible Notes were also outstanding as of September 30, 2025 and December 31, 2024, which could obligate the Company to issue preferred shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of the Convertible Notes have not been satisfied as of September 30, 2025 and December 31, 2024, the Company has excluded the Convertible Notes from the table above and the calculation of diluted net loss per share. (Refer to “Note 9 - Long-term Debt”)

The Company has also entered into a contingent obligation to issue 45,000 shares of its common stock to a certain vendor in connection with an outstanding accounts payable balance as part of a settlement agreement (refer to “Note 16 - Commitments and Contingencies”). The issuance of common stock is contingent upon the completion the Merger (refer to “Note 1 - Organization”). As the Merger had not taken place as of September 30, 2025, and December 31, 2024, the conditions for the issuance of common stock have not been satisfied. Accordingly, the Company has excluded the common stock shares arising from this contingent obligation from the table above and the calculation of diluted net loss per share.

Note 15. Income Taxes

For the nine months ended September 30, 2025, and September 30, 2024, the Company recorded income tax expense (benefit) of Nil and $ 71.5 thousand, respectively, primarily related to the corporate income tax obligations of our foreign operations.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which primarily consist of capitalized R&D expenses and net operating loss carry forwards. The Company has considered its history of cumulative net losses, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, as of December 31, 2024 and September 30, 2025, the Company has maintained a full valuation allowance against its net deferred tax assets.

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Note 16. Commitments and Contingencies

Consulting Agreement

In December 2020, the Company entered into a consulting agreement with a certain vendor, whereby they agreed to help develop and implement sales strategies for the Company for $10.0 thousand per month as well as a commission fee as defined in the agreement.

In August 2024, the Company entered into a second agreement (the “Second Agreement”) with the same vendor mentioned above whereby the Company and vendor acknowledged an outstanding accounts payable balance of $408.9 thousand owed to the vendor for services provided. The Second Agreement stipulates that in full and final satisfaction of this balance, the Company will: (i) issue 45,000 shares of its common stock to the vendor immediately prior to and contingent upon the consummation of the Merger (see “Note 1 – Organization”), and (ii) pay $208.9 thousand in cash to the vendor within ten days after the closing of the Merger. If the Merger does not close the $408.9 thousand will be payable to the vendor in cash.

The Company evaluated the feature in the Second Agreement whereby the closing of the Merger triggers the obligation to issue 45,000 shares of the Company’s common stock (the “Conversion Feature”) to determine whether the feature should be considered a freestanding financial instrument (as defined in ASC 480-10-20) or whether it should be considered embedded. The Company determined that the Conversion Feature should be considered embedded because it did not meet the definition of a freestanding financial instrument because it was neither (i) entered into separately and apart from any of the entity’s other financial instruments, nor was it ii) separately exercisable.

After determining that the Conversion Feature should be considered embedded, the Company determined that it did not require bifurcation as an embedded derivative under ASC 815-15 because it did not meet the net settlement criterion to be considered a derivative.

Subsequent to determining that derivative bifurcation for the Conversion Feature was not required, the Company evaluated its obligations to the vendor under the Second Agreement to determine whether the Second Agreement should be accounted for as an extinguishment (in accordance with ASC 470-50) of the Company’s initial obligations (those obligations prior to the Second Agreement under the initial consulting agreement) and an immediate recognition of the new obligations specified in the Second Agreement. The Company determined that the Second Agreement should be accounted for as an extinguishment because the Conversion Feature represented the addition of a substantive conversion option, as that term is used in ASC 470-50-50-10 (and as it is defined in ASC 470-20-40-7). As the Company determined that the Second Agreement should be accounted for as an extinguishment, it calculated a loss on extinguishment (in accordance with ASC 470-50-40-4) equal to the reacquisition price of the new obligations under the Second Agreement less the net carrying amount of the initial obligation under the initial consulting agreement. The reacquisition price was equal to the fair value of the new obligations on the effective date of the Second Agreement, which was determined to be $478.6 thousand, and the net carrying amount of the initial obligation was $408.9 thousand, which resulted in a loss on extinguishment of $69.7 thousand, which is recorded in loss on extinguishment of payable in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024. In accordance with ASC 470-20-25-13, the offset to the loss on extinguishment of $69.7 thousand was recorded as an increase to additional paid-in capital as the premium associated with the new obligations issued under the Second Agreement was determined to be substantial. The $408.9 thousand obligation incurred under the initial consulting agreement, which is described in the Second Agreement, is recorded in accounts payable in the unaudited condensed consolidated interim balance sheet as of September 30, 2025 and December 31, 2024.

The fair value of the new obligations used to determine the loss on extinguishment was determined using a probability-weighted expected return method/scenario-based method. The significant inputs to the valuation method were an estimate of the probability of the Merger closing, an estimate of the date the Merger will close, an estimate of the fair value of the Fusemachines shares (estimate based on an income approach and market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A) to be issued upon the closing of the Merger, and an estimated discount rate. As the method for estimating the fair value of the new obligations used significant unobservable inputs, it was determined to represent a Level 3 fair value measurement.

Subsequent to September 30, 2025, and upon the closing of the business combination, the Company settled its obligation through the issuance of 29,610 Fuse machines, Pubco Common Stock shares (reflecting the 0.6580 Conversion Ratio applied to 45,000 Company shares) and a cash payment of $0.2 million.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or has been required to defend any action related to its indemnification obligations. As of September 30, 2025 and December 31, 2024, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

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Litigation

Fusemachines Inc. received a legal notice dated March 27, 2025, requiring payment of $76.3 thousand to a vendor under a Work Labor & Services agreement due to alleged non-fulfilment of payment obligations. Based on its assessment of the services received and contractual terms, management believes that the amount payable is $41.3 thousand, which has been recognized in its unaudited condensed consolidated interim balance sheet as of September 30, 2025, and intends to contest the remaining portion of the claim. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition, or cash flows.

Lease obligations

Refer to “Note 17 – Leases” for a description of the Company’s lease obligations as of September 30, 2025 and December 31, 2024.

Note 17. Leases

The Company has operating leases for office space. These leases have expected remaining lease terms ranging from less than one year to 7 years. The Company currently has two leases with an initial term of 12 months or less that are accounted for as short-term leases. The Company does not separate lease and fixed non-lease components of lease contracts. The Company’s lease terms may include options to extend or terminate the lease. These options are included in the lease term only when it is reasonably certain that the Company will elect the option.

There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space.

There was no sublease rental income for the nine months ended September 30, 2025 and 2024, and the Company is not the lessor in any lease arrangement. There were no related party lease arrangements during the nine months ended September 30, 2025, and 2024.

The table below presents certain information related to the Company’s lease costs for the period ended (in thousands):

	For the Nine Months Ended September 30,
	2025	2024
Operating lease expense	128	160
Short-term lease cost	73	79
Variable lease cost	14	21
Total lease cost	215	260

Lease Position

Operating lease right-of-use assets and operating lease liabilities were recorded in the unaudited condensed consolidated interim balance sheets as follows (in thousands):

	September 30, 2025	December 31, 2024
Assets
Operating lease right-of-use assets	$775	$870
Liabilities
Current liabilities:
Operating lease liability, current	82	74
Noncurrent liabilities:
Operating lease liability	783	878
Total operating lease liability	$865	$952

The table below presents certain information related to the weighted-average remaining lease term and the weighted-average discount rate for the Company’s operating leases:

	September 30,	December 31,
	2025	2024
Weighted average remaining lease term (in years) - operating leases	6.42	7.17
Weighted average discount rate - operating leases	9.25%	9.25%

Cash Flows

The table below presents certain information related to the cash flows for the Company’s operating leases for the period ended (in thousands):

	For the nine months ended September 30,
	2025	2024
Amortization of right-of-use assets	65	88
Change in operating lease liability	(53)	(71)
Supplemental non-cash amounts of lease liabilities arising from obtaining right-of-use assets	-	-

F-86

Future minimum lease payments required under operating leases are as follows (in thousands):

Period ended September 30,	Future Minimum Rents
2025 (remaining)	39
2026	161
2027	169
2028	177
2029	187
2030 and thereafter	435
Total minimum lease payments	1,168
Less: effects of discounting	(303)
Present value of future minimum lease payments	865

Note 18. Related Parties

Related Party Convertible Notes

In October 2019 and September 2021, the Company entered into two convertible promissory note agreements (the “Related Party Convertible Notes Payable”) with a lender. As of September 30, 2025 and December 31, 2024, the lender was considered a principal owner of the Company because it held greater than 10% of voting common stock of the Company. The related party convertible notes payable were $7,530.0 thousand and $6,524.0 thousand, as of September 30, 2025 and December 31, 2024, respectively, recorded in “Related party convertible notes payable, at fair value” in the unaudited condensed consolidated interim balance sheet. Refer to “Note 9 – Long-Term Debt” “Convertible Notes at Fair Value” section.

2021 Investment Agreement

In January 2021, Fusemachines Nepal Private Limited entered into an investment agreement with a related party, Gyanu Maskey (“Mrs. Maskey”), an immediate family member of Sameer Maskey (“Mr. Maskey”) the Company’s CEO (the “January 2021 Related Party Investment Agreement”) and Mrs. Maskey agreed to subscribe to 433,728 shares of Fusemachines Nepal Private Limited ordinary shares (the “January 2021 Subscription Shares”) over a term of three years (the “Completion Date”) and provided an advance amount of $376.4 thousand to Fusemachines Nepal Private Limited during 2021. According to the terms of the January 2021 Related Party Investment Agreement, the Company could opt to refund Mrs. Maskey prior to the Completion Date without having to issue the January 2021 Subscription Shares. In 2021, the Company opted to refund Mrs. Maskey, not issue the January 2021 Subscription Shares, and agreed to provide a refund in monthly payments. The January 2021 Related Party Investment Agreement was completed in February 2023.

BO2 Purchase Agreement

In July 2021, Fusemachines Nepal Private Limited entered into the BO2 Purchase Agreement with a related party, BO2, and Mr. Maskey. According to the terms of the BO2 Purchase Agreement, BO2 agreed to invest up to $964.2 thousand in Fusemachines Nepal Private Limited to support the development and growth of the business. (Refer to “Note 7 – Cumulative Mandatorily Redeemable Financial Instruments”). In addition, the BO2 Purchase Agreement also included terms and conditions of regulating the management and operation of Fusemachines Nepal Private Limited, their relationship with each other, certain aspects of the business and affairs of, and their dealings with, Fusemachines Nepal Private Limited and BO2’s exit from Fusemachines Nepal Private Limited. The BO2 Agreement required Fusemachines Nepal Private Limited to pay BO2 a one-time arrangement fee of 1.5% exclusive of value added tax (“VAT”) of the BO2’s total investment, and an annual monitoring fee. Fusemachines Nepal Private Limited incurred an initial arrangement fee of $ 13.7 thousand which was recorded as a reduction to cumulative mandatorily redeemable common and preferred stock liability in the unaudited condensed consolidated interim balance sheet for the periods ended September 30, 2025, and December 31, 2024. Additionally, Fusemachines Nepal Private Limited incurred Nil as an annual monitoring fee for the nine months ended September 30, 2025 and 2024.

Repurchase and Repayment of 2023 Promissory Notes

In January 2024, the Company repurchased 667,000 shares of its common stock from Mr. Maskey, at a price of $4.352 per share for a total of $2,902.7 thousand. Out of this amount, $902.7 thousand was applied towards repayment of Mr. Maskey’s 2023 Promissory Note including accrued interest and balance of the Repurchase Consideration amounting to $2,000.0 thousand that was paid in cash to Mr. Maskey (see “Note 13 – Stock-Based Compensation”).

January 2024 Related Party Pledge Agreement

In January 2024, Mr. Maskey entered into a pledge agreement (the “January 2024 Related Party Pledge Agreement”) with Consilium Extended Opportunities Fund, LP (“Consilium”). As per the terms of the January 2024 Related Party Pledge Agreement, Mr. Maskey agreed to assign a security interest to Consilium of 3,600,000 shares of common stock held by Mr. Maskey to fully secure the Company’s obligations under the January 2024 Convertible Notes (also see “Note 9 – Long-Term Debt”).

2024 Related Party Promissory Notes

During 2024, the Company entered into seven separate promissory notes with Sameer Maskey, the CEO of the Company for aggregate principal amount of $700.0 thousand (refer to “Note 9 – Long-Term Debt”).

F-87

Note 19. Prepaid Forward Transaction

On July 31, 2025, CSLM Acquisition Corp. (the “Counterparty” prior to the closing of the Business Combination, and thereafter Holdco / Pubco) and Fusemachines entered into an OTC equity prepaid forward confirmation with Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC (collectively, the “Sellers”) (the “Forward Purchase Agreement” or “FPA”).

Subsequent to quarter ended September 30, 2025, and upon the closing of the Business Combination on October 22, 2025 (the date on which Merger Sub merged with and into Fusemachines), the Investors (Meteora) delivered a Pricing Date Notice under the FPA. Based on this notice, the applicable Prepayment Amount became determinable and was subsequently funded by the Counterparty from the Trust Account in accordance with the Forward Purchase Agreement.

Under the material terms of the FPA:

●	The Sellers committed (in one or more Pricing Date Notices) to provide up to a maximum of 3,000,000 shares of Class A common stock for the Transaction.

●	The Counterparty agreed to pay the Sellers a Prepayment Amount equal to the Number of Shares specified in each Pricing Date Notice multiplied by the per-share redemption price (the “Initial Price” as defined in the Counterparty’s organizational documents). The Prepayment Amount is payable from the Counterparty’s Trust Account and, subject to receipt of a Pricing Date Notice, will be wired no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any Trust Account assets are disbursed in connection with the Business Combination.

●	The Sellers waived any rights to the Trust Account funds in respect of the FPA and agreed not to seek recourse against the Trust Account except as expressly provided in the FPA.

●	Settlement is by cash settlement at the end of the agreement: on the Valuation Date (generally three years after the Closing Date unless earlier determined under specified events) the Seller will pay the Counterparty a cash amount equal to the Number of Shares as of the Valuation Date multiplied by the VWAP over the Valuation Period; the Cash Settlement Payment Date is the tenth Local Business Day following the end of the Valuation Period.

●	The FPA includes an Early Termination mechanism: where Sellers sell (terminate) specified shares after closing, Sellers must pay an Early Termination Obligation to Counterparty equal to the number of Terminated Shares multiplied by the Termination Price of $12.00 per share (payable on the first Local Business Day following settlement of the sale).

●	The Sellers may, at their election, request Shortfall Warrants exercisable for Shortfall Warrant Shares equal to the difference between the Maximum Number of Shares and the number of Shares specified in a Pricing Date Notice; such warrants have exercise terms and a Reset Price as provided in the FPA.

●	Payment dates for periodic reporting / accounting purposes are the last day of each calendar quarter (or next Local Business Day), until the Valuation Date; the FPA also contains customary provisions addressing indemnities, representations, Calculation Agent rights, and compliance with tender-offer and SEC rules.

Note 20. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of these unaudited condensed consolidated interim financial statements and determined that there have been no events that have occurred that would require adjustments to disclosures in the unaudited condensed consolidated interim financial statements except for the below items:

Merger Agreement

On October 22, 2025, Merger Sub merged with and into Fusemachines, the separate corporate existence of Merger Sub ceased to exist and Fusemachines was the surviving company and a wholly owned subsidiary of Pubco. Pubco’s common stock began trading on the Nasdaq Stock Market under the symbol “FUSE” on October 23, 2025.

Upon the closing of the Merger:

●	In connection with the Business Combination, CSLM Holdings, Inc. was renamed “Fusemachines Inc.” (“Pubco”), and Fusemachines Inc. was renamed “Fusemachines USA, Inc.”

●	On the Closing Date, (a) the shareholders of Fusemachines were issued an aggregate of 19,214,201 shares of New Fusemachines Common Stock, an aggregate of 693,420 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of New Fusemachines Common Stock, (c) all public rights were converted into 1,897,500 shares of New Fusemachines Common Stock; (d) New Fusemachines issued an aggregate of 4,743,750 shares of New Fusemachines Common Stock to private placement investors; (e) New Fusemachines issued an aggregate of 1,184,000 shares of New Fusemachines Common Stock, in connection with the PIPE Financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of New Fusemachines Common Stock.

●	Approximately $ 8.8 million in cash was received for the issuance of 884,000 shares of Fusemachines Pubco Common Stock. In addition, $ 3 million in cash was received under the contingent PIPE investment, resulting in the issuance of an additional 300,000 shares of Fusemachines Pubco Common Stock. Further Fusemachines Inc. received funds from a convertible note with an affiliate of the Sponsor in the principal amount of $2.2 million. On the Closing Date, the note was converted into a number of shares of Fusemachines Inc. Common Stock pursuant to the conversion terms of the convertible note agreement. The overall net proceeds received by Fusemachines Inc. for the issuance is approximately $ 9.4 million.

●	Approximately $11.0 million prepayment was made by CSLM to the Meteora Parties pursuant to the Forward Purchase Agreement, which was funded directly from the Trust Account at Closing.

●	For the promissory notes held at amortized cost issued to its Chief Executive Officer in 2024, principal and accrued and unpaid interest amounting to approximately $ 0.74 million was repaid in cash upon the Closing.

●	Each Fusemachines convertible note (including both related party and other convertible notes) that was issued and outstanding immediately prior to the Closing was converted into Fusemachines Common Stock of 8,048,770 shares in accordance with the applicable convertible note agreement and immediately following such conversion such Fusemachines Common Stock was converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

●	Subsequent to September 30, 2025, and upon the closing of the business combination, the Company settled its obligation through the issuance of 29,610 Fusemachines Pubco Common Stock shares (reflecting the 0.6580 Conversion Ratio applied to 45,000 Company shares) and a cash payment of $0.2 million.

F-88

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

CSLM Acquisition Corp.

Ft. Lauderdale, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of CSLM Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in class A ordinary shares subject to possible redemption and shareholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainties

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations, and does not have sufficient cash to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2021.

New York, New York

April 11, 2025

F-89

CSLM ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
Assets:
Current assets:
Cash	$83,227	$138,283
Prepaid expenses	6,670	15,848
Due from related party	31,849	31,849
Other receivable, net of reserve for credit losses of $505,000	—	—
Marketable securities held in Trust Account	16,053,202	51,976,918

Total current assets	16,174,948	52,162,898

Total Assets	$16,174,948	$52,162,898

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$330,180	$132,349
Accrued expenses	968,615	471,830
Promissory note – related party	2,750,000	1,230,000
Accrued interest – related party	129,630	28,288
Deferred underwriting commissions	6,641,250	6,641,250

Total current liabilities	10,819,675	8,503,717

Total Liabilities	10,819,675	8,503,717

Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 1,372,687 and 4,772,187 and shares subject to redemption as of December 31, 2024 and 2023, respectively	16,053,202	51,976,918
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding, excluding 1,372,687 and 4,772,187 shares subject to possible redemption at December 31, 2024 and 2023, respectively	474	474
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of December 31, 2024 and 2023	0	0
Additional paid-in capital	—	—
Accumulated deficit	(10,698,403)	(8,318,211)

Total Shareholders’ Deficit	(10,697,929)	(8,317,737)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$16,174,948	$52,162,898

The accompanying notes are an integral part of these consolidated financial statements

F-90

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Insurance expense	$214,185	$477,750
Legal and accounting expenses	1,253,545	644,515
Dues and subscriptions	170,745	256,333
Administrative expenses – related party	120,000	240,000
Interest expense – related party	101,343	28,288
Formation, general and administrative expenses	374	1,552

Operating expenses	1,860,192	1,648,438

Loss from operations	(1,860,192)	(1,648,438)

Other income (expense):
Realized gain on marketable securities held in Trust Account	—	2,538,270
Dividends on marketable securities held in Trust Account	2,032,507	3,736,950
Covenant fees	505,000	—
Provision for credit losses	(505,000)	—

Total other income, net	2,032,507	6,275,220

Net income	$172,315	$4,626,782

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	3,527,561	12,826,933
Basic and diluted net income per share, Class A ordinary shares stock subject to redemption	$0.47	$0.42
Basic and diluted weighted average shares outstanding, non-redeemable Class A ordinary shares	4,743,749	2,222,414
Basic and diluted net loss per share, non-redeemable Class A ordinary shares	$(0.31)	$(0.28)
Basic and diluted weighted average shares outstanding, non-redeemable Class B ordinary shares	1	2,521,336
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(0.31)	$(0.06)

The accompanying notes are an integral part of these consolidated financial statements

F-91

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024

	Class A Temporary Shares		Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2024	4,772,187	$51,976,918	4,743,749	$474	1	$0	$—	$(8,318,211)	$(8,317,737)
Redemption of Class A ordinary shares	(3,399,500)	(38,596,223)	—	—	—	—	—	—	—
Sponsor waiver of administrative services fees	—	—	—	—	—	—	120,000	—	120,000
Remeasurement of Class A ordinary shares subject to redemption	—	2,672,507	—	—	—	—	(120,000)	(2,552,507)	(2,672,507)
Net income	—	—	—	—	—	—	—	172,315	172,315

Balance – December 31, 2024	1,372,687	$16,053,202	4,743,749	$474	1	$0	$—	$(10,698,403)	$(10,697,929)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Class A Temporary Shares		Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2023	18,975,000	$194,767,885	—	$—	4,743,750	$474	$—	$(6,489,773)	$(6,489,299)
Redemption of Class A ordinary shares	(14,202,813)	(149,486,187)	—	—	—	—	—	—	—
Conversion of Sponsor Class B ordinary shares to Class A ordinary shares	—	—	4,743,749	474	(4,743,749)	(474)	—	—	—
Sponsor waiver of administrative services fees	—	—	—	—	—	—	240,000	—	240,000
Remeasurement of Class A ordinary shares subject to redemption	—	6,695,220	—	—	—	—	(240,000)	(6,455,220)	(6,695,220)
Net income	—	—	—	—	—	—	—	4,626,782	4,626,782

Balance – December 31, 2023	4,772,187	$51,976,918	4,743,749	$474	1	$0	$—	$(8,318,211)	$(8,317,737)

The accompanying notes are an integral part of these consolidated financial statements

F-92

CSLM ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$172,315	$4,626,782
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gains on marketable securities held in Trust Account	—	(2,538,270)
Accrued dividends on marketable securities held in Trust Account	170,488	(230,530)
Sponsor waiver of administrative services fees	120,000	240,000
Changes in current assets and current liabilities:
Prepaid expenses	9,178	478,996
Accounts payable	197,831	124,164
Accrued expenses	496,785	163,864
Accrued offering costs	—	(279,678)
Accrued interest – related party	101,342	28,288
Due from related party	—	(3,387)

Net cash provided by operating activities	1,267,939	2,610,229
Cash Flows from Investing Activities:
Purchase of treasury and other marketable securities	(2,842,995)	(396,313,420)
Proceeds from redemption of treasury securities	38,596,223	541,873,187

Net cash provided by investing activities	35,753,228	145,559,767
Cash Flows from Financing Activities:
Proceeds from promissory note – related party	1,520,000	1,230,000
Payment of redemptions to Class A ordinary shareholders	(38,596,223)	(149,486,187)

Net cash used in financing activities	(37,076,223)	(148,256,187)
Net Change in Cash	(55,056)	(86,191)
Cash – Beginning	138,283	224,474

Cash-Ending	$83,227	$138,283

Supplemental Disclosure of Non-cash Financing Activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$2,672,507	$6,695,220
Reserve for credit losses	$505,000	$—
Sponsor capital contribution for waiver of administrative services fees	$120,000	$240,000

The accompanying notes are an integral part of these consolidated financial statements

F-93

CSLM ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Organization and General

CSLM ACQUISITION CORP. (the “Company” or “CSLM”) company incorporated in the Cayman Islands as an exempted company on April 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). We intend to effectuate our initial Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt. The Company’s financial statements include CSLM Merger Sub, Inc. and CSLM Holdings, Inc., both wholly-owned subsidiaries of CSLM Acquisition Corp. and are presented on a consolidated basis (the “Financial Statements”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity from April 13, 2021 (inception) through December 31, 2024 relates to the Company’s formation, the initial public offering (“Initial Public Offering” or “IPO”), which is described below, and pursuit of a business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On July 13, 2023, the Company submitted a certificate of incorporation of name change to the Cayman Islands Registry of Companies to change our name from “Consilium Acquisition Corp I, LTD.” to “CSLM Acquisition Corp.”. The name change of the Company to CSLM Acquisition Corp. was effected on Nasdaq at the open of trading on July 18, 2023 and continued trading under the same ticker symbol “CSLM”. The name change does not affect the rights of the Company’s securities holders.

Financing

On January 18, 2022, the Company consummated its Initial Public Offering of 18,975,000 units (the “Units”), including the issuance of 2,475,000 Units as a result of the underwriter’s exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one right to acquire one-tenth of an Ordinary Share, and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $189,750,000.

Substantially concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, CSLM Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the Initial Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

F-94

A total of $2,250,000 was deposited to the Company’s operating account and a total of $191,647,500, comprised of a portion of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the Company’s completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination by October 13, 2024 after depositing $70,000 into the Trust Account for each one month Extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed its initial business combination by October 18, 2024 from the closing of the IPO, subject to applicable law.

On July 13, 2023 as approved by its shareholders at the Special Meeting, the Company and its trustee, Continental Stock Transfer & Trust Company amended (the “Amendment”) the Investment Management Trust Agreement, dated as of January 12, 2022 (the “Trust Agreement”) in order to allow the Company to extend the time to complete a business combination by fifteen (15) additional one (1) month periods until, October 18, 2024 (the “Termination Date”) by depositing into the Trust Account $70,000 for each one-month extension. At the Special Meeting, the shareholders of the Company approved a special resolution to the Articles of Association to extend the time to consummate a business combination until October 18, 2024 and the Amendment in accordance with the Company’s Amended and Restated Memorandum of Association and Articles of Association (the “Articles of Association”).

In connection with the shareholders’ vote at the Special Meeting, 14,202,813 Class A shares were tendered for redemption. Shareholders validly redeemed their shares for $149,486,187, or approximately $10.53 per class A share. The trustee processed the redemptions on July 11, 2023 and distributed amounts from the Trust Account to the redeeming shareholders on July 26, 2023.

Immediately after the Special Meeting, the Company extended the time to complete the business combination by one (1) month to August 18, 2023, and deposited the sum of $70,000 into the Trust Account in accordance with the terms of the Trust Agreement. As of December 31, 2024, the Company has exercised thirteen (13) of the fifteen (15) additional one-month extension periods, depositing an aggregate of $910,000 into the Trust Account to extend the time to complete the business combination to August 18, 2024.

On August 18, 2024, as approved by its shareholders at the annual general meeting held on August 18, 2024 (the “Annual Meeting”), the Company and its trustee, Continental Stock Transfer & Trust Company, amended the Investment Management Trust Agreement dated January 12, 2022, as amended on July 13, 2023, in order to allow the Company to extend the time to complete a business combination on a month-to-month basis, until July 18, 2025 (the “Extended Termination Date” or the “Extended Combination Period”) by placing $30,000 into the Company’s Trust Account. As of December 31, 2024, the Company has exercised five (5) additional one-month extension periods, depositing an aggregate of $150,000 into the Trust Account to extend the time to complete the business combination to January 18, 2025. On January 16, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to February 18, 2025. 2025 (see Note 10). On February 18, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to March 18, 2025 (see Note 10). On March 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to April 18, 2025 (see Note 10).

Merger Agreement

On January 22, 2024, the Company entered into a Merger Agreement, by and among the Company, CSLM Merger Sub Inc. (“Merger Sub”), and Fusemachines Inc., a Delaware corporation (“Fusemachines”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Fusemachines, after which Fusemachines will be the surviving corporation and a wholly owned subsidiary of the Company.

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On August 27, 2024, the Company entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) whereby the Company will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a newly formed Delaware corporation by means of a merger with the Company, pursuant to the Cayman Islands Companies law and the applicable provisions of the Delaware General Corporation Law, with such newly formed Delaware corporation becoming the surviving corporation in the merger. In addition the Merger Agreement Amendment includes a provision that increases the amount the Company may borrow from the Sponsor from $2,000,000 to $2,750,000.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination (see Note 10). On May 23, 2025, CSLM amended the 3rd A&R Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the second amendment to the Merger Agreement (the “2nd Amendment”) which amends the Merger Agreement dated January 22, 2024 and the Merger Agreement Amendment dated August 27, 2024 (together, the “Original Merger Agreement”). The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements (see Note 10).

In connection with the 2nd Amendment, an affiliate (the “Sponsor Affiliate”) of the Sponsor, provided financing to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”) and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025 (see Note 10).

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”) (see Note 10).

Risks and Uncertainties

Results of operations and the Company’s ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine and the middle east.

Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our ordinary shares to be adversely affected. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

As of December 31, 2024 and 2023, the Company had $83,227 and $138,283 in cash, respectively, and working capital deficit of $4,056,679 and $1,676,487, respectively, excluding Marketing Securities held in the Trust Account and the Deferred Underwriter Fee liability. The Company has incurred losses from operations and has an accumulated deficit of $10,698,403 as of December 31, 2024.

F-96

The Company’s liquidity needs through December 31, 2024 had been satisfied through a payment from the Sponsor of $25,000 for Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and shares thereof, “founder shares”), the Initial Public Offering and the sale of the private placement warrants (see Note 3 and Note 4). Additionally, the Company drew on an unsecured promissory note to pay certain offering costs and an unsecured promissory note bearing interest at 4.75% per annum for working capital needs.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the consolidated financial statements are issued. Management plans to address this uncertainty through related party loans from the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates (“Working Capital Loans”) (see Note 5) and effecting a Business Combination. However, there is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period.

The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-97

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

Following the closing of the Initial Public Offering on January 18, 2022, an amount of $191,647,500 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants were placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 12 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 12 months from the closing of the Initial Public Offering, the return of the funds held in the Trust Account to the public shareholders as part of redemption of the public shares.

Net Income (Loss) Per Ordinary Share

The consolidated statements of operations include a presentation of income (loss) per Class A redeemable ordinary shares and income (loss) per non-redeemable Class A and Class B ordinary shares following the two-class method of income per common stock. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and non-redeemable Class A and Class B ordinary shares, the Company first considered the total income (loss) allocable to both sets of stock. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using the total number of shares outstanding for each share class at each respective period, before and after redemptions and conversions, for the years ended December 31, 2024 and 2023, reflective of the respective participation rights.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the year ended December 31, 2024 (in dollars, except per share amounts):

For the Year Ended
December 31, 2024
Net income	$172,315
Less: Remeasurement of Class A redeemable shares to redemption value	(2,672,507)

Net loss including remeasurement of temporary equity to redemption value	$(2,500,192)

F-98

	For the Year Ended
	December 31, 2024
	Class A Redeemable	Class A Non-Redeemable	Class B Non-Redeemable
Total number of shares	1,372,687	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(1,010,596)	$(1,489,596)	$(0)
Deemed dividend for remeasurement of temporary equity to redemption value	2,672,507	—	—

Total net income (loss) allocated by class	$1,661,911	$(1,489,596)	$(0)

Denominator:
Weighted average shares outstanding	3,527,561	4,743,749	1
Basic and diluted net income (loss) per share	$0.47	$(0.31)	(0.31)

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the year ended December 31, 2023 (in dollars, except per share amounts):

For the Year Ended
December 31, 2023
Net income	$4,626,782
Less: Remeasurement of Class A redeemable shares to redemption value	(6,695,220)

Net loss including remeasurement of temporary equity to redemption value	$(2,068,438)

	For the Year Ended
	December 31, 2023
	Class A Redeemable	Class A Non-Redeemable	Class B Non-Redeemable
Total number of shares	4,772,187	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(1,293,986)	$(617,240)	$(157,212)
Deemed dividend for remeasurement of temporary equity to redemption value	6,695,220	—	—

Total net income (loss) allocated by class	$5,401,234	$(617,240)	$(157,212)

Denominator:
Weighted average shares outstanding	12,826,933	2,222,414	2,521,336
Basic and diluted net income (loss) per share	$0.42	$(0.28)	(0.06)

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

F-99

In many cases, if a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above, the lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the consolidated balance sheets, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants and Rights

The Company accounts for the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to the Company’s evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under “ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants, private placement warrants and rights are indexed to the Company’s own stock and meet the criteria to be classified in shareholders’ deficit.

Ordinary Shares Subject to Possible Redemption

Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. In connection with the shareholders’ vote at the Annual Meeting of the shareholders held by the Company on August 18, 2024, 3,399,500 Class A ordinary shares were tenderd for redemption at an aggregate value of $38,596,223 and distributed from the Trust Account on August 21, 2024. Accordingly, at December 31, 2024, 1,372,687 shares of Class A ordinary shares subject to possible redemption is presented, at redemption value equal to the amount held in the Trust Account, as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

The proceeds of the offering were allocated to the Class A ordinary shares and the Public Warrants and Rights based on their relative fair values. The Company recognizes changes in redemption value of Class A ordinary shares subject to possible redemption immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. For the year ended December 31, 2024 and 2023, the Company has recorded remeasurements of $2,672,507 and $6,695,220, respectively.

F-100

Income Taxes

The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability, method as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of December 31, 2024 and 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Covenant Fees

Pursuant to the Merger Agreement, Fusemachines is covenanted to deliver to the Company its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Fusemachines Audited Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by the Company in connection with the Business Combination (the “Registration Statement”), and that such Fusemachines Audited Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines had covenanted to provide the Fusemachines Audited Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month). Fusemachines provided the Fusemachines Audited Financial Statements to the Company in September 2024. As such, the Company recorded $505,000 of convenant fees as other income in the consolidated statements of operations for the year ended December 31, 2024, and as an other receivable on the condensed consolidated balance sheets as of December 31, 2024. Collection of the covenant fees is not probable as of December 31, 2024. As such, the Company established a reserve for credit losses against the other receivable. The Company recorded $505,000 to credit losses as other expense on the condensed consolidated statements of operations for the year ended December 31, 2024.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

F-101

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. As of December 31, 2024 and 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standard Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through additional disclosures about significant segment expenses. The standard was effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. We adopted this ASU for the annual period ended December 31, 2024 and applied the provisions retrospectively to each period presented in the financial statements. Adoption of the new standard did not have a material impact on our financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 18,975,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary shares, one right and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

An aggregate of $10.10 per Unit sold in the Initial Public Offering was held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

NOTE 4 — PRIVATE PLACEMENT

The Company entered into an agreement with the Sponsor pursuant to which the Sponsor purchased an aggregate of 7,942,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating proceeds of $7,942,500 in the aggregate in a private placement that occurred substantially concurrently with the closing of the Initial Public Offering. Each Private Placement Warrant is exercisable to purchase one share of ordinary shares at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

F-102

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter’s overallotment option was exercised in full at the date of the Initial Public Offering. In August 2021, the Sponsor transferred 50,000 founder shares to each of the Company’s independent director nominees. The Company will account for the transfer of founder shares under ASC 718-10-15-4 and record a compensation expense upon completion of a Business Combination.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into a support services agreement, commencing on the effective date of the initial public offering, pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services. The Sponsor has waived all payments under the support services agreement. The Company has recorded the waived payments since the Initial Public Offering as capital contributions from the Sponsor, and has recorded $120,000 and $240,000 to the consolidated statements of operations for the year ended December 31, 2024 and 2023, respectively.

Promissory Note — Related Party

In July 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. On January 18, 2022, the Company repaid $206,313 for amounts outstanding under the Promissory Note balance, resulting in an overpayment of $25,000. The Company also made payments related to Sponsor invoices. These items are recorded within due from related party on the consolidated balance sheets as of December 31, 2024 and 2023.

In February 2023, the Sponsor issued an unsecured promissory note to the Company (the “WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000. The WC Promissory Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which the

Company has to complete a business combination or the effective date of a business combination. On January 18, 2024, the Company issued an amended and restated promissory note (the “A&R WC Promissory Note”) to the Sponsor to increase the total borrowing base from $1,500,000 to $2,000,000. The A&R WC Promissory Note does not amend any other existing terms. On August 19, 2024, the Company issued a second amended and restated promissory note (the “2nd A&R WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $2,750,000. The 2nd A&R Promissory Note does not amend any other existing terms. As of December 31, 2024 and 2023, the Company drew an aggregate of $2,750,000 and $1,230,000, respectively, and has accrued $129,630 and $28,288 of interest on principal amounts outstanding, respectively.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination (see Note 10).

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Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024 and 2023, no Working Capital Loans were outstanding.

NOTE 6 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 5,000,000 shares of preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2024 and 2023, there were no shares of preference shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. The non-redeemable Class A ordinary shares are the same as the Class B ordinary shares in that they do not have redemption rights and are not entitled to proceeds from liquidation from the Trust Account if the Company does not consummate a business combination. However, unlike the Class B ordinary shares, the non-redeemable Class A ordinary shares do not have voting rights to appoint or remove directors of the Company. In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on August 18, 2024, 3,399,500 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $38,596,223 and distributed rom the Trust Account on August 21, 2024. Accordingly, at December 31, 2024 and 2023, there were 4,743,749 non-redeemable Class A ordinary shares issued and outstanding, excluding 1,372,687 and 4,772,187 redeemable Class A ordinary shares issued and outstanding subject to possible redemption, at redemption value, respectively.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. At December 31, 2024 and 2023, there was one (1) share of Class B ordinary shares issued and outstanding, respectively.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.

F-104

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the share of Class A ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the public warrants expire or are redeemed, as specified in the public warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-105

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $18.00. Once the public warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.

F-106

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 2,475,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the over-allotment option in full on January 18, 2022, the date of the Initial Public Offering. The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $3,795,000 in the aggregate, which was paid upon the closing of the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred fee is payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 28, 2023, the Company and the underwriter entered into an agreement under which (i) the Sponsor will transfer 426,000 Class A ordinary shares held by the Sponsor to the underwriter upon the closing of the Company’s initial business combination and (ii) the underwriter will waive the deferred underwriter fee payable and any deferred underwriting commissions payable pursuant to the underwriter agreement dated April 22, 2021. For avoidance of doubt, the agreement applies only if the initial Business Combination is consummated, and the transfer of shares is effective and completed. Except as specifically amended in the agreement, all terms of the underwriting agreement dated April 22, 2021 shall remain in full force and effect.

Founder Transaction Bonus Agreement

The founder and Chief Executive Officer of Fusemachines (the “Executive”) is eligible to receive a transaction bonus in cash equal to the lesser of (i) 20% of each dollar of Parent closing cash in excess of $1,000,000, and (ii) $1,000,000 at the time of the closing of the business combination (the “Closing”). The Founder Transaction Bonus Agreement is subject to (i) the Executive actively supporting and working towards the completion of all of the requirements necessary to consummate the transactions contemplated by the Merger Agreement, as reasonably determined by the Company and Parent, prior to the Closing, (ii) the Executive continuing to be employed in good standing by the Company from the date hereof through the Closing, and (iii) the Closing of the Merger. If all of the foregoing conditions are satisfied, the Founder Transaction Bonus Agreement amount shall be paid to the Executive concurrently with the Closing.

Financial Services Agreement

The Sponsor entered into a financial services agreement (the “Financial Services Agreement”) with a service provider (the “Broker-Dealer”) for a period of twelve (12) months commencing October 13, 2022, to provide broker-dealer services. In accordance with the Financial Services Agreement, the Broker-Dealer will be paid a fee in the form of 125,000 shares of common stock in the surviving entity of the proposed business combination with Fusemachines. Compensation due to the Broker-Dealer is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $533,750 as of December 31, 2024 and 2023.

F-107

Consulting Agreements

The Sponsor entered into consulting services agreements (the “Consulting Services Agreements”) with a service provider (the “Consultant”) on April 10, 2023 and September 5, 2023 to provide consulting, advisory and related services to the Sponsor and to the Company on behalf of the Sponsor. In accordance with the Consulting Services Agreements, the Consultant will purchase and the Sponsor will sell 75,000 and 100,000 shares (175,000 in the aggregate) of its Class B ordinary shares of the Company at a price of $0.006 per share in return for such services. The Consulting Services Agreements are contingent upon the consummation of the initial business combination. Compensation due to the Consultant is in scope of ASC 718 Compensation — Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $819,950 as of December 31, 2024 and 2023.

Capital Markets Advisory Agreement

The Company entered into a capital markets advisory agreement (the “Advisory Agreement”) with a service provider (the “Advisor”) on June 21, 2024 to provide capital markets advisory services to the Company. In accordance with the Advisory Agreement, the Advisor will be paid an advisory fee comprised of $100,000 in cash and 75,000 common shares of the post initial business combination entity (the “Advisory Fee”). The Advisory agreement is contingent upon consummation of the initial business combination. The cash compensation due to the Advisor is in scope of ASC 450 Contingencies (“ASC 450”) and the share based compensation due to the Advisor is in scope of ASC 718. The consummation of the initial business combination is considered a loss contingency under ASC 450 and is considered a performance condition under ASC 718 and the Advisory Fee should not be recognized until considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Advisory Fee until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Advisory Agreement was $607,500 and $0 as of December 31, 2024 and 2023, respectively.

NOTE 8 — FAIR VALUE MEASUREMENTS

At December 31, 2024 and 2023, the Company’s marketable securities held in the Trust Account were valued at $16,053,202 and $51,976,918, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re- measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

The following table presents the fair value information, as of December 31, 2024 and 2023, of the Company’s financial assets that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on dividend and interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:

	(Level 1)	(Level 2)	(Level 3)
As of December 31, 2024
Assets:
Treasury Trust Funds held in Trust Account	$16,053,202	$—	$—
As of December 31, 2023
Assets:
Treasury Trust Funds held in Trust Account	$51,976,918	$—	$—

F-108

NOTE 9 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The CODM uses net income or loss to manage the business and forecasts to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews significant expenses, which are consistent with those reported on the statements of operations, to manage, maintain, and enforce contractual agreements to ensure costs are aligned with agreements and the budget. The measure of segment assets is reported on the balance sheets as total assets. All segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

NOTE 10 — SUBSEQUENT EVENTS

On January 16, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to February 18, 2025.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted in to the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the 2nd Amendment which amends the Original Merger Agreement. The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

In connection with the 2nd Amendment, the Sponsor Affiliate, provided financing to Fusemachines in the amount of $2,160,000, in exchange for the Escrow Note. The funds from the Escrow Note shall be put in an escrow account held at CST pursuant to the Escrow Agreement and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to the Subscription Agreement, entered into an the Subscription Agreement Amendment.

On February 18, 2025, the Company deposited $30,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to March 18, 2025.

On March 14, 2025, the Company deposited $30,000 into the Company’s trust account to further extend the amount of time it has available to complete a business combination to April 18, 2025 (see Note 9).

F-109

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025 (unaudited)	December 31, 2024
Assets:
Current assets:
Cash	$9,284	$83,227
Prepaid expenses	21,484	6,670
Due from related party	32,546	31,849
Other receivable, net of reserve for credit losses of $0 and $505,000 as of September 30, 2025 and December 31, 2024, respectively	-	-
Marketable securities held in trust account	12,289,337	16,053,202
Total current assets	12,352,651	16,174,948
Total Assets	$12,352,651	$16,174,948
Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$351,472	$330,180
Accrued expenses	1,941,000	968,615
Promissory note - related party	3,665,000	2,750,000
Accrued interest - related party	242,207	129,630
Forward purchase agreement prepayment payable	11,005,073	-
Forward purchase agreement liability	18,842,073	-
Share redemptions payable	1,222,631	-
Deferred underwriting commissions	6,641,250	6,641,250
Total current liabilities	43,910,706	10,819,675
Total Liabilities	43,910,706	10,819,675
Commitments and Contingencies (Note 7)
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized, 901,955 and 1,372,687 shares subject to redemption as of September 30, 2025 and December 31, 2024, respectively	11,066,706	16,053,202
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,743,749 issued and outstanding, excluding 901,955 and 1,372,687 shares subject to possible redemption as of September 30, 2025 and December 31, 2024, respectively	474	474
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	0	0
Share subscription receivable	(11,005,073)	-
Additional paid-in capital	1,262,193	-
Accumulated deficit	(32,882,355)	(10,698,403)
Total Shareholders’ Deficit	(42,624,761)	(10,697,929)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$12,352,651	$16,174,948

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-110

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Insurance expense	$45,000	$50,072	$135,522	$164,185
Dues and subscriptions	130,793	73,370	199,785	140,971
Administrative expenses - related party	30,000	30,000	90,000	90,000
Legal and accounting expenses	884,768	432,298	1,376,774	946,736
Interest, general and administrative expenses	42,098	27,287	112,606	69,615
Operating expenses	1,132,659	613,027	1,914,687	1,411,507
Loss from operations	(1,132,659)	(613,027)	(1,914,687)	(1,411,507)
Other (loss) income:
Loss on extinguishment of debt	-	-	(1,822,844)	-
Financing expense	(17,573,073)	-	(17,573,073)	-
Change in fair value of forward purchase agreement liability	(1,269,000)	-	(1,269,000)	-
Dividends on marketable securities held in Trust Account	134,827	480,118	473,930	1,849,140
Covenant fees	-	210,000	-	435,000
Credit losses	-	(210,000)	-	(435,000)
Total other income (loss), net	(18,707,246)	480,118	(20,190,987)	1,849,140
Net (loss) income	$(19,839,905)	$(132,909)	$(22,105,674)	$437,633
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	983,565	3,220,241	1,241,554	4,251,096
Basic and diluted net (loss) income per share, Class A ordinary shares stock subject to redemption	$(3.29)	$0.10	$(3.23)	$0.36
Basic and diluted weighted average shares outstanding, non-redeemable Class A ordinary shares	4,743,749	4,743,749	4,743,749	4,743,749
Basic and diluted net loss per share, non-redeemable Class A ordinary shares	$(3.50)	$(0.10)	$(3.82)	$(0.23)
Basic and diluted weighted average shares outstanding, non-redeemable Class B ordinary shares	1	1	1	1
Basic and diluted net loss per share, non-redeemable Class B ordinary shares	$(3.50)	$(0.10)	$(3.82)	$(0.23)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES

SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT

(unaudited)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Class A Temporary Equity		Class A Ordinary Shares		Class B Ordinary Shares		Share Subscription	Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance as of January 1, 2025	1,372,687	$16,053,202	4,743,749	$474	1	$0	-	$-	$(10,698,403)	$(10,697,929)
Substantial premium on promissory note issuance	-	-	-	-	-	-	-	1,822,844	-	1,822,844
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	258,558	-	-	-	-	-	(180,280)	(78,278)	(258,558)
Net loss	-	-	-	-	-	-	-	-	(2,061,897)	(2,061,897)
Balance as of March 31, 2025 (unaudited)	1,372,687	16,311,760	4,743,749	474	1	$0	-	1,672,564	(12,838,578)	(11,165,540)
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	260,544	-	-	-	-	-	(260,544)	-	(260,544)
Net loss	-	-	-	-	-	-	-	-	(203,872)	(203,872)
Balance as of June 30, 2025 (unaudited)	1,372,687	16,572,304	4,743,749	474	1	0	-	1,442,020	(13,042,450)	(11,599,956)
Forward purchase agreement	-	-	-	-	-	-	(11,005,073)	-	-	(11,005,073)
Redemption of Class A ordinary shares	(470,732)	(5,715,425)	-	-	-	-	-	-	-	-
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	209,827	-	-	-	-	-	(209,827)	-	(209,827)
Net loss	-	-	-	-	-	-	-	-	(19,839,905)	(19,839,905)
Balance as of September 30, 2025 (unaudited)	901,955	$11,066,706	4,743,749	$474	1	$0	$(11,005,073)	$1,262,193	$(32,882,355)	$(42,624,761)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Class A Temporary Equity		Class A Ordinary Shares		Class B Ordinary Shares		Share Subscription	Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Receivable	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance as of January 1, 2024	4,772,187	$51,976,918	4,743,749	$474	1	$0	$-	$-	$(8,318,211)	$(8,317,737)
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	889,342	-	-	-	-	-	(30,000)	(859,342)	(889,342)
Net income	-	-	-	-	-	-	-	-	148,092	148,092
Balance as of March 31, 2024 (unaudited)	4,772,187	52,866,260	4,743,749	474	1	0	-	-	(9,029,461)	(9,028,987)
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	899,680	-	-	-	-	-	(30,000)	(869,680)	(899,680)
Net income	-	-	-	-	-	-	-	-	422,450	422,450
Balance as of June 30, 2024 (unaudited)	4,772,187	53,765,940	4,743,749	474	1	0	-	-	(9,476,691)	(9,476,217)
Redemption of Class A ordinary shares	(3,399,500)	(38,596,223)	-	-	-	-	-	-	-	-
Sponsor waiver of administrative services fees	-	-	-	-	-	-	-	30,000	-	30,000
Remeasurement of Class A ordinary shares subject to redemption	-	610,118	-	-	-	-	-	(30,000)	(580,118)	(610,118)
Net loss	-	-	-	-	-	-	-	-	(132,909)	(132,909)
Balance as of September 30, 2024 (unaudited)	1,372,687	$15,779,835	4,743,749	$474	1	$0	$-	$-	$(10,189,718)	$(10,189,244)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-112

CSLM ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net (loss) income	$(22,105,674)	$437,633
Adjustments to reconcile net income to net cash used in operating activities:
Loss on extinguishment of debt	1,822,844	-
Financing expense	17,573,073	-
Change in fair value of FPA liability	1,269,000	-
Accrued dividends on marketable securities held in Trust Account	19,247	165,645
Sponsor waiver of administrative services fees	90,000	90,000
Changes in current assets and current liabilities:
Prepaid expense	(14,814)	(12,754)
Accounts payable	21,292	232,110
Accrued expenses	972,385	371,606
Accrued interest - related party	112,577	69,615
Due from related party	(697)	-
Net cash (used in) provided by operating activities	(240,767)	1,353,855
Cash Flows from Investing Activities:
Purchase of treasury and other marketable securities	(748,176)	(2,564,785)
Proceeds from redemption of treasury and other marketable securities	4,492,794	38,596,223
Net cash used in investing activities	3,744,618	36,031,438
Cash Flows from Financing Activities:
Payment of redemptions to Class A ordinary shareholders	(4,492,794)	(38,596,223)
Proceeds from promissory note - related party	915,000	1,120,000
Net cash provided by financing activities	(3,577,794)	(37,476,223)
Net Change in Cash	(73,943)	(90,930)
Cash - Beginning of the period	83,227	138,283
Cash - End of the period	$9,284	$47,353
Supplemental Disclosure of Non-cash Financing Activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$728,929	$2,399,140
Substantial premium on promissory note issuance	$1,822,844	$-
Share redemptions payable	$1,222,631	$-
Share subscription receivable	$11,005,073	$-
Forward purchase agreement prepayment payable	$11,005,073	$-
Initial fair value of forward purchase agreement liability	$17,573,073	$-
Reserve for credit losses	$-	$435,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-113

CSLM ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2025

(unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Organization and General

CSLM ACQUISITION CORP. (the “Company” or “CSLM”) is a blank check company incorporated in the Cayman Islands as an exempted company on April 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). We intend to effectuate our initial Business Combination using cash from the proceeds of the initial public offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt. The Company’s unaudited condensed financial statements include CSLM Merger Sub, Inc. (“Merger Sub”) and CSLM Holdings, Inc. (“Pubco”), both wholly- owned subsidiaries of CSLM Acquisition Corp. and are presented on a consolidated basis (the “Financial Statements”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2025, the Company had not commenced any operations. All activity from April 13, 2021 (inception) through September 30, 2025 relates to the Company’s formation, the initial public offering (“Initial Public Offering” or “IPO”), which is described below, and pursuit of a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On July 13, 2023, the Company submitted a certificate of incorporation of name change to the Cayman Islands Registry of Companies to change our name from “Consilium Acquisition Corp I, LTD.” to “CSLM Acquisition Corp.”. The name change of the Company to CSLM Acquisition Corp. was effected on Nasdaq at the open of trading on July 18, 2023 and continued trading under the same ticker symbol “CSLM”. The name change does not affect the rights of the Company’s securities holders.

Financing

On January 18, 2022, the Company consummated its Initial Public Offering of 18,975,000 units (the “Units”), including the issuance of 2,475,000 Units as a result of the underwriter’s exercise of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), one right to acquire one-tenth of an Ordinary Share, and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $189,750,000.

Substantially concurrently with the closing of the Initial Public Offering, the Company completed the private sale of 7,942,500 private placement warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Consilium Acquisition Sponsor I, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,942,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the Initial Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company (except in certain redemption scenarios when the price per Ordinary Share equals or exceeds $10.00 (as adjusted)); (2) they (including the Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

A total of $2,250,000 was deposited to the Company’s operating account and a total of $191,647,500, comprised of a portion of proceeds from the IPO and the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (1) the Company’s completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination by October 18, 2024 after depositing $70,000 into the Trust Account for each one month Extension or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Company’s public shares if the Company has not completed its initial business combination by October 18, 2024, subject to applicable law.

F-114

On July 13, 2023 as approved by its shareholders at an extraordinary general meeting held on July 13, 2023 (the “Special Meeting”), The Company, and its trustee, Continental Stock Transfer & Trust Company amended (the “Amendment”) the Investment Management Trust Agreement, dated as of January 12, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”) and the Company, in order to allow the Company to extend the time to complete a business combination by fifteen (15) additional one (1) month periods until, October 18, 2024 (the “Termination Date”) by depositing into the Trust Account $70,000 for each one-month extension. At the Special Meeting, the shareholders of the Company approved a special resolution to the Articles of Association to extend the time to consummate a business combination until October 18, 2024 and the Amendment in accordance with the Company’s Amended and Restated Memorandum of Association and Articles of Association (the “Articles of Association”).

In connection with the shareholders’ vote at the Special Meeting, 14,202,813 Class A shares were tendered for redemption. Shareholders validly redeemed their Class A ordinary shares for $149,486,187, or approximately $10.53 per Class A ordinary share. The trustee processed the redemptions on July 11, 2023 and distributed amounts from the Trust Account to the redeeming shareholders on July 26, 2023.

Immediately after the Special Meeting, the Company extended the time to complete the business combination by one (1) month to August 18, 2023, and deposited the sum of $70,000 into the Trust Account in accordance with the terms of the Trust Agreement. The Company has exercised thirteen (13) of the fifteen (15) additional one (1) month extension periods, depositing an aggregate of $910,000 into the Trust Account, to extend the time to complete the business combination to April 18, 2024.

On August 18, 2024, as approved by its shareholders at the annual general meeting held on August 18, 2024 (the “Annual Meeting”), the Company and its trustee, Continental Stock Transfer & Trust Company, amended the Investment Management Trust Agreement dated January 12, 2022, as amended on July 13, 2023, in order to allow the Company to extend the time to complete a business combination on a month-to-month basis, until July 18, 2025 (the “Extended Termination Date” or the “Extended Combination Period”) by placing $30,000 into the Company’s Trust Account. The Company exercised eleven (11) additional one-month extension periods, depositing an aggregate of $330,000 into the Trust Account to extend the time to complete the business combination to July 18, 2025.

On July 14, 2025, the shareholders’ at the extraordinary meeting held on July 14, 2025 (the “Extraordinary Meeting”) approved an amendment to the Trust Agreement that allows the Company to extend the time to complete a business combination on a semi-month basis, until October 18, 2025 by placing into the Company’s trust account he lesser of $0.02 per non-redeemed Class A ordinary share, or $15,000. The Company exercised six (6) additional semi-monthly extension periods, depositing an aggregate of $75,000 into the Trust Account to extend the time to complete the business combination to October 18, 2025.

In connection with the Extraordinary Meeting, 371,545 Class A shares were tendered for redemption. Shareholders validly redeemed their Class A ordinary shares for $4,492,794, or approximately $12.10 per Class A ordinary share (see Note 10).

On July 28, 2025, the Company held a meeting (the “Approval Meeting”) to approve the Business Combination. At the Meeting, 5,186,264 or 84.79% of such Shares were represented in person or by proxy, and the Business Combination was approved. In connection with the Approval Meeting, 99,187 Class A ordinary shares were tendered for redemption. Shareholders validly redeemed their Class A ordinary shares for $1,222,631, or approximately $12.33 per Class A ordinary share. As a result, 901,955 Class A ordinary shares subject to redemption remained outstanding.

On October 14, 2025, as approved by its shareholders at the extraordinary meeting held on October 14, 2025 (the “Final Extension Meeting”), the Company, and its trustee, Continental Stock Transfer & Trust Company amended the Investment Management Trust Agreement, dated as of January 12, 2022, as amended (the “Trust Agreement”), in order to allow the Company to extend the time to complete a business combination on a semi-month basis, until December 18, 2025 (the “Termination Date”) by placing into the Company’s Trust Account the lesser of $0.02 per non-redeemed Class A Ordinary Share (as defined below), or $15,000. At the Final Extension Meeting, the shareholders of the Company approved by a special resolution, to amend Trust Agreement to extend the time by which the Company has to consummate a business combination until December 18, 2025 in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated January 5, 2022, as amended. See Note 10.

In connection with the Final Extension Meeting, on October 16, 2025, the Company deposited $15,000 into the Company’s Trust Account to extend the time it has to complete its business combination until November 3, 2025. The Company has until December 18, 2025 to complete its business combination depositing $15,000 for each semi-month extension into the Trust Account. No Class A Shares were redeemed in connection with the Final Extension Meeting. See Note 10.

Merger Agreement

On January 22, 2024, the Company entered into a Merger Agreement, by and among the Company, CSLM Merger Sub Inc., and Fusemachines Inc., a Delaware corporation (“Fusemachines”) (as it may be amended and/or restated from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Fusemachines, after which Fusemachines will be the surviving corporation and a wholly owned subsidiary of the Company.

On August 27, 2024, the Company entered into an amendment to the Merger Agreement (the “Merger Agreement Amendment”) whereby the Company will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a newly formed Delaware corporation by means of a merger with the Company, pursuant to the Cayman Islands Companies law and the applicable provisions of the Delaware General Corporation Law, with such newly formed Delaware corporation becoming the surviving corporation in the merger. In addition the Merger Agreement Amendment includes a provision that increases the amount the Company may borrow from the Sponsor from $2,000,000 to $2,750,000.

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

On February 4, 2025, Fusemachines, the Company, and CSLM Merger Sub, Inc. entered into the second amendment to the Merger Agreement (the “2nd Amendment”) which amends the Merger Agreement dated January 22, 2024 and the Merger Agreement Amendment dated August 27, 2024 (together, the “Original Merger Agreement”). The 2nd Amendment (a) amends the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) removes the delay fees incurred in connection with delivery of Fusemachines’ financial statements.

F-115

In connection with the 2nd Amendment, an affiliate (the “Sponsor Affiliate”) of the Sponsor, provided financing to Fusemachines in the amount of $2,160,000, in exchange for a new convertible note which note shall convert into shares of common stock of Fusemachines at a price of $0.44 per share (a) automatically at the time of the Business Combination, or (b) on July 12, 2025 at the option of the holder, if not, then payable in cash (the “Escrow Note”). The funds from the Escrow Note shall be put in an escrow account held at Continental Stock Transfer and Trust Company, CSLM’s transfer agent (“CST”) pursuant to an escrow agreement among CSLM, the Sponsor Affiliate, Fusemachines and CST (the “Escrow Agreement”) and shall be released to the Surviving Corporation upon the consummation of the Business Combination. In addition, the maturity dates on the two promissory notes issued by Fuse to the Sponsor Affiliate on January 25, 2024 in the amounts of $4.5 million and $2 million, were extended to July 12, 2025.

On February 4, 2025, in connection with the 2nd Amendment, the parties to that certain Subscription Agreement dated January 25, 2024 among Fusemachines, the Company, the Sponsor and an affiliate of the Sponsor (the “Subscription Agreement”), entered into an amendment to the Subscription Agreement to revise the PIPE Investment Amount to $8,840,000 (the “Subscription Agreement Amendment”).

On July 31, 2025, in connection with the Business Combination, CSLM, Pubco, and Fusemachines entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, “Counterparty” refers to CSLM prior to the consummation of the business combination and Holdco after the consummation of the Business Combination. The Forward Purchase Agreement provides that Seller shall be prepaid an aggregate cash amount (the “Prepayment Amount”) equal (x) to the product of (i) the number of shares as set forth in a pricing date notice and (ii) the approximate per share redemption price payable to redeeming shareholders in connection with the Business Combination pursuant to the Counterparty’s Amended and Restated Memorandum and Articles of Association) (the “Initial Price”). Counterparty will pay to the Seller the Prepayment Amount directly from the Trust Account no later than the earlier of (a) one business day after the closing date of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

Seller in its sole discretion may request warrants of the Counterparty exercisable for shares in an amount equal to (i) the maximum number of shares less (ii) the number of shares specified in the pricing date notice (the “Shortfall Warrants,” and the shares underlying the Shortfall Warrants, the “Shortfall Warrant Shares”). The Shortfall Warrants shall have an exercise price equal to the reset price. The Form of Shortfall Warrant shall be agreed upon by the parties hereto within 45 days of the date of the Forward Purchase Agreement.

On October 22, 2025 (the “Closing Date”), the Business Combination was consummated whereby (a) Merger Sub merged with and into Fusemachines with Fusemachines as the surviving corporation and becoming a wholly-owned subsidiary of Pubco; (b) the issued and outstanding shares of Fusemachines were exchanged for $200,000,000 in the form of newly-issued shares of Pubco common stock valued at $10.00 per share (the “Aggregate Base Consideration”). On the Closing Date, (a) the shareholders of Fusemachines were issued an aggregate of 19,214,201 shares of New Fusemachines Common Stock, an aggregate of 693,420 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of New Fusemachines Common Stock, (c) all public rights were converted into 1,897,500 shares of New Fusemachines Common Stock; (d) New Fusemachines issued an aggregate of 4,743,750 shares of New Fusemachines Common Stock to private placement investors; (e) New Fusemachines issued an aggregate of 1,184,000 shares of New Fusemachines Common Stock, in connection with the PIPE Financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of New Fusemachines Common Stock. See Note 10.

Risks and Uncertainties

Results of operations and the Company’s ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, adverse developments affecting the financial services industry, and geopolitical instability, such as the military conflict in the Ukraine and the middle east.

Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our ordinary shares to be adversely affected. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern Consideration

As of September 30, 2025 and December 31, 2024, the Company had $9,284 and $83,227 in cash, respectively, and a working capital deficit of $37,206,142 and $4,056,679, respectively, excluding Marketing Securities held in the Trust Account and the Deferred Underwriter Fee liability.

The Company’s liquidity needs through September 30, 2025 had been satisfied through a payment from the Sponsor of $25,000 for Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares” and shares thereof, “founder shares”), the Initial Public Offering and the sale of the private placement warrants (see Note 3 and Note 4). Additionally, the Company drew on an unsecured promissory note to pay certain offering costs and an unsecured promissory note bearing interest at 4.75% per annum for working capital needs.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period within one year after the date that the Financial Statements are issued. Management plans to address this uncertainty through related party loans from the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates (“Working Capital Loans”) (see Note 5) and effecting a Business Combination. However, there is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period.

The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying Financial Statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented.

F-116

The accompanying Financial Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on April 11, 2025, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2024 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The interim results for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

Following the closing of the Initial Public Offering on January 18, 2022, an amount of $191,647,500 from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants were placed in the Trust Account and may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of the initial Business Combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 12 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; or (iii) absent an initial Business Combination within 12 months from the closing of the Initial Public Offering, the return of the funds held in the Trust Account to the public shareholders as part of redemption of the public shares.

F-117

Net Income (Loss) Per Ordinary Share

The statements of operations include a presentation of income (loss) per Class A redeemable ordinary shares and income (loss) per non-redeemable Class A and Class B ordinary shares following the two-class method of income per common stock. In order to determine the net income (loss) attributable to both the Class A redeemable ordinary shares and non-redeemable Class A and Class B ordinary shares, the Company first considered the total income (loss) allocable to both sets of stock. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A ordinary shares subject to possible redemption was treated as dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using the total number of shares outstanding for each share class at each respective period, before and after redemptions and conversions, for the three and nine months ended September 30, 2025 and 2024, reflective of the respective participation rights.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the three and nine months ended September 30, 2025 (in dollars, except per share amounts):

For the Three Months Ended September 30, 2025
Net loss	$(19,839,905)
Remeasurement of temporary equity to redemption value	(209,827)
Net loss including remeasurement of temporary equity to redemption value	$(20,049,732)

	For the Three Months Ended September 30, 2025
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	901,955	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(3,443,187)	$(16,606,542)	$(3)
Deemed dividend for remeasurement of temporary equity to redemption value	209,827	-	-
Total net loss allocated by class	$(3,233,360)	$(16,606,542)	$(3)
Denominator:
Weighted-average shares outstanding	983,565	4,743,749	1
Basic and diluted net loss per share	$(3.29)	$(3.50)	$(3.50)

For the Nine Months Ended September 30, 2025
Net loss	$(22,105,674)
Remeasurement of temporary equity to redemption value	(728,929)
Net loss including remeasurement of temporary equity to redemption value	$(22,834,603)

	For the Nine Months Ended September 30, 2025
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	901,955	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net loss including remeasurement of temporary equity to redemption value based on ownership percentage	$(4,736,668)	$(18,097,932)	$(3)
Deemed dividend for remeasurement of temporary equity to redemption value	728,929	-	-
Total net loss allocated by class	$(4,007,739)	$(18,097,932)	$(3)
Denominator:
Weighted-average shares outstanding	1,241,554	4,743,749	1
Basic and diluted net loss per share	$(3.23)	$(3.82)	$(3.82)

F-118

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary shares for the three and nine months ended September 30, 2024 (in dollars, except per share amounts):

For the Three Months Ended September 30, 2024
Net loss	$(132,909)
Remeasurement of temporary equity to redemption value	(610,118)
Net loss including remeasurement of temporary equity to redemption value	$(743,027)

	For the Three Months Ended September 30, 2024
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	1,372,687	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income including remeasurement of temporary equity to redemption value based on ownership percentage	$(278,639)	$(464,388)	$0
Deemed dividend for remeasurement of temporary equity to redemption value	610,118	-	-
Total net income (loss) allocated by class	$331,479	$(464,388)	$0
Denominator:
Weighted-average shares outstanding	3,220,241	4,743,749	1
Basic and diluted net income (loss) per share	$0.10	$(0.10)	$(0.10)

For the Nine Months Ended September 30, 2024
Net income	$437,633
Remeasurement of temporary equity to redemption value	(2,399,140)
Net loss including remeasurement of temporary equity to redemption value	$(1,961,507)

	For the Nine Months Ended September 30, 2024
	Class A Redeemable	Class A Non-redeemable	Class B Non-redeemable
Total number of shares	1,372,687	4,743,749	1
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income including remeasurement of temporary equity to redemption value based on ownership percentage	$(889,701)	$(1,071,806)	$0
Deemed dividend for remeasurement of temporary equity to redemption value	2,399,140	-	-
Total net income (loss) allocated by class	$1,509,439	$(1,071,806)	$0
Denominator:
Weighted-average shares outstanding	4,251,096	4,743,749	1
Basic and diluted net income (loss) per share	$0.36	$(0.23)	$(0.23)

F-119

Fair value of Financial Instruments

ASC Topic 820, Fair Value Measurement, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants.

Fair value measurements are classified on a three-tier hierarchy as follows:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as calculations derived from valuation techniques in which one or more significant inputs or significant value drivers are observable.

In many cases, if a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above, the lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants and Rights

The Company accounts for the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to the Company’s evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under “ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants, private placement warrants and rights are indexed to the Company’s own stock and meet the criteria to be classified in shareholders’ deficit.

Ordinary Shares Subject to Possible Redemption

Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. In connection with the shareholders’ vote at the Annual Meeting of the shareholders held by the Company on August 18, 2024, 3,399,500 Class A ordinary shares were tendered for redemption at an aggregate value of $38,596,223 and distributed from the Trust Account on August 21, 2024. In connection with the Extraordinary Meeting on July 14, 2025, 371,545 Class A ordinary shares were tendered for redemption at an aggregate value of $4,492,794 and distributed from the Trust Account on July 17, 2025. In connection with the Approval Meeting on July 28, 2025, 99,187 Class A ordinary shares were tendered for redemption at an aggregate value of $1,222,631 and were distributed from the Trust Account in connection with the closing of the Business Combination. Accordingly, at September 30, 2025 and December 31, 2024, 901,955 and 1,372,687 shares of Class A ordinary shares subject to possible redemption, respectively, are presented, at redemption value equal to the amount held in the Trust Account, as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet.

The proceeds of the offering were allocated to the Class A ordinary shares and the Public Warrants and Rights based on their relative fair values. The Company recognizes changes in redemption value of Class A ordinary shares subject to possible redemption immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. The Company has recorded remeasurements of $209,827 and $610,118 for the three months ended September 30, 2025 and 2024, respectively, and $728,929 and $2,399,140 for the nine months ended September 30, 2025 and 2024, respectively.

F-120

Income taxes

The Company accounts for income taxes in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under the asset and liability, method as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liability is settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the operation of statement in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts. There were no unrecognized tax benefits as of September 30, 2025 or December 31, 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2025 or December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Covenant Fees

Pursuant to the Merger Agreement, Fusemachines is covenanted to deliver to the Company its audited financial statements for the twelve month periods ended December 31, 2023 and 2022 (the “Fusemachines Audited Financial Statements”) for inclusion in the registration statement on Form S-4 to be filed by the Company in connection with the Business Combination (the “Registration Statement”), and that such Fusemachines Audited Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. Fusemachines has covenanted to provide the Fusemachines Audited Financial Statements no later than February 29, 2024, or incur delay fees in the amount equal to $35,000 for the first one-month delay to March 31, 2024 (pro-rated for a partial month), $50,000 for the second one-month delay to April 30, 2024 and thereafter $70,000 for each subsequent one-month delay (pro-rated for any partial month). The Company determined that collection of the other receivable was not probable in June 2024 and established a reserve for credit losses equal to the other receivable. In connection with the 2nd Amendment, the delay fees clause related to delayed delivery of Fusemachine’s Audited Financial Statements were removed and such delay fees incurred were forgiven. As such, the Company recorded a write off of the receivable and a corresponding reduction to the reserve for credit losses. As such, $505,000 of other receivable and $505,000 reserve for credit losses was removed from the condensed consolidated balance sheets during the nine months ended September 30, 2025.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

F-121

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed Federally insured limits. Exposure to cash and cash equivalents credit risk is reduced by placing such deposits with major financial institutions and monitoring their credit ratings. At September 30, 2025 and December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

The Company has considered all new accounting pronouncements and has concluded that there are no additional new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 3 - INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 18,975,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A ordinary shares, one right and one-half of one warrant (“Public Warrant”). Each whole Public Warrant is anticipated to entitle the holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).

An aggregate of $10.10 per Unit sold in the Initial Public Offering was held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

NOTE 4 - PRIVATE PLACEMENT

The Company entered into an agreement with the Sponsor pursuant to which the Sponsor purchased an aggregate of 7,942,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating proceeds of $7,942,500 in the aggregate in a private placement that occurred substantially concurrently with the closing of the Initial Public Offering. Each Private Placement Warrant is exercisable to purchase one share of ordinary shares at an exercise price of $11.50 per share, subject to adjustment (see Note 6). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

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NOTE 5 - RELATED PARTY TRANSACTIONS

Founder Shares

In July 2021, the Sponsor purchased 4,743,750 shares of the Company’s Class B ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 618,750 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s overallotment was not exercised in full or in part, so that the number of Founder Shares collectively represented approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In August 2021, the Sponsor transferred 50,000 founder shares to each of the Company’s independent director nominees. The Company will account for the transfer of founder shares under ASC 718-10-15-4 and record a compensation expense upon completion of a Business Combination.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share capitalization, share subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into a support services agreement, commencing on the effective date of the initial public offering, pursuant to which the Company will pay the Sponsor a total of $10,000 per month for office space, administrative and support services. The Sponsor has waived all payments under the support services agreement. The Company has recorded the waived payments as capital contributions from the Sponsor and has recorded $30,000 and $30,000 to the consolidated statements of operations for the three months ended September 30, 2025 and 2024, respectively, and $90,000 and $90,000 to the consolidated statements of operations for the nine months ended September 30, 2025 and 2024, respectively.

Promissory Note - Related Party

In July 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. On January 18, 2022, the Company repaid $206,313 for amounts outstanding under the Promissory Note balance, resulting in an overpayment of $25,000. The Company also made payments related to Sponsor invoices. These items are recorded within due from related party on the condensed balance sheet as of September 30, 2025 and December 31, 2024.

In February 2023, the Sponsor issued an unsecured promissory note to the Company (the “WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $1,500,000. The WC Promissory Note bears interest at a rate of 4.75% per annum and is payable on the earlier of the date by which the Company has to complete a business combination or the effective date of a business combination. On January 18, 2024, the Company issued an amended and restated promissory note (the “A&R WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $2,000,000. The A&R WC Promissory Note does not amend any other existing terms.

F-123

On February 4, 2025, the Company issued a third amended and restated promissory note (the “3rd A&R WC Promissory Note”) pursuant to which the Company may borrow up to an aggregate principal amount of $3,000,000. The 3rd A&R Promissory Note additionally includes a conversion feature whereby, notwithstanding the foregoing in the event of the Business Combination, the outstanding balance may be repaid at the Sponsor’s discretion, in cash or $1,491,000 of the principal and accrued and unpaid interest shall be converted into the Company’s Class A ordinary shares at a share price of four dollars ($4.00), the balance of which shall be payable in cash at the closing of the Business Combination.

The Company determined that the third amendment to the WC Promissory note is not considered a troubled debt restructuring and that the inclusion of a conversion feature is a substantive modification. As a result, the issuance of the 3rd A&R WC Promissory Note on February 4, 2025 is accounted for as a debt extinguishment in accordance with ASC 470-50, “Modification and Extinguishments”. During the three and nine months ended September 30, 2025, the Company recognized a loss on extinguishment of debt of $0 and $1,822,844, respectively, in the condensed consolidated statement of operations. Additionally, the Company determined that the 3rd A&R WC Promissory Note was issued at a substantial premium due to the inclusion of the conversion feature in accordance with ASC 470-20, “Debt with Conversion and Other Options”. During the three and nine months ended September 30, 2025, the Company recognized the substantial premium in excess of the principal and accrued interest of $0 and $1,822,844, respectively, in additional paid-in capital on the condensed consolidated balance sheets.

On May 23, 2025, the Company amended the 3rd A&R WC Promissory Note solely to increase the amount the Company may borrow from $3,000,000 to $4,000,000. All other provisions of the 3rd A&R WC Promissory Note remain the same.

As of September 30, 2025 and December 31, 2024, the Company had borrowed $3,665,000 and $2,750,000, respectively, and accrued interest of $242,207 and $129,630, respectively.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The warrants would be identical to the Private Placement Warrants. As of September 30, 2025 and December 31, 2024, no Working Capital Loans were outstanding.

F-124

NOTE 6 - SHAREHOLDERS’ DEFICIT

Preference Shares - The Company is authorized to issue 5,000,000 shares of preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2025 and December 31, 2024, there were no shares of preference shares issued or outstanding.

Class A Ordinary shares - The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. In connection with the shareholders’ vote at the Special meeting of shareholders held by the Company on June 29, 2023, 14,202,813 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $149,486,187 and distributed from the Trust Account on July 26, 2023. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. The non-redeemable Class A ordinary shares are the same as the Class B ordinary shares in that they do not have redemption rights and are not entitled to proceeds from liquidation from the Trust Account if the Company does not consummate a business combination. However, unlike the Class B ordinary shares, the non-redeemable Class A ordinary shares do not have voting rights to appoint or remove directors of the Company. In connection with the shareholders’ vote at the Annual Meeting of shareholders held by the Company on August 18, 2024, 3,399,500 redeemable Class A ordinary shares were tendered for redemption for an aggregate value of $38,596,223 and distributed from the Trust Account on August 21, 2024. In connection with the Extraordinary Meeting on July 14, 2025, 371,545 Class A ordinary shares were tendered for redemption at an aggregate value of $4,492,794 and distributed from the Trust Account on July 17, 2025. In connection with the Approval Meeting on July 28, 2025, 99,187 Class A ordinary shares were tendered for redemption at an aggregate value of $1,222,631 and were distributed from the Trust Account in connection with the closing of the Business Combination. At September 30, 2025 and December 31, 2024, there were 4,743,749 non-redeemable Class A ordinary shares issued or outstanding, excluding 901,955 and 1,372,687 redeemable Class A ordinary shares issued and outstanding subject to possible redemption, at redemption value, respectively.

Class B Ordinary shares - The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On July 13, 2023, the Company issued 4,743,749 shares of its non-redeemable Class A ordinary shares to the Sponsor upon the conversion of an equal number of Class B ordinary shares. At September 30, 2025 and December 31, 2024, there was one (1) shares of Class B ordinary shares issued and outstanding.

With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our Founder Shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. However, prior to the consummation of the Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.

The shares of Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement warrants issued to our sponsor, its affiliates or any member of our management team upon conversion of working capital loans.

F-125

Rights - Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of a Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the Combination Period and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants - Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless a unit holder purchases at least two units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

F-126

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the share of Class A ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the public warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the public warrants expire or are redeemed, as specified in the public warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise public warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $18.00. Once the public warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30- trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants included in the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable by the Company.

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NOTE 7 - COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale. The holders will have the right to require us to register for resale these securities pursuant to a shelf registration under Rule 415 under the Securities Act. The holders of a majority of these securities will also be entitled to make up to three demands, plus short form registration demands, that we register such securities. In addition, the holders will be entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 2,475,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the over-allotment option in full on January 18, 2022, the date of the Initial Public Offering. The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $3,795,000 in the aggregate, which was paid upon the closing of the Initial Public Offering. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,641,250 in the aggregate. The deferred fee is payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On November 28, 2023, the Company and the underwriter entered into an agreement under which (i) the Sponsor will transfer 426,000 Class A ordinary shares held by the Sponsor to the underwriter upon the closing of the Company’s initial business combination and (ii) the underwriter will waive the deferred underwriter fee payable and any deferred underwriting commissions payable pursuant to the underwriter agreement dated April 22, 2021. For avoidance of doubt, the agreement applies only if the initial Business Combination is consummated, and the transfer of shares is effective and completed. Except as specifically amended in the agreement, all terms of the underwriting agreement dated April 22, 2021 shall remain in full force and effect.

Financial Services Agreement

The Sponsor entered into a financial services agreement (the “Financial Services Agreement”) with a service provider (the “Broker-Dealer”) for a period of twelve (12) months commencing October 13, 2022, to provide broker-dealer services. In accordance with the Financial Services Agreement, the Broker-Dealer will be paid a fee in the form of 125,000 shares of common stock in the surviving entity of the proposed business combination with Fusemachines. Compensation due to the Broker-Dealer is in scope of ASC 718 Compensation - Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $533,750 as of September 30, 2025 and December 31, 2024.

Consulting Agreements

The Sponsor entered into consulting services agreements (the “Consulting Services Agreements”) with a service provider (the “Consultant”) on April 10, 2023 and September 5, 2023 to provide consulting, advisory and related services to the Sponsor and to the Company on behalf of the Sponsor. In accordance with the Consulting Services Agreements, the Consultant will purchase and the Sponsor will sell 75,000 shares of its Class B ordinary shares of the Company at a price of $0.006 per share in return for such services. The Consulting Services Agreements are contingent upon the consummation of the initial business combination. Compensation due to the Consultant is in scope of ASC 718 Compensation - Stock Compensation (“ASC 718”) and SAB Topic 5T. The consummation of the initial business combination is considered a performance condition under ASC 718 and stock based compensation should not be recognized until the performance condition is considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Consulting Services Agreements until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Consulting Agreements was $819,950 as of September 30, 2025 and December 31, 2024.

Capital Markets Advisory Agreement

The Company entered into a capital markets advisory agreement (the “Advisory Agreement”) with a service provider (the “Advisor”) on June 21, 2024 to provide capital markets advisory services to the Company. In accordance with the Advisory Agreement, the Advisor will be paid an advisory fee comprised of $100,000 in cash and 75,000 common shares of the post initial business combination entity (the “Advisory Fee”). The Advisory agreement is contingent upon consummation of the initial business combination. The cash compensation due to the Advisor is in scope of ASC 450 Contingencies (“ASC 450”) and the share based compensation due to the Advisor is in scope of ASC 718. The consummation of the initial business combination is considered a loss contingency under ASC 450 and is considered a performance condition under ASC 718 and the Advisory Fee should not be recognized until considered probable. As business combinations are not considered probable until consummated, the Company will not recognize compensation costs related to the Advisory Fee until the consummation of the initial business combination. The unrecognized stock-based compensation expense related to the Advisory Agreement was $607,500 as of September 30, 2025 and December 31, 2024.

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NOTE 8 - FAIR VALUE MEASUREMENTS

Recurring Fair Value Measurements

At September 30, 2025 and December 31, 2024, the Company’s marketable securities held in the Trust Account were valued at $12,289,337 and $16,053,202, respectively. The marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re- measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

The Company entered into the Forward Purchase Agreement on July 31, 2025. The Company accounts for the Forward Purchase Agreement as a share subscription receivable on the Company’s balance sheet and recorded an initial fair value of $11,005,073 on July 31, 2025. Additionally, the Company recorded a liability representative of the excess value of cash prepayment over the fair value of the Forward Purchase Agreement and Shortfall Warrants (the “FPA Liability”). The Shortfall Warrants will be issued upon the closing of the business combination on October 22, 2025 and the Company accounts for the obligation to issue the Shortfall Warrants as embedded within the FPA Liability at their estimated fair value as the final terms of the warrant agreement were not finalized as of September 30, 2025.

The Company accounts for the FPA Liability as a liability on the Company’s balance sheet as the instrument is subject to variable settlement until receipt of a pricing date notice. The Company recorded an initial fair value of $17,573,073 on July 31, 2025. The FPA Liability is subject to re-measurement at each balance sheet date. With each re- measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

The following table presents the fair value information, as of September 30, 2025 and December 31, 2024, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on dividend and interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy. The FPA Liability is classified within Level 3 of the fair value hierarchy

The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:

	(Level 1)	(Level 2)	(Level 3)
As of September 30, 2025
Assets:
Treasury Trust Funds held in Trust Account	$12,289,337	$-	$-
Liabilities:
Forward Purchase Agreement Liability	$-	$-	$18,842,073

As of December 31, 2024
Assets:
Treasury Trust Funds held in Trust Account	$16,053,202	$-	$-

The following table presents the change in fair value of recurring Level 3 fair value measurements for the three and nine months ended September 30, 2025:

Balance - December 31, 2024	$-
Change in fair value	-
Balance - March 31, 2025	-
Change in fair value	-
Balance - June 30, 2025	-
Forward Purchase Agreement Liability	17,573,073
Change in fair value	1,269,000
Balance - September 30, 2025	$18,842,073

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The fair value of the FPA Liability is derived from a Monte Carlo simulation of the Company’s share price from the valuation date to maturity. The FPA Liability is classified within Level 3 of the fair value hierarchy due to unobservable inputs including estimated volatility and discount rate. The following are key inputs of the simulation as of July 31, 2025 and September 30, 2025:

	July 31,	September 30,
	2025	2025
Closing share price	$12.70	$14.00
Maturity date	July 31, 2028	September 30, 2028
Estimated volatility	61.00%	60.00%
Risk-free rate	3.90%	3.60%
Discount rate	6.20%	6.10%

Non-Recurring Fair Value Measurements

On February 4, 2025, the Company entered into a third amendment on its WC Promissory Note which resulted in the Company accounting for the 3rd A&R WC Promissory Note as a debt extinguishment (see Note 5). As a result, the Company measured the 3rd A&R WC Promissory Note at its reacquisition price, which is the fair value of the amended debt instrument on February 4, 2025, or $4,715,000. The 3rd A&R WC Promissory Note was issued at a substantial premium (see Note 5), which resulted in recording the substantial premium in excess of principal and accrued interest through additional paid-in capital. As such, on February 4, 2025, $2,750,000 of principal and $142,156 of accrued interest were re-established as liabilities, and $1,822,844 of substantial premium was recognized in additional paid-in capital on the condensed consolidated balance sheets. The 3rd A&R WC Promissory Note reacquisition price is deemed a Level 3 fair value measurement. The 3rd A&R WC Promissory Note has not been remeasured since February 4, 2025.

The Company valued the reacquisition price of the 3rd A&R WC Promissory Note as the difference between the probability -weighted value of cash payoff amount and the present value of stock payoff amount. Significant assumptions utilized in the analysis include an estimated Class A ordinary share price of the post-business combination entity of $8.82 per share and a discount rate of 4.30% based on U.S. Treasury securities with a term commensurate with the remaining timeline of the Combination Period.

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NOTE 9 - SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The CODM uses net income or loss to manage the business and forecasts to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews significant expenses, which are consistent with those reported on the statements of operations, to manage, maintain, and enforce contractual agreements to ensure costs are aligned with agreements and the budget. The measure of segment assets is reported on the balance sheets as total assets. All segment items included in net income or loss are reported on the statements of operations and described within their respective disclosures.

NOTE 10 - SUBSEQUENT EVENTS

On October 3, 2025, the Company deposited $15,000 into the Company’s trust account in order to further extend the amount of time it has available to complete a business combination to October 18, 2025.

On October 14, 2025, as approved by its shareholders at the Final Extension Meeting held on October 14, 2025 the Company, and its trustee, Continental Stock Transfer & Trust Company amended the Investment Management Trust Agreement, dated as of January 12, 2022, as amended (the “Trust Agreement”), in order to allow the Company to extend the time to complete a business combination on a semi-month basis, until December 18, 2025 by placing into the Company’s Trust Account the lesser of $0.02 per non-redeemed Class A Ordinary Share (as defined below), or $15,000. At the Meeting, the shareholders of the Company approved by a special resolution, to amend Trust Agreement to extend the time by which the Company has to consummate a business combination until December 18, 2025 in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated January 5, 2022, as amended.

In connection with the Final Extension Meeting, on October 16, 2025, the Company deposited $15,000 into the Company’s Trust Account to extend the time it has to complete its business combination until November 3, 2025.

On October 22, 2025, the Business Combination was consummated whereby (a) Merger Sub merged with and into Fusemachines with Fusemachines as the surviving corporation and becoming a wholly-owned subsidiary of Pubco; (b) the issued and outstanding shares of Fusemachines were exchanged for $200,000,000 in the form of newly-issued shares of Pubco common stock valued at $10.00 per share. On the Closing Date, (a) the shareholders of Fusemachines were issued an aggregate of 19,214,201 shares of New Fusemachines Common Stock, an aggregate of 693,420 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of stock options, and an aggregate of 122,211 shares of New Fusemachines Common Stock were reserved for issuance upon the exercise of common stock warrants; (b) the public shareholders of CSLM received an aggregate of 901,955 shares of New Fusemachines Common Stock, (c) all public rights were converted into 1,897,500 shares of New Fusemachines Common Stock; (d) New Fusemachines issued an aggregate of 4,743,750 shares of New Fusemachines Common Stock to private placement investors; (e) New Fusemachines issued an aggregate of 1,184,000 shares of New Fusemachines Common Stock, in connection with the PIPE Financing; and (f) the Sponsor Convertible Notes were exchanged for an aggregate of 408,639 newly-issued shares of New Fusemachines Common Stock.

On October 23, 2025, the Company paid an aggregate of $1,222,631 to the Class A ordinary shareholders who redeemed 99,187 Class A ordinary shares in connection with the Approval Meeting on July 28, 2025.

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FUSEMACHINES INC.

PROSPECTUS

PRELIMINARY PROSPECTUS

Neither we nor the Selling Stockholders authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

__________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount and management fee). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	breach of a director’s duty of loyalty to the corporation or its stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock purchase or redemption; or

●	transaction from which the director derived an improper personal benefit.

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Our amended and restated certificate of incorporation contains a provision that precludes any director of ours from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 107(b)(7) of the DGCL.

In addition, our amended and restated certificate of incorporation and bylaws, in each case, require us to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our amended and restated bylaws further authorize us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We have purchased an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
2.1+	Merger Agreement, dated January 2024, by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc. (included as Annex A-1 to the proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 filed with the SEC on June 24, 2025).
2.2+	Amendment No. 1 to the Merger Agreement by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc., dated August 27, 2024 (included as Annex A-2 to the proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 filed with the SEC on June 24, 2025).
2.3	Amendment No. 2 to the Merger Agreement dated February 4, 2025, by and among CSLM Acquisition Corp., CSLM Merger Sub, Inc. and Fusemachines Inc. (included as Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
3.1	Amended and Restated Certificate of Incorporation (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
3.2	Amended and Restated Bylaws (included as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
5.1*	Opinion of Dentons US LLP
10.1	Amended and Restated Registration Rights Agreement (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
10.2¥	2025 Omnibus Equity Incentive Plan (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
10.3¥	Employment Agreement between Fusemachines, Inc. and Sameer Maskey, dated October 22, 2025 (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
10.4¥	Offer Letter between Fusemachines, Inc. and Christine Chambers, dated July 21, 2025 (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
10.5¥	Form of Indemnity Agreement (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
21.1	List of Subsidiaries (included as Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 28, 2025).
23.1*	Consent of KNAV CPA LLP.
23.2*	Consent of BDO USA, P.C.
23.3*	Consent of Dentons US LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on a signature page of the initial filing of this Registration Statement)
107*	Filing Fee Table

* Filed herewith

+ Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

¥ Indicates a management contract or compensatory plan, contract or arrangement.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on December 19, 2025.

Fusemachines, Inc.

By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sameer Maskey and Christine Chambers, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sameer Maskey	Chief Executive Officer	December 19, 2025
Sameer Maskey	(Principal Executive Officer)

/s/ Christine Chambers	Chief Financial Officer	December 19, 2025
Christine Chambers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bharat Krish	Director	December 19, 2025
Bharat Krish

/s/ Tim Gocher	Director	December 19, 2025
Tim Gocher

/s/ Sanjay Shrestha	Director	December 19, 2025
Sanjay Shrestha

/s/ Salman Alam	Director	December 19, 2025
Salman Alam

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